Exhibit 10.3

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

June 6, 2008,
as amended and restated as of January 29, 2010, and
as further amended and restated as of April 30, 2013,

among

DEX MEDIA, INC.,

DEX MEDIA HOLDINGS, INC.,

DEX MEDIA WEST, INC.,
as Borrower,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Syndication Agent

J.P. MORGAN SECURITIES LLC and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Joint Lead Arrangers and Joint Bookrunners

2

3

SCHEDULES:

Schedule 1.01A	—	Directory Consolidation Project
Schedule 1.01B	—	Mortgaged Property
Schedule 3.05	—	Properties
Schedule 3.09	—	Taxes
Schedule 3.13	—	Subsidiaries
Schedule 3.14	—	Insurance
Schedule 3.17	—	UCC Filing Jurisdictions
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Acknowledgment and Confirmation
Exhibit C	—	Form of Amended and Restated Shared Guarantee and Collateral Agreement
Exhibit D	—	Form of Amended and Restated Intercreditor and Collateral Agency Agreement
Exhibit E	—	Form of Amended and Restated Shared Services Agreement
Exhibit F	—	Form of Newco Subordinated Guarantee
Exhibit G	—	Form of Subordinated Guarantee Agreement
Exhibit H	—	Form of License Agreement
Exhibit I	—	Form of Master IP License Agreement
Exhibit J	—	Form of Election Notice
Exhibit K	—	Form of Dex Tax Sharing Agreement
Exhibit L	—	Form of SuperMedia Tax Sharing Agreement
Exhibit M	—	Form of Tax Certificates

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CREDIT AGREEMENT, dated as of June 6, 2008, as amended and restated as of January 29, 2010 and as further amended and restated as of April 30, 2013 (this “Agreement”), among DEX MEDIA, INC., a Delaware corporation, DEX MEDIA HOLDINGS, INC., a Delaware corporation, DEX MEDIA WEST, INC., a Delaware corporation, the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for such lenders.

Recitals

WHEREAS, the Ultimate Parent, the Parent and the Borrower (as each term is defined below) are parties to the Credit Agreement (as amended, supplemented or otherwise modified prior to the Closing Date (as defined below), the “Existing Credit Agreement”), dated as of June 6, 2008 and amended and restated as of January 29, 2010 (the “Original Restatement Date”), among the Ultimate Parent, the Parent, the Borrower, the Lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent;

WHEREAS, on March 18, 2013 (the “Petition Date”), the Ultimate Parent (as defined below) and its Subsidiaries (as defined below) each commenced bankruptcy cases (the “Chapter 11 Cases”) by filing voluntary petitions under chapter 11 of the Bankruptcy Code (as defined below) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on the Petition Date, the Ultimate Parent and its Subsidiaries filed with the Bankruptcy Court the Reorganization Plan (as defined below) and the Disclosure Statement (as defined below);

WHEREAS, on April 29, 2013, the Bankruptcy Court entered the Confirmation Order (as defined below) confirming the Reorganization Plan;

WHEREAS, pursuant to the Reorganization Plan, the Ultimate Parent and its Subsidiaries have implemented (or substantially simultaneously with the Closing Date will implement) the Amendments (as defined below);

WHEREAS, the Ultimate Parent and SuperMedia Inc. (“SuperMedia”) have entered into a Merger Agreement, dated as of August 20, 2012, as amended and restated as of December 5, 2012 (the “Merger Agreement”), by and among Dex One, NewDex, Inc., Spruce Acquisition Sub, Inc. (“Merger Sub”) and SuperMedia, pursuant to which Dex One merged with Newdex, Inc. with Newdex, Inc. as the surviving corporation and changing its name to Dex Media, Inc. (the “Dex Merger”), and SuperMedia merged with Merger Sub, with SuperMedia as the surviving corporation (the “SuperMedia Merger” and together with the Dex Merger, the “Mergers”);

WHEREAS, after giving effect to the Mergers, SuperMedia has become a direct wholly owned subsidiary of Dex Media, Inc. and Dex Media, Inc. has become the Ultimate Parent;

WHEREAS, the Ultimate Parent, the Parent and the Borrower have requested that the Lenders amend and restate the Existing Credit Agreement as provided in this Agreement; and

WHEREAS, the Lenders are willing to so amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

Now, therefore, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as of the Closing Date to read as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Payment Percentage” has the meaning assigned to such term in Section 2.15(c).

“Acknowledgment and Confirmation” means an Acknowledgment and Confirmation substantially in the form of Exhibit B hereto, dated the date hereof, executed by each Dex West Loan Party.

“Additional Notes” means notes issued by the Ultimate Parent after the date hereof (a) that are not secured by any assets of the Ultimate Parent or any of its Subsidiaries, (b) that bear interest at a prevailing market rate at the time of the issuance thereof, (c) the proceeds of which are used to refinance the Restructuring Notes or any Additional Notes, (d) that do not mature, and are not mandatorily redeemable, in whole or in part, or required to be repurchased or reacquired, in whole or in part, prior to the date that is six months after the Maturity Date (other than pursuant to asset sale or change in control provisions customary in offerings of similar notes), (e) that have no financial maintenance covenants and no restrictive covenants that apply to any Subsidiary of the Ultimate Parent or that impose limitations on the Ultimate Parent’s ability to guarantee or pledge assets to secure the Obligations and otherwise have covenants, representations and warranties and events of default that are no more restrictive than those existing in the prevailing market at the time of issuance for companies with the same or similar credit ratings of the Ultimate Parent at such time issuing similar securities, (f) are not guaranteed by any Subsidiary of the Ultimate Parent and are subordinated to the Obligations on terms that are no less favorable to the Lenders than the subordination terms set forth in the Restructuring Notes Indenture and that are otherwise reasonably satisfactory to the Administrative Agent and (g) are not convertible or exchangeable except into (i) other Indebtedness of the Ultimate Parent meeting the qualifications set forth in this definition or (ii) common equity of the Ultimate Parent, provided that any such exchange or conversion, if effected, would not result in a Change in Control or a Default.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its Affiliates and permitted successors acting in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Amortization Payment” has the meaning assigned to such term in Section 2.06(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent and/or Collateral Agent, and each of its Affiliates and successors acting in any such capacity.  The Administrative Agent may act on behalf of or in place of any Person included in the “Agent”.

“Agreement” has the meaning assigned in the preamble hereto.

“Allocable Net Proceeds” means, with respect to any Equity Issuance by the Ultimate Parent, 15% of the Net Proceeds of such Equity Issuance; provided, that to the extent the Indebtedness outstanding under (a) the RHDI Credit Agreement has been repaid in full, Allocable Net Proceeds shall mean 19% of the Net Proceeds of such Equity Issuance, (b) the Dex East Credit Agreement has been repaid in full, the Allocable Net Proceeds shall mean 17% of  the Net Proceeds of such Equity Issuance, (c) the RHDI Credit Agreement and the Dex East Credit Agreement have been repaid in full, Allocable Net Proceeds shall mean 22% of the Net Proceeds of such Equity Issuance, (d) the SuperMedia Credit Agreement have been repaid in full, Allocable Net Proceeds shall mean 32% of the Net Proceeds of such Equity Issuance, (e) the RHDI Credit Agreement and the SuperMedia Credit Agreement have been repaid in full, Allocable Net Proceeds shall mean 54% of the Net Proceeds of such Equity Issuance, (f) the Dex East Credit Agreement and the SuperMedia Credit Agreement have been repaid in full, Allocable Net Proceeds shall mean 44% of the Net Proceeds of such Equity Issuance and (g) the Dex East Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement have been repaid in full, Allocable Net Proceeds shall mean 100% of the Net Proceeds of such Equity Issuance.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Adjusted LIBO Rate for a Eurodollar Loan with an Interest Period of one month commencing on such day plus 1% and (d) 4.00%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR 01 Page (or on any successor or substitute of such page) at approximately 11:00 a.m., London time, on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amendments” means, collectively, the amendment and restatement of the RHDI Existing Credit Agreement, the Dex East Existing Credit Agreement and the SuperMedia Existing Credit Agreement, pursuant to the RHDI Credit Agreement, the Dex East Credit Agreement and the SuperMedia Credit Agreement, respectively (in each case referred to in clause (a) in the definition thereof), which amendments were consummated pursuant to the Reorganization Plan.

“Applicable Payment Percentage” has the meaning assigned to such term in Section 2.15(c).

“Applicable Rate” means, for any day, with respect to any Loan, 4.00% per annum, in the case of an ABR Loan, and 5.00% per annum, in the case of a Eurodollar Loan.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Arrangers” means, collectively, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., in their capacities as Joint Lead Arrangers and Joint Bookrunners.

“Asset Disposition” means (a) any sale, lease, license, sublicense, assignment, conveyance, transfer or other disposition (including pursuant to a sale and leaseback, securitization or spin-off transaction) of any property or asset of the Borrower or any Subsidiary other than (i) dispositions described in clauses (a), (b), (c), (d), (f), (g) and (h) of Section 6.05 and (ii) dispositions described in Section 6.05(e) resulting in aggregate Net Proceeds not exceeding $2,500,000 during the term of this Agreement and (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, on any date, in respect of any lease of the Borrower or any Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.06, (a) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Bankruptcy Code” means title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.

“Bankruptcy Court” has the meaning assigned to such term in the recitals to this Agreement.

“Billing and Collection Agreement” means the Agreement for the Provision of Billing and Collection Services for Directory Publishing Services dated as of November 1, 2004, between Qwest Corp. and the Parent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Dex Media West, Inc., a Delaware corporation.

“Borrower Receivables” means the receivables of the Borrower or its Subsidiaries subject to purchase by Qwest Corp. pursuant to the Billing and Collection Agreement.

“Borrower’s Discounted Prepayment Percentage” means 30%.

“Borrower’s Discounted Prepayment Portion of Excess Cash Flow” means an amount determined following the end of each fiscal quarter of the Borrower (and certified by a Financial Officer of the Borrower pursuant to Section 5.01(d)), commencing with the first such fiscal quarter ending after the Closing Date, equal to (i) the Excess Cash Flow as of the end of such fiscal quarter multiplied by the Borrower’s Discounted Prepayment  Percentage, minus (ii) (a) any Discounted Voluntary Prepayment made during the applicable ECF Period as to which the Borrower has delivered an Election Notice to the Administrative Agent that such Discounted Voluntary Prepayment shall constitute a utilization of the Borrower’s Discounted Prepayment Portion of Excess Cash Flow within the applicable 180-day period described in Section 2.06(e) and (b) all (x) Advance Amortization Payments, (y) prepayments made pursuant to Section 2.06(a) (other than Advance Amortization Payments) and (z) other prepayments made pursuant to Section 2.06(d), in each case to the extent the Borrower has delivered an Election Notice to the Administrative Agent that such payment shall constitute a utilization of the Borrower’s Discounted Prepayment Portion of Excess Cash Flow, provided that, for purposes of Section 2.06(e), the Borrower’s Discounted Prepayment Portion of Excess Cash Flow shall be calculated as to each individual fiscal quarter and shall not be reduced or affected by any subsequent calculation of the Borrower’s Discounted Prepayment Portion of Excess Cash Flow at the end of any subsequent fiscal quarter.

“Borrower’s Discretionary Percentage” means 20%.

“Borrower’s Discretionary Portion of Excess Cash Flow” means an amount determined following the end of each fiscal quarter of the Borrower (and certified by a Financial Officer of the Borrower pursuant to Section 5.01(d)), commencing with the first such fiscal quarter ending after the Closing Date, equal to (i) the Excess Cash Flow as of the end of such fiscal quarter multiplied by the Borrower’s Discretionary Percentage, minus (ii) all Discounted Voluntary Prepayments made during the applicable ECF Period as to which the Borrower has delivered an Election Notice to the Administrative Agent that such Discounted Voluntary Prepayment shall constitute a utilization of the Borrower’s Discretionary Portion of Excess Cash Flow.

“Borrower’s Portion of Excess Cash Flow” means, collectively, the Borrower’s Discounted Prepayment Portion of Excess Cash Flow and the Borrower’s Discretionary Portion of Excess Cash Flow.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries for such period, determined in accordance with GAAP and (ii) the portion of the additions to property, plant and equipment and other capital expenditures of the Service Company for such period allocated to, and funded by, the Borrower and its consolidated Subsidiaries pursuant to the Shared Services Agreement.

“Capital Lease Obligations” of any Person means (i) the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and (ii) in the case of the Borrower and its Subsidiaries, the portion of the obligations of the Service Company described in the foregoing clause (i) allocated to, and funded by, the Borrower and its Subsidiaries pursuant to the Shared Services Agreement.

“Cash Collateral Order” means the Final Order Under 11 U.S.C. §§ 105, 361, 362, 363, 552  and Fed. R. Bankr. P. 2002, 4001 and 9014 (I) Authorizing Debtors to Use Cash Collateral and (II)

Granting Adequate Protection to the Prepetition Secured Parties, entered by the Bankruptcy Court on April 10, 2013.

“Change in Control” means, subject to the proviso below:

(a)  the ownership, beneficially or of record, by any Person other than the Parent of any Equity Interest in the Borrower;

(b)  the ownership, beneficially or of record, by any Person other than the Ultimate Parent of any Equity Interest in the Parent;

(c)  for so long as the Shared Services Agreement is in existence, the ownership, beneficially or of record, by any Person other than the Ultimate Parent of any Equity Interests in the Service Company;

(d)  the ownership, beneficially or of record, by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 35% of the outstanding Equity Interests in the Ultimate Parent;

(e)  occupation of a majority of the seats (other than vacant seats) on the Governing Board of the Ultimate Parent or the Parent by Persons who were not (i) members of such Governing Board as of the Closing Date (after giving effect to the Reorganization Plan), (ii) nominated by, or whose nomination for election was approved or ratified by a majority of the directors or members of, the Governing Board of the Ultimate Parent or the Parent, as applicable, or (iii) appointed by Persons described in the foregoing clauses (i) and (ii); or

(f) the occurrence of a “Change of Control” (or similar term) as defined in the Restructuring Notes Indenture or any indenture, agreement or other instrument governing the Additional Notes;

provided, that the consummation of the Mergers pursuant to the SuperMedia Merger Agreement shall not constitute a Change in Control.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Chapter 11 Cases” has the meaning assigned to such term in the recitals to this Agreement.

“Charges” has the meaning assigned to such term in Section 9.13.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied (or waived) and the notice contemplated in the last sentence of Section 4.01 shall have been delivered, which date is April 30, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document or Shared Collateral Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties and its Affiliates and permitted successors acting in such capacity.

“Collateral Agreements” means the collective reference to the Guarantee and Collateral Agreement and the Shared Guarantee and Collateral Agreement.

“Collateral and Guarantee Requirement” means the requirement that:

(a)           the Collateral Agent shall have received from each Dex West Loan Party either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Dex West Loan Party or (ii) in the case of any Subsidiary that becomes a Subsidiary Loan Party after the Closing Date, a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary;

(b)           the Shared Collateral Agent shall have received from each Shared Collateral Loan Party (other than the Newco Subordinated Guarantors) either (i) a counterpart of the Shared Guarantee and Collateral Agreement duly executed and delivered on behalf of such Shared Collateral Loan Party or (ii) in the case of any Newco that becomes a Shared Collateral Loan Party after the Closing Date, a supplement to the Shared Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Newco;

(c)           all outstanding Equity Interests of the Borrower and each other Subsidiary Loan Party shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Borrower and each other Subsidiary Loan Party shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)           all outstanding Equity Interests of the Parent, Dex Media Service, Dex Digital, RHDC, the Service Company and each other Subsidiary owned by or on behalf of any Shared Collateral Loan Party shall have been pledged pursuant to the Shared Guarantee and Collateral Agreement (except that the Shared Collateral Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and, subject to the terms of the Intercreditor Agreement, the Shared Collateral Agent shall have received all certificates or other instruments representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e)           the Shared Collateral Agent shall have received from each Newco Subordinated Guarantor a subordinated guarantee substantially in the form of Exhibit F (or such other form as shall be reasonably acceptable to the Agent and the Shared Collateral Agent), which shall (i) to the extent permitted by the terms of any assumed Indebtedness of such Newco Subordinated Guarantor in existence prior to the acquisition of such Newco Subordinated Guarantor (without giving effect to any restriction effected by any amendment thereto entered into in contemplation of such assumption) and any Indebtedness incurred to finance the acquisition of such Newco Subordinated Guarantor, be secured by a pledge of the Equity Interests of such Newco Subordinated Guarantor’s Subsidiaries and any joint venture interest owned by such Newco

Subordinated Guarantor (subject to any restrictions in the applicable joint venture agreement applicable to all partners of such joint venture; it being understood and agreed that in the event any such restriction exists, the Administrative Agent and such Newco Subordinated Guarantor shall agree upon alternative structures, if available, to effect the economic equivalent of a pledge of the applicable joint venture interest) and (ii) to the extent required by the terms of any such Indebtedness (without giving effect to any restriction effected by any amendment, waiver, modification or refinancing thereto entered into in contemplation of such assumption) be subordinated to any assumed Indebtedness of such Newco Subordinated Guarantor in existence prior to the acquisition of such Newco Subordinated Guarantor and any Indebtedness incurred to finance the acquisition of such Newco Subordinated Guarantor; provided, that (i) to the extent that any restriction shall exist which shall not permit such Guarantee or which requires the subordination thereof as described above, the Borrower shall deliver, or cause to be delivered, true and complete copies of all relevant agreements received by the Borrower in respect of such Indebtedness, certified by a Financial Officer, to the Agent at least ten Business Days prior to the completion of the acquisition of the applicable Newco Subordinated Guarantor (or, in the case of any such agreement received by the Borrower after such tenth Business Day, promptly following the Borrower’s receipt of such agreement) and (ii) notwithstanding the foregoing, no Newco Subordinated Guarantor shall be required to guarantee the Obligations to the extent such Guarantee is prohibited by the terms of any assumed Indebtedness of such Newco Subordinated Guarantor in existence prior to the acquisition of such Newco Subordinated Guarantor (without giving effect to any restriction effected by any amendment, waiver, modification or refinancing thereto entered into in contemplation of such assumption) or any Indebtedness incurred to finance the acquisition of such Newco Subordinated Guarantor if no alternative financing (on terms not materially less favorable taken as a whole to the applicable borrower or issuer) is available that would permit such Guarantee or is otherwise prohibited under applicable law; provided, further, that (x) the Ultimate Parent shall use its commercially reasonable efforts to amend any such assumed Indebtedness that is otherwise being amended in connection with such acquisition to permit such Guarantee and (y) if any Newco Subordinated Guarantor is unable to Guarantee the Obligations due to circumstances described in the first proviso hereof, then (A) the Ultimate Parent may only effect the acquisition of such Newco Subordinated Guarantor to the extent it provides evidence reasonably satisfactory to the Administrative Agent, and certification by a Financial Officer, that the Ultimate Parent was unable to obtain amendments (after use of commercially reasonable efforts) and/or alternative financing (on terms not materially less favorable taken as a whole to the applicable borrower or issuer) was not available, as the case may be, permitting such Guarantee or such Guarantee was otherwise prohibited by applicable law (and providing a description of such applicable law) and (B) to the extent permitted by applicable law, a holding company shall be formed to hold 100% of the shares of the applicable Newco Subordinated Guarantor, which holding company shall Guarantee the Obligations and pledge the stock of such Newco Subordinated Guarantor to secure such Guarantee (any Guarantee provided by this clause (e), a “Newco Subordinated Guarantee”);

(f)            all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent or the Shared Collateral Agent, as applicable, to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and the Shared Collateral Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreements, shall have been filed, registered or recorded or, subject to the Intercreditor Agreement, delivered to the Agent or the Shared Collateral Agent, as applicable, for filing, registration or recording;

(g)           (1) the Collateral Agent shall have received with respect to each Mortgaged Property existing on the Closing Date (i) a Mortgage Amendment, together with (i) evidence that counterparts of said Mortgage Amendments have been delivered to the Title Company (defined below), (ii) a datedown endorsement to the existing title policy insuring the Lien of each such Mortgage (or a reissued title insurance policy) (the “Mortgage Endorsements”), issued by Stewart Title Guaranty Company (the “Title Company”), insuring the Lien of such Mortgage (as amended by the applicable Mortgage Amendment) as a valid Lien on the Mortgaged Property described therein, free of any Liens except those permitted under Section 6.02, (iii) the opinions, addressed to the Collateral Agent and the Lenders of (A) outside counsel or in-house counsel, as to the due authorization, execution and delivery of the Mortgage Amendments by the Borrower or any Loan Party, as applicable, and (B) local counsel in each jurisdiction where Mortgaged Property is located regarding the Mortgage Amendments, (iv) with respect to each Mortgaged Amendment, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Mortgage Endorsements contemplated above, (v) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all Mortgage Endorsement premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments, fixture filings and issuance of the Mortgage Endorsements referred to above, in each case, in form and substance reasonably satisfactory to the Collateral Agent,  and (2) with respect to each Mortgaged Property acquired after the date hereof (i) execute and deliver a first priority Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, subject to any Liens permitted by Section 6.02, (ii) if requested by the Collateral Agent, the Collateral Agent shall have received, and the Title Company shall have received, maps or plats of an as-built survey of the sites of such Mortgaged Property prepared by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Company (and certified by such surveyor to the Collateral Agent and the Title Company), which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992,  (iii) the Collateral Agent shall have received in respect of such Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, and each such policy shall (A) be in an amount reasonably satisfactory to the Collateral Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 2006 (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request, and the Collateral Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid; (iv) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent; (v) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent, and (vi) deliver  to the Collateral Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such  Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance in form and amount reasonably satisfactory to the Collateral Agent; and

(h)           each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents and Shared Collateral Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Collateral Trademarks” has the meaning assigned to such term in Section 4.01(e).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Companies” means collectively, the Borrower, Dex East, RHDI and SuperMedia, and each, individually, a “Company”.

“Confirmation Order” means that certain order approving the Disclosure Statement and confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code entered by the Bankruptcy Court on April 29, 2013.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) sum of (i) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) plus (ii) the amount of dividends paid by the Borrower during such period pursuant to Section 6.08(a)(iv) minus (b) total cash interest income of the Borrower and its Subsidiaries for such period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges or non-cash charges for such period (provided, however, that any cash payment or expenditure made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment or expenditure is made), (v) non-recurring charges consisting of (A) severance costs associated with a restructuring recorded during the fiscal years ended December 31, 2015 and December 31, 2016, not to exceed $3,500,000 in any such fiscal year, (B) payments of customary investment and commercial banking fees and expenses and (C) cash premiums, penalties or other payments payable in connection with the early extinguishment or repurchase of Indebtedness, and (vi) Specified Charges for such period, provided that such charges are recorded during the period starting on October 1, 2012 and ending on December 31, 2013 and the aggregate amount of charges added back pursuant to this clause (vi) for all periods shall not exceed $13,700,000 (it being understood that such charges may be added back in any four-fiscal-quarter period which includes the fiscal quarter in which such charges are recorded), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) consolidated interest income for such period and (ii) any extraordinary gains and non-cash gains (including, without limitation, any gain arising from the retirement of Indebtedness) for such period, all determined on a consolidated basis in accordance with GAAP.  For purposes of calculating the Leverage Ratio or the Interest Coverage Ratio as of any date, if the Borrower or any consolidated Subsidiary has made any Permitted Acquisition or sale, transfer, lease, license, sublicense or other disposition outside of the ordinary course of business of a Subsidiary or of assets constituting a business unit, in each case as permitted by Section 6.05, during the period of four consecutive fiscal quarters (a “Reference Period”) most recently ended on or prior to such date, Consolidated EBITDA for the such Reference Period shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition or sale, transfer, lease or other disposition (and any related incurrence, repayment or assumption of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of such Reference Period.  The calculation of Consolidated EBITDA shall exclude (i) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase method of accounting for the transactions contemplated by any acquisition, in accordance with GAAP and (ii) any non-cash impact attributable to the Borrower’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan.

“Consolidated Net Income” means, for any period, the net income or loss, before the effect of the payment of any dividends or other distributions in respect of preferred stock, of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by the Parent during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under the Loan Documents to make and intends to make any payment or dividend or other distribution to or for the account of the Parent in respect thereof (but without duplication of any such charge, tax or expense in respect of which Dex East has made or intends to make a payment or dividend or other distribution to or for the account of the Parent) and adjusted to eliminate (i) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase method of accounting for the transactions contemplated by any acquisition, in accordance with GAAP and (ii) any non-cash impact attributable to the Borrower’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan; provided, that there shall be excluded (a) the income of any Person (other than the Borrower or a Subsidiary Loan Party) in which any other Person (other than the Borrower or any Subsidiary Loan Party or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiary Loan Parties during such period, and (b) except as otherwise contemplated by the definition of “Consolidated EBITDA”, the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Issuance” means the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (b) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (c) the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder.  For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.

“Dex” means Qwest Dex, Inc., a Colorado corporation.

“Dex Digital” means Dex One Digital, Inc., a Delaware corporation.

“Dex East” means Dex Media East Inc., a Delaware corporation.

“Dex East Existing Credit Agreement” means the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, among the Ultimate Parent, the Parent, Dex East, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, supplemented or otherwise modified prior to the effectiveness of the Dex East Credit Agreement.

“Dex East Credit Agreement” means (a) the Credit Agreement, dated as of October 24, 2007 (as amended and restated as of January 29, 2010, as further amended and restated as of the Closing Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, the Parent, Dex East, the several banks and other financial institutions or entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Dex East Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“Dex East Loan Documents” means the “Loan Documents” as defined in the Dex East Credit Agreement.

“Dex Media Service” means Dex Media Service LLC, a Delaware limited liability company.

“Dex Merger” has the meaning assigned to such term in the recitals to this Agreement.

“Dex One” means Dex One Corporation, a Delaware corporation.

“Dex Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2013, among the Ultimate Parent, the Parent, the Borrower, Dex East, RHDI and their respective Subsidiaries party thereto, the Agent, the administrative agent and collateral agent under the Dex East Credit Agreement, the administrative agent under the RHDI Credit Agreement and each of the lenders party thereto.

“Dex Tax Sharing Agreement” means the Amended and Restated Tax Sharing Agreement in the form of Exhibit K hereto, dated the date hereof, among the Ultimate Parent, the Parent, the Borrower, the Service Company, RHDC, Dex East, RHDI, R.H. Donnelley APIL, Inc. and Dex Digital.

“Dex West Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Dex West Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Directory Consolidation Project” means the initiative described in Schedule 1.01A.

“Disclosed Matters” means the matters, proceedings, transactions and other information disclosed in the Disclosure Statement (other than any risk factor disclosures contained under the heading “Risk Factors”, any disclosures of risks in the “Forward-Looking Statements” disclaimer or any other similar forward-looking statements in the Disclosure Statement).

“Disclosure Statement” means the Disclosure Statement for the Reorganization Plan, the adequacy of which was approved by the Bankruptcy Court pursuant to the Confirmation Order.

“Discounted Voluntary Prepayment” has the meaning assigned to such term in Section 2.15(a).

“Discounted Voluntary Prepayment Amount” has the meaning assigned to such term in Section 2.15(b).

“Discounted Voluntary Prepayment Notice” has the meaning assigned to such term in Section 2.15(b).

“Dollars” or “$” refers to lawful money of the United States of America.

“East Territories” means the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota and the metropolitan statistical area of El Paso, Texas.

“ECF Period” means the period beginning on January 1, 2013 and ending at the end of the applicable fiscal quarter thereafter.

“ECF Sweep Percentage” means 50%.

“Election Notice” means a written notice from the Borrower to the Administrative Agent in the form of Exhibit J hereto.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and binding agreements with any Governmental Authority in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equity Issuance” means the issuance by the Ultimate Parent, the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Ultimate Parent, the Borrower or any Subsidiary of any capital contribution, other than (i) any issuance of Equity Interests or receipt of capital contributions to the extent as a result of (x) a non-cash exchange of Restructuring Notes or Additional Notes or (y) the issuance of Equity Interests that are issued on a non-cash basis as consideration for a Permitted Acquisition or other Investment permitted hereunder or (ii) any issuance of Equity Interests to, or receipt of any capital contribution from, the Ultimate Parent, the Parent or any Dex West Loan Party.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Plan, including, for Plan years ending prior to January 1, 2008, any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (d) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (e) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by any Loan Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA;

(g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by any Loan Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Escrow Materials” means copies of (i) all software source code and all documentation and training manuals relating thereto and (ii) all other tangible or written embodiments of material technology, websites and databases (but excluding any print directories or other publicly distributed print materials), in each case to the extent (1) owned by, or licensed by, if such license grants the licensee (x) possession of same and the right to allow the foregoing entities (and any escrow agent, as applicable) to access same and (y) the right to sublicense such right of possession and access without (I) the licensor’s consent, unless consent can be obtained with no additional fees or other consideration (unless the sublicensee fully reimburses the sublicensor for such additional fees or other consideration) or additional obligations upon sublicensor or any loss of rights of sublicensor, (II) loss of any rights of sublicensor, (III) additional obligations upon sublicensor or (IV) any additional fees or consideration (unless the sublicensee fully reimburses the sublicensor for such fees or other consideration required to obtain such right of possession and access) and (2) used by SuperMedia, Borrower, Dex East, RHDI, the Service Company, any other Shared Collateral Loan Parties or any of their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries), as applicable, as of the Closing Date in their respective businesses, or as are added to such definition pursuant to Section 5.14.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, as of the end of each fiscal quarter ending after the Closing Date, for the period starting on January 1, 2013 and ending on the last day of such fiscal quarter, the result (without duplication) of:

(a) net cash provided by operating activities of the Borrower and its Subsidiaries for such period as reflected in the statement of cash flows on the consolidated financial statements of the Borrower for each applicable quarter during such period , that (i) to the extent the Borrower makes any Discounted Voluntary Prepayments and the  gain arising from the retirement of Indebtedness in connection with such Discounted Voluntary Prepayments results in any additional cash taxes, the payment of such additional cash taxes shall not be deducted in the calculation of Excess Cash Flow and (ii) for the avoidance of doubt, income related to the retirement of Indebtedness shall not be included in the calculation of Excess Cash Flow; plus

(b)  cash payments received during such period to enter into or settle Swap Agreements to the extent not already recognized in net cash provided by operating activities; plus

(c)  to the extent deducted in the determination of net cash provided by operating activities of the Borrower and its Subsidiaries for such period, the Specified Charges for such period; minus

(d)  the amount of Capital Expenditures for such period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long Term Indebtedness and except to the extent made with Net Proceeds in respect of Prepayment Events); minus

(e)  the aggregate principal amount of Long Term Indebtedness repaid or prepaid (for the avoidance of doubt, including any Advance Amortization Payment) by the Borrower and its consolidated Subsidiaries during such period to the extent permitted by Section 6.08(b), excluding (i) any prepayment of Loans and (ii) repayments or prepayments of Long Term Indebtedness financed by incurring other Long Term Indebtedness; minus

(f)  the aggregate amount of cash dividends or other distributions paid by the Borrower to the Parent during such period pursuant to Section 6.08(a)(iv) (other than in reliance on clause (B) thereof); minus

(g)  cash payments made during such period to enter into or settle Swap Agreements to the extent not already included in net cash provided by operating activities.

“Exchange Act” has the meaning assigned to such term in the definition of “Change in Control”.

“Excluded Swap Obligation”  means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) any taxes imposed on or measured, in whole or in part, by revenue or net income and franchise taxes imposed in lieu thereof by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, has a present or former connection (other than in connection with the Loan Documents) or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any U.S. withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.12(a), or (ii) is attributable to such Foreign Lender’s failure (other than as a result of any Change in Law) to comply with Section 2.12(e) and (d) any U.S. Federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Loans” means the Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement prior to the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Ultimate Parent, as applicable.

“First Amendment” means the First Amendment to this Agreement, dated as of March 9, 2012.

“First Amendment Effective Date” means the date on which the conditions precedent set forth in Section 3 of the First Amendment shall have been satisfied, which for the avoidance of doubt is March 9, 2012.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located or, with respect to any Borrower that is a “Untied States person” within the meaning of Section 7701(a)(30) of the Code, that is not a “United States person” within the meaning of such Section.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means (i) a Subsidiary organized under the laws of a jurisdiction located outside the United States of America or (ii) a Subsidiary of any Person described in the foregoing clause (i).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governing Board” means (a) the managing member or members or any controlling committee of members of any Person, if such Person is a limited liability company, (b) the board of directors of any Person, if such Person is a corporation or (c) any similar governing body of any Person.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Original Restatement Date, among each Dex West Loan Party and the Agent.

“Guarantors” means the Ultimate Parent, Dex Digital, RHDC, the Service Company, the Parent, the Subsidiary Loan Parties, each Newco Senior Guarantor and each Newco Subordinated Guarantor.

“Hazardous Materials” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances; or (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required; provided, that such firm or appraiser is not an Affiliate of the Borrower.

“Information” has the meaning assigned to such term in Section 9.12.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses,  Marks, Mark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” means the Amended and Restated Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit D, entered into among the Agent on behalf of the Secured Parties, the Shared Collateral Agent on behalf of the Shared Collateral Secured Parties, the administrative agent and collateral agent under the Dex East Credit Agreement, the administrative agent and collateral agent under the RHDI Credit Agreement and the administrative agent and collateral agent under the SuperMedia Credit Agreement.

“Interest Coverage Ratio” means, with respect to the Borrower and for any period of four consecutive fiscal quarters ending on any date of determination, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such

Investment repaid to the investor in cash or property as a repayment of principal or a return of capital (including pursuant to any sale or disposition of such Investment), as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment or repayment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

“Lenders” has the meaning assigned to such term in the preamble to this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or in the event that such rate does not appear on Reuters Screen LIBOR 01 Page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and (b) 3.00%.

“License Agreement” means an agreement, substantially in the form of Exhibit H hereto, pursuant to which each License Subsidiary shall grant a license to use trademarks to the Ultimate Parent and each Subsidiary (excluding SuperMedia UK Ltd.) of the Ultimate Parent that is not one of the other License Subsidiaries.

“License Subsidiary” has the meaning assigned to such term in Section 4.01(e).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Intercreditor Agreement, the Subordinated Guarantee Agreement, the Security Documents and the Shared Collateral Security Documents.

“Loan Parties” means the Borrower and the Guarantors.

“Loan” has the meaning assigned to such term in Section 2.01(a).

“Long Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.  For purposes of determining the Long Term Indebtedness of the Borrower and the Subsidiaries, Indebtedness of the Borrower or any Subsidiary owed to the Borrower or a Subsidiary shall be excluded.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board.

“Marks” means all current and future (i) trademarks, service marks, trade styles, and logos (including all registrations and recordings thereof and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise) and (ii) trademark rights in any trade names, corporate names, company names, business names, fictitious business names, other source or business identifiers Internet domain names, subdomain names and social media account or page addresses (but excluding all other rights in the foregoing items in this subsection (ii), including any rights in any registrations or recordings for the foregoing items), and in each case of subsections (i) and (ii), all goodwill associated therewith and all common-law rights related thereto.

“Master IP License Agreement” means an agreement substantially in the form of Exhibit I hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, material agreements, liabilities, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and the Subordinated Guarantee but including, for the avoidance of doubt, Guarantees (other than the Subordinated Guarantee)), or obligations in respect of one or more Swap Agreements, of any one or more of the Ultimate Parent and its Subsidiaries (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries, but including, for the avoidance of doubt and without limitation, Dex Digital, RHDC, the Service Company, Dex Media Service, any Newcos, the Parent, the Borrower and its Subsidiaries), in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Ultimate Parent or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Ultimate Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Subsidiary which meets any of the following conditions:  (a) the Borrower’s and the other Subsidiaries’ investments in and advances to such Subsidiary exceed 5% of the consolidated total assets of the Borrower and the Subsidiaries as of the end of the most recently completed fiscal quarter, (b) the consolidated assets of such Subsidiary exceed 5% of the consolidated total assets of the Borrower and the Subsidiaries as of the end of the most recently completed fiscal quarter or (c) the consolidated pre-tax income from continuing operations of such Subsidiary for the most recently ended period of four consecutive fiscal quarters exceeds 5% of the consolidated pre-tax income from continuing operations of the Borrower and the Subsidiaries for such period.

“Material Ultimate Parent Subsidiary” means (i) any License Subsidiary and (ii) any Subsidiary of the Ultimate Parent (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries) which meets any of the following conditions:  (a) the Ultimate Parent’s and its other Subsidiaries’ aggregate investments in and advances to such Subsidiary exceed $10,000,000 as of the end of the most recently completed fiscal quarter, (b) the consolidated assets of such Subsidiary exceed $10,000,000 as of the end of the most recently completed fiscal quarter or (c) the consolidated pre-tax income from continuing operations of such Subsidiary for the most recently ended period of four consecutive fiscal quarters exceeds $5,000,000.

“Maturity Date” means December 31, 2016, or, if such day is not a Business Day, the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Merger Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Sub” has the meaning assigned to such term in the recitals to this Agreement.

“Mergers” has the meaning assigned to such term in the recitals to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any real property and improvements thereto to secure the Obligations delivered after the Closing Date pursuant to Section 5.12.  Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

“Mortgage Amendment” has the meaning assigned to such term in Section 4.01(a).

“Mortgage Endorsement” has the meaning assigned to such term in clause (g) of the definition of “Collateral and Guarantee Requirement”.

“Mortgaged Property” means each parcel of real property and improvements thereto listed on Schedule 1.01B and each other parcel of real property and improvements thereto owned by a Dex West Loan Party with respect to which a Mortgage is granted pursuant to Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, including cash received in respect of any debt instrument or equity security received as non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including underwriting discounts and commissions and collection expenses) paid or payable by the Loan Parties or any Subsidiary thereof to third parties (including Affiliates, if permitted by Section 6.09) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Loan Parties or any Subsidiary thereof as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, including, for the avoidance of doubt, in the case of an Ultimate Parent Asset Disposition, payments required to be made by the Loan Parties or any Subsidiary thereof pursuant to the Subordinated Guarantee Agreement (it being understood that this clause shall not apply to customary asset sale provisions in offerings of debt securities) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties or any Subsidiary thereof (provided that such amounts withheld or estimated for the payment of taxes shall, to the extent not utilized for the payment of taxes, be deemed to be Net Proceeds received when such nonutilization is determined), and the amount of any reserves established by the Loan Parties or any Subsidiary thereof to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (provided that such reserves and escrowed amounts shall be disclosed to the Administrative Agent promptly upon being taken or made and any reversal of any such reserves will be deemed to be Net Proceeds received at the time and in the amount of such reversal), in each case as determined reasonably and in good faith by the chief financial officer of the Borrower; provided that for the purposes of calculating the Net Proceeds of an Ultimate Parent Asset Disposition, payments made (or reasonably estimated to be payable) under the Tax Sharing Agreements shall be deducted in the same manner as taxes paid (or reasonably estimated to be payable) under clause (b)(iii) above.

“Newco” means any Subsidiary (direct or indirect) of the Ultimate Parent (other than SuperMedia and its Subsidiaries) acquired or formed by the Ultimate Parent after the Closing Date other than a Subsidiary of the Borrower, Dex East, RHDI or SuperMedia.

“Newco Senior Guarantor” means any Newco the acquisition or formation of which is accomplished, directly or indirectly, using cash or other credit support (including debt service) provided by the Borrower, any Subsidiary or any other Newco Senior Guarantor or in which any Investment is made by the Borrower, any Subsidiary or any other Newco Senior Guarantor.

“Newco Subordinated Guarantee” has the meaning assigned to such term in clause (e) of the definition of “Collateral and Guarantee Requirement”.

“Newco Subordinated Guarantor” means any Newco other than a Newco Senior Guarantor.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement. Notwithstanding anything herein or in any other Loan Document to the contrary, the Obligations shall not include any Excluded Swap Obligations.

“Optional Repurchase” means, with respect to any outstanding Indebtedness, any optional or voluntary repurchase, redemption or prepayment made in cash of such Indebtedness, the related payment in cash of accrued interest to the date of such repurchase, redemption or prepayment on the principal amount of such Indebtedness repurchased, redeemed or prepaid, the payment in cash of associated premiums (whether voluntary or mandatory) on such principal amount and the cash payment of other fees and expenses incurred in connection with such repurchase, redemption or prepayment.

“Original Restatement Date” has the meaning assigned to such term in the recitals to this Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent” means Dex Media Holdings, Inc., a Delaware corporation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Payment Percentage” has the meaning assigned to such term in Section 2.15(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisitions” means any acquisition (by merger, consolidation or otherwise) by the Borrower or a Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (a) both before and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such acquired Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and substantially all the business of such acquired Person or business consists of one or more Permitted Businesses and not less than 80% of the consolidated gross operating revenues of such acquired Person or business for the most recently ended period of twelve months is derived from domestic operations in the United States of America, (c) each Subsidiary resulting from such acquisition (and which survives such acquisition) other than any Foreign Subsidiary, shall be a Subsidiary Loan Party and at least 80% of the Equity Interests of each such Subsidiary shall be owned directly by the Borrower and/or Subsidiary Loan Parties and shall have been (or within ten Business Days (or such longer period as may be acceptable to the Agent) after such acquisition shall be) pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations of the pledge of Equity Interests of Foreign Subsidiaries set forth in the definition of “Collateral and Guarantee Requirement”), (d) the Collateral and Guarantee Requirement shall have been (or within ten Business Days (or such longer period as may be acceptable to the Agent) after such acquisition shall be) satisfied with respect to each such Subsidiary, (e) the Borrower and the Subsidiaries are in Pro Forma Compliance after giving effect to such acquisition and (f) the Borrower has delivered to the Agent an officer’s certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.

“Permitted Business” means the telephone and internet directory services businesses and businesses reasonably related, incidental or ancillary thereto.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)  carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)  deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  judgment Liens in respect of judgments or attachments that do not constitute a Default or an Event of Default under clause (k) of Article VII; provided that any such Lien is released within 30 days following the creation thereof;

(f)  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are not substantial in amount and do not, or could not reasonably be expected to, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or, for purposes of (i) Section 6.16, the Parent, (ii) Section 6.17, the Ultimate Parent or (iii) Section 6.18, the Service Company;

(g)  Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(h)  any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary of the Borrower or, for purposes of (i) Section 6.16, the Parent, (ii) Section 6.17, the Ultimate Parent or (iii) Section 6.18, the Service Company, in the ordinary course of its business and covering only the assets so leased;

(i)  the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property (i) granted to or in favor of another Company pursuant to the Directory Consolidation Project or (ii) otherwise in the ordinary course of business in a manner that does not, or could not reasonably be expected to, materially interfere with the business of the Borrower and its Subsidiaries; and

(j)  any provision for the retention of title to any property by the vendor or transferor of such property, which property is acquired by the Borrower or a Subsidiary of the Borrower or, for purposes of (i) Section 6.16, the Parent, (ii) Section 6.17, the Ultimate Parent or (iii) Section 6.18, the Service Company, in a transaction entered into in the ordinary course of business of the Borrower or such Subsidiary of the Borrower, or, for purposes of (A) Section 6.16, the Parent, (B) Section 6.17, the Ultimate Parent or (C) Section 6.18, the Service Company, and for which kind of transaction it is normal market practice for such retention of title provision to be included;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)  investments in commercial paper (other than commercial paper issued by the Ultimate Parent, the Parent, the Borrower or any of their Affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than

$500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Subordinated Indebtedness” means (a) the Subordinated Guarantee and (b) Indebtedness of the Borrower which (i) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date that is six months after the Maturity Date, (ii) is not secured by any assets of the Borrower or any Subsidiary, (iii) is not exchangeable or convertible into Indebtedness of the Borrower or any Subsidiary or any preferred stock or other Equity Interest (other than common equity of the Ultimate Parent, provided that any such exchange or conversion, if effected, would not result in a Change in Control or Default) and (iv) is, together with any Guarantee thereof by any Subsidiary, subordinated to the Obligations pursuant to a written instrument delivered to the Administrative Agent and having subordination terms that are no less favorable to the Lenders than the subordination terms set forth in the Restructuring Notes Indenture and that are otherwise reasonably satisfactory to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning assigned to such term in the recitals to this Agreement.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means any (a) Asset Disposition, (b) Equity Issuance or (c) Debt Issuance.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Compliance” means, with respect to any event, that the Borrower is in pro forma compliance with Section 6.14 recomputed as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Qualifying Loans” has the meaning assigned to such term in Section 2.15(c).

“Qwest” means Qwest Communications International Inc., a Delaware corporation.

“Qwest Corp.” means Qwest Corporation, a Colorado corporation.

“Qwest Services” means Qwest Services Corporation, a Colorado corporation.

“Range” has the meaning assigned to such term in Section 2.15(b).

“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness”.

“Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew or refinance existing Indebtedness (“Refinanced Debt”); provided, that (a) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (b) such Indebtedness has a later maturity and a longer weighted average life than the Refinanced Debt, (c) such Indebtedness bears a market interest rate (as reasonably determined in good faith by the board of directors of the Borrower) as of the time of its issuance or incurrence, (d) if the Refinanced Debt or any Guarantees thereof are subordinated to the Obligations, such Indebtedness and Guarantees thereof are subordinated to the Obligations on terms no less favorable to the holders of the Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Loan Party that has not guaranteed such Refinanced Debt guarantees such Indebtedness), (e) such Indebtedness contains covenants and events of default and is benefited by Guarantees (if any) which, taken as a whole, are reasonably determined in good faith by the board of directors of the Borrower not to be materially less favorable to the Lenders than the covenants and events of default of or Guarantees (if any) in respect of such Refinanced Debt, (f) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and Guarantees thereof, (g) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured, (h) such Indebtedness is issued only by the issuer of such Refinanced Indebtedness and (i) the proceeds of such Indebtedness are applied promptly (and in any event within 45 days) after receipt thereof to the repayment of such Refinanced Debt.

“Register” has the meaning assigned to such term in Section 9.04.

“Registration Statement on Form S-4” means the Registration Statement on Form S-4 filed by the Ultimate Parent with the Securities and Exchange Commission on February 8, 2013.

“Reinvestment” has the meaning assigned to such term in Section 2.06(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, Controlling Persons and advisors of such Person and of each of such Person’s Affiliates.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Reorganization Plan” means the Debtors’ Joint Prepackaged Chapter 11 Plan for the Ultimate Parent and its Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated February 8, 2013 and filed with the Bankruptcy Court on the Petition Date, as amended, supplemented or otherwise modified from time to time in accordance with the Dex Support Agreement and as confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the sum of the total outstanding Loans at such time.

“Required Percentage” means (a) in the case of an Ultimate Parent Asset Disposition, an Asset Disposition, a Debt Issuance or an Equity Issuance by the Borrower or any Subsidiary, 100%, provided that, in the case of an Ultimate Parent Asset Disposition, to the extent that no amount is deducted in the calculation of the Net Proceeds of such Ultimate Parent Asset Disposition because no amount is paid to and distributed by the Subordinated Guarantee Agent pursuant to the Subordinated Guarantee Agreement, “Required Percentage” shall mean the percentage that the Dex West Credit Parties (as defined in the Subordinated Guarantee Agreement) would have received pursuant to the Subordinated Guarantee Agreement if the Net Proceeds had been paid to and distributed by the Subordinated Guarantee Agent pursuant to the Subordinated Guarantee Agreement, and (b) in the case of an Equity Issuance by the Ultimate Parent, 50%.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or amendment of any Equity Interests in such Person or of any option, warrant or other right to acquire any such Equity Interests in such Person.

“Restructuring Notes” means the 12%/14% Senior Subordinated Notes due 2017 of the Ultimate Parent issued pursuant to the Restructuring Notes Indenture in an aggregate principal of $300,000,000 on the Original Restatement Date.

“Restructuring Notes Indenture” means the Indenture, dated January 29, 2010, between the Ultimate Parent and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated the date hereof.

“RHDC” means R.H. Donnelley Corporation, a Delaware corporation.

“RHDI” means R.H. Donnelley Inc., a Delaware corporation.

“RHDI Credit Agreement” means (a) the Fourth Amended and Restated Credit Agreement, dated as of the Closing Date (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, RHDI, the several banks and other financial institutions or entities from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the RHDI Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“RHDI Existing Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of January 29, 2010, among the Ultimate Parent, RHDI, as borrower, the several lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent, as amended, supplemented or otherwise modified prior to the effectiveness of the RHDI Credit Agreement.

“RHDI Loan Documents” means the “Loan Documents” as defined in the RHDI Credit Agreement.

“S&P” means Standard & Poor’s Financial Services LLC.

“Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” means the Guarantee and Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered by any Dex East Loan Party pursuant to Section 5.11 or 5.12 or pursuant to the Guarantee and Collateral Agreement to secure any of the Obligations.

“Service Company” means Dex One Service, Inc., a Delaware corporation.

“Shared Assets” means any asset (including Intellectual Property) owned by the Service Company or any License Subsidiary.

“Shared Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Shared Collateral Secured Parties, pursuant to the terms of the Intercreditor Agreement.

“Shared Collateral Loan Parties” means the Ultimate Parent, the Parent, Dex Digital, RHDC, the Service Company, and each Newco that is a party to the Shared Collateral Security Documents.

“Shared Collateral Secured Parties” has the meaning as set forth in the Intercreditor Agreement.

“Shared Collateral Security Documents” means the Shared Guarantee and Collateral Agreement, the Newco Subordinated Guarantees, any mortgage and each other security agreement or other instruments or documents executed and delivered by any Shared Collateral Loan Party pursuant to Section 5.12 or pursuant to the Shared Guarantee and Collateral Agreement to secure any of the Dex West Obligations.

“Shared Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement among each Shared Collateral Loan Party (other than the Newco Subordinated Guarantors) and the Shared Collateral Agent, substantially in the form of Exhibit C.

“Shared Services” means the centralized, shared or pooled services, undertakings and arrangements which are provided by the Service Company or any of its Subsidiaries to or for the benefit of the Ultimate Parent and its Subsidiaries pursuant to the Shared Services Agreement, including, without limitation, the acquisition and ownership of assets by the Service Company or any of its Subsidiaries used in the provision of the foregoing and centralized payroll, benefits and account payable operations.

“Shared Services Agreement” means the Amended and Restated Shared Services Agreement, dated as of the date hereof, among the Ultimate Parent, the Service Company, the Borrower and the other Subsidiaries of the Ultimate Parent party thereto, in substantially the form attached as Exhibit E hereto.

“Shared Services Transactions” means, collectively, (a) the engagement of the Service Company for the provision of Shared Services pursuant to the Shared Services Agreement, (b) sales, transfers, licenses, sublicenses and other dispositions of assets to the Service Company or any of its Subsidiaries pursuant to the Shared Services Agreement for use in the provision of Shared Services, (c) the transfer of employees of the Loan Parties to the Service Company or any of its Subsidiaries for the provision of Shared Services pursuant to the Shared Services Agreement and (d) payments, distributions and other settlement of payment obligations by the recipient of Shared Services to, or for ultimate payment to, the provider of such Shared Services pursuant to the Shared Services Agreement in respect of the provision of such Shared Services (including, without limitation, the prefunding in accordance with the Shared Services Agreement of certain such payment obligations in connection with the establishment of the payment and settlement arrangements under the Shared Services Agreement); provided, that all such payments, distributions and settlements shall reflect a fair and reasonable allocation of the costs of such Shared Services in accordance with the terms of the Shared Services Agreement (it being understood and agreed that payments in respect of tax liabilities or tax attributes pursuant to the Tax Sharing Agreements shall not constitute Shared Services Transactions; provided, further, that the foregoing shall not restrict the ability of the Borrower to make Restricted Payments (i) pursuant to Section 6.08(a)(iii) to the Service Company in respect of tax liabilities incurred by the Service Company in connection with the performance of its obligations under the Shared Services Agreement).

“Specified Charges” means (a) out-of-pocket costs, fees and expenses for attorneys, auditors, accountants, consultants, and advisors retained by the Borrower incurred in connection with the Mergers, this Agreement (including, for the avoidance of doubt, costs, fees, and expenses incurred in connection with satisfying the conditions precedent in Sections 4.01(e) and 4.01(f)), and the transactions contemplated by the Dex Support Agreement, including, incurred in connection with the events leading up to, and throughout, the ongoing administration of the Chapter 11 Cases and (b) out-of-pocket costs, fees and expenses for attorneys, auditors, accountants, consultants, and advisors retained by the Administrative Agent and the steering committee Lenders and reimbursed by the Borrower (without, including without limitation, the fees and expenses of the Administrative Agent and the steering committee Lenders) incurred in connection with this Agreement (including, for the avoidance of doubt, costs, fees, and expenses incurred in connection with satisfying the conditions precedent in Sections 4.01(e) and 4.01(f)), and the transactions contemplated by the Dex Support Agreement, including, incurred in connection with the events leading up to, and throughout, the ongoing administration of the Chapter 11 Cases.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Guarantee” means the Guarantee made by the Borrower pursuant to the Subordinated Guarantee Agreement.

“Subordinated Guarantee Agent” has the meaning assigned to such term in the Subordinated Guarantee Agreement.

“Subordinated Guarantee Agreement” means the Subordinated Guarantee Agreement, dated the date hereof, attached hereto as Exhibit G, among the Borrower, Dex East, RHDI, SuperMedia, the Shared Collateral Agent, the administrative agent under the Dex East Credit Agreement, the administrative agent under the RHDI Credit Agreement and the administrative agent under the SuperMedia Credit Agreement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Loan Party” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.

“SuperMedia” has the meaning assigned to such term in the recitals of this Agreement.

“SuperMedia Credit Agreement” means (a) the Amended and Restated Loan Agreement, dated as of December 31, 2009, as amended and restated as of the date hereof (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among SuperMedia, the several banks and other financial institutions or entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (whether by the same or different banks) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the SuperMedia Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“SuperMedia Existing Credit Agreement” means the Amended and Restated Loan Agreement, dated as of December 31, 2009, (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among SuperMedia, the several banks and other financial institutions or entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified prior to the effectiveness of the SuperMedia Credit Agreement.

“SuperMedia Loan Documents” means the “Loan Documents” as defined in the SuperMedia Credit Agreement.

“SuperMedia Merger” has the meaning assigned to such term in the recitals of this Agreement.

“SuperMedia Tax Sharing Agreement” means the Tax Sharing Agreement in the form of Exhibit L hereto, dated the date hereof, among SuperMedia, SuperMedia Sales Inc., SuperMedia Services Inc., the Ultimate Parent and the Service Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means Deutsche Bank Trust Company Americas, in its capacity as syndication agent.

“Tax Payments” means payments for (i) the net amounts payable by the Borrower pursuant to the Tax Sharing Agreements for the current tax period and (ii) to the extent not duplicative with (i), taxes which are not determined by reference to income, but which are imposed on a direct or indirect owner of the Borrower as a result of such owner’s ownership of the equity of the Borrower.

“Tax Sharing Agreements” means, collectively, the Dex Tax Sharing Agreement and the SuperMedia Tax Sharing Agreement (each, individually, a “Tax Sharing Agreement”).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” has the meaning assigned to such term in clause (g) of the definition of “Collateral and Guarantee Requirement”.

“Total Indebtedness” means, as of any date, an amount equal to (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, other than the Subordinated Guarantee, determined on a consolidated basis in accordance with GAAP minus, solely for purposes of Section 6.14, (b) the lesser of (i) the aggregate unencumbered cash and Permitted Investments (provided that any such cash and Permitted Investments to the extent subject to a Lien created under the Loan Documents or otherwise subject to a Permitted Encumbrance shall be deemed to be unencumbered for purposes of this definition) maintained by the Borrower and the Subsidiaries as of such date and (ii) $25,000,000; provided, that the amount of such Indebtedness shall be (A) without regard to the effects of purchase method of accounting requiring that the amount of such Indebtedness be valued at its fair market value instead of its outstanding principal amount and (B) determined exclusive of (x) any reimbursement obligations and intercompany non-cash obligations constituting intercompany Indebtedness or Attributable Debt owing to the Service Company incurred pursuant to the Shared Services Transactions and (y) any letters of credit to the extent cash collateralized in reliance on Section 6.02(a)(vi).

“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, (b) the effectiveness and consummation of the

Reorganization Plan pursuant to the Confirmation Order (including, without limitation, the consummation of the Mergers) and (c) the payment of fees and expenses in connection with clause (b) hereof and the Amendments and the Loan Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Ultimate Parent” means (i) prior to the Mergers, Dex One, and (ii) after the Mergers, Dex Media, Inc. (f/k/a Newdex, Inc.).

“Ultimate Parent Annual Cash Interest Amount” means, for any fiscal year (or full fiscal year equivalent), an amount equal to 36% of $36,000,000.

“Ultimate Parent Asset Disposition” means any sale, license, sublicense, transfer, assignment, conveyance or other disposition (including pursuant to a sale and leaseback, securitization, public offering or spin-off transaction) by the Ultimate Parent or any Subsidiary thereof of all or a portion of the Equity Interests of the Borrower, Dex East, RHDI, SuperMedia, Dex Digital, RHDC or any Newco (or substantially all of the assets constituting a business unit, division or line of business thereof).

“Ultimate Parent PIK Election” means the election by the Ultimate Parent to make paid-in-kind interest payments on the Restructuring Notes as permitted by the Restructuring Notes Indenture.

“U.S. Person” means “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.12(e)(ii)(B)(3).

“West Acquisition” means the acquisition by the Borrower pursuant to the West Acquisition Agreement of all of the Equity Interests of GPP LLC, a Delaware limited liability company, and the other transactions contemplated by the West Acquisition Agreement and the documents related thereto.  Immediately after such acquisition of GPP LLC, the Borrower was merged with and into GPP LLC, which changed its name to “Dex Media West LLC” and on February 1, 2010, Dex Media West LLC merged with and into Dex Media West, Inc., with Dex Media West, Inc. being the surviving entity.

“West Acquisition Agreement” means the Purchase Agreement dated as of August 19, 2002, among Dex, Qwest Services, Qwest and Dex Holdings LLC, as amended by an amendment dated as of September 9, 2003.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

Section 1.02                                Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03                                Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04                                Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Any reference made in this Agreement or any other Loan Document to any consolidated financial statement or statements of the Ultimate Parent, the Parent, the Borrower and the Subsidiaries means such financial statement or statements prepared on a combined basis for the Ultimate Parent, the Parent, the Borrower and the Subsidiaries pursuant to GAAP, not utilizing the equity method.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent, the Borrower or any of their respective Subsidiaries at “fair value”, as defined therein.

ARTICLE II

THE CREDITS

Section 2.01                                Loans.  (a)  Subject to the terms and conditions set forth herein, each Existing Loan shall continue to be outstanding and, on and as of the Closing Date, constitute term loans hereunder (the “Loans”).

(b)                 Amounts repaid in respect of Loans may not be reborrowed.

Section 2.02                                Borrowings.  (a)  Subject to Section 2.09, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(b)                 At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

(c)                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03                                Interest Elections.  (a)  The Borrower may elect to convert each Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of an election to continue or convert to a Eurodollar Borrowing, by not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed continuation or conversion or (ii) in the case of an election to convert to an ABR Borrowing, by not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed conversion.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred after the Closing Date and is continuing then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each

Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.04                                Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.05.

(b)                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably satisfactory to the Administrative Agent.  Such promissory note shall state that it is subject to the provisions of this Agreement.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.05                                Amortization of Loans.  (a)  Subject to adjustment pursuant to paragraph (c) of this Section 2.05 and except for Advance Amortization Payments, the Borrower shall repay the Borrowings on each date set forth below in the amount set forth opposite such date; provided, that, to the extent the Borrower makes a Discounted Voluntary Prepayment, the repayments due to any Lender participating in such Discounted Voluntary Prepayment shall be reduced ratably by the principal amount of Loans so prepaid (it being understood and agreed that such Discounted Voluntary Prepayment shall not in any manner affect the scheduled repayments due to the Lenders not participating in such Discounted Voluntary Prepayment):

Date	Principal Amount to be Repaid
June 30, 2013	$17,852,945.59
September 30, 2013	$11,250,000
December 31, 2013	$11,250,000
March 31, 2014	$11,250,000
June 30, 2014	$11,250,000
September 30, 2014	$11,250,000

Date	Principal Amount to be Repaid
December 31, 2014	$11,250,000
March 31, 2015	$11,250,000
June 30, 2015	$11,250,000
September 30, 2015	$11,250,000
December 31, 2015	$11,250,000
March 31, 2016	$11,250,000
June 30, 2016	$11,250,000
September 30, 2016	$11,250,000
Maturity Date	Remaining Outstanding Amounts

(b)                 To the extent not previously paid all Loans shall be due and payable on the Maturity Date.

(c)                  Any mandatory prepayment of a Borrowing or optional prepayment that is not a Discounted Voluntary Prepayment shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section ratably.

(d)                 Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.06                                Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.11), in an aggregate principal amount that (except as otherwise provided in Section 2.15) is an integral multiple of $1,000,000 and not less than $1,000,000 or, if less, the amount outstanding, subject to the requirements of this Section.  The Borrower shall have the right to elect by notice to the Administrative Agent that an optional prepayment that is not a Discounted Voluntary Prepayment and that is not subject to the notice contemplated in Section 2.06(d)(iii) is to be applied to a specific scheduled repayment to be made pursuant to Section 2.05 (any such payment, an “Advance Amortization Payment”); provided that (i) each such Advance Amortization Payment shall (x) be made in an amount equal to such scheduled repayment and (y) be applied to the next such scheduled repayment that has not been prepaid by an Advance Amortization Payment and (ii) for the avoidance of doubt, no Advance Amortization Payment shall be deemed to constitute a prepayment for the purposes of Section 2.06(d).

(b)                 In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, not later than the Business Day next after the date on which such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to the Required Percentage of such Net Proceeds or, in the case of an Equity Issuance by the Ultimate Parent, the Required Percentage of the Allocable Net Proceeds of such Prepayment Event; provided that, solely in the case of any Asset Disposition, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower or a Subsidiary intends to apply the Net Proceeds from such Asset Disposition (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Borrower or such Subsidiaries or to fund a Permitted Acquisition in accordance with the terms of Section 6.04, in each case as specified in such certificate (any such event, a “Reinvestment”), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such Asset Disposition (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom (i) that the Borrower or the applicable Subsidiary shall have determined not to, or shall have otherwise ceased to, or is not able to, by operation of contract or law or otherwise, apply toward such Reinvestment or (ii) that have not been so applied, or contractually committed to be so applied, by the end of such 365-day period, in each case at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been, or have been determined not to be, so applied (it being understood that if any portion of such proceeds are not so used within such 365-day period but within such 365-day period are contractually committed to be used, then upon the earlier to occur of (A) the termination of such contract and (B) the expiration of a 180-day period following such 365-day period, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that the Net Proceeds applied toward Reinvestments or contractually committed to be so applied pursuant to the foregoing proviso shall not exceed $10,000,000 in the aggregate during any fiscal year.

(c)                  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Ultimate Parent or any of its Subsidiaries in respect of any Ultimate Parent Asset Disposition, the Borrower shall, not later than the Business Day next after the date on which such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to the Required Percentage of the Net Proceeds of such Ultimate Parent Asset Disposition.

(d)                 Following the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2013, the Borrower will prepay Borrowings in an aggregate amount equal to (i) (A) the Excess Cash Flow as of the end of such fiscal quarter multiplied by the applicable ECF Sweep Percentage in effect at such time, minus (B) all prepayments made during the applicable ECF Period pursuant to this Section 2.06(d)(i) as of the end of such fiscal quarter (including any prepayments that are applied to payments due under this Section 2.06(d)(i) pursuant to an Election Notice delivered pursuant to Section 2.06(e)), less (ii) any voluntary prepayments of Loans made pursuant to Section 2.06(a) during such fiscal quarter (other than  any Advance Amortization Payments and any prepayments that are applied to payments due under this Section 2.06(d)(i) pursuant to an Election Notice delivered pursuant to Section 2.06(e) and except as provided in Section 2.15(f)), provided that any prepayment applied pursuant to clause (iii) of this Section 2.06(d) to reduce a prepayment made pursuant to this Section 2.06(d) shall not be applied in the subsequent quarter pursuant to this clause (ii) to reduce a prepayment made pursuant to this Section 2.06(d), less (iii) any voluntary prepayments of the Loans (other than an Advance Amortization Payment, any prepayments that are applied to payments due under this Section 2.06(d)(i) pursuant to an Election Notice delivered pursuant to Section 2.06(e), and except as provided in Section 2.15(f)) made since the end of such fiscal quarter to the extent the Borrower has, on or prior to the date any mandatory prepayment is due under this paragraph (d) with respect to such fiscal quarter, specified in an Election Notice delivered to the Administrative Agent that such voluntary prepayments shall be applied to reduce the amount of such mandatory prepayment.  Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal quarter at the end of which Excess Cash Flow is being calculated (and in any event within (x) 55 days after the end of such fiscal quarter or (y) if such fiscal quarter is the last fiscal quarter in a fiscal year of the Borrower, 100 days after the end of such fiscal quarter), provided that if the Closing Date occurs after the date on which such prepayment would otherwise have been due hereunder for the period ended March 31, 2013, then the mandatory quarterly prepayment pursuant to this paragraph for such period shall be due and payable on the Closing Date.

(e)                  Subject to the immediately following sentence, the Borrower shall on one or more occasions use the Borrower’s Discounted Prepayment Portion of Excess Cash Flow, as determined following the end of a fiscal quarter, to effect Discounted Voluntary Prepayments within 180 days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to such quarter, with such Discounted Voluntary Prepayments to be designated as having been made to satisfy the Borrower’s obligations under this Section 2.06(e) pursuant to an Election Notice delivered to the Administrative Agent.  If the Borrower does not make such Discounted Voluntary Prepayments within such 180-day period equal to the Borrower’s Discounted Prepayment Portion of Excess Cash Flow for the applicable fiscal quarter (as designated in the applicable Election Notice), the Borrower shall (i) make an optional prepayment pursuant to Section 2.06(a) at the end of the fiscal quarter during which such 180-day period (as designated in an Election Notice to such effect) expires, with such prepayment to be applied to scheduled prepayments under Section 2.05, as directed by the Borrower, or (ii) make a prepayment as described in Section 2.06(d)(iii) (and as designated in an Election Notice to such effect).  The Borrower may retain the Borrower’s Discretionary Portion of Excess Cash Flow and may utilize such Borrower’s Discretionary Portion of Excess Cash Flow for purposes otherwise permitted hereunder, including, but not limited to, at the Borrower’s option and in the Borrower’s sole discretion, (i) to effect Discounted Voluntary Prepayments or (ii) for optional prepayments pursuant to Section 2.06(a).

(f)                    Prior to any optional or, subject to Sections 2.06(b), (c) and (d), mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section.

(g)                 The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment or to prepay such Borrowing in full.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest and other amounts to the extent required by Sections 2.08 and 2.11.

Section 2.07                                Fees.  (a)  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b)                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent.  Fees paid shall not be refundable under any circumstances.

Section 2.08                                Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                 The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.09                                Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any  Borrowing as, a Eurodollar Borrowing shall be ineffective; provided, however, that, in the case of a notice received pursuant to clause (b) above, if the Administrative Agent is able prior to the commencement of such Interest Period to ascertain, after using reasonable efforts to poll the Lenders giving such notice, that a rate other than the Alternate Base Rate would adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, the Administrative Agent shall notify the Borrower of such alternate rate and the Borrower may agree by written notice to the Agent prior to the commencement of such Interest Period to increase the Applicable Rate for the Loans included in such Borrowing for such Interest Period to result in an interest rate equal to such alternate rate, in which case such increased Applicable Rate shall apply to all the Eurodollar Loans included in the relevant Borrowing.

Section 2.10                                Increased Costs; Illegality.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)                                  subject the Administrative Agent or any Lender to any Taxes (other than Indemnified Taxes, Excluded Taxes and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                 If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time after submission by such Lender to the Borrower of a written request therefor, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                  A certificate of a Lender setting forth in reasonable detail the matters giving rise to a claim under this Section 2.10 and the calculation of such claim by such Lender or its holding company, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                  Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender to maintain Eurodollar Loans as contemplated by this Agreement, (i) the commitment of such Lender hereunder to continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by applicable law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.11.

(f)                    For the avoidance of doubt, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued or implemented.

Section 2.11                                Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06(g) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14 or 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (without giving effect to clause (b) of the definition of LIBO Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.12                                Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Taxes; provided that if the applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                 In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent timely reimburse it for the payment thereof.

(c)                  The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document or required to be withheld or deducted from a payment to such Administrative Agent or Lender (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this

Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability and a written statement setting forth in reasonable detail the basis and calculation of such amounts prepared in good faith and delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                 As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.12, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                  (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that (i) such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation and (ii) such Foreign Lender is legally entitled to complete, execute, and deliver such documentation.

(ii)  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                  executed originals of IRS Form W-8ECI;

(3)                                  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x)

a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                  to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)                                    If the Administrative Agent or a Lender determines, in its sole judgment exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower within a reasonable period of time (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)                 Each Lender shall indemnify the Administrative Agent within ten days after written demand therefor, for the full amount of (i) any Taxes attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability prepared in good faith and delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)                 The agreements in this Section 2.12 shall survive the termination of this agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.13                                Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.10, 2.11 or 2.12, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.10, 2.11, 2.12 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day (except as otherwise provided in the definition of “Interest Period”), the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the relative aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.13(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.14                                Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, provided that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.10 or 2.12.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                 If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender is not able to maintain Eurodollar Loans for reasons described in Section 2.10(e), or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, provided that the Borrower or assignee must pay any applicable processing or recordation fee), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, further, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and such Lender shall be released from all obligations hereunder.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.15                                Voluntary Prepayments Below Par.  (a)  The Borrower may elect to notify the Administrative Agent and the Lenders that it wishes to make below par voluntary prepayments of the Loans (each such payment a “Discounted Voluntary Prepayment”) pursuant to the procedures set forth in this Section 2.15; provided that (i) the Borrower shall specify in an Election Notice to the Administrative Agent whether such Discounted Voluntary Prepayment will be a utilization of the Borrower’s Discounted Prepayment Portion of Excess Cash Flow or the Borrower’s Discretionary Portion of Excess Cash Flow and Discounted Voluntary Prepayments shall only be permitted to be made in amounts not exceeding the Borrower’s Discounted Prepayment Portion of Excess Flow or the Borrower’s Discretionary Portion of Excess Cash Flow (as applicable) at the time such Discounted Voluntary Prepayment is made and (ii) no Discounted Voluntary Prepayment shall be made after December 31, 2016.  At the time of any Discounted Voluntary Prepayment, the Borrower shall certify, with reasonable supporting detail (as reasonably determined by the Administrative Agent), (i) compliance with the requirements of this Section 2.15, which certification shall include a schedule setting forth the computation (of any utilization by the Borrower) of Borrower’s Discounted Prepayment Portion of Excess Cash Flow or Borrower’s Discretionary Portion of Excess Cash Flow (as applicable), (ii) that no Event of Default pursuant to Section 6.14 could reasonably be expected to occur during the immediately succeeding four calendar quarters if such Discounted Voluntary Prepayment is not made, (iii) that such Discounted Voluntary Prepayment shall have been approved by the Borrower’s Board of Directors and (iv) that immediately prior to and after giving effect to any Discounted Voluntary Prepayment, (x) no Default or Event of Default shall have occurred and be continuing, (y) the aggregate unencumbered cash and Permitted Investments (provided that any such cash and Permitted Investments to the extent subject to a Lien created under the Loan Documents, the Dex East Loan Documents or the RHDI Loan Documents shall be deemed to be unencumbered for purposes of this clause (y)) maintained by the Borrower, Dex East, RHDI and their Subsidiaries on a consolidated basis shall be at least $40,000,000 and (z) the aggregate unencumbered cash and Permitted Investments (provided that any such cash and Permitted Investments to the extent subject to a Lien created under the Loan Documents shall be deemed to be unencumbered for purposes of this clause (z)) maintained by the Borrower and its Subsidiaries shall be at least $10,000,000.

(b)                 In connection with any Discounted Voluntary Prepayment, the Borrower shall notify the Lenders (the “Discounted Voluntary Prepayment Notice”) that the Borrower desires to prepay Loans with cash proceeds in an aggregate amount (each, a “Discounted Voluntary Prepayment Amount”) specified by the Borrower (which amount shall be not less than $5,000,000) at a price within a range (the “Range”) to be specified by the Borrower equal to a percentage of par (not to exceed 100%) (the “Payment Percentage”) of the principal amount of the Loans to be prepaid; provided that only one Discounted Voluntary Prepayment

Notice may be in effect at any time.  The Discounted Voluntary Prepayment Notice shall further specify the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Voluntary Prepayment Notice (the “Acceptance Date”).  No proposed Discounted Voluntary Prepayment shall be made if the amount of cash expended to make Discounted Voluntary Prepayments would exceed an amount equal to the Borrower’s Portion of Excess Cash Flow at such time.

(c)                  On or prior to the Acceptance Date, each Lender may specify by written notice to the Administrative Agent a minimum Payment Percentage (the “Acceptable Payment Percentage”) within the Range for a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Loans at which such Lender is willing to permit such Discounted Voluntary Prepayment.  Based on the Acceptable Payment Percentages and principal amounts of Loans specified by Lenders, the applicable Payment Percentage (the “Applicable Payment Percentage”) for the Discounted Voluntary Prepayment shall be the lowest Acceptable Payment Percentage at which the Borrower can complete the Discounted Voluntary Prepayment for the applicable Discounted Voluntary Prepayment Amount that is within the applicable Range; provided that if the offers received from Lenders are insufficient to allow the Borrower to complete the Discounted Voluntary Prepayment for the applicable Discounted Voluntary Prepayment Amount, then the Applicable Payment Percentage shall instead be the highest Acceptable Payment Percentage that is within the applicable Range.  The Borrower shall prepay Loans (or the respective portions thereof) offered by Lenders at the Acceptable Payment Percentages specified by each such Lender that are equal to or less than the Applicable Payment Percentage (“Qualifying Loans”) by remitting an amount to the Administrative Agent (for distribution to each respective Lender to be prepaid) equal to the product of the face amount, or par, of the Loan being prepaid multiplied by the Applicable Payment Percentage; provided that if the aggregate cash proceeds required to prepay Qualifying Loans (disregarding any interest payable under Section 2.15(d)) would exceed the applicable Discounted Voluntary Prepayment Amount for such Discounted Voluntary Prepayment, the Borrower shall prepay such Qualifying Loans at the Applicable Payment Percentage ratably based on the respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent).

(d)                 All Loans prepaid by the Borrower pursuant to this Section 2.15 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(e)                  Each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of Discounted Voluntary Prepayment Notice and other notices by the Borrower and Lenders and determination of Applicable Payment Percentage) reasonably established by the Administrative Agent in consultation with the Borrower and not inconsistent with the terms hereof.

(f)                    Each Discounted Voluntary Prepayment shall constitute an optional prepayment of Loans for all purposes under this Agreement, but excluding for purposes of Section 2.06(d).

(g)                 Notwithstanding anything to the contrary in this Agreement (including, without limitation, Sections 2.06 and 2.13), the Lenders hereby consent to the transactions described in this Section 2.15 and further acknowledge that in connection with any Discounted Voluntary Prepayment, principal and interest payments may be made on a non-pro rata basis, as determined by the Administrative Agent, to the applicable Lenders.

(h)                 This Section 2.15 shall not require the Borrower to undertake or any Lender to participate in any Discounted Voluntary Prepayment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower and, solely for purposes of Sections 3.01, 3.02, 3.03, 3.08, 3.09, 3.12, 3.13 and 3.19, the Ultimate Parent (with respect to itself and the Service Company) and the Parent represents and warrants to the Lenders that:

Section 3.01                                Organization; Powers.  Each of the Ultimate Parent, the Parent, the Service Company, the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02                                Authorization; Enforceability.  The Transactions entered into and to be entered into by each of the Ultimate Parent, the Parent, the Service Company and the Dex West Loan Parties are within such Person’s corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action.  This Agreement has been duly executed and delivered by each of the Ultimate Parent, the Parent and the Dex West Loan Parties and constitutes, and each other Loan Document to which any of the Ultimate Parent, the Parent, the Service Company and the Dex West Loan Parties is to be a party, when executed and delivered by such Person, will constitute, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03                                Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, limited liability company agreement, by-laws or other organizational documents of the Ultimate Parent, the Parent, the Service Company, the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Ultimate Parent, the Parent, the Service Company, the Borrower or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Ultimate Parent, the Parent, the Service Company, the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Ultimate Parent, the Parent, the Service Company, the Borrower or any of its Subsidiaries, except Liens permitted under Section 6.02.

Section 3.04                                Financial Condition.  The audited consolidated balance sheet of the Borrower as of December 31, 2012 and the related audited consolidated statements of operations and of cash flows for the twelve-month period ended on such date present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such date and for such period in accordance with GAAP, subject to normal year-end audit adjustments.

Section 3.05                                Properties.  (a)  The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not, or could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)                 The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other Intellectual Property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except, in each case, for any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (other than the Disclosed Matters).

(c)                  Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date.

Section 3.06                                Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of their respective executive officers or directors (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)                 Except for either the Disclosed Matters or any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or circumstances which are reasonably likely to form the basis for any Environmental Liability.

Section 3.07                                Compliance with Laws and Agreements.  The Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08                                Investment Company Status.  None of the Ultimate Parent, the Parent, the Service Company, the Borrower or any of its Subsidiaries is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.09                                Taxes.  Each of the Ultimate Parent, the Parent, the Service Company, the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except any Taxes that are being contested in good faith by appropriate proceedings and for which the Ultimate Parent, the Parent, the Service Company, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.  Except as set forth in Schedule 3.09, no material tax Liens have been filed.

Section 3.10                                ERISA.  During the five year period prior to the date on which this representation is made or deemed to be made with respect to any Plan or Multiemployer Plan, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability has occurred during such five year period or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect.

Section 3.11                                Margin Regulations.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

Section 3.12                                Disclosure.  None of the written reports, financial statements, certificates or other written information (including, without limitation, the Registration Statement on Form S-4 and the Disclosure Statement (as supplemented in writing through the Closing Date)) taken as a whole, furnished by or on behalf of the Ultimate Parent, the Parent, the Service Company or any Dex West Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as of the date thereof and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made taken as a whole, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable (i) at the time such projected financial information was prepared and (ii) as of the date hereof.  The Bankruptcy Court entered an order on or about April 29, 2013 approving the adequacy of the Disclosure Statement.

Section 3.13                                Subsidiaries.  Schedule 3.13 sets forth the name of, and the ownership interest of the Ultimate Parent, the Parent, the Service Company and the Borrower in, each Subsidiary of the Ultimate Parent, the Parent, the Service Company and the Borrower and identifies each such Subsidiary that is a Loan Party, in each case as of the Closing Date.  As of the Closing Date, none of the Ultimate Parent, the Parent, the Service Company and the Borrower has any Subsidiaries other than those set forth on Schedule 3.13.

Section 3.14                                Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Closing Date.  As of the Closing Date, all premiums due and payable in respect of such insurance have been paid.  The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

Section 3.15                                Labor Matters.  As of the Closing Date, other than the Disclosed Matters, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (a) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; (b) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary; and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.16                                Senior Debt.  For so long as the Restructuring Notes or Additional Notes are outstanding, the Obligations shall constitute “Senior Debt” under and as defined in the Restructuring Notes Indenture or, if applicable, under the indenture, note purchase agreement or other applicable agreement or instrument under which any such Additional Notes are issued.

Section 3.17                                Security Documents.  (a)  The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Stock and Pledged Notes (as defined in the Guarantee and Collateral Agreement) described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock and Pledged Notes are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement (other than the Intellectual Property, as defined in the Guarantee and Collateral Agreement, for which such filings will not perfect same under applicable law), when financing statements and other filings are filed in the offices specified on Schedule 3.17 (as updated by the Borrower from time to time in accordance with Section 5.03), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Dex West Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, or in the case of Pledged Stock and Pledged Notes, by possession or control, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock and Pledged Notes, Liens permitted by Section 6.02(a)).

(b)                 When the Guarantee and Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Guarantee and Collateral Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the date hereof).

(c)                  The Mortgages, if any, entered into on or prior to the Closing Date (when amended by the mortgage amendment referred to in clause (g)(1) of the Collateral and Guarantee Requirement (the “Mortgage Amendments”)), or after the Closing Date pursuant to Section 5.12, are or when entered shall be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Dex West Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed in the proper real estate filing offices, such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Dex West Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Person pursuant to Liens expressly permitted by Section 6.02(a).

Section 3.18                                Liens.  There are no Liens of any nature whatsoever on any properties of the Borrower or any of its Subsidiaries other than Permitted Encumbrances and Liens permitted by Section 6.02.

Section 3.19                                Bankruptcy Court Orders.  The Confirmation Order has been entered by the Bankruptcy Court, and such order has not been stayed, reversed, modified or vacated on appeal.

ARTICLE IV

CONDITIONS

Section 4.01                                Effectiveness of Agreement.  The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent (and the delivery of the notice contemplated in the last sentence of this Section 4.01), provided that nothing herein shall limit the consent rights set forth in the Dex Support Agreement:

(a)                  Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Ultimate Parent, the Parent, the Borrower, the Administrative Agent and, to the extent requested by the Administrative Agent, the Lenders, (ii) an executed Acknowledgment and Confirmation substantially in the form of Exhibit B hereto from each Dex West Loan Party, (iii) the Shared Guarantee and Collateral Agreement executed and delivered by each Shared Collateral Loan Party and each Company, (iv) the Subordinated Guarantee Agreement, executed and delivered by the Borrower, Dex East, RHDI, SuperMedia, the Agent, the administrative agent and collateral agent under the Dex East Credit Agreement, the administrative agent and collateral agent under the RHDI Credit Agreement and the administrative agent and collateral agent under the SuperMedia Credit Agreement and (v) the Intercreditor Agreement, executed and delivered by the Ultimate Parent, the Parent, the Service Company, Dex Digital, RHDC, the Agent, the Shared Collateral Agent, the administrative agent and collateral agent under the Dex East Credit Agreement, the administrative agent and collateral agent under the RHDI Credit Agreement and the administrative agent and collateral agent under the SuperMedia Credit Agreement.

(b)                 Confirmation of the Reorganization Plan.  The Reorganization Plan shall have been confirmed by the Bankruptcy Court pursuant to the Confirmation Order.  The Confirmation Order shall not have been stayed, modified, or vacated on appeal.  All conditions precedent to the effectiveness of the Reorganization Plan shall have been satisfied (or waived) or shall be concurrently with the effective date of the Reorganization Plan satisfied (or waived) in accordance with the terms of the Reorganization Plan.

(c)                  Amendments.  The Administrative Agent shall have received satisfactory evidence of the completion of the Amendments (including, for the avoidance of doubt, evidence that (i) the RHDI Loan Documents and the Dex East Loan Documents have been entered into, and become effective, substantially simultaneously with this Agreement and (ii) the SuperMedia Loan Documents have been entered into, and become effective, prior to the consummation of the Mergers); provided, that it is acknowledged and agreed that the filing by the Ultimate Parent, on behalf of itself and its Subsidiaries, with the Bankruptcy Court of written notice of the occurrence of the “Effective Date” under (and as defined in) the Reorganization Plan shall satisfy this condition.

(d)                 Mergers.  The Mergers shall have been consummated by the filing of the Certificates of Merger (as defined in the Merger Agreement) with the Secretary of State of the State of Delaware.

(e)                  Trademarks.  The Marks owned by the Borrower, Dex East, RHDI, SuperMedia, the Service Company and each other Shared Collateral Loan Party (other than the Ultimate Parent) (“Collateral Trademarks”) shall have been transferred (together with the associated goodwill) to and owned by a bankruptcy remote Subsidiary of each such Person, respectively, and in each case, (i) the organizational documents of such bankruptcy remote Subsidiaries (each, a “License Subsidiary”) shall provide for, and require that there at all times be, two special independent directors or members whose consent would be required for such License Subsidiary to file a petition for bankruptcy or for the transfer of any equity interests therein (other than the sale of such equity interests in a transaction permitted under the Loan Documents) and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received and shall be reasonably satisfied with (A) a certificate of an authorized officer of the Ultimate Parent including the certificate of incorporation or formation, as applicable, for the License Subsidiaries, certified by the relevant authority of the jurisdiction of organization of such License Subsidiary, (B) a complete copy of resolutions adopted by the Governing Board of such License Subsidiary authorizing the execution, delivery and performance in accordance with their respective terms of the agreements described in clause (ii) below and (C) a good standing certificate of such License Subsidiary, as applicable, from its jurisdiction of organization, (ii) the License Subsidiaries shall have entered into License Agreements and (iii) except as permitted by a License Agreement, anything incidental to the ownership of the Collateral Trademarks (including filing or registering any application for or registration of all current or future Collateral Trademarks and the prosecution, maintenance, renewal or enforcement of same) shall be done solely by the Licensee Subsidiaries (or their respective selected designees).

(f)                    Other Intellectual Property Arrangements.  (i) Each of the Borrower, Dex East, RHDI, SuperMedia, the Service Company and each other Shared Collateral Loan Party and their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries) shall have entered into the Master IP License Agreement substantially in the form of Exhibit I hereto and (ii) each of the Borrower, Dex East, RHDI, SuperMedia, the Service Company and each other Shared Collateral Loan Party (other than the Ultimate Parent) and their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries) shall have delivered to each other above-referenced party and its Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries) as of the Closing Date current or contingent (e.g., through an escrow arrangement reasonably satisfactory to the Administrative Agent) possession of, or access to, all Escrow Materials in existence as of the Closing Date (it being understood and agreed that, notwithstanding the foregoing, SuperMedia Sales Inc. and SuperMedia Services Inc. shall comply with the foregoing requirements after the Closing Date in accordance with the terms of the SuperMedia Credit Agreement).  Notwithstanding anything to the contrary contained in this Section 4.01(f), neither Borrower, Dex East, RHDI, SuperMedia, the Service Company nor any other Shared Collateral Loan Party nor any of their respective Subsidiaries shall be deemed to have failed to satisfy this Section 4.01(f) for any inadvertent failure to provide such possession of, or access to, any Escrow Materials because such party was unaware of the existence of any such unprovided item, provided that (x) such provision of any such item is made promptly after identification or discovery of such item by such party and (y) none of such other parties are materially damaged or prejudiced, and do not lose any material rights, due to such failure.

(g)                 Existing Credit Agreement.  The Borrower shall have timely paid current scheduled amortization and interest (at the non-default rate) on the Loans (as defined in the Existing Credit Agreement) in accordance with the Existing Credit Agreement and, to the extent applicable, the Cash Collateral Order, and shall have paid all other fees and expenses then due and payable with respect to the Existing Credit Agreement.

(h)                 Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which reasonably detailed invoices have been presented, on or before the Closing Date.

(i)                     No Actions.  There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to (x) have a material adverse effect on the business, assets, properties, liabilities (actual and contingent), operations or condition (financial or otherwise) of the Ultimate Parent and the other Loan Parties and their respective Subsidiaries, taken as a whole, (y) adversely affect the ability of the Ultimate Parent or any other Loan Party to perform its obligations under the Loan Documents or (z) adversely affect the rights and remedies of the Agent or the Lenders under the Loan Documents.

(j)                     Shared Services Agreement.  The Administrative Agent shall have received the Shared Services Agreement, duly executed and delivered by the Ultimate Parent, the Service Company, the Borrower and each other party thereto, in substantially the form attached as Exhibit E hereto.

(k)                  Tax Sharing Agreements.  The Administrative Agent shall have received the Tax Sharing Agreements, duly executed and delivered by the parties thereto.

(l)                     Financial Statements.  The Lenders shall have received the unaudited interim consolidated financial statements described in Section 3.04.

(m)               Closing Certificate.  The Administrative Agent shall have received and shall be satisfied with (x) a certificate of an authorized officer of each Loan Party (other than any Newco Subordinated Guarantor), dated the Closing Date, with appropriate insertions and attachments including (i) the certificate of incorporation or formation, as applicable, of such Person, as applicable, certified by the relevant authority of the jurisdiction of organization of such Person, as applicable, (ii) a complete copy of resolutions adopted by the Governing Board of such Person authorizing the execution, delivery and performance in accordance with their respective terms of the Loan Documents to which such Person is a party and any other documents required or contemplated hereunder (in the case of the Ultimate Parent, a copy of the Confirmation Order in lieu of such resolutions; provided that a copy of the resolutions adopted by the new Governing Board of the Ultimate Parent ratifying the execution, delivery and performance in accordance with their respective terms of the Loan Documents to which the Ultimate Parent is a party shall be delivered to the Administrative Agent on the Closing Date) and (iii) a good standing certificate of such Person, as applicable, from its jurisdiction of organization and (y) a certificate signed by the president, a vice president or a Financial Officer of the Borrower, the Ultimate Parent and the Parent, confirming that the conditions in Sections 4.01(q) and 4.01(t) have been satisfied, as applicable.

(n)                 Legal Opinions.  The Administrative Agent shall have received the following executed opinions, in each case in form and substance satisfactory to the Administrative Agent: (i) the legal opinion of Kirkland & Ellis LLP, counsel to the Ultimate Parent and its Subsidiaries, (ii) the legal opinion of Mark W. Hianik, the general counsel of the Subsidiaries of the Ultimate Parent, and (iii) the legal opinion of Fulbright & Jaworski LLP, counsel to SuperMedia and its Subsidiaries.

(o)                 Pledged Stock; Stock Powers; Pledged Notes.  To the extent not previously delivered, (i) the Agent shall have received (x) the certificates or other instruments representing all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party pledged pursuant to the Guarantee and Collateral Agreement, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and (y) each promissory note pledged and required to be delivered to the Agent pursuant to the Guarantee and Collateral Agreement, together with note powers or other instruments of transfer with respect thereto endorsed in blank, and (ii) the Shared Collateral Agent shall have received, subject to the Intercreditor Agreement, (x) the certificates or other instruments representing all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Shared Collateral Loan Party pledged pursuant to the Shared Guarantee and Collateral Agreement, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and (y) each promissory note pledged and required to be delivered to the Shared Collateral Agent pursuant to the Shared Guarantee and Collateral Agreement, together with note powers or other instruments of transfer with respect thereto endorsed in blank.

(p)                 Filings, Registrations and Recordings.  All documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent or the Shared Collateral Agent, as applicable, to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreements and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreements, shall have been executed and be in proper form for filing, subject only to exceptions satisfactory to the Agent or the Shared Collateral Agent, as applicable, and the Collateral and Guarantee Requirement shall have otherwise been satisfied.

(q)                 Representations and Warranties.  The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified as to materiality in which case such representations and warranties shall be true in all respects) on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent already qualified as to materiality in which case such representations and warranties shall be true in all respects) on and as of such earlier date).

(r)                    Mortgages.  The Collateral and Guarantee Requirement shall have been satisfied with respect to the Mortgaged Properties listed on Schedule 1.01B.

(s)                  Control Agreements.  To the extent not previously delivered, (i) the Agent shall have received control agreements executed by all parties thereto with respect to each “deposit account” (as defined in the Guarantee and Collateral Agreement) and “securities account” (as defined in the Guarantee and Collateral Agreement) with respect to which a control agreement is required to be delivered by any Loan Party to the Agent pursuant to the Guarantee and Collateral Agreement, in each case in form and substance reasonably satisfactory to the Agent and (ii) the Shared Collateral Agent shall have received control agreements executed by all parties thereto with respect to each “deposit account” (as defined in the Shared Guarantee and Collateral Agreement) and “securities account” (as defined in the Shared Guarantee and Collateral Agreement) with respect to which a control agreement is required to be delivered by any Shared Collateral Loan Party to the Shared Collateral Agent pursuant to the Shared Guarantee and Collateral Agreement, in each case in form and substance reasonably satisfactory to the Shared Collateral Agent.

(t)                    No Default.  After giving effect to Section 9.17, no Default shall have occurred and be continuing as of the Closing Date.

(u)                 Other Transaction Documents.  The Administrative Agent shall have received copies of the Dex East Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement, in each case certified by an authorized officer of the Ultimate Parent.

(v)                 Interest under Existing Credit Agreement.  The accrued and unpaid interest on the Loans (as defined in the Existing Credit Agreement) to the Closing Date (at the applicable non-default rate) shall have been paid in full in cash by the Borrower.

(w)               Flood Hazards.  The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), if any, and if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance in form and amount reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Borrower and, solely for purposes of (i) Sections 5.01(a), (b) and (l), 5.12(c), 5.13 and 5.15, the Ultimate Parent and (ii) Section 5.12(c), the Parent covenants and agrees with the Lenders that:

Section 5.01                                Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)          no later than the earlier of (i) 10 days after the date that the Borrower is required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act (whether or not the Borrower is so subject to such reporting requirements), and (ii) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2013, (A) (x) the Ultimate Parent’s audited consolidated  balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year and (y) the Ultimate Parent’s audited consolidating balance sheet and related consolidating statements of operations, stockholders’ equity and cash flows as of the end of and for such year (with each such consolidating financial statement showing the standalone financial information for each of the Borrower and its consolidated Subsidiaries, Dex East and its consolidated Subsidiaries, RHDI and its consolidated Subsidiaries and SuperMedia and its consolidated Subsidiaries and otherwise being in form substantially similar in all material respects to the consolidating financial statements of the Ultimate Parent most recently delivered to the Administrative Agent prior to the Closing Date or such other form as may be reasonably acceptable to the Administrative Agent), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, exception or explanatory paragraph and without any qualification or exception as to the scope of such audit or other material qualification or exception; provided, that if the Ultimate Parent switches from one independent public accounting firm to another, the audit report of any such new accounting firm may contain a qualification or exception as to the scope of such consolidated or consolidating financial statements that relates to any fiscal year prior to its retention which, for the avoidance of doubt, shall have been the subject of an audit report of the previous accounting firm meeting the criteria set forth above) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of the Ultimate Parent and its consolidated Subsidiaries on a consolidated or consolidating basis, as the case may be, in accordance with GAAP consistently applied, except for the income tax provision which reflects an allocation to each Subsidiary of the Ultimate Parent’s income tax provision prepared on a consolidated basis and (B) the Borrower’s unaudited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for the income tax provision which reflects an allocation to the Borrower, and its Subsidiaries of the Ultimate Parent’s income tax provision prepared on a consolidated basis; provided, that detailed income statement and balance sheet information reflecting the elimination of the Borrower’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the

Reorganization Plan shall be included in (x) Management’s Discussion and Analysis or Liquidity and Capital Resources, in the case of the financial statements delivered pursuant to clause (A), and (y) Borrower’s Management’s Narrative Analysis and Results of Operations, in the case of the financial statements delivered pursuant to clause (B);

(b)         no later than the earlier of (i) 10 days after the date that the Borrower is required to file a report on Form 10-Q with the Securities and Exchange Commission in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act (whether or not the Borrower is so subject to such reporting requirements), and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 2013, (A) (x) the Ultimate Parent’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (y) the Ultimate Parent’s unaudited consolidating balance sheet and related consolidating statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year (with each such consolidating financial statement showing the standalone financial information for each of the Borrower and its consolidated Subsidiaries, Dex East and its consolidated Subsidiaries, RHDI and its consolidated Subsidiaries and, commencing with the fiscal quarter ending June 30, 2013, SuperMedia and its consolidated Subsidiaries and otherwise being in form substantially similar in all material respects to the consolidating financial statements of the Ultimate Parent most recently delivered to the Administrative Agent prior to the Closing Date or such other form as may be reasonably acceptable to the Administrative Agent), setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Ultimate Parent as presenting fairly in all material respects the financial condition and results of operations of the Ultimate Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for the income tax provision which reflects an allocation to each Subsidiary of the Ultimate Parent’s income tax provision prepared on a consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes and (B) the Borrower’s unaudited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for the income tax provision which reflects an allocation to the Borrower and its Subsidiaries of the Ultimate Parent’s income tax provision prepared on a consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes; provided, that detailed income statement and balance sheet information reflecting the elimination of the Borrower’s adoption of fresh-start accounting in accordance with GAAP upon effectiveness of the Reorganization Plan shall be included in (x) Management’s Discussion and Analysis or Liquidity and Capital Resources, in the case of the financial statements delivered pursuant to clause (A), and (y) Borrower’s Management’s Narrative Analysis and Results of Operations, in the case of the financial statements delivered pursuant to clause (B);

(c)          concurrently with any delivery of financial statements under clause (a)(B) or (b)(B) above, the corresponding financial statements with respect to Dex East, RHDI and SuperMedia that are required to be delivered by Dex East, RHDI and SuperMedia under the Dex East Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement, respectively;

(d)         concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.14 (commencing with the fiscal quarter ending March 31, 2013), (iii) stating whether any change in GAAP or in the application thereof has occurred since the Closing Date that has had an effect on the financial statements accompanying such certificate and specifying any such change and the related effect, (iv) identifying any Subsidiary of the Dex West Loan Parties formed or acquired since the end of the previous fiscal quarter, (v) identifying any parcels of real property or improvements thereto with a value exceeding $10,000,000 that have been acquired by the Dex West Loan Parties since the end of the previous fiscal quarter, (vi) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Borrower, (vii) identifying any Permitted Acquisition or other acquisitions of going concerns that have been consummated since the end of the previous fiscal quarter, including the date on which each such acquisition or Investment was consummated and the consideration therefor, (viii) identifying any material Intellectual Property (as defined in the Guarantee and Collateral Agreement) with respect to which a notice is required to be delivered under the Guarantee and Collateral Agreement and has not been previously delivered, (ix) identifying any Prepayment Events or Ultimate Parent Asset Dispositions that have occurred since the end of the previous fiscal quarter and setting forth a reasonably detailed calculation of the Net Proceeds received from any such Prepayment Events or Ultimate Parent Asset Dispositions, (x) identifying any change in the locations at which equipment and inventory, in each case with a value in excess of $10,000,000, are located, if not owned by the Dex West Loan Parties, (xi) identifying any Services Assets (as defined in the Shared Services Agreement) (but with respect to Services Assets that constitute Intellectual Property, solely Intellectual Property that has been registered or patented or the registration of which has been applied for) contributed by the Borrower and its Subsidiaries to the Service Company during the immediately preceding fiscal quarter, and a reasonably detailed description of such Services Assets and the value thereof, (xii) attaching a schedule setting forth a computation (and any utilization by the Borrower) of Excess Cash Flow, Borrower’s Discounted Prepayment Portion of Excess Cash Flow and Borrower’s Discretionary Portion of Excess Cash Flow as of the end of the period covered by such financial statements and (xiii) setting forth (A) a reporting sales metric (which will serve as leading indicator of reported print and digital revenues), for such fiscal quarter or fiscal year, as applicable, (B) print and digital revenue and a gross margin amount for each of such reported revenue amounts for such fiscal quarter or fiscal year, as applicable, and (C) statements of cash flow from operations (with a reconciliation of net income to operating cash flow from operations and financing activities (including capital expenditures)) for such fiscal quarter or fiscal year, as applicable;

(e)          concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default in respect of Section 6.14 (which certificate may be limited to the extent required by accounting rules, guidelines or practice);

(f)            within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget, in form reasonably satisfactory to the Administrative Agent), promptly when available, any material significant revisions of such budget;

(g)         promptly after the same become publicly available, and no later than five Business Days after the same are sent, copies of all periodic and other reports, proxy statements and other materials filed by the Dex West Loan Parties with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Ultimate Parent or the Parent to its shareholders generally;

(h)         promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Dex West Loan Parties, or compliance with the terms of any Loan Document, as the Administrative Agent (including on behalf of any Lender) may reasonably request;

(i)             concurrently with any delivery of financial statements and related information by any Loan Party to any debtholder of Dex Digital, RHDC or of any Newco not otherwise required to be delivered hereunder, copies of such financial statements and related information;

(j)             promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; provided, further, that the rights granted to the Administrative Agent in this section shall be exercised not more than once during a 12-month period;

(k)          if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended, within 45 days after the end of each fiscal quarter of the Borrower or 90 days in the case of the last fiscal quarter of each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year, in substantially the form delivered to the Administrative Agent prior to the Closing Date;

(l)             no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to the Dex East Credit Agreement, the RHDI Credit Agreement, the SuperMedia Credit Agreement, the Shared Services Agreement, the Tax Sharing Agreements, the Subordinated Guarantee, any Master IP License Agreement, any License Agreement, any escrow arrangement with respect to the Escrow Materials entered into pursuant to this Agreement, the Restructuring Notes or any Additional Notes; and

(m)       (i) promptly following receipt thereof, any notice of changes of allocation percentages that any Dex West Loan Party shall receive pursuant to the Shared Services Agreement and (ii) concurrently with any delivery of financial statements under clause (a) or (b) above, a statement of changes in the intercompany balances of the Loan Parties with the Service Company in substantially the form delivered to the Administrative Agent prior to the Closing Date.

Section 5.02                                Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after any Financial Officer or executive officer of the Borrower or any Subsidiary obtains knowledge thereof:

(a)          the occurrence of any Default;

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Ultimate Parent, the Parent, the Borrower or any Affiliate thereof that involves (i) a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) which relates to the Loan Documents;

(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)         any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03                                Information Regarding Collateral.  (a)  The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in the legal name of any of the Dex West Loan Parties, as reflected in its organization documents, (ii) in jurisdiction of organization or corporate structure of any of the Dex West Loan Parties and (iii) in the identity, Federal Taxpayer Identification Number or organization number of any of the Dex West Loan Parties, if any, assigned by the jurisdiction of its organization.  The Borrower agrees not to effect or permit any change referred to in clauses (i) through (iii) of the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral of the Dex West Loan Parties for the benefit of the Secured Parties.  The Borrower also agrees promptly to notify the Administrative Agent if any damage to or destruction of Collateral of the Dex West Loan Parties that is uninsured and has a fair market value exceeding $10,000,000 occurs.

(b)                                 Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral and required pursuant to the Loan Documents to be filed, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests under the Guarantee and Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

Section 5.04                                Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges and franchises material to the conduct of its business; provided, that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under Section 6.05.

Section 5.05                                Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.06                                Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property (other than Intellectual Property) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.  The Borrower will, and will cause each of its Subsidiaries to, subject to its and their reasonable business judgment, take all actions to maintain all registrations and applications with respect to material Intellectual Property owned by any of them.

Section 5.07                                Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.08                                Casualty and Condemnation.  The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any Collateral of the Dex West Loan Parties fairly valued at more than $10,000,000 or the commencement of any action or proceeding for the taking of any Collateral of the Dex West Loan Parties or any material part thereof or material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents and this Agreement.

Section 5.09                                Books and Records; Inspection and Audit Rights.  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.10                                Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including Environmental Laws, and orders of any Governmental Authority applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11                                Additional Subsidiaries.  If any additional Subsidiary of the Dex West Loan Parties is formed or acquired after the Closing Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within 15 Business Days (or such longer period as the Administrative Agent shall agree) after such

Subsidiary is formed or acquired, cause any applicable provisions of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of the Dex West Loan Parties.

Section 5.12                                Further Assurances.  (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause all provisions of the Collateral and Guarantee Requirement applicable to the Dex West Loan Parties to be and remain satisfied, all at the expense of the Dex West Loan Parties; provided, that such provisions of the Collateral and Guarantee Requirement need not be satisfied with respect to (i) real properties owned by the Dex West Loan Parties with an individual fair market value (including fixtures and improvements) that is less than $10,000,000 and (ii) any real property held by the Dex West Loan Parties as a lessee under a lease.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)                 If any material asset (including any real property or improvements thereto or any interest therein) that has an individual fair market value of more than $10,000,000 is acquired by the Dex West Loan Parties after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such asset to be subjected to a Lien securing the Obligations and will take, and cause the Dex West Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Dex West Loan Parties; provided, that the Collateral and Guarantee Requirement need not be satisfied with respect to (i) real properties owned by the Dex West Loan Parties with an individual fair market value (including fixtures and improvements) that is less than $10,000,000, (ii) any real property held by any of the Dex West Loan Parties as a lessee under a lease and (iii) other assets with respect to which the Agent determines that the cost or impracticability of including such assets as Collateral would be excessive in relation to the benefits to the Secured Parties.

(c)                  Subject to the Intercreditor Agreement, each of the Ultimate Parent and the Parent shall cause all provisions of the Collateral and Guarantee Requirement applicable to the Shared Collateral Loan Parties to be satisfied, including by causing, as applicable, (i) each Newco Subordinated Guarantor to execute a Newco Subordinated Guarantee as described in clause (e) of the definition of “Collateral and Guarantee Requirement” and (ii) each Newco Senior Guarantor to execute a supplement to the Shared Guarantee and Collateral Agreement as required thereunder;  provided, that such provisions of the Collateral and Guarantee Requirement need not be satisfied with respect to (i) real properties owned by the Shared Collateral Loan Parties with an individual fair market value (including fixtures and improvements) that is less than $10,000,000 and (ii) any real property held by the Shared Collateral Loan Parties as a lessee under a lease.

Section 5.13                                Credit Ratings.  Each of the Ultimate Parent and the Borrower will use its commercially reasonable efforts to maintain at all times monitored public ratings of the Loans by Moody’s and S&P and a corporate family rating for each of the Ultimate Parent and the Borrower from Moody’s and a corporate issuer rating for each of the Ultimate Parent and the Borrower from S&P.

Section 5.14                                Intellectual Property.  Each of the Borrower, Dex East, RHDI, SuperMedia, the Service Company and each other Shared Collateral Loan Party (other than the Ultimate Parent) and their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries) shall deliver to each other, following the Closing Date, current or contingent (e.g., through an escrow arrangement reasonably satisfactory to the Administrative Agent) possession of, or access to, (i) all Escrow Materials that are created or become owned or licensed, as applicable, by Borrower, Dex East, RHDI, SuperMedia, the Service Company or another Shared Collateral Loan Party (other than the Ultimate Parent) or their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries) after the Closing Date and (ii) all material updates on an ongoing basis to the items described in subsection (i) or Escrow Materials in existence as of the Closing Date (in each case, which such material updates shall be deemed “Escrow Materials” hereunder), in each case within a reasonable period of time following such Escrow Materials becoming owned, licensed or updated, as applicable, by Borrower, Dex East, RHDI, SuperMedia, the Service Company or another Shared Collateral Loan Party (other than the Ultimate Parent) or their respective Subsidiaries (other than (A) SuperMedia UK Ltd. and (B) the License Subsidiaries), as applicable.  Notwithstanding anything to the contrary contained in this Section 5.14, neither Borrower, Dex East, RHDI, SuperMedia, the Service Company nor any other Shared Collateral Loan Party nor any of their respective Subsidiaries shall be deemed to have failed to satisfy this Section 5.14 for any inadvertent failure to deliver or place into escrow any Escrow Materials because such party was unaware of the existence of any such item, provided that (x) delivery or escrow of any such unprovided item is made within a reasonable period of time after identification or discovery of such item by such party and (y) none of such other parties are materially damaged or prejudiced, and do not lose any material rights, due to such failure.

Section 5.15                                Independent Director.  Each of the Ultimate Parent and the Borrower shall cause the board of directors, board of managers, or other equivalent governing body of each License Subsidiary to include at least two special, independent directors or members (or equivalent thereof), pursuant to documentation reasonably satisfactory to the Administrative Agent, whose consent shall be required for (i) any filing of a petition for bankruptcy by the relevant License Subsidiary, (ii) the transfer of any membership or other equity interests therein (other than the sale or other transfer of such membership or equity interests in a transaction permitted under the Loan Documents) and (iii) encumbering any asset owned by such License Subsidiary with a real property mortgage or deed of trust, as applicable, or a security agreement, pledge agreement or any similar agreement creating a Lien in respect thereof, except as permitted under the Loan Documents (including as a result of any consent, amendment, waiver or other modification obtained in accordance with the terms of the Loan Documents).

ARTICLE VI

NEGATIVE COVENANTS

Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Borrower, and solely for purposes of (i) Sections 6.13(b) and 6.16, the Parent, and (ii) Sections 6.13(b), 6.17, 6.18, 6.19 and 6.20, the Ultimate Parent, covenants and agrees with the Lenders that:

Section 6.01                                Indebtedness; Certain Equity Securities.  (a)  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness or any Attributable Debt, except:

(i)                                     Indebtedness created under the Loan Documents and any Permitted Subordinated Indebtedness of the Borrower or its Subsidiaries to the extent the Net Proceeds thereof are used to refinance Indebtedness created under the Loan Documents;

(ii)                                  Indebtedness existing on the Closing Date and set forth in Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iii)                               Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that no Subsidiary that is not a Loan Party shall have any Indebtedness to the Borrower or any Subsidiary Loan Party;

(iv)                              Guarantees by the Borrower of Indebtedness of any Subsidiary Loan Party and by any Subsidiary of Indebtedness of the Borrower or any Subsidiary Loan Party;

(v)                                 Indebtedness and Attributable Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount not greater than fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof; provided that (1) such Indebtedness or Attributable Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (2) the aggregate principal amount of Indebtedness and Attributable Debt permitted by this clause (v), together with the aggregate principal amount of Indebtedness and Attributable Debt of the Service Company described in Section 6.18(d)(i) allocated to the Borrower and its Subsidiaries pursuant to the Shared Services Agreement, shall not exceed $15,000,000 at any time outstanding;

(vi)                              Indebtedness of any Person that becomes a Subsidiary after the Closing Date and Refinancing Indebtedness in respect thereof; provided that (A) such Indebtedness (other than Refinancing Indebtedness) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such entity becoming a Subsidiary) and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding;

(vii)                           Indebtedness of the Borrower or any Subsidiary in respect of letters of credit in an aggregate face amount not exceeding $5,000,000 at any time outstanding;

(viii)                        unsecured Indebtedness and Attributable Debt owing to the Service Company incurred pursuant to the Shared Services Transactions; and

(ix)                                other unsecured Indebtedness (other than Indebtedness of the Borrower to any Affiliate of the Borrower) in an aggregate principal amount not exceeding $20,000,000 at any time outstanding.

(b)                 The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests.

Section 6.02                                Liens.  (a)  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i)                                     Liens created under the Loan Documents;

(ii)                                  Permitted Encumbrances;

(iii)                               any Lien existing on the Closing Date and set forth in Schedule 6.02 on any property or asset of the Borrower or any Subsidiary; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than proceeds) and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iv)                              any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary (other than proceeds) and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof;

(v)                                 Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (other than proceeds);

(vi)                              Liens on cash collateral securing letters of credit permitted by Section 6.01(a)(vii) in an aggregate amount not to exceed the lesser of (x) $5,250,000 and (y) 105% of the face amount thereof;

(vii)                           Liens in the nature of non-exclusive licenses of Intellectual Property granted to or in favor of another Company pursuant to the Directory Consolidation Project; and

(viii)                        Liens not otherwise permitted by this Section 6.02 securing obligations other than Indebtedness and involuntary Liens not otherwise permitted by this Section 6.02 securing Indebtedness, which obligations and Indebtedness are in an aggregate amount not in excess of $5,000,000 at any time outstanding.

Section 6.03                                Fundamental Changes.  (a)  The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate, wind up or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) subject to Section 6.20, any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a wholly-owned Subsidiary and, if any party to such merger is a Subsidiary Loan Party, a Subsidiary Loan Party, (iii) any Subsidiary may merge or consolidate with any other Person in order to effect a Permitted

Acquisition and (iv) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that (x) any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (y) any such liquidation or dissolution involving a License Subsidiary of the Borrower shall not be permitted unless such License Subsidiary conveys, leases, sells, transfers or otherwise disposes of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired, to a License Subsidiary.

(b)                 The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Permitted Business.

(c)                  Notwithstanding anything to the contrary contained herein, this Section 6.03 shall not prohibit the “Restructuring Transactions” under (and as defined in) the Reorganization Plan.

Section 6.04                                Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, make, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment, except:

(a)          Permitted Investments;

(b)         Investments existing on the date hereof and set forth on Schedule 6.04;

(c)          Investments by the Borrower and its Subsidiaries in Equity Interests in Subsidiaries that are Subsidiary Loan Parties immediately prior to the time of such Investments;

(d)         loans or advances made by the Borrower to any Subsidiary Loan Party and made by any Subsidiary to the Borrower or any Subsidiary Loan Party;

(e)          Guarantees constituting Indebtedness permitted by Section 6.01;

(f)            investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)         extensions of trade credit in the ordinary course of business;

(h)         Investments consisting of non-cash consideration received in respect of sales, transfers or other dispositions of assets to the extent permitted by Section 6.05;

(i)             Swap Agreements entered into in compliance with Section 6.07;

(j)             loans and advances by the Borrower and any of its Subsidiaries to their employees in the ordinary course of business and for bona fide business purposes in an aggregate amount at any time outstanding not in excess of $2,500,000;

(k)          Investments in connection with the Shared Services Transactions;

(l)             Permitted Acquisitions (other than Permitted Acquisitions involving the purchase of assets from Affiliates that are not Subsidiaries of the Borrower) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement;

(m)       provided that (i) no Event of Default is continuing or would result therefrom, (ii) no portion of the proceeds of any such Investment is used, directly or indirectly, to purchase or repurchase, or finance the purchase or repurchase, of any Restructuring Notes, Additional Notes or any other Indebtedness of any Affiliate (and the terms of any Investment shall not permit any such purchase or repurchase by the Person in which such Investment is made while such Investment is outstanding) and (iii) no such Investment is made in any Person that is an Affiliate of the Borrower (other than the Borrower and its Subsidiaries) other than Investments that result in a purchase of assets (x) by a Newco Senior Guarantor or the Service Company in connection with equivalent Investments by each of Dex East, RHDI and SuperMedia or (y) by the Borrower or a Subsidiary in Dex Digital in connection with equivalent Investments by each of Dex East and RHDI, Investments in any other Person in an aggregate amount not to exceed $5,000,000 during the term of this Agreement; and

(n)         advances or payments made by the Borrower or any Subsidiary to (x) the License Subsidiaries of the Borrower or (y) any other Person, in each case for the purpose of (i) filing, prosecuting, registering, renewing, enforcing or maintaining any Intellectual Property applications or registrations owned by such License Subsidiaries and (ii) satisfying all other liabilities related to, in connection with or incidental to (x) the maintenance of the existence of such License Subsidiaries and (y) activities of such License Subsidiaries permitted under the organizational documents of such License Subsidiaries.

Section 6.05                                Asset Sales.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, license or sublicense or otherwise dispose of any asset, including any Equity Interest owned by it and any sale of assets in connection with a securitization, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except (subject to Section 6.20(e)):

(a)          sales of (x) inventory, (y) used, surplus, obsolete or worn-out equipment and (z) Permitted Investments in the ordinary course of business;

(b)         sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)          sales of receivables on substantially the same terms that the receivables are purchased by Qwest Corp. pursuant to the Billing and Collection Agreement as in effect on November 1, 2004, including sales of receivables pursuant to and in accordance with the Billing and Collection Agreement;

(d)         sale and leaseback transactions permitted by Section 6.06;

(e)          sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) to bona fide third parties that are not Affiliates of the Borrower and that are not permitted by any other clause of this Section; provided, that the aggregate cumulative fair market value of all assets sold, transferred or otherwise disposed of after the Closing Date in reliance upon this clause (e) shall not exceed $20,000,000;

(f)            sales, transfers and other dispositions pursuant to the Shared Services Transactions;

(g)         the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property (i) granted to or in favor of another Company pursuant to the Directory Consolidation Project or (ii) otherwise in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of the Borrower and its Subsidiaries; and

(h)         the sales, transfers or other dispositions in connection with the Directory Consolidation Project;

provided, that (x) all sales, transfers, leases, licenses, sublicenses and other dispositions permitted hereby (other than pursuant to clauses (a)(y), (b), (f) and (g) above) shall be made for at least 80% cash consideration or, in the case of Permitted Investments, sales of receivables or sale and leaseback transactions, 100% cash consideration, and (y) all sales, transfers, leases and other dispositions permitted by clauses (a)(x), (e) and (g) above shall be made for fair value.

Section 6.06                                Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except (a) pursuant to the Shared Services Transactions or (b) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, to the extent all Capital Lease Obligations, Attributable Debt and Liens associated with such sale and leaseback transaction are permitted by Sections 6.01(a)(v) and 6.02(a)(v) (treating the property subject thereto as being subject to a Lien securing the related Attributable Debt, in the case of a sale and leaseback not accounted for as a Capital Lease Obligation).

Section 6.07                                Swap Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries) in the conduct of its business or the management of its liabilities and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

Section 6.08                                Restricted Payments; Certain Payments of Indebtedness.  (a)  The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Subsidiaries of the Borrower may declare and pay dividends or distributions ratably with respect to their Equity Interests, (ii) provided no Default or Event of Default is continuing or would result therefrom, the Borrower may make Restricted Payments to the Parent, provided that (A) the proceeds of such Restricted Payments are used to repurchase, redeem, or otherwise acquire or retire for value Equity Interests in the Ultimate Parent held by any future, present or former directors, officers, members of management, employees or consultants of the Ultimate Parent or the Service Company or their respective estates, heirs, family members, spouses or former spouses pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement, (B) (x) any Restricted Payments used to effect such repurchases, redemptions, acquisitions or retirements are made not earlier than ten

Business Days prior to the date when such Equity Interests are repurchased, redeemed, acquired or retired, if such repurchase, redemption, acquisition or retirement is made and (y) if such Restricted Payments are not used for such repurchase, redemption, acquisition or retirement, the proceeds therefrom shall be returned to the Borrower as a capital contribution within ten Business Days from the date such Restricted Payment was made, (C) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year pursuant to this clause (ii) (other than (1) any such Equity Interests repurchased, redeemed, acquired or retired in compensation for any taxes due or payable by the holder thereof, and (2) any such Equity Interests that are deemed repurchased, redeemed, acquired or retired by the Ultimate Parent in connection with the exercise of stock options or warrants by the holder thereof in connection with the payment of all or a portion of the exercise price of such options or warrant) will not exceed $1,000,000 per year and (D) such Equity Interests shall only be repurchased, redeemed, acquired or retired in connection with the death, resignation or retirement of, or settlement of a dispute with, any such Person, (iii) Restricted Payments in amounts as shall be necessary to make Tax Payments; provided that all Restricted Payments made pursuant to this clause (iii) are used by the recipient for the purpose specified in this clause (iii) within 30 days of receipt thereof, (iv) provided no Default or Event of Default is continuing or would result therefrom, the Borrower may from time to time pay cash dividends or distributions to the Parent in an amount not in excess of the lesser of (x) the Ultimate Parent Annual Cash Interest Amount and (y) the regularly scheduled cash interest payable (taking into account the Ultimate Parent PIK Election made pursuant to Section 6.17(j)) on the Restructuring Notes (or any Additional Notes incurred to refinance such Restructuring Notes) during the next period of ten Business Days, provided, however, that (A) any such dividends or distributions relating to any such cash interest payment must be paid not earlier than ten Business Days prior to the date when such cash interest is required to be paid by the Ultimate Parent and the proceeds must (except to the extent prohibited by applicable subordination provisions) be applied by the Ultimate Parent, to the payment of such interest when due, (B) the Borrower and its Subsidiaries shall be in Pro Forma Compliance after giving effect to the payment of any such dividends or distributions pursuant to this clause (iv) and (C) in no event may the amount of any such dividend or distribution made pursuant to this clause (iv) relating to any such cash interest payment exceed 36% of the amount of such cash interest paid by the Ultimate Parent when due, (v) the Borrower may make Restricted Payments as part of the Shared Services Transactions and (vi) the Borrower may make Restricted Payments to the Parent in an aggregate amount not to exceed $2,000,000 during any fiscal year of the Borrower, provided that (A) no Default or Event of Default is continuing or would result therefrom, (B) the aggregate amount of Restricted Payments made pursuant to this clause (vi) shall not exceed $5,000,000 over the term of this Agreement, (C) the Ultimate Parent shall apply such Restricted Payments within 30 days of receipt thereof and only to fund general corporate expenses permitted hereunder and (D) no Restricted Payments made pursuant to this clause (vi) shall be used to (x) effect the repurchase, or the making of any payments in respect, of Restructuring Notes or Additional Notes or (y) make any payment to or Investment in any Affiliate other than the Borrower or a Subsidiary of the Borrower (or any director, officer or employee of any such Affiliate).

(b)                 The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)                                     payment of Indebtedness created under the Loan Documents;

(ii)                                  payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness to the extent prohibited by the subordination provisions thereof;

(iii)                               refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)                              payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v)                                 prepayment of Capital Lease Obligations in an aggregate cumulative amount from and after the Closing Date not exceeding $5,000,000;

(vi)                              payment of any Indebtedness owing to the Service Company arising pursuant to the Shared Services Transactions; and

(vii)                           payment of any Indebtedness owing to the Borrower or any Subsidiary Loan Party.

(c)                  The Borrower will not, and will not permit any Subsidiary to, furnish any funds to, make any Investment in, or provide other consideration to any other Person for purposes of enabling such Person to, or otherwise permit any such Person to, make any Restricted Payment or other payment or distribution restricted by this Section that could not be made directly by the Borrower in accordance with the provisions of this Section.

(d)                 Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Loan Parties shall be permitted to make all distributions required to be made by the Loan Parties on or after the Closing Date (pursuant to the Reorganization Plan and the Confirmation Order).

Section 6.09                                Transactions with Affiliates.  The Borrower will not, nor will it permit any Subsidiary to, sell, lease, license, sublicense or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable, considered as a whole, to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any payment permitted by Section 6.08 or any Investment permitted by Section 6.04 specifically contemplated by Section 6.04 to be made among Affiliates, (d) the sale of receivables on substantially the same terms that the Borrower Receivables are purchased by Qwest Corp. pursuant to the Billing and Collection Agreement as in effect on November 1, 2004, (e) any Restricted Payment permitted by Section 6.08(a)(ii), (f) subject to Section 6.13(b), the existence of, or performance by the Borrower or any of its Subsidiaries of its obligations under the terms of, the Tax Sharing Agreements, (g) Shared Services Transactions, (h) arrangements pursuant to which payments by Qwest for advertising in directories that were committed to be made in connection with the West Acquisition and the acquisition by Dex East of Qwest’s directories services business in the East Territories are allocated approximately 58% to the Borrower and approximately 42% to Dex East (without regard to the directories in which such advertising is actually placed), (i) the issuance by the Borrower or any Subsidiary of Equity Interests to, or the receipt of any capital contribution from, the Parent, the Borrower or a Subsidiary, (j) pursuant to the transactions in connection with the Directory Consolidation Project, (k) the License Agreements, the Master IP License Agreement and the performance of such parties’ obligations with respect to the Escrow Materials in Sections 4.01(f) and (l) the “Restructuring Transactions” under (and as defined in) the Reorganization Plan.  Additionally, without limiting the foregoing, any transactions between the Borrower and its Subsidiaries (including those subject to the exceptions in (a) — (l) of this Section 6.09), on the one hand, and Dex Digital, RHDC and/or any Newcos or any of their respective Subsidiaries, on the other hand, that are not part of Shared Services or other similar ordinary course transactions, must satisfy the following requirements:  (i) the terms of any such transaction must not be less favorable in any material respect than the terms the

Borrower or such Subsidiary of the Borrower would receive in an arms-length transaction with a third party (and, in the case of any such transaction involving consideration in excess of $50,000,000, the terms of such transaction must be confirmed as arms-length by a reputable financial institution or advisor); (ii) no such transaction shall involve the transfer of ownership of any operating assets (including Intellectual Property rights) or personnel to Dex Digital, RHDC and/or any Newcos or any of their respective Subsidiaries; and (iii) all such transactions shall result in the receipt of reasonably equivalent value by the Borrower and its Subsidiaries and no such transaction shall result in the transfer of any revenues that would otherwise be recognized by the Borrower or any of its Subsidiaries to Dex Digital, RHDC and/or any Newcos or any of their respective Subsidiaries.

Section 6.10                                Restrictive Agreements.  The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to the Secured Parties securing the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the proceeds thereof, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement related to any Indebtedness incurred by a Subsidiary prior to the date on which such Subsidiary was acquired by the Borrower (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (vii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement related to the refinancing of Indebtedness, provided that the terms of any such restrictions or conditions are not materially less favorable to the Lenders than the restrictions or conditions contained in the predecessor agreements and (viii) the foregoing shall not apply to customary provisions in joint venture agreements.

Section 6.11                                Change in Business.  The Borrower will not, and will not permit any Subsidiary to, engage at any time in any business or business activity other than a Permitted Business.

Section 6.12                                Fiscal Year.  The Borrower shall not change its fiscal year for accounting and financial reporting purposes to end on any date other than December 31.

Section 6.13                                Amendment of Material Documents.  (a)  The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents if, taken as a whole, such amendment, modification or waiver is adverse in any material respect to the interests of the Lenders.

(b)                 None of the Ultimate Parent, the Parent or the Borrower will, nor will they permit the Service Company or any Subsidiary to amend, modify, waive or terminate any of its rights under the Shared Services Agreement, the Tax Sharing Agreements, the Subordinated Guarantee Agreement, any License Agreement, any Master IP License Agreement, any escrow arrangement with respect to the Escrow

Materials entered into pursuant to this Agreement or the organizational documents of any License Subsidiary to the extent that such amendment, modification, waiver or termination is adverse in any material respect to the interests of the Lenders.

Section 6.14                                Leverage Ratio and Interest Coverage Ratio.  (a) The Borrower will not permit the Leverage Ratio as of the last day of a fiscal quarter set forth below to exceed the ratio set forth opposite such date:

Fiscal Quarter Ended	Ratio
March 31, 2013	3.50 to 1.00
June 30, 2013	3.50 to 1.00
September 30, 2013	3.50 to 1.00
December 31, 2013	3.50 to 1.00
March 31, 2014	3.50 to 1.00
June 30, 2014	3.42 to 1.00
September 30, 2014	3.34 to 1.00
December 31, 2014	3.25 to 1.00
March 31, 2015	3.1875 to 1.00
June 30, 2015	3.125 to 1.00
September 30, 2015	3.0625 to 1.00
December 31, 2015	3.00 to 1.00
March 31, 2016	2.875 to 1.00
June 30, 2016	2.75 to 1.00
September 30, 2016	2.625 to 1.00
December 31, 2016	2.50 to 1.00

(b)                 The Borrower will not permit the Interest Coverage Ratio as of the last day of a fiscal quarter to be less than 2.00 to 1.00.

Section 6.15                                Capital Expenditures.  The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $12,000,000 in the aggregate in the fiscal year ending December 31, 2013, $10,000,000 in the aggregate in the fiscal year ending December 31, 2014 and $9,000,000 in the aggregate in each of the fiscal years ending December 31, 2015 and December 31, 2016; provided, that Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business, in the aggregate when combined with the Capital Expenditures of Dex East, RHDI, SuperMedia and their respective Subsidiaries, shall not exceed (i) $57,500,000 during the fiscal year ending December 31, 2013 and (ii) $50,000,000 during the fiscal years ending December 31, 2014, December 31, 2015 and December 31, 2016; provided, further that, (x) in each case (i) up to 75% of such stated amounts referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this Section 6.15 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year and (y) Capital Expenditures of a Company hereunder shall either (i) relate to assets directly owned or acquired by such Company and shall be allocated to (and paid by) such Company or (ii) relate to the acquisition or development of Shared Assets and shall be allocated to (and paid by) the Companies in accordance with their Allocated Share (as defined in the Shared Services Agreement) at the time any such payment is made.

Section 6.16                                Parent Covenants.  (a)The Parent will not engage in any business or activity other than the ownership of outstanding Equity Interests of the Borrower and Dex East and their respective Subsidiaries, the issuance and sale of its Equity Interests and, in each case, activities incidental thereto.

(b)                 The Parent will not own or acquire any assets (other than Equity Interests of the Borrower, Dex East and Dex Media Service, other Investments in the Borrower, Dex East and their respective Subsidiaries and Dex Media Service, cash and Permitted Investments) or incur any liabilities (other than ordinary course trade payables, employee compensation liabilities (including, without limitation, loans and advances to employees in the ordinary course of business) and liabilities under the Loan Documents, the Dex East Loan Documents and the RHDI Loan Documents, subject to the Intercreditor Agreement, liabilities imposed by law, including Tax liabilities, liabilities under the Shared Services Agreement and other liabilities incidental to the maintenance of its existence and permitted activities).

(c)                  The Parent will not create, incur, assume or permit to exist any Liens on any property or assets now owned or hereafter acquired by it other than (i) Permitted Encumbrances and (ii) Liens securing the Dex West Obligations, the obligations under the Dex East Loan Documents and the obligations under the RHDI Loan Documents, subject to the Intercreditor Agreement.

(d)                 The Parent shall not in any event incur or permit to exist any Indebtedness for borrowed money other than a Guarantee of the Dex West Obligations, the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents, subject to the Intercreditor Agreement.

Section 6.17                                Ultimate Parent Covenants.  (a) The Ultimate Parent will not engage in any business or activity other than the ownership of outstanding Equity Interests of its Subsidiaries and other assets permitted under Section 6.17(b), the issuance and sale of its Equity Interests, the performance of its obligations under the Shared Services Agreement and, in each case, activities incidental thereto.

(b)                 The Ultimate Parent will not own or acquire any assets (other than Equity Interests of its existing Subsidiaries or any Newcos, other Investments in its existing Subsidiaries and any Newcos, assets owned or acquired in connection with its obligations under the Shared Services Agreement, cash, Permitted Investments, joint ventures or minority investments permitted under Section 6.17(e) and the Equity Interests of SuperMedia) or incur any liabilities (other than ordinary course trade payables, employee compensation liabilities (including, without limitation, loans and advances to employees in the ordinary course of business) and liabilities under the Loan Documents, the Dex East Loan Documents, the RHDI Loan Documents and the SuperMedia Loan Documents, liabilities imposed by law, including Tax liabilities, Indebtedness permitted under Section 6.17(d), liabilities under the Shared Services Agreement, liabilities under the SuperMedia Merger Agreement and other liabilities incidental to the maintenance of its existence and permitted activities).

(c)                  The Ultimate Parent will not create, incur, assume or permit to exist any Liens on any property or assets now owned or hereafter acquired by it other than (i) Permitted Encumbrances and (ii) Liens securing the Dex West Obligations, the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents, subject to the Intercreditor Agreement.

(d)                 The Ultimate Parent shall not in any event incur or permit to exist any Indebtedness for borrowed money other than (i) the Restructuring Notes, (ii) any Additional Notes and (iii) subject to the Intercreditor Agreement, a Guarantee of the Dex West Obligations, the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents.

(e)                  The Ultimate Parent may only make Investments in, or acquisitions of, any Newco so long as (i) no Default or Event of Default has occurred and is continuing, (ii) any Newco that is acquired or created as a result of such Investment or acquisition shall become a Guarantor as and to the extent required by the Collateral and Guarantee Requirement, (iii) all transactions related thereto are consummated in accordance with applicable laws in all material respects and (iv) in case of an acquisition of assets, such assets (other than assets to be retired or disposed of) are to be used, and in the case of an acquisition of any Equity Interests, the Person so acquired is engaged, in the same line of business as that of the Ultimate Parent or a line of business reasonably related thereto.  The Ultimate Parent may make Investments (not consisting of contribution of assets of any of its Subsidiaries) in joint ventures and other minority investments, provided that such Investment shall be pledged as Collateral to the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties pursuant to the Shared Collateral and Guarantee Agreement.

(f)                    The Ultimate Parent shall not (i) make any dividends or other Restricted Payments to the holders of its Equity Interests or (ii) optionally redeem or repurchase any Restructuring Notes or Additional Notes (other than any non-cash exchange therefor for common stock of the Ultimate Parent).

(g)                 The Ultimate Parent may not make any Ultimate Parent Asset Disposition unless the Net Proceeds are applied to prepay the Loans pursuant to Section 2.06(c).

(h)                 The Ultimate Parent shall not permit the Restructuring Notes or the Restructuring Indenture to be amended in any way that is, taken as a whole, materially adverse to the interests of the Lenders and shall not (i) permit the Restructuring Notes or any Additional Notes to be secured by any assets of the Ultimate Parent or any of its Subsidiaries, (ii) permit the proceeds of any Additional Notes to be used to finance anything other than refinancing of the Restructuring Notes or any other Additional Notes, (iii) alter the maturity of the Restructuring Notes or any Additional Notes to a date, or make the Restructuring Notes or any Additional Notes mandatorily redeemable, in whole or in part, or required to be repurchased or reacquired, in whole or in part, prior to the date that is six months after the Maturity Date (other than pursuant to customary asset sale or change in control provisions), (iv) allow the Restructuring Notes or any Additional Notes to (A) have financial maintenance covenants, (B) have restrictive covenants that apply to the Parent, the Borrower or any Subsidiary (other than, solely in the case of the Restructuring Notes, the restrictive covenants set forth in the Restructuring Notes Indenture as of the Closing Date) or that impose limitations on the Ultimate Parent’s ability to guarantee or pledge assets to secure the Dex West Obligations or (C) otherwise have covenants, representations and warranties and events of default that are more restrictive than those existing in the prevailing market at the time of issuance thereof for companies with the same or similar credit ratings of the Ultimate Parent at such time issuing similar securities, (v) permit the Restructuring Notes or any Additional Notes to be guaranteed by any Subsidiary of the Ultimate Parent or not be subordinated to the Dex West Obligations on terms at least as favorable to the Lenders as the subordination terms set forth in the Restructuring Notes Indenture on the Closing Date and that are otherwise reasonably satisfactory to the Administrative Agent or (vi) permit the Restructuring Notes or any Additional Notes to be convertible or exchangeable into other Indebtedness, except other Indebtedness of the Ultimate Parent meeting the qualifications set forth in the definition of “Additional Notes”.

(i)                     The Ultimate Parent shall not at any time hold an aggregate amount of cash and Permitted Investments in excess of an amount equal to (a) $5,000,000 plus (b) any amounts received to fund regularly scheduled cash interest payments on the Restructuring Notes (or any Additional Notes incurred to refinance such Restructuring Notes) pursuant to Section 6.08(a)(iv) pending use by the Ultimate Parent within 10 Business Days of receipt of such amounts (in accordance with Section 6.08(a)(iv)).

(j)                     The Ultimate Parent shall continue to make the Ultimate Parent PIK Election during the term of this Agreement.

Section 6.18                                Service Company Covenants. (a) The Ultimate Parent will not permit the Service Company to engage in any business or activity other than the issuance and sale of its Equity Interests, ownership of the outstanding Equity Interests of its Subsidiaries and other assets permitted under Section 6.18(b) and the provision of Shared Services and, in each case, activities incidental thereto.

(b)                 Subject to the Intercreditor Agreement, the Ultimate Parent will not permit the Service Company to own or acquire any assets (other than the outstanding Equity Interests of its Subsidiaries, assets owned or acquired in connection with the Shared Services, cash and Permitted Investments) or incur any liabilities (other than ordinary course trade payables, employee compensation liabilities (including, without limitation, loans and advances to employees in the ordinary course of business) and other liabilities incurred in the ordinary course in connection with the provision of Shared Services by the Service Company or any Subsidiary of the Service Company pursuant to the terms of the Shared Service Agreement, liabilities under the Loan Documents, the Dex East Loan Documents, the RHDI Loan Documents and the SuperMedia Loan Documents, liabilities imposed by law, including Tax liabilities, liabilities under the Shared Services Agreement and other liabilities incidental to the maintenance of its existence and permitted activities); provided that (x) any Indebtedness of the Service Company created, incurred, assumed or permitted to exist in respect of letters of credit pursuant to this Section 6.18(b) for the benefit of the Ultimate Parent or any of its Subsidiaries (each, an “Applicant Subsidiary”) shall be allocated to the applicable Applicant Subsidiary in accordance with the provisions of the Shared Services Agreement and shall reduce on a dollar-for-dollar basis the Indebtedness in respect of letters of credit permitted for such Applicant Subsidiary under the Loan Documents and (y) to the extent such letters of credit are cash collateralized (it being understood and agreed that the Liens on such cash collateral are permitted hereunder), the cash so used to collateralize such letters of credit shall be advanced to the Service Company by the Applicant Subsidiaries in accordance with the provisions of the Shared Services Agreement and shall reduce on a dollar-for-dollar basis the aggregate amount of letters of credit permitted to be secured by Liens on cash collateral for such Applicant Subsidiaries under the Loan Documents.

(c)                  Subject to the Intercreditor Agreement, the Ultimate Parent will not permit the Service Company to create, incur, assume or permit to exist any Liens on any property or assets now owned or hereafter acquired by it other than:

(i)                                     Permitted Encumbrances;

(ii)                                  Liens securing the Dex West Obligations, the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents, subject to the Intercreditor Agreement; and

(iii)                               Liens on fixed or capital assets acquired, constructed or improved by the Service Company; provided that (A) such Liens secure Indebtedness permitted by Section 6.18(d), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of such Service Company.

(d)                 The Ultimate Parent shall not permit the Service Company to in any event incur or permit to exist any Indebtedness for borrowed money other than:

(i)                                     Indebtedness and Attributable Debt of the Service Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets in connection with the provision of Shared Services, including Capital Lease

Obligations and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount not greater than fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof; provided that such Indebtedness or Attributable Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; and

(ii)                                  a Guarantee of the Dex West Obligations, the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents, subject to the Intercreditor Agreement.

(e)                  The Ultimate Parent will not permit the Service Company to sell, transfer, lease, license or sublicense or otherwise dispose of any asset, other than:

(i)                                     sales of assets, the proceeds of which are reinvested within 90 days of such sale in assets of the Service Company related to the provision of Shared Services;

(ii)                                  sales of (x) inventory, (y) used, surplus, obsolete or worn-out equipment and (z) Permitted Investments, in each case in the ordinary course of business;

(iii)                               sales, transfers and other dispositions pursuant to the Shared Services Transactions;

(iv)                              the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property (i) granted to or in favor of another Company pursuant to the Directory Consolidation Project or (ii) in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of the Ultimate Parent and its Subsidiaries; and

(v)                                 other dispositions of assets (other than Equity Interests in a Subsidiary) not otherwise permitted by this Section 6.18(e); provided, that the aggregate cumulative fair market value of all assets sold, transferred or otherwise disposed of after the Closing Date in reliance upon this clause (v) shall not exceed $1,000,000.

Section 6.19                                Dex Media Service Covenant.  The Ultimate Parent will not permit Dex Media Service to engage in any business or activity, or to own or acquire any assets or to incur or permit to exist any Indebtedness or Liens on its property or assets, in each case other than those incidental to pension liabilities arising pursuant to the Dex Media, Inc. Pension Plan.

Section 6.20                                Limitation on Activities of the License Subsidiaries.  The Ultimate Parent shall not, directly or indirectly, permit any License Subsidiary to (a) (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than ownership of Collateral Trademarks and anything incidental thereto (including filing or registering any application for or registration of Collateral Trademarks and the prosecution, maintenance, renewal or enforcement of Collateral Trademarks) and the execution, delivery and performance of its obligations and the exercise of its rights under the License Agreements or (ii) take any action, or conduct its affairs in a manner, that could reasonably be expected to result in the separate existence of such License Subsidiary being ignored, or the assets and liabilities of such License Subsidiary being substantively consolidated with those of the Ultimate Parent or any Subsidiary thereof in a bankruptcy, reorganization or other insolvency proceeding, (b) incur, create, assume or suffer to exist any

Indebtedness or other liabilities or financial obligations, except (i) Indebtedness evidenced by the Loan Documents, (ii) Indebtedness owed to another Loan Party so long as such Indebtedness is subordinated to the Obligations (or a guarantee thereof), (iii) nonconsensual obligations imposed by operation of law, (iv) obligations with respect to its equity interests, (v) obligations (other than Indebtedness) in the ordinary course of business in the operation of its assets and (vi) the statutory liability of any general partner for the liabilities of the limited partnership in which it is a general partner, (c) breach any provision of, or default in the performance of its obligations under, any License Agreement to which it is a party, (d) without the consent of the two special independent directors or members required by Section 5.15 (but without prejudice to clause (j) of Article VII), (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (i) of Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding that would entitle the other party or parties to an order for relief, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (it being understood and agreed that the consent of such special independent directors or members to any of the actions described in this clause (d) shall not in any manner limit the provisions of Article VII), (e) (i) assign any right, title or interest in or to any current or future Collateral Trademarks or assign the applicable License Agreement to any Person or (ii) license any right, title or interest in or to any of the Collateral Trademarks to any Person except (A) to the Ultimate Parent, a Subsidiary of the Ultimate Parent that is not one of the other License Subsidiaries or (B) as otherwise permitted under this Agreement or (f) without the prior written consent of the Administrative Agent, not to be unreasonably withheld, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate, wind up or dissolve.  The Ultimate Parent shall not (x) consent to or vote in favor of (and shall not permit any Subsidiary to consent to or vote in favor of) the incurrence of any Indebtedness by any License Subsidiary (other than Indebtedness permitted pursuant to clause (b)(i) above) or (y) permit the organizational documents of any License Subsidiary, or any License Agreement to which any License Subsidiary is a party, to be amended, supplemented, waived, terminated or otherwise modified in any material respect without the prior written consent of the Administrative Agent, not to be unreasonably withheld.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)         the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)          any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan

Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)         the Ultimate Parent, the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.04 (with respect to the existence of the Borrower) or in Article VI;

(e)          (i) any Shared Collateral Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.4 or 6.5 of the Shared Guarantee and Collateral Agreement or (ii) any Shared Collateral Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.1, 6.2, 6.3 or 6.6 of the Shared Guarantee and Collateral Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of (A) knowledge thereof by the Ultimate Parent or any Subsidiary thereof and (B) notice thereof from the Administrative Agent to the Borrower (which notice will be promptly given at the request of any Lender);

(f)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will promptly be given at the request of any Lender);

(g)         the Ultimate Parent or any of its Subsidiaries (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries, but including, for the avoidance of doubt and without limitation, Dex Digital, RHDC, the Service Company, any Newcos, the Parent, the Borrower and the Subsidiaries) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period specified in the agreement or instrument governing such Indebtedness);

(h)         any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (h) (i) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (B) Optional Repurchases permitted hereunder, (C) refinancings of Indebtedness to the extent permitted by Section 6.01 and (D) Guarantees by the Ultimate Parent and its Subsidiaries of the obligations under the Dex East Loan Documents, the obligations under the RHDI Loan Documents and the obligations under the SuperMedia Loan Documents unless (x) any payment shall have been demanded to be made by, or any other remedy shall have been exercised against, the Ultimate Parent or any of its Subsidiaries (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries) or their respective assets in respect of such Guarantees and (y) the obligations under the Dex East Loan Documents, the RHDI Loan Documents or the SuperMedia Loan Documents, as the case may be, shall have been accelerated and (ii) shall give effect to any notice required or grace period provided in the agreement or instrument governing such relevant Material Indebtedness, but shall not give effect to any waiver granted by the holders of such relevant Material Indebtedness after the giving of such notice or during such applicable grace period;

(i)             an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Ultimate Parent, any Material Ultimate Parent Subsidiary, the Service Company, the Parent, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Ultimate Parent, any Material Ultimate Parent Subsidiary, the Service Company, the Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j)             the Ultimate Parent, any Material Ultimate Parent Subsidiary, the Service Company, the Parent, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Ultimate Parent, any Material Ultimate Parent Subsidiary, the Service Company, the Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding that would entitle the other party or parties to an order for relief, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (net of amounts covered by insurance) shall be rendered against the Ultimate Parent or any of its Subsidiaries (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries, but including, for the avoidance of doubt and without limitation, Dex Digital, RHDC, the Service Company, Dex Media Service, any Newcos, the Parent, the Borrower and the Subsidiaries) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Ultimate Parent or any of its Subsidiaries (other than RHDI, Dex East, SuperMedia and their respective Subsidiaries, but including, for the avoidance of doubt and without limitation, Dex Digital, RHDC, the Service Company, Dex Media Service, any Newcos, the Parent, the Borrower and the Subsidiaries) to enforce any such judgment;

(l)             (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s), (iii) the PBGC shall institute proceedings to terminate any Plan, or (iv) any Loan Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability in a timely and appropriate manner; and in each cases (i) through (iv) above, such event or condition, in the opinion of the Required Lenders, when taken together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect;

(m)       any Lien purported to be created under any Security Document or Shared Collateral Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, in the aggregate, a value in excess of $10,000,000, with the priority required by the applicable Security Document or Shared Collateral Security

Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent’s or the Shared Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreements;

(n)         a Change in Control shall occur;

(o)         any guarantee under the Collateral Agreements for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall assert in writing that the Collateral Agreements or any guarantee thereunder has ceased to be or is not enforceable;

(p)         the Intercreditor Agreement or any material portion thereof for any reason shall cease to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall assert any of the foregoing;

(q)         the Subordinated Guarantee Agreement or any material portion thereof for any reason shall cease to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall assert any of the foregoing;

(r)            the commencement of enforcement actions under the Shared Guarantee and Collateral Agreement with respect to any Shared Collateral Loan Party party thereto;

(s)          the commencement of enforcement actions under the Shared Services Agreement or the occurrence of an event that permits the Service Company to terminate the Shared Services Agreement with respect to any Client Company (as defined in the Shared Services Agreement) and such event continues unremedied for a period of three days;

(t)            the failure of the Borrower to receive any payment under either Tax Sharing Agreement when due and such failure continues unremedied for a period of three days;

(u)         any License Agreement, Master IP License Agreement or any escrow arrangement with respect to the Escrow Materials entered into pursuant to this Agreement shall be terminated (other than upon the expiration of any of the respective terms thereof), cease to be effective or cease to be the legally valid, binding and enforceable obligation in any material respect of any party thereto; or

(v)         either Tax Sharing Agreement shall be terminated (other than upon expiration of the term thereof), cease to be effective or cease to be the legally valid, binding and enforceable obligation in any material respect of any party thereto.

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

THE AGENT

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Ultimate Parent, the Parent, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity (other than as Agent).  The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor to the Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default under clause (a), (b), (i) or (j) of Article VII has occurred and is continuing), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Agent and Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

The Arrangers and Syndication Agent shall be entitled to the benefits of this Article VIII.

ARTICLE IX

MISCELLANEOUS

Section 9.01                             Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Ultimate Parent, the Parent or the Borrower, to it at Dex Media West, Inc., 1001 Winstead Drive, Cary, North Carolina, 27513, Attention of General Counsel (Telecopy No. (919) 297-1518);

(ii)                                  if to the Agent, to JPMorgan Chase Bank, N.A., Global Loan Operations, 500 Stanton Christiana Road, Ops 2, Floor 3, Newark, Delaware 19713, Attention of John Getchius (Telecopy No. (9302) 634-3301, with a copy to JPMorgan Chase Bank, N.A., 383 Madison

Avenue, New York, New York 10179, Attention of Neil Boylan (Telecopy No. (212) 622-4560); and

(iii)                               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02                             Waivers; Amendments.  (a)  No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Ultimate Parent, the Parent, the Borrower and the Required Lenders, (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent or the Shared Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, or (z) in the case of this Agreement or any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties subject to such Loan Document, the Agent and, as applicable, the Shared Collateral Agent, to cure any ambiguity, omission, defect or inconsistency; provided that any such agreement to waive, amend or modify this Agreement or any other Loan Document or any provision hereof or thereof pursuant to the foregoing clause (z) shall also be made to the Dex East Credit Agreement or the Dex East Loan Documents, the RHDI Credit Agreement or the RHDI Loan Documents, or the SuperMedia Credit Agreement or SuperMedia Loan Documents, as applicable; provided, further, that no such agreement shall (i) reduce the principal amount of any Loan held by any Lender or reduce the rate of interest thereon, or reduce any fees payable to any Lender hereunder, without the written consent of such Lender, (ii) postpone the maturity of any Lender’s Loan, or any scheduled date of payment of the principal amount of any Lender’s Loan under Section 2.05, or any date for the payment of any interest or fees payable to any Lender hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of such Lender, (iii) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iv) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) except as provided by Section 9.14, release any Guarantor from its Guarantee under a Collateral Agreement, Newco Subordinated Guarantee or other applicable Security Document or Shared Collateral Security Document (except as expressly provided in the applicable Collateral Agreement, Newco Subordinated Guarantee or other Security Document or Shared Collateral Security Document), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vi) release all or substantially all of the Collateral from the Liens of the Security Documents and Shared Collateral Security Documents, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent.  Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Ultimate Parent, the Parent, the Borrower, the Required Lenders and the Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)                  If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the second proviso to Section 9.02(b), the consent of Lenders having Loans representing more than 66-2/3% of the sum of the total outstanding Loans at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more assignees pursuant to, and with the effect of an assignment under, Section 2.14 so long as at the time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination or (ii) repay the outstanding Loans of such Lender that gave rise to the need to obtain such Lender’s consent; provided (A) that, unless the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Lenders having Loans representing more than 66-2/3% of the sum of the total outstanding Loans at such time (determined after giving effect to the proposed action) shall specifically consent thereto and (B) any such replacement or termination transaction described above shall be effective on the date notice is given of the relevant transaction and shall have a settlement date no earlier than five Business Days and no later than 90 days after the relevant transaction.

Section 9.03                             Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of (a) a single transaction and documentation counsel for the Agent and the Arrangers and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Agent and the Arrangers, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agent, the Arrangers or any Lender, (including the fees, charges and disbursements of (a) a single transaction and documentation counsel for the Agent, the Arrangers and any Lender and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Agent and the Arrangers) in connection with documentary taxes or the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all other reasonable out-of-pocket expenses as may be separately agreed with the Administrative Agent.

(b)                 The Borrower shall indemnify the Agent, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of (a) a single transaction and documentation counsel for any Indemnitee and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Agent and the Arrangers, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, but without affecting the Borrower’s obligations thereunder, each Lender severally agrees to pay to the Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Loans at the time.

(d)                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)                  All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

Section 9.04                             Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                 (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Borrower or its Affiliates or Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it), with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)       the Borrower, provided that no consent of the Borrower shall be required (x) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, (y) if an Event of Default has occurred and is continuing, any other assignee; and

(B)       the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of Loans to an assignee that is a Lender immediately prior to giving effect to such assignment, an Affiliate of a Lender or an Approved Fund.

(ii)                                  Assignments shall be subject to the following conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loan, the amount of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in each case unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that only a single processing and recordation fee of $3,500 will be payable with respect to any multiple assignments to or by a Lender, an Affiliate of a Lender or an Approved Fund pursuant to clause (ii)(A) above, each of which is individually less than $1,000,000, that are simultaneously consummated); and

(D)       the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 9.04, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) any entity or an Affiliate of an entity that administers, advises or manages a Lender.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time, which register shall indicate that each lender is entitled to interest paid with respect to such Loans (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                  (i)Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(e) (it being understood that the documentation required under Section 2.12(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(iii)                               Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05                             Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.  The provisions of Sections 2.10, 2.11, 2.12 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

Section 9.06                             Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when the conditions set forth in Section 4.01 hereof shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07                             Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08                             Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09                             Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                 Each of the Ultimate Parent, the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Ultimate Parent, the Parent, the Borrower or its properties in the courts of any jurisdiction.

(c)                  Each of the Ultimate Parent, the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                 After the Closing Date, the Bankruptcy Court’s retention of jurisdiction shall not govern the interpretation or enforcement of the Loan Documents or any rights or remedies related thereto.

(e)                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10                             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11                             Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12                             Confidentiality.  Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d), (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iv) any credit insurance provider relating to the Borrower and its Obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Ultimate Parent or any Subsidiary thereof.  For the purposes of this Section, “Information” means all information received from the Ultimate Parent or any Subsidiary thereof relating to the Ultimate Parent or any Subsidiary thereof or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Ultimate Parent or any Subsidiary thereof; provided, that, in the case of information received from the Ultimate Parent or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to confidential information of its other customers.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or its Affiliates or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.13                             Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this

Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14                             Termination or Release. (a)  At such time as the Loans, all accrued interest and fees under this Agreement, and all other obligations of the Dex West Loan Parties under the Loan Documents (other than obligations under Sections 2.10, 2.11, 2.12 and 9.03 that are not then due and payable) shall have been paid in full in cash, (i) the Collateral shall be released from the Liens created by the Security Documents and with respect to the Dex West Obligations, the Shared Collateral Security Documents and (ii) the obligations (other than those expressly stated to survive termination) of the Agent and each Loan Party under the Security Documents and, with respect to the Dex West Obligations, the Shared Collateral Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(b)                 A Subsidiary Loan Party shall automatically be released from its obligations under the Guarantee and Collateral Agreement and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower.

(c)                  Upon any sale or other transfer by any Dex West Loan Party of any Collateral that is permitted under this Agreement to any Person that is not a Dex West Loan Party, or upon the effectiveness of any written consent to the release of the security interest granted by the Guarantee and Collateral Agreement or any other Loan Document in any Collateral of the Dex West Loan Parties pursuant to Section 9.02 of this Agreement, the security interest in such Collateral granted by the Guarantee and Collateral Agreement and the other Loan Documents shall be automatically released (it being understood that, in the case of a sale or other transfer to a Shared Collateral Loan Party, such Collateral shall become subject to a security interest in favor of the Shared Collateral Agent as to the extent set forth in the Shared Collateral Security Documents upon the consummation of such sale or other transfer).

(d)                 In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 9.14, the Collateral Agent shall execute and deliver to any Loan Party at such Loan Party’s expense all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Collateral Agent or any Lender.

Section 9.15                             USA Patriot Act.  Each Lender hereby notifies the Ultimate Parent, the Parent and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Ultimate Parent, the Parent and the Borrower, which information includes the name and address of the Ultimate Parent, the Parent and the Borrower and other information that will allow such Lender to identify the Ultimate Parent, the Parent and the Borrower in accordance with the USA Patriot Act.

Section 9.16                             Intercreditor Agreement.  Each Lender agrees that it will be bound by, and shall take no actions contrary to, the provisions of the Intercreditor Agreement or any intercreditor agreement entered into in connection with any Newco Subordinated Guarantee and authorizes the Agent to enter into the Intercreditor Agreement and any intercreditor agreement to be entered into in connection with any Newco Subordinated Guarantee (which shall be in form and substance reasonably satisfactory to the Agent) on its behalf.

Section 9.17                             Amendment and Restatement.  On the Closing Date, the Existing Credit Agreement will be automatically amended and restated in its entirety to read in full as set forth herein, and all of the provisions of this Agreement which were previously not effective or enforceable shall become effective and enforceable.  Notwithstanding anything to the contrary herein, subject to the satisfaction (or waiver) of the conditions set forth in Section 4.01, the Lenders hereby waive, and shall be deemed to have waived, each Default and Event of Default under (and as defined in) the Existing Credit Agreement in existence as of the Closing Date to the extent (i) arising out of the commencement of the Chapter 11 Cases or (ii) such Default or Event of Default otherwise shall have occurred and be continuing based on facts known to the Administrative Agent and the Lenders as of the Closing Date.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEX MEDIA, INC.

By:	/s/ Samuel D. Jones
	Name:	Samuel D. Jones
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

DEX MEDIA HOLDINGS, INC.

By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer, and Corporate Secretary

DEX MEDIA WEST, INC.

By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General
Counsel, Chief Administrative
Officer, and Corporate Secretary

Signature Page to the Dex Media West Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and as a Lender

By:	/s/ Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

Signature Page to the Dex Media West Credit Agreement

Schedule 1.01A

DIRECTORY CONSOLIDATION PROJECT

The objective of the directory consolidation project is to permit the Borrower to consolidate directories in markets for which the Borrower, RHDI, Dex East or SuperMedia is the exclusive publisher that is adjacent to a market in which any of RHDI, Dex East or SuperMedia also publishes.  In these affected markets, there is overlap in both distribution and/or sales operations.  The consolidation of directories in these markets will increase advertiser satisfaction, improve the consumer experience, and provide increased efficiency and reduced costs for the Borrower.  The proposed consolidation project will only be effected after integration of the Dex entities and the SuperMedia entities is completed.

The Borrower has identified as of the date hereof certain directories in adjacent markets that are targets for combination, as set forth below.  In some cases, two or more directories would be discontinued, and a new directory covering the combined market would replace them.  In other cases, a directory would be discontinued and those advertisers would be transferred to one or more existing directories.  Upon completion of a consolidation, the Companies will calculate the contribution margin of the new directory or directories (which would include net sales, provision for bad debt, direct selling costs, print cost of sales and indirect overhead, with intercompany accounts settled in accordance with the Shared Services Agreement), with such contribution margin to be shared (in the manner as previously disclosed to the Administrative Agent) by the Companies participating in the consolidation based on the proportionate contribution margin of each of the directories included in the consolidation. The list below may be modified with the consent of the Agent to include additional directories identified after the date hereof.

Impacted Directories	Current Copyright Ownership

Aitkin, MN	RHDI
Brainerd, MN	Dex Media East
Long Prairie, MN	RHDI
Little Falls, MN	Dex Media East
Alexandria, MN	RHDI
Glenwood, MN	Dex Media East
Morris, MN	Dex Media East

Impacted Directories	Current Copyright Ownership

North Platte Valley, NE	RHDI
Alliance, NE	Dex Media East
Casper, WY	Dex Media West
Sidney, NE	Dex Media East
West Central NE (North Platte-McCook)	Dex Media East
Laughlin, NV	RHDI
Mohave County, AZ	Dex Media West
Benson, MN	RHDI
Cokato, MN	RHDI
Granite Falls, MN	RHDI
Glencoe, MN	RHDI
Litchfield-Montevideo-Willmar, MN	Dex Media East
Lower Yakima Valley, WA	RHDI
Yakima Valley, WA	Dex Media West
Tri-Cities, WA	Dex Media West
New Richland, MN	RHDI
Faribault/Northfield/Owatonna/Waseca, MN	Dex Media East
Hastings, MN	RHDI
SE St Paul, MN	Dex Media East
South Metro, MN	Dex Media East
Sheridan/Carlton, OR	RHDI
Salem, OR	Dex Media West

Impacted Directories	Current Copyright Ownership

Poulsbo, WA	RHDI
Bainbridge Island, WA	Dex Media West
Kitsap County, WA	Dex Media West
Quilcene, WA	RHDI
Port Townsend, WA	Dex Media West
Port Angeles, WA	Dex Media West
Chaska, MN	RHDI
Western Suburban Area, MN	Dex Media East
Southwest Suburban Area, MN	Dex Media East
Northwest Metro (Brooklyn Park), MN	RHDI
Northwest Suburban Area, MN	Dex Media East
Western Suburban Area, MN	Dex Media East
Lake City, MN	RHDI
Lewiston, MN	RHDI
Winona, MN	Dex Media East
Rochester, MN	Dex Media East
NW Missouri	RHDI
Shenandoah, IA	Dex Media East
Upper Rogue, OR	RHDI
Klamath Falls, OR	Dex Media West
Medford, OR	Dex Media West
Columbia Gorge, OR	RHDI
Central Oregon	Dex Media West

Impacted Directories	Current Copyright Ownership

Central & North Oregon Coast	RHDI
Tillamook, OR	RHDI
Northern Oregon Coast (Astoria)	Dex Media West
N. Central Oregon Coast (Newport-Lincoln)	Dex Media West

Schedule 1.01B

MORTGAGED PROPERTY

None.

Schedule 3.05

PROPERTIES

None.

Schedule 3.09

TAXES

None.

Schedule 3.13

SUBSIDIARIES

SUBSIDIARY	OWNER	PERCENT OWNED	LOAN PARTY STATUS
Dex Media Holdings, Inc.	Ultimate Parent	100%	Shared Collateral Loan Party
Dex One Digital, Inc.	Ultimate Parent	100%	Shared Collateral Loan Party
R.H. Donnelley Inc.	Ultimate Parent	100%	Subordinated Guarantee Guarantor
Dex One Service, Inc.	Ultimate Parent	100%	Shared Collateral Loan Party
R.H. Donnelly Corporation	Ultimate Parent	100%	Shared Collateral Loan Party
SuperMedia, Inc.	Ultimate Parent	100%	Subordinated Guarantee Guarantor
Dex Media East, Inc.	Dex Media Holdings, Inc.	100%	Subordinated Guarantee Guarantor
Dex Media West, Inc.	Dex Media Holdings, Inc.	100%	Dex West Loan Party
Dex Media Service LLC	Dex Media Holdings, Inc.	2%	N/A
	Dex Media East, Inc.	49%
	Dex Media West, Inc.	49%
R.H. Donnelley APIL, Inc.	R.H. Donnelley Inc.	100%	N/A
SuperMedia LLC	SuperMedia Inc.	100%	N/A
SuperMedia Services Inc.	SuperMedia LLC	100%	N/A
SuperMedia Sales Inc.	SuperMedia LLC	100%	N/A

SuperMedia UK, Ltd.	SuperMedia LLC	100%	N/A
Dex Media BRE LLC	Dex Media, Inc.	100%	N/A
Dex One Digital BRE LLC	Dex One Digital, Inc.	100%	N/A
Dex One Services BRE LLC	Dex One Service, Inc.	100%	N/A
R.H. Donnelley 2 BRE LLC	R.H. Donnelley Corporation	100%	N/A
Dex Media East BRE LLC	Dex Media East, Inc.	100%	N/A
Dex Media West BRE LLC	Dex Media West, Inc.	100%	N/A
R.H. Donnelley BRE LLC	R.H. Donnelley Inc.	100%	N/A

Schedule 3.14

INSURANCE

Coverage	Carrier	Inception Date	Term	Policy Number	Limit
Worker’s Compensati on	Zurich American Insurance Co.	June 30, 2009	Annual	WC2983950-10	Each Accident: $1,000,000 Policy: $1,000,000 Each Employee: $1,000,000

General Liability	Zurich American Insurance Co.	June 30, 2009	Annual	GLO2983909-10	Occurrence: $1,000,000 Gen. Agg. $3,000,000 Prod./Compl. Ops.: $2,000,000 Personal & Adv. Injury: $1,000,000 Medical Payments: $10,000 Damages to Premises Rented: $1,000,000

Automobile Liability	Zurich American Insurance Co.	June 30, 2009	Annual	BAP2923472-10	Liability Limit: $2,000,000

Property	Federal Insurance Co.	November 30, 2009	Annual	663-27-80	Real & Pers. Property Including Business Interruption and Extra Expense (per occurrence combined): $100,000,000

Excess Umbrella	St Paul Fire & Marine Insurance Co.	June 30, 2009	Annual	QK09001936	Each Occurrence: $10,000,000 Aggregate: $10,000,000

Schedule 3.18

UCC FILING JURISDICTIONS

Dex West Loan Party	State of Incorporation/Formation	Filing Office
Dex Media West, Inc.	Delaware	Delaware Secretary of State

Schedule 6.01

EXISTING INDEBTEDNESS

None.

Schedule 6.02

EXISTING LIENS

None.

Schedule 6.04

EXISTING INVESTMENTS

None.

Schedule 6.10

EXISTING RESTRICTIONS

None.

EXHIBIT A

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30,

(1)  Select as applicable.

2013, among Dex Media West, Inc., Dex Media Holdings, Inc., Dex Media, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.                                      Assigned Interest:

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans(2)
$	$		%
$	$		%
$	$		%

Effective Date:                               , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information  (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(2)  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

2

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By
Title:

[Consented to:](4)

DEX MEDIA WEST, INC.

By
Title:

(3)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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ANNEX I

The Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media West, Inc. (the “Borrower”), Dex Media Holdings, Inc., Dex Media, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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EXHIBIT B

ACKNOWLEDGMENT AND CONFIRMATION

ACKNOWLEDGMENT AND CONFIRMATION, dated as of April 30, 2013 (this “Acknowledgment and Confirmation”), with respect to the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of January 29, 2010, made by Dex Media West, Inc. (the “Borrower”) and certain of its Subsidiaries in favor of JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto, and the Administrative Agent are parties to the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010 and as amended by the First Amendment thereto, dated as of March 9, 2012 (the “Existing Credit Agreement”);

WHEREAS, concurrently with the execution of this Acknowledgment and Confirmation, the Existing Credit Agreement will be further amended and restated as of April 30, 2013 (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”), under which the Lenders referred to therein will maintain Loans to the Borrower;

WHEREAS, each Subsidiary of the Borrower, if any, that is a party hereto (collectively, together with the Borrower, the “Confirming Parties”) has guaranteed, and has agreed to reaffirm its guarantee of, the Borrower Obligations (as defined in the Guarantee and Collateral Agreement);

WHEREAS, as collateral security for the Obligations (as defined in the Guarantee and Collateral Agreement), each Confirming Party has granted to the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a security interest in the Collateral referred to in the Guarantee and Collateral Agreement;

WHEREAS, all of the liabilities and obligations of the Borrower under the Existing Credit Agreement are being continued in full force and effect, unpaid and undischarged, pursuant to the Amended Credit Agreement;

WHEREAS, each Confirming Party is a party to the Guarantee and Collateral Agreement and each Confirming Party wishes to confirm that all of its liabilities and obligations, and Liens and security interests created, under the Guarantee and Collateral Agreement remain in full force and effect after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended Credit Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the Amended Credit Agreement that the parties hereto shall have executed and delivered this Acknowledgment and Confirmation to the Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Amended Credit Agreement and to induce the Lenders to maintain extensions of credit thereunder, each Confirming Party hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), as of the date hereof, as follows:

1.                           Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Amended Credit Agreement.

2.                           Each Confirming Party hereby agrees that each reference to the “Credit Agreement” in the Guarantee and Collateral Agreement shall be deemed to be a reference to the Amended Credit Agreement.

3.                           Each Confirming Party hereby agrees that:

(a)                     all of its obligations and liabilities under the Guarantee and Collateral Agreement remain in full force and effect on a continuous basis after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended Credit Agreement;

(b)                     all of the Liens and security interests created and arising under the Guarantee and Collateral Agreement remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as existed prior to the effectiveness of the Amended Credit Agreement, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the Amended Credit Agreement, as collateral security for the Obligations (as defined in the Guarantee and Collateral Agreement); and

(c)                     all of the obligations and liabilities of the Borrower under the Existing Credit Agreement (i) are continued in full force and effect on a continuous basis, unpaid and undischarged, pursuant to the Amended Credit Agreement and (ii) constitute the same obligations and liabilities under the Amended Credit Agreement.

4.                           Schedules 1 through 6 to the Guarantee and Collateral Agreement are hereby updated by Schedules 1 through 6 to this Acknowledgment and Confirmation. Each of the representations and warranties, other than those made in Section 4.7 of the Guarantee and Collateral Agreement, made by any Confirming Party in the Guarantee and Collateral Agreement as supplemented hereby is true and correct in all material respects on and as of the date hereof (unless such representations expressly relate to an earlier

2

date, in which case they were true and correct in all material respects on and as of such earlier date).

5.                           With respect to only the Intellectual Property constituting Collateral of any Confirming Party:

(a)               Schedule 5 lists or describes all registered and material Copyrights, Trademarks, Patents and applications for the foregoing owned by such Confirming Party in its own name on the date hereof and all material Copyright Licenses, Patent Licenses and Trademark Licenses to which such Confirming Party is a party as of the date hereof, in each case, pursuant to which any Confirming Party is granted by a third party exclusive rights to a registered Copyright, Patent or Trademark registration or application, respectively, owned by such third party

(b)               On the date hereof, all material Intellectual Property owned by such Confirming Party is free of all Liens (other than Liens permitted by the Amended Credit Agreement and the Guarantee and Collateral Agreement), valid, subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of such Confirming Party, does not infringe the intellectual property rights of any other Person;

(c)               Except as set forth on Schedule 5, on the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Confirming Party’s rights in, any material Intellectual Property owned by or, to the knowledge of such Confirming Party, exclusively licensed to such Confirming Party; and

(d)               Except as set forth on Schedule 5, no action or proceeding is pending, or, to the knowledge of such Confirming Party, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property (A) owned by such Confirming Party or such Confirming Party’s ownership interest therein, or (B) to the knowledge of such Confirming Party, exclusively licensed to such Confirming Party or such Confirming Party’s exclusive license thereto, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by or, to the knowledge of such Confirming Party, exclusively licensed to such Confirming Party.

Unless otherwise defined herein, capitalized terms used in this Section 5 hereof shall, for the purposes of this Section 5, have the respective meanings assigned to them in the Guarantee and Collateral Agreement.

6.                           Notwithstanding anything herein, in the Guarantee and Collateral Agreement or in any other Loan Document to the contrary, the Obligations

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shall not include any Excluded Swap Obligations (as defined in the Amended Credit Agreement).

7.                           This Acknowledgment and Confirmation shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

8.                           This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Balance of Page Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Acknowledgment and Confirmation to be executed and delivered by a duly authorized officer on the date first above written.

DEX MEDIA WEST, INC.

By:
Name:
Title:

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EXHIBIT C

FORM OF
AMENDED AND RESTATED SHARED GUARANTEE AND COLLATERAL AGREEMENT

EXECUTION VERSION

SHARED GUARANTEE AND COLLATERAL AGREEMENT

among

DEX MEDIA, INC.,

DEX MEDIA HOLDINGS, INC.,

DEX ONE DIGITAL, INC.

R.H. DONNELLEY CORPORATION,

DEX ONE SERVICE, INC.,

and certain of their Subsidiaries

and

JPMORGAN CHASE BANK, N.A.,
as Shared Collateral Agent

Dated as of January 29, 2010,
as amended and restated as of April 30, 2013

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SECTION 6.	ADDITIONAL COVENANTS APPLICABLE TO DEX DIGITAL, RHDC AND NEWCO SENIOR GUARANTORS	24
6.1	Asset Sales	25
6.2	Indebtedness	25
6.3	Liens	26
6.4	Transactions with Affiliates	27
6.5	Fundamental Changes	28
6.6	Investments	28

SECTION 7.	REMEDIAL PROVISIONS	28
7.1	Certain Matters Relating to Receivables	28
7.2	Communications with Obligors; Grantors Remain Liable	29
7.3	Pledged Stock	29
7.4	Proceeds to be Turned Over To Shared Collateral Agent	30
7.5	Application of Moneys	30
7.6	Code and Other Remedies	30
7.7	Registration Rights	31
7.8	Deficiency	32

SECTION 8.	THE SHARED COLLATERAL AGENT	32
8.1	Shared Collateral Agent’s Appointment as Attorney-in-Fact, etc.	32
8.2	Duty of Shared Collateral Agent	34
8.3	Execution of Financing Statements	34
8.4	Authority of Shared Collateral Agent	34

SECTION 9.	AGREEMENTS OF SERVICE COMPANY AND BORROWERS WITH RESPECT TO THE SHARED SERVICES AGREEMENT	35
9.1	Grant of Security Interest	35
9.2	Remedies under Shared Services Agreement	35

SECTION 10.	MISCELLANEOUS	35
10.1	Amendments in Writing	35
10.2	Notices	35
10.3	No Waiver by Course of Conduct; Cumulative Remedies	35
10.4	Successors and Assigns	35
10.5	Setoff	36
10.6	Counterparts	36
10.7	Severability	36
10.8	Section Headings	36
10.9	Integration	36
10.10	GOVERNING LAW	36
10.11	Submission To Jurisdiction; Waivers	36
10.12	Additional Grantors	37
10.13	Releases	37
10.14	Intercreditor Agreement	37
10.15	WAIVER OF JURY TRIAL	38
10.16	Swap Transactions	38

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SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization, Identification Numbers and Location of Chief Executive Offices
Schedule 5	Intellectual Property
Schedule 6	Deposit and Securities Accounts
Schedule 6.2	Dex Digital and RHDC Existing Indebtedness
Schedule 6.3	Dex Digital and RHDC Existing Liens

ANNEXES

Annex I	Form of Shared Collateral Assumption Agreement

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SHARED GUARANTEE AND COLLATERAL AGREEMENT

SHARED GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among each of the signatories hereto, in favor of JPMorgan Chase Bank, N.A., as shared collateral agent (in such capacity, together with any successor collateral agent, the “Shared Collateral Agent”) for the Shared Collateral Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the RHDI Credit Agreement (such term and certain other capitalized terms used hereinafter being defined in Section 1.1), the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement (each, a “Credit Agreement” and collectively, the “Credit Agreements”), the RHDI Lenders, the Dex East Lenders, the Dex West Lenders and the SuperMedia Lenders have, as applicable, severally agreed to make extensions of credit to RHDI, Dex East and Dex West (collectively, the “Dex Borrowers”) and SuperMedia (collectively with the Dex Borrowers, the “Borrowers”) upon the terms and subject to the conditions set forth in each of the Credit Agreements;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under each Credit Agreement;

WHEREAS, the Dex Borrowers, certain of the other Grantors and the Shared Collateral Agent are parties to a Shared Guarantee and Collateral Agreement, dated as of January 29, 2010 (the “Existing Shared Guarantee and Collateral Agreement”), in connection with each Existing Credit Agreement (as such term is defined in each of the Credit Agreements);

WHEREAS, it is a condition precedent to the effectiveness of each Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties;

WHEREAS, the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent, the SuperMedia Administrative Agent and the parties hereto have entered into the Intercreditor Agreement in order to (i) provide for the appointment by the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent and the SuperMedia Administrative Agent, on behalf of the Shared Collateral Secured Parties, of JPMorgan Chase Bank, N.A., as the Shared Collateral Agent, (ii) set forth certain responsibilities of the Shared Collateral Agent and (iii) establish among the Shared Collateral Secured Parties their respective rights with respect to certain payments that may be received by the Shared Collateral Agent in respect of the Shared Collateral; and

NOW, THEREFORE, in consideration of the premises and to induce the Shared Collateral Secured Parties to enter into the applicable Credit Agreements, each Grantor hereby agrees with the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, to amend and restate the Existing Shared Guarantee and Collateral Agreement in its entirety as follows:

SECTION 1.         DEFINED TERMS

1.1          Definitions.  (a)    Unless otherwise defined herein, terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Account and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Shared Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  collectively, the Dex Borrower Obligations and the “Obligations” under and as defined in the SuperMedia Credit Agreement. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Borrowers”:  as defined in the recitals hereto.

“Capital Lease Obligations”:  of any Person, (i) the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and (ii) in the case of the Grantors, the portion of the obligations of the Service Company described in the foregoing clause (i) allocated to, and funded by, the Grantors pursuant to the Shared Services Agreement.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreements”:  as defined in the Preamble hereto.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Dex Borrower Obligations”:  collectively, the “Obligations” under and as defined in the RHDI Credit Agreement, the Dex East Credit Agreement and the Dex West Credit Agreement.

“Dex Borrowers”:  as defined in the recitals hereto.

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“Dex Digital”: Dex One Digital, Inc., a Delaware corporation.

“Dex Digital/RHDC Asset Disposition”:  any sale, lease, assignment, conveyance, transfer or other disposition of any property or asset of Dex Digital or RHDC other than (i) sales of (x) inventory in the ordinary course of business and (y) used, surplus, obsolete or worn-out equipment and Permitted Investments in the ordinary course of business, (ii) sales, transfers and other dispositions pursuant to the Shared Services Transactions, (iii) the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of such Person, (iv) sales, transfers and dispositions to any Dex Shared Grantor hereunder and (v) other dispositions resulting in aggregate Net Proceeds not exceeding, when combined with the aggregate Net Proceeds of any Newco Asset Disposition, $2,500,000 during the term of this Agreement.

“Dex East”:  Dex Media East Inc., a Delaware corporation.

“Dex Loan Documents”:  the collective reference to the “Loan Documents” as defined in each of the Dex East Credit Agreement, Dex West Credit Agreement and the RHDI Credit Agreement..

“Dex Shared Collateral”:  as defined in Section 3.

“Dex Shared Collateral Secured Parties”: collectively, the Shared Collateral Agent, any RHDI Secured Parties, any Dex East Secured Parties and any Dex West Secured Parties.

“Dex Shared Grantors”:  the collective reference to the Ultimate Parent, Dex Digital and RHDC.

“Dex Shared Guarantors”:  the collective reference to Dex Digital and RHDC.

“Dex West”:  Dex Media West Inc., a Delaware corporation.

“DMHI”:  Dex Media Holdings, Inc., a Delaware corporation.

“Dollars” or “$”:  refers to lawful money of the United States of America.

“Financial Officer”: the chief financial officer, principal accounting officer, treasurer or controller of the Ultimate Parent.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”:  the voting Equity Interests of any Foreign Subsidiary.

“Grantors”:  the collective reference to the Dex Shared Grantors and the Universal Shared Grantors.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Shared Collateral Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other

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Loan Document). Notwithstanding anything herein or in any other Loan Document to the contrary, the Guarantor Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Guarantors”:  the collective reference to the Dex Shared Guarantors and the Universal Shared Guarantors.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Ultimate Parent or any of its Subsidiaries.

“Intercreditor Agreement”:  the Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, entered into among the Grantors, the RHDI Administrative Agent on behalf of the RHDI Secured Parties, the Dex East Administrative Agent on behalf of the Dex East Secured Parties, the Dex West Administrative Agent on behalf of the Dex West Secured Parties, the SuperMedia Administrative Agent on behalf of the SuperMedia Secured Parties and the Shared Collateral Agent on behalf of the Shared Collateral Secured Parties, as amended, restated or otherwise modified from time to time.

“Investment”:  purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash or property as a repayment of principal or a return of capital (including pursuant to any sale or disposition of such Investment), as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment or repayment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

“Investment Property”:  the collective reference to (i) all “investment property,” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Lenders”:  the collective reference to the RHDI Lenders, the Dex East Lenders, the Dex West Lenders and the SuperMedia Lenders.

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“Net Proceeds”:  with respect to any event (i) the cash proceeds received in respect of such event including (x) any cash received in respect of any non-cash proceeds, including cash received in respect of any debt instrument or equity security received as non-cash proceeds, but only as and when received, (y) in the case of a casualty, insurance proceeds, and (z) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (ii) the sum of (x) all reasonable fees and out-of-pocket expenses (including underwriting discounts and commissions and collection expenses) paid or payable by the Loan Parties (as defined in each of the Credit Agreements) or any Subsidiary thereof to third parties (including Affiliates, if permitted under the Credit Agreements) in connection with such event, (y) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Loan Parties (as defined in each of the Credit Agreements) or any Subsidiary thereof as a result of such event to repay Indebtedness (other than Loans (as defined in each of the Credit Agreements)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (it being understood that this clause shall not apply to customary asset sale provisions in offerings of debt securities) and (z) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties (as defined in each of the Credit Agreements) or any Subsidiary thereof (provided that such amounts withheld or estimated for the payment of taxes shall, to the extent not utilized for the payment of taxes, be deemed to be Net Proceeds received when such nonutilization is determined), and the amount of any reserves established by the Loan Parties (as defined in each of the Credit Agreements) or any Subsidiary thereof to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (provided that such reserves and escrowed amounts shall be disclosed to the Shared Collateral Agent at the time taken or made and any reversal of any such reserves will be deemed to be Net Proceeds received at the time and in the amount of such reversal), in each case as determined reasonably and in good faith by the chief financial officer of each Borrower; provided that for the purposes of calculating the Net Proceeds of an Ultimate Parent Asset Disposition (as defined in each of the Credit Agreements), payments made (or reasonably estimated to be payable) under the Tax Sharing Agreements (as defined in each of the Credit Agreements) shall be deducted in the same manner as taxes paid (or reasonably estimated to be payable) under clause (ii)(z) above.

“Newco Asset Disposition”:  any sale, lease, assignment, conveyance, transfer or other disposition of any property or asset of any Newco Senior Guarantor or any of their respective Subsidiaries (other than any Newco Subordinated Guarantor) other than (i) sales of (x) inventory in the ordinary course of business and (y) used, surplus, obsolete or worn-out equipment and Permitted Investments in the ordinary course of business, (ii) sales, transfers and other dispositions pursuant to the Shared Services Transactions, (iii) the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of such Person, (iv) sales, transfers and dispositions to any Grantor hereunder and (v) other dispositions resulting in aggregate Net Proceeds not exceeding, when combined with the aggregate Net Proceeds of any Dex Digital/RHDC Asset Disposition, $2,500,000 during the term of this Agreement.

“Newco Senior Guarantor”:  “Newco Senior Guarantor” as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement, respectively.

“Newco Subordinated Guarantor”:  “Newco Subordinated Guarantor” as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement, respectively.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Obligations”:  (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5 and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Permitted Dex Digital/RHDC/Newco Acquisition”:  any acquisition (by merger, consolidation or otherwise) by Dex Digital, RHDC or any Newco Senior Guarantor of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person, if (i) both before and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such acquired Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and substantially all the business of such acquired Person or business consists of one or more Permitted Businesses and not less than 80% of the consolidated gross operating revenues of such acquired Person or business for the most recently ended period of twelve months is derived from domestic operations in the United States of America, (iii) each Subsidiary of Dex Digital, RHDC or any Newco Senior Guarantor resulting from such acquisition (and which survives such acquisition) other than any Foreign Subsidiary, shall become a Universal Shared Guarantor and a Universal Shared Grantor hereunder to the extent required by the Credit Agreements and at least 80% of the Equity Interests of each such Subsidiary shall be owned directly by Dex Digital, RHDC or a Newco Senior Guarantor and shall have been (or within ten Business Days (or such longer period as may be acceptable to the Shared Collateral Agent) after such acquisition shall be) pledged pursuant to this Agreement to the extent required by the Credit Agreements, (iv) the Collateral and Guarantee Requirement as set forth in each of the Credit Agreements shall have been (or within ten Business Days (or such longer period as may be acceptable to the Shared Collateral Agent) after such acquisition shall be) satisfied with respect to each such Subsidiary and (v) Dex Digital, RHDC and each Newco Senior Guarantor, as applicable, has delivered to the Shared Collateral Agent an officer’s certificate to the effect set forth in clauses (i), (ii), (iii) and (iv) above, together with all relevant financial information for the Person or assets acquired.

“Permitted Business”:  the telephone and internet directory services businesses and businesses reasonably related, incidental or ancillary thereto.

“Permitted Encumbrances”:

(i)  Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings;

(ii)  carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings;

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(iii)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)  deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)  judgment Liens in respect of judgments or attachments that do not constitute a Default or an Event of Default; provided, that any such Lien is released within 30 days following the creation thereof;

(vi)  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that are not substantial in amount and do not, and could not reasonably be expected to, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Ultimate Parent or any of its Subsidiaries;

(vii)  Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(viii)  any interest or title of a lessor under any lease entered into by Dex Digital, RHDC or any Newco Senior Guarantor, as the case may be, in the ordinary course of its business and covering only the assets so leased;

(ix)  the licensing or sublicensing (other than exclusive licenses or sublicenses) of Intellectual Property in the ordinary course of business in a manner that does not, or could not reasonably be expected to, materially interfere with the business of such Person or any of its Subsidiaries; and

(ix)  any provision for the retention of title to any property by the vendor or transferor of such property, which property is acquired by Dex Digital, RHDC or any Newco Senior Guarantor, as the case may be, in a transaction entered into in the ordinary course of business of Dex Digital, RHDC or such Newco Senior Guarantor, as the case may be, and for which kind of transaction it is normal market practice for such retention of title provision to be included;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

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“Proceeds”:  all “proceeds,” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased, rights licensed or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Refinancing Indebtedness”:  Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew or refinance existing Indebtedness (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (ii) such Indebtedness has a later maturity and a longer weighted average life than the Refinanced Debt, (iii) such Indebtedness bears a market interest rate (as reasonably determined in good faith by the board of directors of the applicable Guarantor) as of the time of its issuance or incurrence, (iv) if the Refinanced Debt or any Guarantees thereof are subordinated to the Guarantor Obligations, such Indebtedness and Guarantees thereof are subordinated to the Guarantor Obligations on terms no less favorable to the holders of the Guarantor Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Guarantor that has not guaranteed such Refinanced Debt guarantees such Indebtedness), (v) such Indebtedness contains covenants and events of default and is benefited by Guarantees (if any) which, taken as a whole, are reasonably determined in good faith by the board of directors of the applicable Guarantor not to be materially less favorable to the Shared Collateral Secured Parties than the covenants and events of default of or Guarantees (if any) in respect of such Refinanced Debt, (vi) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such assets as secured the Refinanced Debt and Guarantees thereof, (vii) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured, (viii) such Indebtedness is issued only by the issuer of such Refinanced Debt and (ix) the proceeds of such Indebtedness are applied promptly (and in any event within 45 days) after receipt thereof to the repayment of such Refinanced Debt.

“RHDC”:  R.H. Donnelley Corporation, a Delaware corporation.

“RHDI”:  R.H. Donnelley Inc., a Delaware corporation.

“Securities Act”:  the Securities Act of 1933, as amended.

“Service Company”:  Dex One Service Inc., a Delaware corporation.

“Shared Collateral”:  as defined in Section 3.

“Shared Collateral Agent”:  as defined in the preamble hereto.

“Shared Collateral Secured Parties:” the collective reference to the Dex Shared Collateral Secured Parties and the SuperMedia Secured Parties.

“Shared Services”:  the centralized, shared or pooled services, undertakings and arrangements which are provided by the Service Company or any of its Subsidiaries to or for the benefit of the Ultimate Parent and its Subsidiaries pursuant to the Shared Services Agreement, including, without limitation, the acquisition and ownership of assets by the Service Company or any of its Subsidiaries used in the provision of the foregoing and centralized payroll, benefits and account payable operations.

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“Shared Services Agreement”:  the Amended and Restated Shared Services Agreement, dated as of the date hereof, among the Ultimate Parent, the Service Company and the other Subsidiaries of the Ultimate Parent party thereto.

“Shared Services Transactions”:  collectively, (i) the engagement of the Service Company for the provision of Shared Services pursuant to the Shared Services Agreement, (ii) sales, transfers and other dispositions of assets to the Service Company or any of its Subsidiaries pursuant to the Shared Services Agreement for use in the provision of Shared Services, (iii) the transfer of employees of the Loan Parties (as defined in each of the Credit Agreements) to the Service Company or any of its Subsidiaries for the provision of Shared Services pursuant to the Shared Services Agreement and (iv) payments, distributions and other settlement of payment obligations by the recipient of Shared Services to, or for ultimate payment to, the provider of such Shared Services pursuant to the Shared Services Agreement in respect of the provision of such Shared Services (including, without limitation, the prefunding in accordance with the Shared Services Agreement of certain such payment obligations in connection with the establishment of the payment and settlement arrangements under the Shared Services Agreement); provided, that all such payments, distributions and settlements shall reflect a fair and reasonable allocation of the costs of such Shared Services in accordance with the terms of the Shared Services Agreement (it being understood and agreed that payments in respect of tax liabilities or tax attributes pursuant to the Tax Sharing Agreements (as defined in each of the Credit Agreements) shall not constitute Shared Services Transactions); provided, further, that the foregoing shall not restrict the ability of the Borrowers to make Restricted Payments (as defined in each applicable Credit Agreement) (i) pursuant to Section 6.08(a)(iii) of the Dex East Credit Agreement, the Dex West Credit Agreement and the RHDI Credit Agreement and Section 6.08(a)(vii)of the SuperMedia Credit Agreement to the Service Company in respect of tax liabilities incurred by the Service Company in connection with the performance of its obligations under the Shared Services Agreement).

“SuperMedia”: SuperMedia Inc., a Delaware corporation.

“SuperMedia Secured Parties”: collectively, the Shared Collateral Agent and the “Secured Parties” as such term is defined in the SuperMedia Credit Agreement.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Ultimate Parent”:  (i) prior to the Mergers, Dex One Corporation, a Delaware corporation and (ii) after the Mergers, Dex Media, Inc. (f/k/a Newdex, Inc.), a Delaware corporation.

“Universal Shared Collateral”:  as defined in Section 3.

“Universal Shared Grantors”:  the collective reference to each of DMHI, the Service Company and each Newco Senior Guarantor that becomes a party hereto.

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“Universal Shared Guarantors”:  the collective reference to each of the Ultimate Parent, DMHI, the Service Company and each Newco Senior Guarantor that becomes a party hereto.

1.2          Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Shared Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Shared Collateral or the relevant part thereof.

SECTION 2.         GUARANTEE

2.1          Guarantee.  (a)  (i) Each of the Dex Shared Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety to the Shared Collateral Agent, for the benefit of the Dex Shared Collateral Secured Parties and their respective successors, indorsees, transferees and permitted assigns, the prompt and complete payment and performance by each Dex Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its respective Dex Borrower Obligations and (ii) each of the Universal Shared Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety to the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties and their respective successors, indorsees, transferees and permitted assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its respective Borrower Obligations.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under any applicable Bankruptcy Law (after giving effect to the right of contribution established in Section 2.2).

(c)           Each Guarantor agrees that (x) the Dex Borrower Obligations, in the case of the Dex Shared Guarantors and (y) the Borrower Obligations, in the case of the Universal Shared Guarantors, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Shared Collateral Agent or any Shared Collateral Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until all the (x) Dex Borrower Obligations and the obligations of each Dex Shared Guarantor under the guarantee contained in this Section 2, in the case of each Dex Shared Guarantor, and (y) the Borrower Obligations and the obligations of each Universal Shared Guarantor under the guarantee contained in this Section 2, in the case of each Universal Shared Guarantor, shall have been satisfied by payment in full, notwithstanding that from time to time during the term of each Credit Agreement the applicable Borrower may be free from any Borrower Obligations.

(e)           No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Shared Collateral Agent or any Shared Collateral Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue

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of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for (x) the Dex Borrower Obligations, in the case of the Dex Shared Guarantors, and (y) the Borrower Obligations, in the case of the Universal Shared Guarantors, up to the maximum liability of such Guarantor hereunder until the Dex Borrower Obligations or the Borrower Obligations, as applicable, are paid in full.

2.2          Right of Contribution.  (i) Each Dex Shared Guarantor hereby agrees that to the extent that a Dex Shared Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Dex Shared Guarantor shall be entitled to seek and receive contribution from and against any other Dex Shared Guarantor  hereunder which has not paid its proportionate share of such payment and (ii) each Universal Shared Guarantor hereby agrees that to the extent that a Universal Shared Guarantor (other than the Ultimate Parent) shall have paid more than its proportionate share of any payment made hereunder, such Universal Shared Guarantor shall be entitled to seek and receive contribution from and against any other Universal Shared Guarantor  hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Shared Collateral Agent and the Shared Collateral Secured Parties, and each Guarantor shall remain liable to the Shared Collateral Agent and the Shared Collateral Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3          No Subrogation.  (a)  Notwithstanding any payment made by any Dex Shared Guarantor hereunder or any set-off or application of funds of any Dex Shared Guarantor by the Shared Collateral Agent or any Dex Shared Collateral Secured Party, no Dex Shared Guarantor shall exercise any rights of subrogation to any of the rights of the Shared Collateral Agent or any Dex Shared Collateral Secured Party against any Dex Borrower or any other Dex Shared Guarantor or any collateral security or guarantee or right of offset held by the Shared Collateral Agent or any Dex Shared Collateral Secured Party for the payment of the Dex Borrower Obligations, nor shall any Dex Shared Guarantor seek or be entitled to seek any contribution or reimbursement from any Dex Borrower or any other Dex Shared Guarantor in respect of payments made by such Dex Shared Guarantor hereunder, until all amounts owing to the Shared Collateral Agent and the Dex Shared Collateral Secured Parties by any Dex Borrower on account of the Dex Borrower Obligations are paid in full. If any amount shall be paid to any Dex Shared Guarantor on account of such subrogation rights at any time when all of the Dex Borrower Obligations shall not have been paid in full, such amount shall be held by such Dex Shared Guarantor in trust for the Shared Collateral Agent and the Dex Shared Collateral Secured Parties, segregated from other funds of such Dex Shared Guarantor, and shall, forthwith upon receipt by such Dex Shared Guarantor, be turned over to the Shared Collateral Agent in the exact form received by such Dex Shared Guarantor (duly indorsed by such Dex Shared Guarantor to the Shared Collateral Agent, if required), to be applied against the Dex Borrower Obligations, whether matured or unmatured, in accordance with the Intercreditor Agreement.

(b)           Notwithstanding any payment made by any Universal Shared Guarantor hereunder or any set-off or application of funds of any Universal Shared Guarantor by the Shared Collateral Agent or any Shared Collateral Secured Party, no Universal Shared Guarantor shall exercise any rights of subrogation to any of the rights of the Shared Collateral Agent or any Shared Collateral Secured Party against any Borrower or any other Universal Shared Guarantor or any collateral security or guarantee or right of offset held by the Shared Collateral Agent or any Shared Collateral Secured Party for the payment of the Borrower Obligations, nor shall any Universal Shared Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Universal Shared Guarantor in respect of payments made by such Universal Shared Guarantor hereunder, until all amounts owing to the Shared

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Collateral Agent and the Shared Collateral Secured Parties by any Borrower on account of the Borrower Obligations are paid in full.  If any amount shall be paid to any Universal Shared Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Universal Shared Guarantor in trust for the Shared Collateral Agent and the Shared Collateral Secured Parties, segregated from other funds of such Universal Shared Guarantor, and shall, forthwith upon receipt by such Universal Shared Guarantor, be turned over to the Shared Collateral Agent in the exact form received by such Universal Shared Guarantor (duly indorsed by such Universal Shared Guarantor to the Shared Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the Intercreditor Agreement.

2.4          Amendments, etc. with respect to the Borrower Obligations.  (a)  Each Dex Shared Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Dex Shared Guarantor and without notice to or further assent by any Dex Shared Guarantor, any demand for payment of any of the Dex Borrower Obligations made by the Shared Collateral Agent or any Dex Shared Collateral Secured Party may be rescinded by the Shared Collateral Agent or such Dex Shared Collateral Secured Party and any of the Dex Borrower Obligations continued, and the Dex Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Shared Collateral Agent or any Dex Shared Collateral Secured Party and the Dex Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Shared Collateral Agent (or the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent or the requisite Lenders under the applicable Credit Agreement, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Shared Collateral Agent or any Dex Shared Collateral Secured Party for the payment of the Dex Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Shared Collateral Agent nor any other Dex Shared Collateral Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Dex Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(b)           Each Universal Shared Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Universal Shared Guarantor and without notice to or further assent by any Universal Shared Guarantor, any demand for payment of any of the Borrower Obligations made by the Shared Collateral Agent or any Shared Collateral Secured Party may be rescinded by the Shared Collateral Agent or such Shared Collateral Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Shared Collateral Agent or any Shared Collateral Secured Party and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Shared Collateral Agent (or the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent, the SuperMedia Administrative Agent or the requisite Lenders under the applicable Credit Agreement, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Shared Collateral Agent or any Shared Collateral Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Shared Collateral Agent nor any other Shared Collateral Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5          Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Shared Collateral Agent or any Shared Collateral Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Shared Collateral Agent and the Shared Collateral Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of (x) in the case of each of the Dex Shared Guarantors, the Dex Borrowers or any of the Dex Shared Guarantors with respect to the Dex Borrower Obligations, and (y) in the case of each of the Universal Shared Guarantors, the Borrowers or any of the Universal Shared Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Loan Document, any of the applicable Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Shared Collateral Agent or any applicable Shared Collateral Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any applicable Borrower or any other Person against any Shared Collateral Agent or any applicable Shared Collateral Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any applicable Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of (x) in the case of each Dex Shared Guarantor, any Dex Borrower for the Dex Borrower Obligations, or (y) in the case of each Universal Shared Guarantor, any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Dex Shared Guarantor, the Shared Collateral Agent and any Dex Shared Collateral Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Dex Borrower, any other Dex Shared Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Shared Collateral Agent or any Dex Shared Collateral Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Dex Borrower, any other Dex Shared Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Dex Borrower, any other Dex Shared Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Dex Shared Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Shared Collateral Agent or any Dex Shared Collateral Secured Party against any Dex Shared Guarantor.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Universal Shared Guarantor, the Shared Collateral Agent and any Shared Collateral Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Universal Shared Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Shared Collateral Agent or any Shared Collateral Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Universal Shared Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Universal Shared Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Universal Shared Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Shared Collateral Agent or any Shared Collateral Secured Party against any Universal Shared Guarantor.

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For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement.  (a)  The guarantee by any Dex Shared Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Dex Borrower Obligations is rescinded or must otherwise be restored or returned by any Dex Shared Collateral Secured Party in an Insolvency Proceeding of any Dex Borrower or any Dex Shared Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Dex Borrower or any Dex Shared Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(b)           The guarantee by any Universal Shared Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Shared Collateral Secured Party in an Insolvency Proceeding of any Borrower or any Universal Shared Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Universal Shared Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Shared Collateral Agent for the sole benefit of the (x) in the case of each Dex Shared Guarantor, the Dex Shared Collateral Secured Parties and (y) in the case of each Universal Shared Guarantor, the Shared Collateral Secured Parties, in each case without set-off or counterclaim in Dollars at the office of the Shared Collateral Agent located at 383 Madison Avenue, New York, New York.

SECTION 3.         GRANT OF SECURITY INTEREST

3.1          Grant of Security Interest.  Subject to Section 3.2, each Grantor hereby assigns and transfers to the Shared Collateral Agent, and hereby grants to the Shared Collateral Agent, for the benefit of (x) in the case of each Dex Shared Grantor, the Dex Shared Collateral Secured Parties, and (y) in the case of the Universal Shared Grantors, the Shared Collateral Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (with respect to the Dex Shared Grantors, the “Dex Shared Collateral,” with respect to the Universal Shared Grantors, the “Universal Shared Collateral” and, collectively, the “Shared Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Deposit Accounts;

(iv)          all Documents;

(v)           all Equipment;

(vi)          all General Intangibles;

(vii)         all Instruments;

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(viii)        all Intellectual Property;

(ix)          all Inventory;

(x)           all Investment Property;

(xi)          all Letter-of-Credit Rights;

(xii)         all other personal property not otherwise described above;

(xiii)        all books and records pertaining to the Dex Shared Collateral or Universal Shared Collateral, as applicable; and

(xiv)        to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

3.2          Excluded Property.  Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in, and the Shared Collateral shall not include, (a) any property to the extent that such grant of a security interest (i) is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or (iii) in the case of any Investment Property, Pledged Stock or Pledged Note (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, except in each case to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (b) any property owned or at any time hereafter acquired by Dex Digital, RHDC or any Newco Senior Guarantor other than Pledged Stock or (c) any “intent to use” Trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, to the extent their inclusion in the Shared Collateral would invalidate or otherwise impair such applications, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) or 1(d) of said Act has been filed and accepted with the United States Patent and Trademark Office.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

To induce (i) the RHDI Administrative Agent and the RHDI Lenders to enter into the RHDI Credit Agreement, (ii) the Dex East Administrative Agent and the Dex East Lenders to enter into the Dex East Credit Agreement, (iii) the Dex West Administrative Agent and the Dex West Lenders to enter into the Dex West Credit Agreement, (iv) the SuperMedia Administrative Agent and the SuperMedia Lenders to enter into the SuperMedia Credit Agreement and (iv) the Shared Collateral Secured Parties to enter into agreements with the Borrowers and their respective Subsidiaries, each Grantor hereby represents and warrants to the Shared Collateral Agent and each Shared Collateral Secured Party that:

4.1          Authorization; Enforceability.  This Agreement has been duly executed and delivered by such Grantor and will constitute a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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4.2          Title; No Other Liens.  Except for the security interests granted to the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Shared Collateral by each of the Credit Agreements, the Intercreditor Agreement and this Agreement, such Grantor owns each item of the Shared Collateral free and clear of any and all Liens or, with respect to title, claims of others.  No financing statement or other public notice with respect to all or any part of the Shared Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Shared Collateral Agent, for the benefit of the applicable Shared Collateral Secured Parties pursuant to this Agreement, (ii) with respect to Intellectual Property, filings at (a) the United States Patent and Trademark Office or United States Copyright Office (except to the extent such filings evidence a grant of an unreleased security interest in favor of a Person other than the Shared Collateral Agent (other than with respect to Liens permitted to exist on the Shared Collateral by each of the Credit Agreements)) or (b) any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof) or (iii) as permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, in the ordinary course of business in a manner that does not, and could not reasonably be expected to, materially interfere with the business of the Ultimate Parent and its Subsidiaries, grant licenses or sublicenses (other than exclusive licenses or sublicenses) to third parties to use Intellectual Property owned or developed by such Grantor.  For purposes of this Agreement, such licensing or sublicensing activity shall not constitute a “Lien” on such Intellectual Property.  Each Grantor understands that any such licenses and sublicenses may not limit the ability of the Shared Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.3          Perfected First Priority Lien.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Shared Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Shared Collateral in which a security interest may be perfected by the filing of a financing statement or such other actions specified on Schedule 3 in favor of the Shared Collateral Agent, for the benefit of the applicable Shared Collateral Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Shared Collateral from such Grantor and (b) are prior to all other Liens on such Shared Collateral in existence on the date hereof, subject only to Liens permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement.

4.4          Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.  Such Grantor has furnished to the Shared Collateral Agent a certified charter, certificate of incorporation or other organizational document and a long-form good standing certificate as of a date which is recent to the date hereof.

4.5          Farm Products.  None of the Shared Collateral constitutes, or is the Proceeds of, Farm Products.

4.6          Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

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(b)           All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)           Each of the Pledged Notes constituting Shared Collateral constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement.

4.7          Receivables.  With respect to the Receivables constituting Shared Collateral of any Grantor only: (a)  No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Shared Collateral Agent to the extent required by Section 5.1 below.

(b)           Except as such Grantor shall have previously notified the Shared Collateral Agent in writing, the aggregate amount of Receivables included in the (x) Dex Shared Collateral owed by Governmental Authorities to the Dex Shared Grantors does not exceed $5,000,000 and (y) Universal Shared Collateral owed by any Governmental Authorities to the Universal Shared Grantors does not exceed $5,000,000.

(c)           The amounts represented by such Grantor to the applicable Shared Collateral Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

4.8          Intellectual Property.  With respect to the Intellectual Property constituting Shared Collateral of any Grantor only:  (a)  Schedule 5 lists or describes all registered and material Copyrights, Trademarks, Patents and applications for the foregoing owned by such Grantor in its own name on the date hereof and all material Copyright Licenses, Patent Licenses and Trademark Licenses to which such Grantor is a party as of the date hereof, in each case, pursuant to which any Grantor is granted by a third party exclusive rights to a registered Copyright, Patent or Trademark registration or application, respectively, owned by such third party.

(b)           On the date hereof, all material Intellectual Property owned by such Grantor is free of all Liens (other than Liens permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement), valid, subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

(c)           On the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any material Intellectual Property owned by or, to the knowledge of such Grantor, exclusively licensed to such Grantor.

(d)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property (A) owned by such Grantor or such Grantor’s ownership interest therein or (B) to the knowledge of such Grantor, exclusively licensed to such Grantor or such Grantor’s exclusive license thereto, or (ii) which, if adversely

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determined, would have a material adverse effect on the value of any Intellectual Property owned by, or to the knowledge of such Grantor, exclusively licensed to such Grantor.

4.9          Deposit Accounts, Securities Accounts.  Schedule 6 hereto sets forth each Deposit Account or Securities Account constituting Shared Collateral in which any Grantor has any interest on the date hereof.

SECTION 5.         COVENANTS

From and after the date of this Agreement until (x) in the case of the Dex Shared Grantors, the Dex Borrower Obligations (other than contingent indemnity obligations not then due and payable), and (y) in the case of the Universal Shared Grantors, the Obligations (other than contingent indemnity obligations not then due and payable), shall have been paid in full, each Grantor covenants and agrees with the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties that:

5.1          Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Shared Collateral in excess of $1,000,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper constituting Shared Collateral, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Shared Collateral Agent, duly indorsed in a manner satisfactory to the Shared Collateral Agent, to be held as Shared Collateral pursuant to this Agreement.

5.2          Maintenance of Insurance.  (a)Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment constituting Shared Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Shared Collateral Agent and (ii) to the extent requested by the Shared Collateral Agent, insuring such Grantor and the applicable Shared Collateral Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Shared Collateral Agent.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective unless the insurer gives at least 30 days notice to the Shared Collateral Agent, (ii) name the Shared Collateral Agent as insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Shared Collateral Agent.

5.3          Casualty and Condemnation.  Such Grantor (a) shall furnish to the Shared Collateral Agent prompt written notice of any casualty or other insured damage to any Shared Collateral fairly valued at more than $10,000,000 or the commencement of any action or proceeding for the taking of any Shared Collateral or any material part thereof or material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) shall ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) that have not been applied to repair, restore or replace the applicable property or asset within 365 days of such event are collected and applied to the prepayment of the Borrower Obligations in accordance with the applicable provisions of this Agreement and the Intercreditor Agreement.

5.4          Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Shared Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Shared Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in

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conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Shared Collateral or any interest therein.

5.5          Maintenance of Perfected Security Interest.  Such Grantor shall maintain the security interest created by this Agreement as a perfected (if and to the extent perfection is required herein) security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents and this Agreement to dispose of the Shared Collateral.

5.6          Other Information; Further Documentation.  (a)  At any time and from time to time, upon the written request of the Shared Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Shared Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights constituting Shared Collateral and any other relevant Shared Collateral, taking any actions necessary to enable the Shared Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.  Notwithstanding anything in this Agreement to the contrary (other than with respect to (i) Investment Property and (ii) Deposit Accounts and Securities Accounts), no Grantor shall be required to take any actions to perfect or maintain the Shared Collateral Agent’s security interest with respect to any personal property Shared Collateral which (A) cannot be perfected or maintained by filing a financing statement under the Uniform Commercial Code and (B) has a fair market value which, together with the value of all other personal property Shared Collateral of all Grantors with respect to which a security interest is not perfected or maintained in reliance on this sentence, does not exceed $1,000,000.

(b)           Such Grantor will furnish to the Shared Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Shared Collateral Agent may reasonably request, all in reasonable detail.

5.7          Changes in Locations, Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Shared Collateral Agent and each Administrative Agent and delivery to the Shared Collateral Agent of all additional financing statements and other documents reasonably requested by the Shared Collateral Agent to maintain the validity, perfection (if and to the extent perfection is required herein) and priority of the security interests provided for herein:

(a)           change its jurisdiction of organization from that referred to in Section 4.4; or

(b)           change its name.

5.8          Notices.  Such Grantor will advise the Shared Collateral Agent and each Administrative Agent promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under each of the Credit Agreements, the Intercreditor Agreement and this Agreement) on any of the Shared Collateral which would adversely affect the ability of the Shared Collateral Agent to exercise any of its remedies hereunder; and

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(b)           the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Shared Collateral or on the security interests created hereby.

5.9          Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, having a value in excess of $1,000,000 such Grantor shall accept the same as the agent of the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties, hold the same in trust for the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties and deliver the same forthwith to the Shared Collateral Agent in the exact form received, duly indorsed by such Grantor to the Shared Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Shared Collateral Agent so requests, signature guaranteed, to be held by the Shared Collateral Agent, subject to the terms hereof, as additional collateral security for (x) in the case of the Dex Shared Grantors, the Dex Borrower Obligations, and (y) in the case of the Universal Shared Grantors, the Obligations.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Shared Collateral Agent to be held by it hereunder as additional collateral security for the (x) in the case of the Dex Shared Grantors, the Dex Borrower Obligations, and (y) in the case of the Universal Shared Grantors, the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Shared Collateral Agent, be delivered to the Shared Collateral Agent to be held by it hereunder as additional collateral security for (x) in the case of the Dex Shared Grantors, the Dex Borrower Obligations, and (y) in the case of the Universal Shared Grantors, the Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Shared Collateral Agent, hold such money or property in trust for the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties, segregated from other funds of such Grantor, as additional collateral security for (x) in the case of the Dex Shared Grantors, the Dex Borrower Obligations, and (y) in the case of the Universal Shared Guarantor, the Obligations.

(b)           Without the prior written consent of the Shared Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, except to the extent permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Liens permitted by each of the Credit Agreements, the Intercreditor Agreement and this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Shared Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Shared Collateral Agent promptly in

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writing of the occurrence of any of the events described in Section 5.9(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 7.3(c) and 7.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 with respect to the Investment Property issued by it.

5.10        Receivables.  Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable constituting Shared Collateral, (ii) compromise or settle any such Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such Receivable, (iv) allow any credit or discount whatsoever on any such Receivable or (v) amend, supplement or modify any such Receivable in any manner that could reasonably be expected to adversely affect the value thereof.

5.11        Intellectual Property.  With respect to the Intellectual Property constituting Shared Collateral of any Grantor only:  (a)  Except to the extent any Grantor reasonably determines that any Intellectual Property is no longer used or useful in its business, such Grantor (either itself or through licensees) will (i) continue to use commercially each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain at least as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, shall obtain a perfected (if and to the extent perfection is required herein) security interest in such mark pursuant to this Agreement (subject to, and except with respect to Trademark applications to the extent described in, Section 3.2(c)) and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights constituting Shared Collateral of such Grantor may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) will not knowingly materially infringe the intellectual property rights of any other Person.

(e)           Such Grantor will notify the Shared Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property constituting Shared Collateral of such Grantor may become forfeited, abandoned or dedicated to the public, or of any final or non-appealable adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property constituting Shared Collateral of such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(f)            Subject to such Grantor’s reasonable business judgment, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the

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relevant registration) and to maintain each registration of the material Intellectual Property constituting Shared Collateral of such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)           In the event that any material Intellectual Property constituting Shared Collateral of such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Shared Collateral Agent after it learns thereof and subject to such Grantor’s reasonable business judgment, sue for infringement, misappropriation or dilution, to seek appropriate relief and to recover any and all damages for such infringement, misappropriation or dilution.

5.12        Commercial Tort Claims.  Such Grantor shall advise the Shared Collateral Agent promptly of any Commercial Tort Claim constituting Shared Collateral held by such Grantor in excess of $1,000,000 and shall promptly execute a supplement to this Agreement in form and substance satisfactory to the Shared Collateral Agent to grant security interests in such Commercial Tort Claim to the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties.

5.13        Deposit Accounts, Securities Accounts.  No Grantor shall establish or maintain a Deposit Account or Securities Account constituting Shared Collateral for which such Grantor has not delivered to the Shared Collateral Agent a control agreement executed by all parties relevant thereto, provided, that the Grantors shall not be required to enter into control agreements (other than the Funding Accounts (as defined in the Shared Services Agreement), with respect to which the Service Company shall enter into control agreements) with respect to any Deposit Accounts or Securities Accounts having an aggregate balance for all such Deposit Accounts and Securities Accounts of less than $1,000,000.

5.14       Existence; Conduct of Business.  Such Grantor shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises and trade names material to the conduct of its business; provided, that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under each of the Credit Agreements, the Intercreditor Agreement and this Agreement.

5.15        Maintenance of Properties.  Such Grantor shall, and shall cause each of its Subsidiaries to, keep and maintain all property (other than Intellectual Property) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.  Such Grantor shall, and shall cause each of its Subsidiaries to, subject to its and their reasonable business judgment, take all actions to maintain all registrations and applications with respect to material Intellectual Property owned by any of them.

5.16       Books and Records; Inspection and Audit Rights.  Such Grantor shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.  Each such Grantor shall, and shall cause each of its Subsidiaries to, permit any representatives designated by the Shared Collateral Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested.

5.17        Other Information; Information Regarding Collateral.  Substantially concurrently with each delivery of the Ultimate Parent’s annual and quarterly financial statements under the Credit Agreements, the Ultimate Parent shall deliver to the Shared Collateral Agent: (a) a report of a reputable

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insurance broker with respect to the insurance required pursuant to Section 5.2 and such supplemental reports with respect thereto as the Shared Collateral Agent may from time to time reasonably request and (b) (i) a certificate of a Financial Officer (A) identifying any Subsidiary of any Grantor formed or acquired since the end of the previous fiscal quarter, (B) identifying any parcels of real property or improvements thereto with a value exceeding $1,000,000 that have been acquired by any Grantor since the end of the previous fiscal quarter, (C) identifying any Permitted Dex Digital/RHDC/Newco Acquisition or other acquisitions of going concerns that have been consummated since the end of the previous fiscal quarter, including the date on which each such acquisition or Investment was consummated and the consideration therefor, (D) identifying all applications for registration of any Intellectual Property filed during the previous fiscal quarter by such Grantor, either by itself or through any agent, employee, licensee or designee, with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof (and upon request of the Shared Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Shared Collateral Agent may request to evidence the Shared Collateral Agent’s security interest in any Copyright, Patent or Trademark constituting Shared Collateral of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby) and (E) identifying any change in the locations at which equipment and inventory, in each case with a value in excess of $1,000,000, are located, if not owned by the Grantors and (ii) a certificate of a Financial Officer and the chief legal officer of the Ultimate Parent certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Shared Collateral and required pursuant to the Loan Documents to be filed, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect (if and to the extent perfection is required herein) the security interests under this Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 6.         ADDITIONAL COVENANTS APPLICABLE TO DEX DIGITAL, RHDC AND NEWCO SENIOR GUARANTORS

From and after the date of this Agreement until (x) in the case of each Dex Shared Guarantor, the Dex Borrower Obligations (other than contingent indemnity obligations not then due and payable), and (y) in the case of each Universal Shared Guarantor, the Borrower Obligations (other than contingent indemnity obligations not then due and payable), shall have been paid in full, each Dex Shared Guarantor (other than for purposes of Section 6.6) and each Universal Shared Guarantor (except DMHI, the Service Company and, other than for purposes of Section 6.6, the Ultimate Parent) covenants and agrees with the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties that:

6.1          Asset Sales.  (a)  In the event and on each occasion that any Net Proceeds are received by or on behalf of a Dex Shared Guarantor in respect of any Dex Digital/RHDC Asset Disposition, such Dex Shared Guarantor shall, not later than the Business Day next after the date on which such Net Proceeds are received, apply an aggregate amount equal to the Net Proceeds of such Dex Digital/RHDC Asset Disposition to the prepayment of the Dex Borrower Obligations in accordance with clause (x) of paragraph “Fourth” of Section 3.4(b) of the Intercreditor Agreement.

(b)           In the event and on each occasion that any Net Proceeds are received by or on behalf of any Universal Shared Guarantor or any of its Subsidiaries in respect of any Newco Asset Disposition (other than an Ultimate Parent Asset Disposition, as defined in each of the Credit Agreements, of the Equity Interests of any of the Borrowers), such Universal Shared Guarantor or Subsidiary, as applicable, shall, and shall cause each of its Subsidiaries to, not later than the Business Day next after the date on which such Net Proceeds

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are received, apply an aggregate amount equal to the Net Proceeds of such Newco Asset Disposition to the prepayment of the Borrower Obligations in accordance with clause (y) of paragraph “Fourth” of Section 3.4(b) of the Intercreditor Agreement.

6.2          Indebtedness.  It shall not, and shall not permit any of its Subsidiaries (other than any Newco Subordinated Guarantor) to, create, incur, assume or permit to exist any Indebtedness except:

(a)           Indebtedness created under the Loan Documents;

(b)           Indebtedness existing on the Closing Date and set forth in Schedule 6.2 and Refinancing Indebtedness in respect thereof;

(c)           Indebtedness of (i) any Dex Shared Guarantor to any other Dex Shared Guarantor or (ii) any Universal Shared Guarantor to any other Universal Shared Guarantor;

(d)           Guarantees (i) by any Dex Shared Guarantor of Indebtedness of any other Dex Shared Guarantor or (ii) by any Universal Shared Guarantor of Indebtedness of any other Universal Shared Guarantor;

(e)           unsecured Indebtedness incurred in the ordinary course of business, but excluding Indebtedness incurred through the borrowing of money;

(f)            Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount not greater than fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof; provided, that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f), together with the aggregate principal amount of similar Indebtedness of the Service Company allocated to such Grantor and its Subsidiaries pursuant to the Shared Services Agreement, shall not exceed $1,000,000 at any time outstanding at (x) Dex Digital and its consolidated Subsidiaries, (y) RHDC and its consolidated Subsidiaries or (z) each Newco Senior Guarantor and its consolidated Subsidiaries;

(g)           Indebtedness incurred to finance a Permitted Dex Digital/RHDC/Newco Acquisition and Refinancing Indebtedness in respect thereof; provided, that (i) such Indebtedness (other than Refinancing Indebtedness) is incurred at the time of such Permitted Dex Digital/RHDC/Newco Acquisition and (ii) the principal amount of all Indebtedness incurred by Dex Digital, RHDC and any Newco Senior Guarantor and any of their respective Subsidiaries in reliance upon this clause (g) shall not exceed $1,000,000 in the aggregate at any time outstanding;

(h)           Indebtedness of any Person that becomes a Universal Shared Guarantor or a Subsidiary of any Universal Shared Guarantor after the Closing Date and Refinancing Indebtedness in respect thereof; provided, that such Indebtedness (other than Refinancing Indebtedness) exists at the time such Person becomes a Universal Shared Guarantor or a Subsidiary of any Universal Shared Guarantor and is not created in contemplation of or in connection with such Person becoming a Universal Shared Guarantor or a Subsidiary of any Universal Shared Guarantor (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such entity becoming a Universal Shared Guarantor or a Subsidiary of any Universal Shared Guarantor);

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(i)            Indebtedness owing to the Service Company incurred pursuant to the Shared Services Transactions;

(j)            Indebtedness in respect of letters of credit; provided, that the aggregate face amount of such letters of credit shall not exceed $1,000,000 at any time outstanding at (i) Dex Digital and its consolidated Subsidiaries, (ii) RHDC and its consolidated Subsidiaries or (iii) any Newco Senior Guarantor and its consolidated Subsidiaries; and

(k)           other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding at (i) Dex Digital and its consolidated Subsidiaries, (ii) RHDC and its consolidated Subsidiaries or (iii) each Newco Senior Guarantor and its consolidated Subsidiaries.

6.3          Liens.  It shall not, and shall not permit any of its Subsidiaries (other than any Newco Subordinated Guarantor) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien existing on the Closing Date and set forth in Schedule 6.3 on any property or asset thereof; provided, that (i) such Lien shall not apply to any other property or asset of such Person (other than proceeds) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(d)           Liens on fixed or capital assets acquired, constructed or improved by such Dex Shared Guarantor or such Universal Shared Guarantor or any of their respective Subsidiaries; provided, that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.2, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Dex Shared Guarantor or such Universal Shared Guarantor or any of their respective Subsidiaries (other than proceeds);

(e)           any Lien existing on any property or asset prior to the acquisition thereof by such Dex Shared Guarantor or such Universal Shared Guarantor or any of their respective Subsidiaries or existing on any property or asset of any Person that becomes a Universal Shared Guarantor after the Closing Date prior to the time such Person becomes a Universal Shared Guarantor; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Universal Shared Guarantor, (ii) such Lien shall not apply to any other property or assets of such Dex Shared Guarantor or such Universal Shared Guarantor or any of their respective Subsidiaries (other than proceeds) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Universal Shared Guarantor, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of fees and expenses, including premium and defeasance costs, associated therewith) or result in a decreased average weighted life thereof;

(f)            any Lien securing Indebtedness permitted under Section 6.2(g);

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(g)           Liens on cash collateral securing letters of credit permitted by Section 6.2(j) in an aggregate amount not to exceed (i) the lesser of (x) $1,050,000 and (y) 105% of the face amount thereof at Dex Digital and its consolidated Subsidiaries, (ii) the lesser of (x) $1,050,000 and (y) 105% of the face amount thereof at RHDC and its consolidated Subsidiaries or (iii) with respect to any Newco Senior Guarantor and each of its consolidated Subsidiaries the lesser of (x) $1,050,000 and (y) 105% of the face amount thereof at such Newco Senior Guarantor and its consolidated Subsidiaries; and

(h)           Liens not otherwise permitted by this Section 6.3 securing obligations other than Indebtedness and involuntary Liens not otherwise permitted by this Section 6.3 securing Indebtedness, which obligations and Indebtedness are in an aggregate amount not in excess of $1,000,000 at any time outstanding at (i) Dex Digital and its consolidated Subsidiaries, (ii) RHDC and its consolidated Subsidiaries or (iii) any Newco Senior Guarantor and each of its consolidated Subsidiaries.

6.4          Transactions with Affiliates.  It shall not, nor shall it permit any of its Subsidiaries (other than any Newco Subordinated Guarantor) to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable, considered as a whole, to Dex Digital, RHDC or such Universal Shared Guarantor than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among (x) Dex Digital and RHDC not involving any other Affiliate or (y) Universal Shared Guarantors not involving any other Affiliate, (c) the Tax Sharing Agreements, the License Agreements, the Master IP License Agreements, the provision of the Escrow Materials (each such term as defined in each of the Dex Credit Agreements), (d) the Shared Services Transactions, (e) subject to Section 6.6, the issuance by Dex Digital, RHDC or such Newco Senior Guarantor or Subsidiary of Equity Interests to, or the receipt of any capital contribution from, its parent entity and (f) the “Restructuring Transactions” under (and as defined in) the Reorganization Plan.

6.5          Fundamental Changes.  It shall not, nor shall it permit any of its Subsidiaries (other than any Newco Subordinated Guarantor) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate, wind up or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, and subject to the restrictions in the Credit Agreements, (i) any of Dex Digital, RHDC, any Universal Shared Guarantor, any Newco Subordinated Guarantor or any of their respective Subsidiaries may merge into any Universal Shared Guarantor in a transaction in which a Universal Shared Guarantor is the surviving entity, (ii) any Subsidiary of any Universal Shared Guarantor may merge into any Subsidiary of any Universal Shared Guarantor in a transaction in which the surviving entity is a wholly-owned Subsidiary of a Universal Shared Guarantor, (iii) Dex Digital, RHDC or any Universal Shared Guarantor or any Subsidiary thereof  may merge or consolidate with any other Person in order to effect a Permitted Dex Digital/RHDC/Newco Acquisition and (v) Dex Digital, RHDC, any Universal Shared Guarantor or any Subsidiary thereof may liquidate or dissolve if the Ultimate Parent determines in good faith that such liquidation or dissolution is in the best interests of the Ultimate Parent and is not materially disadvantageous to the Lenders.

6.6          Investments.  Neither the Ultimate Parent nor any such Universal Shared Guarantor shall make any Investment (as defined in each of the Credit Agreements) in any Dex Shared Guarantor.

SECTION 7.         REMEDIAL PROVISIONS

7.1          Certain Matters Relating to Receivables.  (a)  After an Enforcement Event has occurred and is continuing, the Shared Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each

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Grantor shall furnish all such assistance and information as the Shared Collateral Agent may require in connection with such test verifications.

(b)           The Shared Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Shared Collateral Agent’s direction and control.  The Shared Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Enforcement Event.  If required by the Shared Collateral Agent, upon the request of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, at any time after the occurrence and during the continuance of an Enforcement Event, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Shared Collateral Agent if required, in the Shared Collateral Account, subject to withdrawal by the Shared Collateral Agent for the account of the applicable Shared Collateral Secured Parties only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Shared Collateral Agent and the other applicable Shared Collateral Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Shared Collateral Agent’s request, upon the occurrence and during the continuance of an Enforcement Event, each Grantor shall deliver to the Shared Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

7.2          Communications with Obligors; Grantors Remain Liable.  (a)  The Shared Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Enforcement Event and after prior notice to the Grantors communicate with obligors under the Receivables to verify with them to the Shared Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)           After the occurrence and during the continuance of an Enforcement Event and at the direction of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, the Shared Collateral Agent, in its own name or in the name of others may, and upon the request of the Shared Collateral Agent each Grantor shall, notify obligors on the Receivables that the Receivables have been assigned to the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties and that payments in respect thereof shall be made directly to the Shared Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Shared Collateral Agent nor any Shared Collateral Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Shared Collateral Agent nor any Shared Collateral Secured Party of any payment relating thereto, nor shall the Shared Collateral Agent or any Shared Collateral Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.3          Pledged Stock.  (a)  Unless an Enforcement Event shall have occurred and be continuing and the Shared Collateral Agent shall have given notice to the relevant Grantor of the Shared Collateral

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Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the ordinary course of business of the relevant Issuer, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Shared Collateral Agent’s reasonable judgment, would result in any violation of any provision of the Credit Agreements, the Intercreditor Agreement, this Agreement or any other Loan Document.

(b)           If an Enforcement Event shall have occurred and be continuing and the Shared Collateral Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Shared Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the applicable Obligations at the time and in the order specified in the Intercreditor Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Shared Collateral Agent or its nominee, and the Shared Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Shared Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Shared Collateral Agent may determine), all without liability except to account for property actually received by it, but the Shared Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Shared Collateral Agent in writing that (x) states that an Enforcement Event has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon delivery of any notice to such effect pursuant to Section 7.3(a), pay any dividends or other payments with respect to the Investment Property directly to the Shared Collateral Agent.

7.4          Proceeds to be Turned Over To Shared Collateral Agent.  In addition to the rights of the Shared Collateral Agent and the Shared Collateral Secured Parties specified in Section 7.1 with respect to payments of Receivables, if an Enforcement Event shall have occurred and be continuing, and the Shared Collateral Agent, upon the request of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, shall have given notice thereof to the Grantors, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Shared Collateral Agent and the applicable Shared Collateral Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Shared Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Shared Collateral Agent, if required).  All Proceeds received by the Shared Collateral Agent hereunder shall be held by the Shared Collateral Agent in a Shared Collateral Account maintained under its sole dominion and control in accordance with the Intercreditor Agreement.  All Proceeds while held by the Shared Collateral Agent in a Shared Collateral Account (or by such Grantor in trust for the applicable Shared Collateral Secured Parties)

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shall continue to be held as collateral security for the applicable Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

7.5          Application of Moneys.  The Shared Collateral Agent shall apply all or any part of moneys, cash dividends, payments or other proceeds constituting Shared Collateral, whether or not held by any in the Shared Collateral Account and other funds on deposit in the Shared Collateral Account, in payment of the applicable Obligations at the times and in the manner provided in the Intercreditor Agreement.

7.6          Code and Other Remedies.  If an Enforcement Event shall have occurred and be continuing, upon the request of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, the Shared Collateral Agent, on behalf of the applicable Shared Collateral Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the applicable Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Shared Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Shared Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Shared Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Shared Collateral Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Shared Collateral Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Shared Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Shared Collateral Agent’s request, to assemble its Shared Collateral and make it available to the Shared Collateral Agent at places which the Shared Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Shared Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Shared Collateral or in any way relating to the Shared Collateral or the rights of the Shared Collateral Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of (x) in the case of the Dex Shared Collateral, the Dex Borrower Obligations, and (y) in the case of the Universal Shared Collateral, the Obligations, in accordance with Section 7.5, and only after such application and after the payment by the Shared Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Shared Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the applicable Shared Collateral Secured Parties arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Shared Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

7.7          Registration Rights.  (a)  If the Shared Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.6, at any time when an Enforcement Event has occurred and is continuing, and if in the opinion of the Shared Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Shared Collateral Agent, necessary or advisable to

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register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Shared Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Shared Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Shared Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Shared Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.7 will cause irreparable injury to the Shared Collateral Agent and the applicable Shared Collateral Secured Parties, that the Shared Collateral Agent and the Shared Collateral Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Enforcement Event has occurred.

7.8          Deficiency.  (a)  Each Dex Shared Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Dex Shared Collateral are insufficient to pay the Dex Borrower Obligations and the documented fees and disbursements of any attorneys employed by the Shared Collateral Agent or any Shared Collateral Secured Party to collect such deficiency.

(b)           The Universal Shared Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Universal Shared Collateral are insufficient to pay the Obligations and the documented fees and disbursements of any attorneys employed by the Shared Collateral Agent or any Shared Collateral Secured Party to collect such deficiency.

SECTION 8.         THE SHARED COLLATERAL AGENT

8.1          Shared Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Shared Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement upon the occurrence and during the continuance of an

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Enforcement Event, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Shared Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuance of an Enforcement Event:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Shared Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Shared Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Shared Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Shared Collateral Agent may reasonably request to evidence the Shared Collateral Agent’s security interest in such Intellectual Property (and the associated goodwill) and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Shared Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Shared Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Shared Collateral to make payment of any and all moneys due or to become due thereunder directly to the Shared Collateral Agent or as the Shared Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Shared Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Shared Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Shared Collateral or any portion thereof and to enforce any other right in respect of any Shared Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Shared Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Shared Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark constituting Shared Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Shared Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Shared Collateral as fully and completely as though the Shared Collateral Agent were the absolute owner thereof for all purposes, and do, at the Shared Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Shared Collateral Agent deems necessary to protect, preserve or realize upon the Shared Collateral and Shared Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Shared Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) (other than pursuant to clause (ii) thereof) unless an Enforcement Event shall have occurred and be continuing.

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(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Shared Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Shared Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at the highest rate applicable thereto under Section 2.08(c) of the RHDI Credit Agreement, Section 2.08(c) of the Dex East Credit Agreement, Section 2.08(c) of the Dex West Credit Agreement and Section 2.08(c) of the SuperMedia Credit Agreement, from the date of payment by the Shared Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Shared Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2          Duty of Shared Collateral Agent.  The Shared Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Shared Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Shared Collateral Agent deals with similar property for its own account.  No Shared Collateral Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Shared Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Shared Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Shared Collateral or any part thereof.  The powers conferred on the Shared Collateral Agent and the Shared Collateral Secured Parties hereunder are solely to protect the Shared Collateral Agent’s and the Shared Collateral Secured Parties’ interests in the Shared Collateral and shall not impose any duty upon the Shared Collateral Agent or any Shared Collateral Secured Party to exercise any such powers.  The Shared Collateral Agent and the Shared Collateral Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3          Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Shared Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Shared Collateral without the signature of such Grantor in such form and in such offices as the Shared Collateral Agent determines appropriate to perfect the security interests of the Shared Collateral Agent under this Agreement.  Each Grantor authorizes the Shared Collateral Agent to use the collateral description “all personal property” in any such financing statement.  Each Grantor hereby ratifies and authorizes the filing by the Shared Collateral Agent of any financing statement with respect to the Shared Collateral made prior to the date hereof.

8.4          Authority of Shared Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Shared Collateral Agent under this Agreement with respect to any action taken by the Shared Collateral Agent or the exercise or non-exercise by the Shared Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Shared Collateral Agent and the other Shared Collateral Secured Parties, be governed by the Intercreditor Agreement and by such other agreements as may exist from time to time among them, but, as between the Shared Collateral Agent and the Grantors, the Shared Collateral Agent shall be conclusively presumed to be acting as agent for the Shared Collateral Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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SECTION 9.         AGREEMENTS OF SERVICE COMPANY AND BORROWERS WITH RESPECT TO THE SHARED SERVICES AGREEMENT

9.1          Grant of Security Interest.  The Service Company hereby assigns and transfers to the Borrowers, and hereby grants to the Borrowers, a security interest in all of the types of property described in Article III now owned or at anytime hereafter acquired by the Service Company or which the Service Company now has or any time in the future may acquire (other than the type of property described in Section 3.2) any right, title or interest, as collateral security for the prompt and complete satisfaction of its obligations under the Shared Services Agreement.

9.2          Remedies under Shared Services Agreement.  Each Borrower hereby agrees that such Borrower shall not pursue remedies or initiate enforcement actions against the Service Company under the Shared Services Agreement unless the Service Company shall have materially breached its obligations to such Borrower thereunder.

SECTION 10.       MISCELLANEOUS

10.1        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3 of the Intercreditor Agreement.

10.2        Notices.  All notices, requests and demands to or upon the Shared Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 6.1 of the Intercreditor Agreement.

10.3        No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Shared Collateral Agent nor any Shared Collateral Secured Party shall by any act (except by a written instrument pursuant to Section 10.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Shared Collateral Agent or any Shared Collateral Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Shared Collateral Agent or any Shared Collateral Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Shared Collateral Agent or such Shared Collateral Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

10.4        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns permitted hereby of each Grantor and shall inure to the benefit of the Shared Collateral Agent and the Shared Collateral Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Shared Collateral Agent.

10.5        Setoff.  If an Enforcement Event shall have occurred and be continuing, each Shared Collateral Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, subject to the terms of the Intercreditor Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Shared Collateral Secured Party or Affiliate to or for the credit or the account of any of the applicable Grantors against any of and all the obligations of such Grantor now or hereafter existing under this Agreement held by such Shared Collateral Secured Party, irrespective of

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whether or not such Shared Collateral Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Shared Collateral Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Shared Collateral Secured Party may have.

10.6        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.7        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.8        Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

10.9        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Shared Collateral Agent and the Shared Collateral Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Shared Collateral Agent or any Shared Collateral Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

10.10      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.11      Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 10.2 or at such other address of which the Shared Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.12      Additional Grantors.  Each Subsidiary of the Ultimate Parent that is required to become a party to this Agreement pursuant to any Loan Document shall become a Universal Shared Guarantor and a Universal Shared Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Shared Collateral Assumption Agreement in the form of Annex I hereto.

10.13      Releases.  (a)  At the times and to the extent provided in Section 6.10 of the Intercreditor Agreement, the Shared Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Shared Collateral Agent and each Grantor hereunder shall terminate in accordance with the terms set forth in Section 6.10 of the Intercreditor Agreement, all without delivery of any instrument or performance of any act by any party, and all rights to the Shared Collateral shall revert to the Grantors.  In connection with any such termination or release, the Shared Collateral Agent shall execute and deliver to any Grantor at such Grantor’s expense all documents that such Grantor shall reasonably request to evidence such termination or release.

(b)           At the times and to the extent provided in Sections 6.10(d) and (e) of the Intercreditor Agreement, the Shared Collateral so specified shall be released from the Liens created hereby on such Shared Collateral, in accordance with the provisions of the Intercreditor Agreement.

(c)           At the times and to the extent provided in Section 6.10(c) of the Intercreditor Agreement, any Grantor so specified shall be released from its Obligations hereunder in accordance with the provisions of the Intercreditor Agreement, and the Liens over the Equity Interests of such Grantor shall also be released, in accordance with the provisions of the Intercreditor Agreement.

10.14      Intercreditor Agreement.  Notwithstanding anything to the contrary contained in this Agreement, the Liens, security interests and rights granted pursuant to this Agreement shall be subject to the terms and conditions of (and the exercise of any right or remedy by any Administrative Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement.  In the event of any conflict between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Shared Collateral Agent and any Administrative Agent hereunder shall be exercised by the Shared Collateral Agent or any Administrative Agent, and no direction shall be given by the Shared Collateral Agent or any Administrative Agent in contravention of the Intercreditor Agreement.

10.15      WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16      Swap Transactions.  Notwithstanding anything herein or in any other Loan Document to the contrary, the guaranteed Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements)..

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IN WITNESS WHEREOF, each of the undersigned has caused this Shared Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Shared Collateral Agent

By:
Name:
Title:

Signature Page to the Shared Guarantee and Collateral Agreement

DEX MEDIA, INC.

By:
Name:
Title:

DEX MEDIA HOLDINGS, INC.

By:
Name:
Title:

DEX ONE DIGITAL, INC.

By:
Name:
Title:

DEX ONE SERVICE INC.

By:
Name:
Title:

R.H. DONNELLEY CORPORATION

By:
Name:
Title:

Signature Page to the Shared Guarantee and Collateral Agreement

Solely for purposes of Section 9.2 hereof:

DEX EAST, INC.

By:
Name:
Title:

DEX WEST, INC.

By:
Name:
Title:

R.H. DONNELLEY INC.

By:
Name:
Title:

SUPERMEDIA INC.

By:
Name:
Title:

Signature Page to the Shared Guarantee and Collateral Agreement

ANNEX I

FORM OF SHARED COLLATERAL ASSUMPTION AGREEMENT

SHARED COLLATERAL ASSUMPTION AGREEMENT, dated as of                          , 20    , made by                                                              (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as shared collateral agent (in such capacity, the “Shared Collateral Agent”) for the banks and other financial institutions or entities parties to the RHDI Credit Agreement referred to below (the “RHDI Lenders”), the banks and other financial institutions or entities parties to the Dex East Credit Agreement referred to below (the “Dex East Lenders”), the banks and other financial institutions or entities parties to the Dex West Credit Agreement referred to below (the “Dex West Lenders”) and the banks and other financial institutions or entities parties to the SuperMedia Credit Agreement referred to below (the “SuperMedia Lenders”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercreditor Agreement.

W I T N E S S E T H :

WHEREAS, Dex Media, Inc. (the “Ultimate Parent”), R.H. Donnelley Inc. (“RHDI”), the RHDI Lenders and Deutsche Bank Trust Company Americas, as administrative agent (the “RHDI Administrative Agent”) have entered into the Fourth Amended and Restated Credit Agreement, dated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “RHDI Credit Agreement”);

WHEREAS, the Ultimate Parent, Dex Media Holdings, Inc. (“DMHI”), Dex Media East, Inc. (“Dex East”), the Dex East Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Dex East Administrative Agent”) have entered into the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Dex East Credit Agreement”);

WHEREAS, the Ultimate Parent, DMHI, Dex Media West, Inc. (“Dex West”), the Dex West Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Dex West Administrative Agent”) have entered into the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Dex West Credit Agreement”, collectively with the RHDI Credit Agreement and the Dex East Credit Agreement, the “Dex Credit Agreements”);

WHEREAS, the Ultimate Parent, SuperMedia Inc. (“SuperMedia”), the SuperMedia Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “SuperMedia Administrative Agent”) have entered into the Loan Agreement, dated as of December 31, 2009, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Dex East Credit Agreement”, collectively with the Dex Credit Agreements, the “Credit Agreements”);

WHEREAS, in connection with Credit Agreements, the Grantors (other than the Additional Grantor) have entered into the Shared Guarantee and Collateral Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Shared Guarantee and Collateral Agreement”) in favor of the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties;

WHEREAS, the Credit Agreements require the Additional Grantor to become a party to the Shared Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Shared Collateral Assumption Agreement in order to become a party to the Shared Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Shared Guarantee and Collateral Agreement.  By executing and delivering this Shared Collateral Assumption Agreement, the Additional Grantor, as provided in Section 10.12 of the Shared Guarantee and Collateral Agreement, hereby becomes a party to the Shared Guarantee and Collateral Agreement as a Universal Shared Guarantor and a Universal Shared Grantor thereunder with the same force and effect as if originally named therein as a Universal Shared Guarantor and a Universal Shared Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Universal Shared Guarantor and a Universal Shared Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Shared Guarantee and Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Shared Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Shared Collateral Assumption Agreement) as if made on and as of such date.

2.  Governing Law.  THIS SHARED COLLATERAL ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Shared Collateral Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Signature Page to the Shared Collateral Assumption Agreement

Annex 1-A to
Shared Collateral Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

EXHIBIT D

FORM OF
AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

EXECUTION VERSION

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

Dated as of January 29, 2010

as amended and restated as of April 30, 2013

among

DEX MEDIA, INC.,

DEX MEDIA HOLDINGS, INC.,

DEX ONE DIGITAL, INC.,

DEX ONE SERVICE, INC.,

R.H. DONNELLEY CORPORATION,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as RHDI Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Dex East Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Dex West Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as SuperMedia Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as Shared Collateral Agent

5.5	Limitations on Duties of the Shared Collateral Agent	33
5.6	Moneys held by Shared Collateral Agent	33
5.7	Resignation and Removal of the Shared Collateral Agent	33
5.8	Status of Successor Shared Collateral Agent	35
5.9	Merger of the Shared Collateral Agent	35
5.10	Co-Shared Collateral Agent; Separate Shared Collateral Agent	35
5.11	Treatment of Payee or Indorsee by Shared Collateral Agent; Representatives of Secured Parties	36

SECTION 6. MISCELLANEOUS		36

6.1	Notices	36
6.2	No Waivers	37
6.3	Amendments, Supplements and Waivers	37
6.4	Headings	37
6.5	Severability	37
6.6	Successors and Assigns	38
6.7	Acknowledgements	38
6.8	GOVERNING LAW	38
6.9	Counterparts	38
6.10	Termination and Release	38
6.11	Additional Grantors	41
6.12	Submission To Jurisdiction; Waivers	42
6.13	WAIVERS OF JURY TRIAL	42

SECTION 7. INTERCREDITOR PROVISIONS		42

7.1	Credit Agreement Debt	42
7.2	Obligations Unconditional	44
7.3	Information Concerning Financial Condition of the Grantors	45

ANNEX I	Shared Collateral Security Documents

SCHEDULE 6.1	Notice Addresses

EXHIBITS

A	Form of Notice of Event of Default
B	Form of Joinder Agreement
C	Form of Notice of Cancellation
D	Form of Notice of Acceleration
E	Form of Notice of Foreclosure

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of January 29, 2010, as amended and restated as of April 30, 2013 (this “Intercreditor Agreement”), among DEX MEDIA, INC. (f/k/a Newdex, Inc.), a Delaware corporation (“DMI”), DEX MEDIA HOLDINGS, INC., a Delaware corporation (“DMHI”), DEX ONE DIGITAL, INC., a Delaware corporation (“Dex Digital”), DEX ONE SERVICE, INC., a Delaware corporation (the “Service Company”), R.H. DONNELLEY CORPORATION, a Delaware corporation (“RHDC”), the other direct and indirect subsidiaries of the Ultimate Parent from time to time parties hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as RHDI Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as Dex East Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as Dex West Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as SuperMedia Administrative Agent (as defined below) and JPMORGAN CHASE BANK, N.A., as Shared Collateral Agent (together with any successors, the “Shared Collateral Agent”) for the benefit of the Shared Collateral Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, on March 18, 2013 (the “Petition Date”), the Ultimate Parent and its Subsidiaries (such terms and certain other capitalized terms used hereinafter being defined in subsection 1.1) each commenced bankruptcy cases (the “Chapter 11 Cases”) by filing voluntary petitions under chapter 11 of the Bankruptcy Code  in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on the Petition Date, the Ultimate Parent and its Subsidiaries filed with the Bankruptcy Court each Reorganization Plan and each Disclosure Statement;

WHEREAS, on April 29, 2013, the Bankruptcy Court entered the Confirmation Order confirming each Reorganization Plan; and

WHEREAS, pursuant to the Reorganization Plans, the Ultimate Parent and its Subsidiaries will implement the amendment and restatement of the existing credit agreements of RHDI, Dex East, Dex West and SuperMedia, pursuant to the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement, respectively;

WHEREAS, the Ultimate Parent and SuperMedia have entered into a Merger Agreement, dated as of August 20, 2012, as amended and restated as of December 5, 2012 (the “Merger Agreement”), by and among Dex One, NewDex, Inc., a Delaware corporation, Spruce Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and SuperMedia, pursuant to which Dex One will be merged with Newdex, Inc., with Newdex, Inc. as the surviving corporation and changing its name to Dex Media, Inc. (the “Dex Merger”), and SuperMedia will be merged with Merger Sub, with SuperMedia as the surviving corporation (the “SuperMedia Merger” and together with the Dex Merger, the “Mergers”);

WHEREAS, after giving effect to the Mergers, SuperMedia will become a direct wholly owned subsidiary of DMI and DMI will become the Ultimate Parent;

WHEREAS, the Dex Shared Grantors have agreed to secure guarantees by them of certain obligations of RHDI, Dex East and Dex West from time to time outstanding;

WHEREAS, the Universal Shared Grantors have agreed to secure guarantees by them of certain obligations of RHDI, Dex East, Dex West and SuperMedia from time to time outstanding;

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WHEREAS, it is a condition precedent to the effectiveness of each Credit Agreement that the Grantors shall have executed and delivered the Shared Guarantee and Collateral Agreement to the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties; and

WHEREAS, it is a condition precedent to the effectiveness of each Credit Agreement that the parties hereto enter into this Intercreditor Agreement in order to (i) provide for the appointment by the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent and the SuperMedia Administrative Agent, of JPMorgan Chase Bank, N.A., as the Shared Collateral Agent on behalf of the Shared Collateral Secured Parties, (ii) set forth certain responsibilities of the Shared Collateral Agent and (iii) establish among the Shared Collateral Secured Parties their respective rights with respect to certain payments that may be received by the Shared Collateral Agent in respect of the Shared Collateral.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.
DEFINED TERMS

1.1       Definitions.  The following terms, as used herein, shall have the respective meanings set forth below:

“Acceleration Event” shall mean, with respect to any of the Secured Obligations, (a) such Secured Obligations have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an Event of Default has occurred under the relevant Loan Document and, as a result thereof, all such Secured Obligations outstanding have become due and payable and have not been paid in full or, in the case of any reimbursement obligation in respect of an outstanding letter of credit or similar instrument, a requirement for cash collateralization has not been satisfied as of the time such requirement is to be satisfied pursuant to the relevant Loan Document.

“Administrative Agents” shall mean, collectively, the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent and the SuperMedia Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Bankruptcy Court” shall have the meaning set forth in the recitals hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” shall mean each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, including bankruptcy, insolvency, and receivership law, in each case, now or hereafter in effect.

“Borrowers” shall mean RHDI, Dex East, Dex West and SuperMedia.

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“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Chapter 11 Cases” shall have the meaning set forth in the recitals hereto.

“Class”, when used in reference to (a) any Secured Obligation, shall refer to whether such Secured Obligation is an RHDI Secured Obligation, Dex East Secured Obligation, Dex West Secured Obligation or SuperMedia Secured Obligation or (b) any Secured Party, shall refer to whether such Secured Party is an RHDI Secured Party, Dex East Secured Party, Dex West Secured Party or SuperMedia Secured Party.

“Closing Date” shall mean April 30, 2013.

“Confirmation Order” shall mean that certain order approving the Disclosure Statement and confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code entered by the Bankruptcy Court on April 29, 2013.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreements” shall mean, collectively, the Dex Credit Agreements and the SuperMedia Credit Agreement.

“Default” shall mean a “Default” or any equivalent term as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement or the SuperMedia Credit Agreement.

“Dex Administrative Agents” shall mean, collectively, the RHDI Administrative Agent, the Dex East Administrative Agent and the Dex West Administrative Agent.

“Dex Credit Agreements” means, collectively, the Dex East Credit Agreement, the Dex West Credit Agreement and the RHDI Credit Agreement.

“Dex Digital” shall have the meaning set forth in the preamble hereto.

“Dex East” shall mean Dex Media East Inc., a Delaware corporation.

“Dex East Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Dex East Credit Agreement, and any successor Dex East Administrative Agent appointed thereunder.

“Dex East Credit Agreement” shall mean (a) the Credit Agreement, dated as of October 24, 2007 (as amended and restated as of January 29, 2010, as further amended and restated as of the Closing Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, DMHI, Dex East, the Dex East Lenders and the Dex East Administrative Agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or

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agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Dex East Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“Dex East Lenders” shall mean the several banks and other financial institutions or entities from time to time party to the Dex East Credit Agreement.

“Dex East Loan Documents” shall mean (a) the “Loan Documents” as such term is defined in the Dex East Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the Dex East Credit Agreement.

“Dex East Secured Obligations” shall mean (a) the “Obligations” as such term is defined in the Dex East Credit Agreement or (b) any equivalent term as such term is used in any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with a Refinancing of the Indebtedness under the Dex East Credit Agreement.

“Dex East Secured Parties” shall mean the “Secured Parties” as such term is defined in the Dex East Credit Agreement.

“Dex Loan Documents” shall mean, collectively, the RHDI Loan Documents, the Dex East Loans Documents and the Dex West Loan Documents.

“Dex Merger” shall have the meaning set forth in the recitals hereto.

“Dex One” shall mean Dex One Corporation, a Delaware corporation.

“Dex Secured Obligations” shall mean, collectively, (a) all RHDI Secured Obligations, (b) all Dex East Secured Obligations and (c) all Dex West Secured Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, the Dex Secured Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Dex Shared Collateral” shall have the meaning assigned in the Shared Guarantee and Collateral Agreement.

“Dex Shared Collateral Accounts” shall have the meaning assigned in subsection 3.1.

“Dex Shared Collateral Secured Parties” shall mean, collectively, the Shared Collateral Agent, any RHDI Secured Parties, any Dex East Secured Parties and any Dex West Secured Parties.

“Dex Shared Grantors” shall have the meaning assigned in the Shared Guarantee and Collateral Agreement.

“Dex Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2012, among the Ultimate Parent, certain direct and indirect Subsidiaries of the Ultimate Parent party thereto, the administrative agent under the Dex East Credit Agreement, the

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administrative agent under the Dex West Credit Agreement, the administrative agent under the RHDI Credit Agreement and each of the “Consenting Lenders” party thereto.

“Dex West” shall mean Dex Media West Inc., a Delaware corporation.

“Dex West Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Dex West Credit Agreement, and any successor Dex West Administrative Agent appointed thereunder.

“Dex West Credit Agreement” shall mean (a) the Credit Agreement, dated as of June 6, 2008 (as amended and restated as of January 29, 2010, as further amended and restated as of the Closing Date, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, DMHI, Dex West, the Dex West Lenders and the Dex West Administrative Agent and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Dex West Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“Dex West Lenders” shall mean the several banks and other financial institutions or entities from time to time party to the Dex West Credit Agreement.

“Dex West Loan Documents” shall mean (a) the “Loan Documents” as such term is defined in the Dex West Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the Dex West Credit Agreement.

“Dex West Secured Obligations” shall mean (a) the “Obligations” as such term is defined in the Dex West Credit Agreement or (b) any equivalent term as such term is used in any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with a Refinancing of the Indebtedness under the Dex West Credit Agreement.

“Dex West Secured Parties” shall mean the “Secured Parties” as such term is defined in the Dex West Credit Agreement.

“DIP Financing” shall mean any financing obtained by any Grantor during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law, including any such financing obtained by any Grantor under Section 363 or 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Secured Obligation under Section 363 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law.

“Disclosure Statement” shall mean the Disclosure Statement for the applicable Reorganization Plan, the adequacy of which was approved by the Bankruptcy Court pursuant to the Confirmation Order, as amended, supplemented or otherwise modified.

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“Distribution Date” shall mean each date fixed by the Required Shared Collateral Secured Parties for a distribution to the applicable Shared Collateral Secured Parties of funds held in a Shared Collateral Account, the first of which shall be within 30 days after the Shared Collateral Agent receives a Significant Event Notice then in effect and the remainder of which shall be monthly thereafter (or more frequently if requested by the Required Shared Collateral Secured Parties) on the day of the month corresponding to the first Distribution Date (or, if there be no such corresponding day, the last day of such month); provided, that if any such day is not a Business Day, such Distribution Date shall be the next Business Day.

“DMHI” shall have the meaning set forth in the preamble hereto.

“DMI” shall have the meaning set forth in the recitals hereto.

“Enforcement Event” shall mean (a) the receipt by the Shared Collateral Agent of a Significant Event Notice or (b) the occurrence of (i) any Event of Default pursuant to Section 7(i) or 7(j) of the RHDI Credit Agreement, Section 7(i) or 7(j) of the Dex East Credit Agreement, Section 7(i) or 7(j) of the Dex West Credit Agreement or Section 7(i) or 7(j) of the SuperMedia Credit Agreement, or (ii) any Event of Default under any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with any Refinancing of any of the Secured Obligations (A) arising due to the commencement of an Insolvency Proceeding with respect to the Ultimate Parent or any Subsidiary thereof and (B) triggering the automatic acceleration of all Secured Obligations outstanding under such agreement or instrument; provided, however, to the extent that such Significant Event Notice is no longer in effect, or such Event of Default is no longer continuing, the Enforcement Event shall no longer be in effect.

“Equity Interests” shall mean the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Event of Default” shall mean an “Event of Default” or any equivalent term as such term is defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement or the SuperMedia Credit Agreement.

“Foreclosure” shall mean, with respect to any Shared Collateral and following a Notice of Foreclosure, any exercise of remedies under any of the Loan Documents or applicable law or any other act or action taken in preparation for, in anticipation of or in connection with any reasonably immediate taking physical possession of, realizing upon, exercising dominion and control over, or otherwise causing the assignment for its benefit of, such Shared Collateral by the Shared Collateral Agent (acting at the written direction of the Required Shared Collateral Secured Parties) pursuant to the Uniform Commercial Code or any other applicable law (or consensual arrangement in lieu thereof expressly agreed to by the Shared Collateral Agent (acting at the written direction of the Required Shared Collateral Secured Parties) and the applicable Grantor) and otherwise in the manner and at the times permitted under the Shared Collateral Security Documents.  The term “Foreclose” shall have a correlative meaning.

“Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States of America or foreign.

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“Grantors” shall mean the collective reference to the Dex Shared Grantors and the Universal Shared Grantors.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Insolvency Proceeding” shall mean each of the following, in each case with respect to the Ultimate Parent or any Grantor or any property or Indebtedness of the Ultimate Parent or any Grantor: (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any Indebtedness and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.

“Intercreditor Agreement” shall have the meaning assigned in the preamble hereto.

“Lenders” shall mean, collectively, the RHDI Lenders, the Dex East Lenders, the Dex West Lenders and the SuperMedia Lenders.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest in respect of such asset.

“Loan Documents” shall mean, collectively, the RHDI Loan Documents, the Dex East Loan Documents, the Dex West Loan Documents and the SuperMedia Loan Documents.

“Majority Class Holders” shall mean, with respect to any Class, the “Required Lenders” under and as defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement, as applicable.  For the purpose of this definition, the RHDI Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all RHDI Secured Obligations; the Dex East Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all Dex East Secured Obligations; the Dex West Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give

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notices and directions with respect to, all Dex West Secured Obligations; and the SuperMedia Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all SuperMedia Secured Obligations.

“Merger Agreement” shall have the meaning set forth in the recitals hereto.

“Merger Sub” shall have the meaning set forth in the recitals hereto.

“Mergers” shall have the meaning set forth in the recitals hereto.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Newco” shall mean any Subsidiary (direct or indirect) of the Ultimate Parent (other than SuperMedia and its Subsidiaries) acquired or formed by the Ultimate Parent after the Closing Date other than a Subsidiary of RHDI, Dex East, Dex West or SuperMedia.

“Notice of Acceleration” shall mean (a) a written notice delivered to the Shared Collateral Agent, (i) while any RHDI Secured Obligations are outstanding, by the RHDI Administrative Agent, (ii) while any Dex East Secured Obligations are outstanding, by the Dex East Administrative Agent, (iii) while any Dex West Secured Obligations are outstanding, by the Dex West Administrative Agent or (iv) while any SuperMedia Obligations are outstanding, by the SuperMedia Administrative Agent, in each case stating that an Acceleration Event has occurred and is continuing in respect of the relevant Secured Obligations or (b) the occurrence of any Event of Default pursuant to Section 7(i) or 7(j) of the RHDI Credit Agreement, Section 7(i) or 7(j) of the Dex East Credit Agreement, Section 7(i) or 7(j) of the Dex West Credit Agreement or Section 7(i) or 7(j) of the SuperMedia Credit Agreement, as the case may be.  Each Notice of Acceleration shall be in substantially the form of Exhibit D.

“Notice of Cancellation” shall have the meaning assigned in subsection 2.1(c).

“Notice of Event of Default” shall mean a written notice delivered to the Shared Collateral Agent, (a) while any RHDI Secured Obligations are outstanding, by the RHDI Administrative Agent, (b) while any Dex East Secured Obligations are outstanding, by the Dex East Administrative Agent, (c) while any Dex West Secured Obligations are outstanding, by the Dex West Administrative Agent or (d) while any SuperMedia Secured Obligations are outstanding, by the SuperMedia Administrative Agent, stating that an Event of Default has occurred and is continuing under the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement or the SuperMedia Credit Agreement, as the case may be.  Each Notice of Event of Default shall be in substantially the form of Exhibit A.

“Notice of Foreclosure” shall mean, with respect to any Shared Collateral, a written notice delivered to the Ultimate Parent and the Shared Collateral Agent (unless delivery of such notice would violate an automatic stay or similar prohibition arising from a bankruptcy filing) informing such parties that the Required Shared Collateral Secured Parties have concurrently therewith delivered to the Shared Collateral Agent a written direction instructing the Shared Collateral Agent to initiate Foreclosure upon the Shared Collateral as identified and described in such written direction (an executed copy of which shall be attached to any such notice).  Each Notice of Foreclosure shall be in substantially the form of Exhibit E.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel reasonably satisfactory to the Shared Collateral Agent, who may be counsel regularly or specially

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retained by the Shared Collateral Agent or counsel (including, if reasonably satisfactory to the Shared Collateral Agent, in-house counsel) to the Ultimate Parent.

“paid in full” or “payment in full” or “pay such amounts in full” shall mean, with respect to any Secured Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made), (a) with respect to the RHDI Secured Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Secured Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Secured Obligations, and payment in full in cash of all fees and other amounts payable at or prior to the time such principal and interest are paid, (b) with respect to the Dex East Secured Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Secured Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Secured Obligations, and payment in full in cash of all fees and other amounts payable at or prior to the time such principal and interest are paid, (c) with respect to the Dex West Secured Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Secured Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Secured Obligations, and payment in full in cash of all fees and other amounts payable at or prior to the time such principal and interest are paid and (d) with respect to the SuperMedia Secured Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Secured Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Secured Obligations, and payment in full in cash of all fees and other amounts payable at or prior to the time such principal and interest are paid.

“Permitted Investments” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)  investments in commercial paper (other than commercial paper issued by the Ultimate Parent, any of its Subsidiaries or any of their Affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)  investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

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(e)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

“Petition Date” shall have the meaning set forth in the recitals hereto.

“Post-Petition Interest” shall mean all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is filed or allowed in any such Insolvency Proceeding.

“Post-Petition Securities” shall mean any debt securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

“Recovery” shall have the meaning assigned in subsection 7.1(c).

“Refinancing” or “Refinance” shall mean, with respect to any Indebtedness, any other Indebtedness (including under any DIP Financing and under any Post-Petition Securities received on account of such Indebtedness) issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.

“Reorganization Plan” shall mean (i) with respect to RHDI, Dex East or Dex West, the Debtors’ Joint Prepackaged Chapter 11 Plan for the Ultimate Parent and its Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated February 8, 2013, as amended, supplemented or otherwise modified from time to time in accordance with the Dex Support Agreement and as confirmed by the Bankruptcy Court pursuant to the Confirmation Order or (ii) with respect to SuperMedia, the Debtors’ Joint Prepackaged Chapter 11 Plan for SuperMedia and its Subsidiaries, including any exhibits, supplements, appendices and schedules thereto, dated February 8, 2013, as amended, supplemented or otherwise modified from time to time in accordance with the SuperMedia Support Agreement and as confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

“Required Shared Collateral Secured Parties” shall mean, as of any date of determination, (a) to the extent a Significant Event Notice is in effect with respect to only one Class of Secured Obligations, the Majority Class Holders of such Class, (b) to the extent Significant Event Notices are in effect with respect to two or more Classes of Secured Obligations, the Majority Class Holders of each such Class and (c) to the extent no Significant Event Notice is in effect with respect to each Class of Secured Obligations, the Majority Class Holders of each Class.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

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“Responsible Officer” shall mean, as to the Ultimate Parent or any Grantor, the president, any vice-president, the senior vice president, the executive vice president, the chief operating officer, the chief executive officer or the chief financial officer.

“RHDC” shall have the meaning set forth in the preamble hereto.

“RHDI” shall mean R.H. Donnelley Inc., a Delaware corporation.

“RHDI Administrative Agent” shall mean Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the RHDI Credit Agreement, and any successor RHDI Administrative Agent appointed thereunder.

“RHDI Credit Agreement” shall mean (a) the Third Amended and Restated Credit Agreement, dated as of January 29, 2010 (as amended and restated on the Closing Date and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, RHDI, the RHDI Lenders and the RHDI Administrative Agent, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the RHDI Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“RHDI Lenders” shall mean the several banks and other financial institutions or entities from time to time party to the RHDI Credit Agreement.

“RHDI Loan Documents” shall mean (a) the “Loan Documents” as such term is defined in the RHDI Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the RHDI Credit Agreement.

“RHDI Secured Obligations” shall mean (a) the “Obligations” as such term is defined in the RHDI Credit Agreement or (b) any equivalent term as such term is used in any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with a Refinancing of the Indebtedness under the RHDI Credit Agreement.

“RHDI Secured Parties” shall mean the “Secured Parties” as such term is defined in the RHDI Credit Agreement.

“S&P” shall mean Standard & Poor’s Financial Services LLC.

“Secured Obligations” shall mean, as applicable, the Dex Secured Obligations or the Universal Secured Obligations.

“Service Company” shall have the meaning set forth in the preamble hereto.

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“Shared Collateral” shall mean, collectively, all collateral in which the Shared Collateral Agent is granted a security interest, on behalf of the Shared Collateral Secured Parties, pursuant to any Shared Collateral Security Document.

“Shared Collateral Accounts” shall have the meaning assigned in subsection 3.1.

“Shared Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Shared Collateral Agent Fees” shall mean all fees, costs and expenses of the Shared Collateral Agent required to be reimbursed by the Grantors pursuant to Section 4 of this Intercreditor Agreement or otherwise under the Shared Collateral Security Documents.

“Shared Collateral Enforcement Action” shall mean, with respect to any Shared Collateral Secured Party, for such Shared Collateral Secured Party, whether or not in consultation with any other Shared Collateral Secured Party, to exercise, seek to exercise, join any Person in exercising or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Shared Collateral, including (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Shared Collateral, whether under any Loan Document, Shared Collateral Security Document or otherwise or (b) exercising any other right or remedy under the Uniform Commercial Code of any applicable jurisdiction or under any Bankruptcy Law or other applicable law with respect to any Shared Collateral.

“Shared Collateral Secured Parties” shall mean, collectively, the Dex Shared Collateral Secured Parties and the SuperMedia Secured Parties.

“Shared Collateral Security Documents” shall mean each of the instruments described in Annex I to this Intercreditor Agreement and each agreement entered into pursuant to clause (ii) of subsection 6.3(b) of this Intercreditor Agreement.

“Shared Guarantee and Collateral Agreement” shall mean the Shared Guarantee and Collateral Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among the Ultimate Parent, DMHI, Dex Digital, RHDC, the Service Company and certain of their Subsidiaries, and JPMorgan Chase Bank, N.A., as Shared Collateral Agent, as amended, restated or otherwise modified from time to time.

“Significant Event Notice” shall mean (a) any Notice of Acceleration, (b) any Notice of Event of Default or (c) any Notice of Foreclosure.

“Subordinated Guarantee Agreement” shall mean the Subordinated Guarantee Agreement, dated as of the Closing Date, among Dex East, Dex West, RHDI, SuperMedia, the Dex East Administrative Agent, the Dex West Administrative Agent, the RHDI Administrative Agent, the SuperMedia Administrative Agent and JPMorgan Chase Bank, N.A., as the Subordinated Guarantee Agent, as amended, restated or otherwise modified from time to time.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity

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of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“SuperMedia” shall mean SuperMedia Inc., a Delaware corporation.

“SuperMedia Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the SuperMedia Credit Agreement, and any successor SuperMedia Administrative Agent appointed thereunder.

“SuperMedia Credit Agreement” shall mean the Loan Agreement, dated as of December 31, 2009 (as amended and restated on the Closing Date and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Parent, SuperMedia, the SuperMedia Lenders and the SuperMedia Administrative Agent, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the SuperMedia Credit Agreement referred to in clause (a) above or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“SuperMedia Lenders” shall mean the several banks and other financial institutions or entities from time to time party to the SuperMedia Credit Agreement.

“SuperMedia Loan Documents” shall mean (a) the “Loan Documents” as such term is defined in the SuperMedia Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the SuperMedia Credit Agreement.

“SuperMedia Merger” shall have the meaning set forth in the recitals hereto.

“SuperMedia Secured Obligations” shall mean (a) the “Obligations” as such term is defined in the SuperMedia Credit Agreement or (b) any equivalent term as such term is used in any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with a Refinancing of the Indebtedness under the SuperMedia Credit Agreement.

“SuperMedia Secured Parties” shall mean the “Secured Parties” as such term is defined in the SuperMedia Credit Agreement.

“SuperMedia Support Agreement” means the Support and Limited Waiver Agreement dated as of December 5, 2012 among SuperMedia, certain Subsidiaries of SuperMedia party thereto, the SuperMedia Administrative Agent and each of the lenders party thereto.

“Third Party Sale” shall have the meaning assigned in subsection 6.10(g).

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“Ultimate Parent” shall mean (i) prior to the Mergers, Dex One, and (ii) after the Mergers, DMI.

“Universal Secured Obligations” shall mean, collectively, (a) all Dex Secured Obligations and (b) all SuperMedia Secured Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, the Universal Secured Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Universal Shared Collateral” shall have the meaning assigned in the Shared Guarantee and Collateral Agreement.

“Universal Shared Collateral Accounts” shall have the meaning assigned in subsection 3.1.

“Universal Shared Grantors” shall have the meaning assigned in the Shared Guarantee and Collateral Agreement.

1.2       Other Definitional Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Intercreditor Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Subsections, Exhibits and Schedules shall be construed to refer to Articles, Sections, and Subsections of, and Exhibits and Schedules to, this Intercreditor Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.
ENFORCEMENT OF SECURED OBLIGATIONS

2.1       Significant Event Notices.  (a)  Upon receipt by the Shared Collateral Agent of a Significant Event Notice, the Shared Collateral Agent shall promptly notify the Ultimate Parent, the Grantors and the Administrative Agents of the receipt and contents thereof, subject to the second sentence of subsection 2.1(b).  So long as such Significant Event Notice is in effect in accordance with subsection 2.1(b) hereof, the Shared Collateral Agent shall exercise the rights and remedies available during the continuance of the applicable Event(s) of Default or Acceleration Event, as the case may be, provided in this Intercreditor Agreement and in the Shared Collateral Security Documents and permitted by applicable law to enforce the Secured Obligations, including taking any Shared Collateral Enforcement Action, subject to the written direction of the Required Shared Collateral Secured Parties, as provided herein.

(b)           A Significant Event Notice delivered by an Administrative Agent on behalf of the Shared Collateral Secured Parties of the Class represented thereby shall become effective upon receipt

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thereof by the Shared Collateral Agent.  Notwithstanding anything in this Intercreditor Agreement to the contrary, a Significant Event Notice shall be deemed to be in effect and notice thereof shall be deemed to have been delivered whenever (i) an Event of Default under Section 7(i) or 7(j) of the RHDI Credit Agreement, Section 7(i) or 7(j) of the Dex East Credit Agreement,  Section 7(i) or 7(j) of the Dex West Credit Agreement or Section 7(i) or 7(j) of the SuperMedia Credit Agreement, or (ii) any Event of Default under any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with any Refinancing of any of the Secured Obligations (A) arising due to the commencement of an Insolvency Proceeding and (B) triggering the automatic acceleration of all Secured Obligations outstanding under such agreement or instrument, has occurred and is continuing.  A Significant Event Notice, once effective, shall remain in effect unless and until it is cancelled as provided in subsection 2.1(c).

(c)           Any Administrative Agent shall be entitled to cancel its own Significant Event Notice (and each Administrative Agent hereby agrees to promptly cancel its own Notice of Event of Default if the relevant Event(s) of Default or Acceleration Event, as the case may be, are no longer continuing) by delivering a written notice of cancellation in the form attached hereto as Exhibit C (a “Notice of Cancellation”) to the Shared Collateral Agent (i) before the Shared Collateral Agent takes any action to exercise any remedy with respect to the Shared Collateral or (ii) thereafter; provided, that (x) any actions taken by the Shared Collateral Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Shared Collateral which can, in a commercially reasonable manner, be reversed, cancelled or stopped, shall be so reversed, cancelled or stopped, and (y) any actions taken by the Shared Collateral Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Shared Collateral which cannot, in a commercially reasonable manner, be reversed, cancelled or stopped, may be completed; provided, further that, notwithstanding the foregoing, to the extent the Shared Collateral Agent receives a Notice of Cancellation in respect of one Class of Secured Obligations and a Significant Event Notice remains outstanding in respect of one or more other Classes of Secured Obligations, the Shared Collateral Agent shall continue to take any action to exercise any remedy with respect to the Shared Collateral as directed by the Required Shared Collateral Secured Parties (as determined after giving effect to such Notice of Cancellation).  In the event Notices of Cancellations are given in respect of all outstanding Significant Event Notices, the Shared Collateral Agent shall cooperate to the extent commercially reasonable with the Grantors so that the actions referred to in clauses (x) and (y) in the first proviso above are done at the written direction of the Grantors and otherwise in accordance with the terms of this Intercreditor Agreement and the Shared Collateral Security Documents.  The Shared Collateral Agent shall promptly notify the Ultimate Parent and each Administrative Agent as to the receipt and contents of any Notice of Cancellation.  The Shared Collateral Agent shall not be liable to any Person for any losses, damages or expenses arising out of or related to actions taken at the direction of the Grantors after the issuance of a Notice of Cancellation except to the extent of its own gross negligence or willful misconduct.

2.2       Exercise of Powers; Instructions of the Required Shared Collateral Secured Parties; Voting.  (a)  All of the powers, remedies and rights of the Shared Collateral Agent as set forth in this Intercreditor Agreement may be exercised by the Shared Collateral Agent in respect of any Shared Collateral Security Document as though set forth in full therein and all of the powers, remedies and rights of the Shared Collateral Agent as set forth in any Shared Collateral Security Document may be exercised from time to time as herein and therein provided.  In the event of any conflict between the provisions of any Shared Collateral Security Document and the provisions hereof, the provisions of this Intercreditor Agreement shall govern.

(b)           The Required Shared Collateral Secured Parties shall at all times have the right, by one or more notices in writing executed and delivered to the Shared Collateral Agent (or by telephonic

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notice promptly confirmed in writing), to direct the time, method and place of conducting any proceeding for any right or remedy available to the Shared Collateral Agent, or of exercising any power conferred on the Shared Collateral Agent or to direct the taking or the refraining from taking of any action, in each case,  authorized by this Intercreditor Agreement or any Shared Collateral Security Document; provided, that (i) such direction shall not conflict with any Requirement of Law, this Intercreditor Agreement or any Shared Collateral Security Document, (ii) the Shared Collateral Agent shall be adequately secured and indemnified as provided in subsection 5.4(d) and (iii) no Shared Collateral Enforcement Action may be taken unless an Acceleration Event is in effect; provided, further, that notwithstanding anything herein to the contrary, (A) to the extent the RHDI Secured Obligations have not been paid in full and the Shared Collateral has not been released by the RHDI Secured Parties pursuant to subsection 6.10, only the RHDI Administrative Agent, on behalf of the RHDI Secured Parties, shall have the right to direct any such action with respect to the Equity Interests of RHDI and its Subsidiaries, (B) to the extent the Dex East Secured Obligations have not been paid in full and the Shared Collateral has not been released by the Dex East Secured Parties pursuant to subsection 6.10, only the Dex East Administrative Agent, on behalf of the Dex East Secured Parties, shall have the right to direct any such action with respect to the Equity Interests of Dex East and its Subsidiaries, (C) to the extent the Dex West Secured Obligations have not been paid in full and the Shared Collateral has not been released by the Dex West Secured Parties pursuant to subsection 6.10, only the Dex West Administrative Agent, on behalf of the Dex West Secured Parties, shall have the right to direct any such action with respect to the Equity Interests of Dex West and its Subsidiaries and (D) to the extent the SuperMedia Secured Obligations have not been paid in full and the Shared Collateral has not been released by the SuperMedia Secured Parties pursuant to subsection 6.10, only the SuperMedia Administrative Agent, on behalf of the SuperMedia Secured Parties, shall have the right to direct any such action with respect to the Equity Interests of SuperMedia and its Subsidiaries.  In the absence of such direction, the Shared Collateral Agent shall have no duty to take or refrain from taking any action unless explicitly required herein.  Upon the receipt of any such notice the Shared Collateral Agent shall promptly notify the Administrative Agents of the receipt and contents thereof.

(c)           Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, and except as expressly provided otherwise herein, none of the Shared Collateral Agent, any Administrative Agent or any other Shared Collateral Secured Party shall do (and no such Administrative Agent or Shared Collateral Secured Party (other than the Required Shared Collateral Secured Parties) shall direct the Shared Collateral Agent to do) any of the following without the consent of the Required Shared Collateral Secured Parties: (i) take any Shared Collateral Enforcement Action or commence, seek to commence or join any other Person in commencing any Insolvency Proceeding with respect to any Grantor; or (ii) object to, contest or take any other action that is reasonably likely to hinder (A) any Shared Collateral Enforcement Action initiated by the Shared Collateral Agent, (B) any release of Shared Collateral permitted under subsection 6.10, whether or not done in consultation with or with notice to such Shared Collateral Secured Party or (C) any decision by the Required Shared Collateral Secured Parties to forbear or refrain from bringing or pursuing any such Shared Collateral Enforcement Action or to effect any such release.  Except as otherwise expressly set forth in this Agreement, all Shared Collateral Enforcement Actions hereunder or under any Shared Collateral Security Document shall be conducted and taken by the Shared Collateral Agent and no Shared Collateral Secured Party shall take any such actions.

2.3       Remedies Not Exclusive.  (a)  No remedy conferred upon or reserved to the Shared Collateral Agent herein or in the Shared Collateral Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Shared Collateral Security Document or now or hereafter existing at law or in equity or by statute (but, in each case, only at the times such right, power or remedy shall be available to be exercised by the Shared Collateral Agent in accordance with the terms of this Intercreditor Agreement or under any Shared Collateral Security Document).

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(b)           No delay or omission by the Shared Collateral Agent to exercise any right, remedy or power hereunder or under any Shared Collateral Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Intercreditor Agreement or any Shared Collateral Security Document to the Shared Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Shared Collateral Agent (but, in each case, only at the times such right, power or remedy shall be available to be exercised by the Shared Collateral Agent in accordance with the terms of this Intercreditor Agreement or under any Shared Collateral Security Document).

(c)           If the Shared Collateral Agent shall have proceeded to enforce any right, remedy or power under this Intercreditor Agreement or any Shared Collateral Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Shared Collateral Agent, then the Grantors, the Shared Collateral Agent and the Shared Collateral Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Shared Collateral and in all other respects, and thereafter all rights, remedies and powers of the Shared Collateral Agent shall continue as though no such proceeding had been taken.

(d)           All rights of action and of asserting claims upon or under this Intercreditor Agreement and the Shared Collateral Security Documents may be enforced by the Shared Collateral Agent without the possession of any Loan Document or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Shared Collateral Agent shall be, subject to subsections 5.5(c) and 5.10(b)(ii), brought in its name as Shared Collateral Agent and any recovery of judgment shall be held in the Shared Collateral Accounts until distribution pursuant to subsection 3.4.

2.4       Waiver and Estoppel.  (a)  Each Grantor (i) agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Shared Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Intercreditor Agreement, or any Shared Collateral Security Document, and hereby waives, to the extent permitted by applicable law, all benefit or advantage of all such laws and (ii) covenants that it will not hinder, delay or impede the execution of any power granted to the Shared Collateral Agent in this Intercreditor Agreement or any Shared Collateral Security Document and will suffer and permit the execution of every such power as though no such law were in force.

(b)           Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Shared Collateral upon any sale, whether made under any power of sale granted herein or in any Shared Collateral Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Intercreditor Agreement or any Shared Collateral Security Document and consents and agrees, other than as set forth in the second proviso to subsection 2.2(b), that all the Shared Collateral may at any such sale be offered and sold as an entirety.

(c)           Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under any Loan Document or under any other Shared Collateral Security Document) in connection with this Intercreditor Agreement and the Shared Collateral Security Documents and any action taken by the Shared Collateral Agent with respect to the Shared Collateral.

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2.5       Limitation on Shared Collateral Agent’s Duty in Respect of Shared Collateral.  Beyond its duties expressly provided herein or in any Shared Collateral Security Document and to account to the Shared Collateral Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Shared Collateral Security Document, the Shared Collateral Agent shall not have any other duty to the Grantors or to the Shared Collateral Secured Parties as to any Shared Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

2.6       Limitation by Law.  All rights, remedies and powers provided in this Intercreditor Agreement or any Shared Collateral Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable Requirement of Law, and all the provisions hereof are intended to be subject to all applicable mandatory Requirements of Law which may be controlling and to be limited to the extent necessary so that they will not render this Intercreditor Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

2.7       Rights of Shared Collateral Secured Parties under Loan Documents.  Notwithstanding any other provision of this Intercreditor Agreement or any Shared Collateral Security Document to the contrary, each of (a) the right of each Shared Collateral Secured Party (i) to receive payment of the Secured Obligations held by such Shared Collateral Secured Party from the applicable Borrower or any Subsidiary thereof when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Loan Document or other instrument evidencing or agreement governing a Secured Obligation, (ii) to institute suit against the applicable Borrower or any Subsidiary thereof for the enforcement of such payment on or after such due date, (iii) to exercise any remedy it may have as a secured creditor against any assets of RHDI and its Subsidiaries, in the case of the RHDI Secured Obligations, Dex East and its Subsidiaries, in the case of the Dex East Secured Obligations, Dex West and its Subsidiaries, in the case of the Dex West Secured Obligations, or SuperMedia and its Subsidiaries, in the case of the SuperMedia Secured Obligations, or (iv) to exercise any other remedy it may have as an unsecured creditor against the Borrowers or any Subsidiary thereof, and (b) the obligation of the Grantors to pay the Secured Obligations when due, shall not be impaired or affected by this Intercreditor Agreement or any Shared Collateral Security Document without the consent of the requisite Shared Collateral Secured Parties given in the manner prescribed by this Intercreditor Agreement or the Shared Collateral Security Document under which such Secured Obligation is outstanding.

2.8       Collateral Use Prior to Foreclosure.  (a)  Prior to a Foreclosure on all or any portion of the Shared Collateral, the Grantors shall have the right: (i) to remain in possession and retain exclusive control of such Shared Collateral (except for such property which the Grantors are required to give possession of or control over to the Shared Collateral Agent pursuant to the terms of any Shared Collateral Security Document) with power freely and without let or hindrance on the part of the Shared Collateral Secured Parties to operate, manage, develop, use and enjoy such Shared Collateral, to receive the issues, profits, revenues and other income thereof, and (ii) to sell or otherwise dispose of, free and clear of all Liens created by the Shared Collateral Security Documents and this Intercreditor Agreement, any Shared Collateral, in the case of either clause (i) or (ii), to the extent the same is not prohibited by any Loan Document or the Shared Guarantee and Collateral Agreement (in each case subject to the terms hereof) or has been expressly approved in accordance with the terms of the Loan Documents and the Shared Guarantee and Collateral Agreement or, in the case of any disposition, if any Person is legally empowered to take any Shared Collateral under the power of condemnation or eminent domain.  The Shared Collateral Agent shall have no duty to monitor the exercise by the Grantors of their rights under this subsection 2.8(a).

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(b)           When an Enforcement Event is in effect, cash Proceeds directly received by the Shared Collateral Agent, in connection with any sale or other disposition of Shared Collateral or otherwise in respect of the Shared Collateral (net of any portion beneficially owned by third parties) and, at the written request of the Shared Collateral Agent, any cash, cash equivalents and checks included in the Shared Collateral, shall be transferred to and deposited in the Dex Shared Collateral Account, with respect to Dex Shared Collateral, or the Universal Shared Collateral Account, with respect to Universal Shared Collateral (to the extent not otherwise used to prepay loans, pay fees and expenses or cash collateralize letters of credit in accordance with the terms of any Loan Document).  Any such Proceeds actually received by any Grantor shall be held by such Grantor for the benefit of the Shared Collateral Agent, and at the written request of the Shared Collateral Agent, shall be segregated from other funds of such Grantor and, forthwith upon receipt by such Grantor, be turned over to the Shared Collateral Agent, in the same form as received by such Grantor (duly indorsed to the Shared Collateral Agent, if required) for deposit in the Dex Shared Collateral Account, with respect to Dex Shared Collateral, or the Universal Shared Collateral Account, with respect to Universal Shared Collateral.  Notwithstanding anything to the contrary in this Intercreditor Agreement, unless an Enforcement Event is in effect, each Grantor may upon written or oral request (confirmed in writing to the Shared Collateral Agent, with a copy to the Required Shared Collateral Secured Parties) obtain the prompt release to it or its order of any funds in the Shared Collateral Accounts, provided, that the failure to confirm an oral request in writing shall not affect the validity of such request and the Shared Collateral Agent’s obligations to promptly release such funds.  Any written or oral request or instruction by any Grantor pursuant to the preceding sentence shall be full authority for and direction to the Shared Collateral Agent to make the requested release, and the Shared Collateral Agent shall promptly do so.  The Shared Collateral Agent in so doing shall have no liability to any Person.

2.9       Copies to Ultimate Parent.  Notwithstanding any other provision of this Intercreditor Agreement or any Shared Collateral Security Document, each Administrative Agent and Shared Collateral Secured Party shall send to the Ultimate Parent, simultaneously with transmittal of the same to the Shared Collateral Agent, a copy of each Significant Event Notice, Notice of Cancellation, release direction pursuant to subsection 6.10 and any other notice or other written communication sent by such Administrative Agent or other Shared Collateral Secured Party to the Shared Collateral Agent, except, in each case, to the extent delivery of such copy would violate an automatic stay or similar prohibition arising from a bankruptcy filing.

SECTION 3.
SHARED COLLATERAL ACCOUNT; DISTRIBUTIONS

3.1       The Shared Collateral Account.  On the Closing Date there shall be established and, at all times thereafter until the rights, title, obligations and interests of the Shared Collateral Agent under this Intercreditor Agreement shall have terminated, there shall be maintained in the name of the Shared Collateral Agent an account which is entitled the “RHD-Dex Shared Collateral Account” (the “Dex Shared Collateral Account”) and an account which is entitled the “Universal Shared Collateral Account” (the “Universal Shared Collateral Account” and, collectively with the Dex Shared Collateral Account, the “Shared Collateral Accounts”).  The Dex East Administrative Agent, the Dex West Administrative Agent, the RHDI Administrative Agent, the Shared Collateral Agent and the lenders under each respective Dex Credit Agreement hereby acknowledge and agree that the Dex Shared Collateral Account established prior to the date hereof satisfies this requirement.  All moneys which are required by this Intercreditor Agreement or any Shared Collateral Security Document to be delivered to the Shared Collateral Agent while an Enforcement Event is in effect or which are received by the Shared Collateral Agent or any agent or nominee of the Shared Collateral Agent in respect of the Shared Collateral, whether in connection with the exercise of the remedies provided in this Intercreditor Agreement or any Shared

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Collateral Security Document or otherwise, while an Enforcement Event is in effect shall be deposited in the Dex Shared Collateral Account, with respect to Dex Shared Collateral, or the Universal Shared Collateral Account, with respect to Universal Shared Collateral, to be held by the Shared Collateral Agent as part of the Shared Collateral and applied in accordance with the terms of this Intercreditor Agreement.  Upon the cancellation of all Significant Event Notices pursuant to subsection 2.1(c) or the receipt by the Shared Collateral Agent of any moneys at any time when no Enforcement Event is in effect, each Grantor may upon written or oral request (confirmed in writing to the Shared Collateral Agent, with a copy to the Required Shared Collateral Secured Parties) obtain the prompt release to it or its order of any funds in the Shared Collateral Accounts (subject to subsection 3.4(a)).  Any written or oral request or instruction by any Grantor pursuant to the preceding sentence shall be full authority for and direction to the Shared Collateral Agent to make the requested release, and the Shared Collateral Agent shall promptly do so.  If the Shared Collateral Agent becomes aware (in its capacity as Shared Collateral Agent) that it has received any funds that are deposited in a Shared Collateral Account and designated as Shared Collateral or the proceeds of Shared Collateral during a time while no Enforcement Event is in effect, the Shared Collateral Agent shall promptly notify the Ultimate Parent that such funds have been received by the Shared Collateral Agent.

3.2       Control of Shared Collateral Account.  All right, title and interest in and to the Dex Shared Collateral Account shall vest in the Shared Collateral Agent, and funds on deposit in the Dex Shared Collateral Account shall constitute Dex Shared Collateral, subject to the rights of the Grantors thereto.  All right, title and interest in and to the Universal Shared Collateral Account shall vest in the Shared Collateral Agent, and funds on deposit in the Universal Shared Collateral Account shall constitute Universal Shared Collateral, subject to the rights of the Grantors thereto.  The Shared Collateral Accounts shall be subject to the exclusive dominion and control of the Shared Collateral Agent.  Each Dex Shared Grantor hereby grants a security interest in the Dex Shared Collateral Account to the Shared Collateral Agent for the benefit of the Dex Shared Collateral Secured Parties as collateral security for the Dex Secured Obligations.  Each Universal Shared Grantor hereby grants a security interest in the Universal Shared Collateral Account to the Shared Collateral Agent for the benefit of the Universal Shared Collateral Secured Parties as collateral security for the Universal Secured Obligations.

3.3       Investment of Funds Deposited in Shared Collateral Account.  The Shared Collateral Agent may, and at the written direction of the Required Shared Collateral Secured Parties shall, invest and reinvest moneys on deposit in the Shared Collateral Accounts at any time in Permitted Investments.  All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the applicable Shared Collateral Account as Shared Collateral.  Neither the Shared Collateral Agent nor any other Shared Collateral Secured Party shall be responsible for (i) determining whether investments are Permitted Investments or (ii) any diminution in funds resulting from such investments or any liquidation prior to maturity.  For the avoidance of doubt, in the absence of any written directions from the Required Shared Collateral Secured Parties, the Shared Collateral Agent shall have no obligation to invest or reinvest any moneys.

3.4       Application of Moneys.  (a)  The Shared Collateral Agent shall have the right (pursuant to subsection 4.7) at any time to apply moneys held by it in the Shared Collateral Accounts to the payment of due and unpaid Shared Collateral Agent Fees without any requirement that such applications be made ratably from such accounts.  The Shared Collateral Agent shall provide written notice to the Ultimate Parent and each Administrative Agent of any such application of moneys.  The Shared Collateral Agent may reserve from deposits in the Shared Collateral Accounts an amount necessary, determined in the reasonable discretion of the Shared Collateral Agent, to satisfy any asserted contingent indemnity or reimbursement claims for which it would be entitled to reimbursement pursuant to Section 4 (upon the liquidation of such claims), which reserved amount (x) may be applied by the Shared Collateral Agent to pay any such indemnity or reimbursement claims upon the liquidation thereof

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and (y) shall not be disbursed to any other Shared Collateral Secured Party until such indemnity or reimbursement claims are either liquidated and paid in full or otherwise satisfied.  The Shared Collateral Agent shall provide written notice to the Ultimate Parent of any such reserved amount, including a description of such contingent indemnity or reimbursement claims.  The agreements in this subsection 3.4(a) shall survive the termination of the other provisions of this Intercreditor Agreement and the resignation or removal of the Shared Collateral Agent hereunder and, notwithstanding any such event, any amounts reserved pursuant to this subsection 3.4(a) shall continue to be held by the Shared Collateral Agent until the earlier of (i) application in accordance with this subsection 3.4(a) and (ii) such time as such contingent indemnity or reimbursement claim has been extinguished, to the extent that such amounts reserved exceed any remaining asserted contingent indemnity or reimbursement claims as determined by the Shared Collateral Agent in its reasonable discretion.

(b)           All moneys held by the Shared Collateral Agent in the Shared Collateral Accounts while an Enforcement Event is in effect shall, to the extent available for distribution (it being understood that the Shared Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 3.4(b)), be distributed (subject to the provisions of subsections 3.5, 3.7 and 5.2(b)) by the Shared Collateral Agent on each Distribution Date during which an Enforcement Event is in effect in the following order of priority (with such distributions being made by the Shared Collateral Agent to the respective Administrative Agent for the Shared Collateral Secured Parties entitled thereto as provided in subsection 3.4(d), and each such Administrative Agent shall be responsible for ensuring that amounts distributed to it are distributed to the Shared Collateral Secured Parties represented by it in the order of priority set forth below):

First:  to the Shared Collateral Agent for any unpaid Shared Collateral Agent Fees and then to any Shared Collateral Secured Party which has theretofore advanced or paid any Shared Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Shared Collateral Secured Party and for which such Shared Collateral Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Shared Collateral Secured Parties in proportion to the amounts of such Shared Collateral Agent Fees advanced by the respective Shared Collateral Secured Parties and remaining unpaid on such Distribution Date;

Second:

(x) with respect to the Dex Shared Collateral Account, to any Dex Shared Collateral Secured Party which has theretofore advanced or paid any Shared Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Dex Shared Collateral Secured Party and for which such Dex Shared Collateral Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Dex Shared Collateral Secured Parties in proportion to the amounts of such Shared Collateral Agent Fees advanced by the respective Dex Shared Collateral Secured Parties and remaining unpaid on such Distribution Date, or

(y) with respect to the Universal Shared Collateral Account, to any Shared Collateral Secured Party which has theretofore advanced or paid any Shared Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Shared Collateral Secured Party and for which such Shared Collateral Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay

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such amounts in full, then ratably (without priority of any one over any other) to such Shared Collateral Secured Parties in proportion to the amounts of such Shared Collateral Agent Fees advanced by the respective Shared Collateral Secured Parties and remaining unpaid on such Distribution Date;

Third:

(x) with respect to the Dex Shared Collateral Account, to the Dex Administrative Agents for any unpaid expenses payable to them pursuant to the applicable Dex Loan Documents, to the extent the same constitute RHDI Secured Obligations, Dex West Secured Obligations or Dex East Secured Obligations, as applicable, to be shared ratably among the Dex Administrative Agents based on the amount of such unpaid expenses payable on such Distribution Date, or

(y) with respect to the Universal Shared Collateral Account, to the Administrative Agents for any unpaid expenses payable to them pursuant to the applicable Loan Documents, to the extent the same constitute RHDI Secured Obligations, Dex West Secured Obligations, Dex East Secured Obligations or SuperMedia Secured Obligations, as applicable, to be shared ratably among the Administrative Agents based on the amount of such unpaid expenses payable on such Distribution Date;

Fourth:(1)

(x) with respect to the Dex Shared Collateral Account, to the holders of (i) RHDI Secured Obligations in an amount equal to the unpaid RHDI Secured Obligations, (ii) Dex East Secured Obligations in an amount equal to the unpaid Dex East Secured Obligations and (iii) Dex West Secured Obligations in an amount equal to the unpaid Dex West Secured Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 40% of such moneys shall be distributed to the holders of RHDI Secured Obligations, 28% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 32% of such moneys shall be distributed to the holders of Dex West Secured Obligations; provided, further, that to the extent (a) the RHDI Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the RHDI Secured Parties pursuant to subsection 6.10, then 46% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 54% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (b) the Dex East Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the Dex East Secured Parties pursuant to subsection 6.10, then 56% of such moneys shall be distributed to the holders of RHDI Secured Obligations and 44% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (c) the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the Dex West Secured Parties pursuant to subsection 6.10, then 59% of such moneys shall be distributed to the holders of RHDI Secured Obligations and 41% of such moneys shall be distributed to the holders of Dex East Secured Obligations, (d) both the RHDI Secured Obligations and the Dex East Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the RHDI Secured Parties and Dex East Secured Parties pursuant to subsection 6.10,

(1)  Drafted based on percentages to be used in the Shared Services Agreement as of the Effective Date; the numbers used here will not be adjusted as those Shared Services percentages are re-calculated after each fiscal year.

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then 100% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (e) both the RHDI Secured Obligations and the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the RHDI Secured Parties and Dex West Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of Dex East Secured Obligations, (f) both the Dex East Secured Obligations and the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Dex Shared Collateral) or the Dex Shared Collateral has been released by the Dex East Secured Parties and Dex West Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of RHDI Secured Obligations, or

(y) with respect to the Universal Shared Collateral Account, to the holders of (i) RHDI Secured Obligations in an amount equal to the unpaid RHDI Secured Obligations, (ii) Dex East Secured Obligations in an amount equal to the unpaid Dex East Secured Obligations, (iii) Dex West Secured Obligations in an amount equal to the unpaid Dex West Secured Obligations as of such Distribution Date and (iv) SuperMedia Secured Obligations in an amount equal to the unpaid SuperMedia Secured Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 19% of such moneys shall be distributed to the holders of RHDI Secured Obligations, 13% of such moneys shall be distributed to the holders of Dex East Secured Obligations, 15% of such moneys shall be distributed to the holders of Dex West Secured Obligations and 53% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations; provided, further, that to the extent (a) the RHDI Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties pursuant to subsection 6.10, then 16% of such moneys shall be distributed to the holders of Dex East Secured Obligations, 19% of such moneys shall be distributed to the holders of Dex West Secured Obligations and 65% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (b) the Dex East Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex East Secured Parties pursuant to subsection 6.10, then 22% of such moneys shall be distributed to the holders of RHDI Secured Obligations, 17% of such moneys shall be distributed to the holders of Dex West Secured Obligations and 61% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (c) the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex West Secured Parties pursuant to subsection 6.10, then 23% of such moneys shall be distributed to the holders of RHDI Secured Obligations, 15% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 62% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (d) the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the SuperMedia Secured Parties pursuant to subsection 6.10, then 40% of such moneys shall be distributed to the holders of RHDI Secured Obligations, 28% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 32% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (e) both the RHDI Secured Obligations and the Dex East Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties and Dex East Secured Parties pursuant to subsection 6.10, then 22% of such moneys shall be distributed to the holders of Dex West Secured Obligations and 78% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (f) both the RHDI Secured Obligations and the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by

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the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties and Dex West Secured Parties pursuant to subsection 6.10, then 20% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 80% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (g) both the RHDI Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 46% of such moneys shall be distributed to the holders of Dex East Secured Obligations and 54% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (h) both the Dex East Secured Obligations and the Dex West Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex East Secured Parties and Dex West Secured Parties pursuant to subsection 6.10, then 26% of such moneys shall be distributed to the holders of RHDI Secured Obligations and 74% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations, (i) both the Dex East Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex East Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 56% of such moneys shall be distributed to the holders of RHDI Secured Obligations and 44% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (j) both the Dex West Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex West Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 59% of such moneys shall be distributed to the holders of RHDI Secured Obligations and 41% of such moneys shall be distributed to the holders of Dex East Secured Obligations, (k) each of the RHDI Secured Obligations, the Dex East Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties, Dex East Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of Dex West Secured Obligations, (l) each of the RHDI Secured Obligations, the Dex West Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the RHDI Secured Parties, Dex West Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of Dex East Secured Obligations, (m) each of the Dex East Secured Obligations, the Dex West Secured Obligations and the SuperMedia Secured Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex East Secured Parties, Dex West Secured Parties and SuperMedia Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of RHDI Secured Obligations and (n) each of the Dex East Secured Obligations, the Dex West Secured Obligations and the RHDI Obligations are paid in full (other than as a result of any Refinancing secured by the Universal Shared Collateral) or the Universal Shared Collateral has been released by the Dex East Secured Parties, Dex West Secured Parties and RHDI Secured Parties pursuant to subsection 6.10, then 100% of such moneys shall be distributed to the holders of SuperMedia Secured Obligations;

provided, that notwithstanding the foregoing clauses (x) or (y), to the extent (A) the RHDI Secured Obligations have not been paid in full and are due and payable and the Shared Collateral has not been released by the RHDI Secured Parties pursuant to subsection 6.10, any proceeds and

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products related to the Equity Interests of RHDI shall be distributed first to the holders of RHDI Secured Obligations (with any moneys remaining after payment in full of the RHDI Secured Obligations being distributed to the holders of the other Secured Obligations as set forth in this clause “Fourth”), (B) the Dex East Secured Obligations have not been paid in full and are due and payable and the Shared Collateral has not been released by the Dex East Secured Parties pursuant to subsection 6.10, any proceeds and products related to the Equity Interests of Dex East shall be distributed first to the holders of Dex East Secured Obligations (with any moneys remaining after payment in full of the Dex East Secured Obligations being distributed to the holders of the other Secured Obligations as set forth in this clause “Fourth”), (C) the Dex West Secured Obligations have not been paid in full and are due and payable and the Shared Collateral has not been released by the Dex West Secured Parties pursuant to subsection 6.10, any proceeds and products related to the capital stock of Dex West shall be distributed first to the holders of Dex West Secured Obligations (with any moneys remaining after payment in full of the Dex West Secured Obligations being distributed to the holders of the other Secured Obligations as set forth in this clause “Fourth”) and (D) the SuperMedia Secured Obligations have not been paid in full and are due and payable and the Shared Collateral has not been released by the SuperMedia Secured Parties pursuant to subsection 6.10, any proceeds and products related to the capital stock of SuperMedia shall be distributed first to the holders of SuperMedia Secured Obligations (with any moneys remaining after payment in full of the SuperMedia Secured Obligations being distributed to the holders of the other Secured Obligations as set forth in this clause “Fourth”); provided, further, that to the extent the Secured Obligations of any Class are not due and payable, the Majority Class Holders (or such higher voting threshold as may be required by the applicable Loan Document) of such Class may elect to decline repayment pursuant to this clause “Fourth”, in which case the declined proceeds shall be redistributed and applied to the non-declining Classes of Secured Obligations pursuant to the percentages set forth above as if such declining Classes had been paid in full; and provided further that, notwithstanding the foregoing clause (x), in the event that any amount deposited into the Dex Shared Collateral Account is a payment made by the Ultimate Parent on account of its Guarantor Obligations (as defined in the Shared Guarantee and Collateral Agreement) that are not secured pursuant to the Shared Guarantee and Collateral Agreement, such amount shall be distributed to the Shared Collateral Secured Parties in accordance with the foregoing clause (y).

Fifth:  any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)           The term “unpaid” as used in clause Fourth of subsection 3.4(b) with respect to the relevant Grantor(s), refers to all amounts of RHDI Secured Obligations, Dex East Secured Obligations,  Dex West Secured Obligations or SuperMedia Secured Obligations as the case may be, outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, with respect to any Grantor, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 3.5) have not been made in respect thereof.  For purposes of determining the “unpaid” amount with respect to any Secured Obligations as of any Distribution Date, the amount of Indebtedness in respect of any applicable Swap Agreement as of such Distribution Date shall be the unrealized net loss position, if any, of the applicable Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than three Business Days prior to such Distribution Date.

(d)           The Shared Collateral Agent shall make all payments and distributions under this subsection 3.4 (i) on account of RHDI Secured Obligations to the RHDI Administrative Agent, pursuant to written directions of the RHDI Administrative Agent, for re-distribution in accordance with the provisions

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of the RHDI Loan Documents; (ii) on account of Dex East Secured Obligations, to the Dex East Administrative Agent, pursuant to written directions of the Dex East Administrative Agent, for re-distribution in accordance with the provisions of the Dex East Loan Documents; (iii) on account of the Dex West Secured Obligations, to the Dex West Administrative Agent, pursuant to written directions of the Dex West Administrative Agent, for re-distribution in accordance with the provisions of the Dex West Loan Documents and (iv) on account of SuperMedia Secured Obligations, to the SuperMedia Administrative Agent, pursuant to written directions of the SuperMedia Administrative Agent, for re distribution in accordance with the provisions of the SuperMedia Loan Documents.  The Shared Collateral Agent shall provide written notice to the Ultimate Parent of any such payment or distribution under this subsection 3.4(d).

3.5       Amounts Held for Contingent Secured Obligations.  In the event any Shared Collateral Secured Party shall be entitled to receive distributions from the applicable Shared Collateral Account of any moneys in respect of any unliquidated, unmatured or contingent portion of the outstanding Secured Obligations, then the Shared Collateral Agent shall, at the written direction of the Required Shared Collateral Secured Parties and subject to subsection 3.6, separate such moneys into a separate account to be opened by the Required Shared Collateral Secured Parties for the benefit of the applicable Shared Collateral Secured Parties and shall, at the written direction of such Shared Collateral Secured Party, invest such moneys in obligations of the kinds referred to in subsection 3.3 maturing within three months after they are acquired by the Shared Collateral Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Shared Collateral Secured Party and for no other purpose until (i) such Shared Collateral Secured Party shall have notified the Shared Collateral Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Shared Collateral Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Shared Collateral Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Grantors or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Shared Collateral Secured Party shall, as soon as practicable thereafter, notify the Grantors and the Shared Collateral Agent in writing and (y) such investments, and the proceeds thereof, shall be held in the applicable Shared Collateral Account in trust for all applicable Shared Collateral Secured Parties pending application in accordance with the provisions of subsection 3.4.

3.6       Shared Collateral Agent’s Calculations.  In making the determinations and allocations required by subsections 3.4 and 3.5, the Shared Collateral Agent may conclusively rely upon information supplied by the RHDI Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the RHDI Secured Obligations, information supplied by the Dex East Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Dex East Secured Obligations, information supplied by the Dex West Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Dex West Secured Obligations and information supplied by the SuperMedia Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the SuperMedia Secured Obligations, and the Shared Collateral Agent shall have no liability to any of the Shared Collateral Secured Parties for actions taken in reliance on any such information, provided, that nothing in this sentence shall prevent any Grantor from contesting in good faith any amounts claimed by any Shared Collateral Secured Party in any information so supplied but in the event of any such contest, the information delivered by any Administrative Agent shall be conclusive, for purposes of the Shared Collateral Agent’s reliance, absent manifest error.  Upon the reasonable request of the Shared Collateral Agent, any Administrative Agent or any other Shared Collateral Secured

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Party, as the case may be, shall deliver to the Shared Collateral Agent a certificate setting forth the information specified in this subsection 3.6.  The Shared Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent in respect of any amounts distributed to such Administrative Agent.

3.7       Distributions of Non-Cash Assets.  If, through the operation of any Bankruptcy Law or otherwise, any of the Secured Obligations are paid or satisfied (or deemed satisfied) pursuant to this Agreement by the distribution of non-cash assets, including by the distribution or issuance of Equity Interest, Post-Petition Securities or Indebtedness, such non-cash assets shall be distributed in accordance with subsection 3.4(b), subject to subsection 3.4(a).  The Shared Collateral Agent is hereby authorized by the Grantors and each Administrative Agent to dispose of or liquidate such non-cash assets in order to pay any outstanding Shared Collateral Agent Fees in accordance with subsection 3.4(a).

3.8       Sharing.  If, through the operation of any Bankruptcy Law or otherwise, the Shared Collateral Agent’s security interest hereunder and under the Shared Collateral Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, such Secured Obligations for which the security interest is not enforced shall nevertheless be considered Secured Obligations hereunder for the purposes of subsection 3.4; provided, however, that nothing in this subsection 3.7 shall be deemed to require the Shared Collateral Agent to disregard or violate any court order binding upon it.

3.9       Shared Collateral Account Information.  At such times as any of the Administrative Agents or the Ultimate Parent may reasonably request in writing, but not more than twice per year per party (unless otherwise agreed to by the Shared Collateral Agent), the Shared Collateral Agent shall provide a full accounting of all funds then standing to the credit of the Shared Collateral Accounts.

SECTION 4.
AGREEMENTS WITH COLLATERAL AGENT

4.1       Delivery of Loan Documents.  On the Closing Date, the Grantors shall deliver to the Shared Collateral Agent copies of each Loan Document and each Shared Collateral Security Document then in effect.  The Grantors shall deliver to the Shared Collateral Agent, promptly upon the execution thereof, a copy of all amendments, modifications or supplements to any Loan Document entered into after the Closing Date.

4.2       Information as to Shared Collateral Secured Parties and Administrative Agents.  The Administrative Agents and the Grantors shall deliver, at the request of the Shared Collateral Agent, any information necessary to make the distributions contemplated by subsection 3.4 or any other information as the Shared Collateral Agent reasonably requires in order to perform its duties under this Intercreditor Agreement.

4.3       Compensation and Expenses.  The Grantors, jointly and severally, agree to pay to the Shared Collateral Agent, from time to time upon demand, (a) all of the reasonable out-of-pocket expenses of the Shared Collateral Agent, including the reasonable fees, charges and disbursements of (i) a single transaction and documentation counsel for the Shared Collateral Agent and (ii) such other local counsel and special counsel as may be required in the reasonable judgment of the Shared Collateral Agent, arising in connection with the preparation, negotiation, execution, delivery, modification, and termination of this Intercreditor Agreement and each Shared Collateral Security Document or the enforcement of any of the provisions hereof or thereof and (b) all out-of-pocket fees, costs and expenses of the Shared Collateral Agent (including without limitation, the documented fees and disbursements of

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its counsel, advisors and agents) (i) incurred or required to be advanced in connection with the custody, use or operation of, preservation, sale or other disposition of Shared Collateral pursuant to any Shared Collateral Security Document and the preservation, protection, enforcement or defense of the Shared Collateral Agent’s rights under this Intercreditor Agreement and the Shared Collateral Security Documents and in and to the Shared Collateral (including, but not limited to, any fees and expenses incurred by the Shared Collateral Agent in a bankruptcy proceeding), (ii) incurred by the Shared Collateral Agent in connection with the removal of the Shared Collateral Agent pursuant to subsection 5.7(a) or (iii) incurred in connection with the execution of the directions provided by the Required Shared Collateral Secured Parties.  Such fees, costs and expenses are intended to constitute expenses of administration under any Bankruptcy Law relating to creditors’ rights generally.  The obligations of the Grantors under this subsection 4.3 shall survive the termination of the other provisions of this Intercreditor Agreement and the resignation or removal of the Shared Collateral Agent hereunder.

4.4       Stamp and Other Similar Taxes.  The Grantors agree to indemnify and hold harmless the Shared Collateral Agent, each Administrative Agent and each Shared Collateral Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Intercreditor Agreement, any Shared Collateral Security Document or any Shared Collateral.  The obligations of the Grantors under this subsection 4.4 shall survive the termination of the other provisions of this Intercreditor Agreement and the resignation or removal of the Shared Collateral Agent hereunder.

4.5       Filing Fees, Excise Taxes, Etc.  The Grantors agree to pay or to reimburse the Shared Collateral Agent for any and all payments made by the Shared Collateral Agent in respect of all search, filing, recording and registration fees and taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Intercreditor Agreement and each Shared Collateral Security Document.  The obligations of the Grantors under this subsection 4.5 shall survive the termination of the other provisions of this Intercreditor Agreement and the resignation or removal of the Shared Collateral Agent hereunder.

4.6       Indemnification.  The Ultimate Parent and the Grantors agree to pay, indemnify, and hold, jointly and severally, the Shared Collateral Agent (and its directors, officers, agents and employees) harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, the reasonable fees, charges and disbursements of (a) a single transaction and documentation counsel for the Shared Collateral Agent and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Shared Collateral Agent) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Intercreditor Agreement and the Shared Collateral Security Documents and any modifications or termination thereof, except to the extent arising from the gross negligence or willful misconduct of the indemnified party or any of its affiliates or any of their respective directors, officers, agents or employees as determined by a final judgment of a court of competent jurisdiction, including for taxes in any jurisdiction in which the Shared Collateral Agent is subject to tax by reason of actions hereunder or under the Shared Collateral Security Documents, unless such taxes are attributable to income or otherwise imposed on or measured by compensation paid to the Shared Collateral Agent under subsection 4.3.  In any suit, proceeding or action brought by the Shared Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Shared Collateral for any sum owing thereunder, or to enforce any provisions thereof, the Grantors will save, indemnify and keep the Shared Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Grantor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor

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of such Grantor or its successors from any Grantor, and all such obligations of the Grantors shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Shared Collateral Agent.  The agreements in this subsection 4.6 shall survive the termination of the other provisions of this Intercreditor Agreement and the resignation or removal of the Shared Collateral Agent hereunder.

4.7       Shared Collateral Agent’s Lien.  Notwithstanding anything to the contrary in this Intercreditor Agreement, as security for the payment of Shared Collateral Agent Fees (i) the Shared Collateral Agent is hereby granted a lien upon all Shared Collateral which shall have priority ahead of all other Secured Obligations secured by such Shared Collateral and (ii) the Shared Collateral Agent shall have the right to use and apply any of the funds held by the Shared Collateral Agent in the Shared Collateral Accounts to cover such Shared Collateral Agent Fees.

SECTION 5.
THE SHARED COLLATERAL AGENT

5.1       Appointment of Shared Collateral Agent.  Each Administrative Agent hereby irrevocably appoints the Shared Collateral Agent as its agent and (a) confirms, approves and ratifies the Shared Collateral Agent’s entry into the Shared Guarantee and Collateral Agreement and any other Shared Collateral Security Document as have been entered into or otherwise effectuated until the date hereof and all actions that have been taken in connection therewith and (b) authorizes the Shared Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Shared Collateral Agent by this Intercreditor Agreement upon the terms and conditions hereof, together with such actions and powers as are reasonably incidental hereto.

5.2       Exculpatory Provisions.  (a)  The Shared Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors.  The Shared Collateral Agent makes no representations as to the value or condition of the Shared Collateral or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Intercreditor Agreement or any Shared Collateral Security Document, or as to the validity, execution (except as to it), enforceability, legality or sufficiency of this Intercreditor Agreement, the Shared Collateral Security Documents or the Secured Obligations, and the Shared Collateral Agent shall incur no liability or responsibility in respect of any such matters.

(b)           The Shared Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein or in any Shared Collateral Security Document or Loan Document.  Whenever it is necessary, or in the opinion of the Shared Collateral Agent advisable, for the Shared Collateral Agent to ascertain the amount of Secured Obligations then held by Shared Collateral Secured Parties, the Shared Collateral Agent may rely on (i) a certificate of the RHDI Administrative Agent, in the case of RHDI Secured Obligations, (ii) a certificate of the Dex East Administrative Agent, in the case of Dex East Secured Obligations, (iii) a certificate of the Dex West Administrative Agent, in the case of Dex West Secured Obligations and (iv) a certificate of the SuperMedia Administrative Agent, in the case of SuperMedia Secured Obligations and, if any Administrative Agent or any relevant Shared Collateral Secured Party shall not give such information to the Shared Collateral Agent, (without in any way diminishing any Obligations of any Grantor) it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Shared Collateral Agent shall be calculated by the Shared Collateral Agent using, for those Persons who have not supplied such information, the most recent information, if

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any, received by the Shared Collateral Agent), and the amount so calculated to be distributed to any Person who fails to give such information shall be held in trust for such Person until the next Distribution Date following the time such Person does supply such information to the Shared Collateral Agent, whereupon on such Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it.  The Shared Collateral Agent shall have no liability to any Shared Collateral Secured Parties with respect to any calculations made by the Shared Collateral Agent hereunder in the event any Administrative Agent shall fail to deliver its certificate as required herein.  Nothing in this subsection 5.2(b) shall prevent any Grantor from contesting any amounts claimed by any Shared Collateral Secured Party in any certificate so supplied, but the certificates delivered by any Administrative Agent shall be conclusive, for purposes of the Shared Collateral Agent’s calculations, absent manifest error.  So long as no Enforcement Event is in effect, the Shared Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Ultimate Parent with respect to the matters set forth in the second sentence of this subsection 5.2(b), provided a copy of any such certificate is simultaneously provided to the Administrative Agents.

(c)           The Shared Collateral Agent shall be under no obligation or duty to take any action under this Intercreditor Agreement or any Shared Collateral Security Document if taking such action (i) would subject the Shared Collateral Agent to a tax (or equivalent liability) in any jurisdiction where it is not then subject to a tax (or equivalent liability) or (ii) would require the Shared Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Shared Collateral Agent receives security or indemnity reasonably satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Intercreditor Agreement or any Shared Collateral Security Document.

(d)           The Shared Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other applicable Shared Collateral Secured Party and may exercise such rights as though it were not the Shared Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Ultimate Parent and/or any of the Grantors and their respective affiliates as if it were not the Shared Collateral Agent.

(e)           Notwithstanding any other provision of this Intercreditor Agreement, the Shared Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Intercreditor Agreement or the Shared Collateral Security Documents except to the extent of its own gross negligence or willful misconduct.

(f)            Without any limitation to subsection 2.5, beyond the exercise of reasonable care in the custody thereof, the Shared Collateral Agent shall have no duty as to any Shared Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Shared Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Shared Collateral.  The Shared Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Shared Collateral in its possession if the Shared Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Shared Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Shared Collateral Agent in good faith.

(g)           The Shared Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Shared Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Shared Collateral, whether impaired by operation of law or by

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reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Shared Collateral Agent, for the validity or sufficiency of the Shared Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Shared Collateral, for insuring the Shared Collateral or for the payment of taxes, charges, assessments or Liens upon the Shared Collateral or otherwise as to the maintenance of the Shared Collateral.

(h)           In no event shall the Shared Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Shared Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            In no event shall the Shared Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Shared Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

5.3       Delegation of Duties.  The Shared Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, accountants, appraisers or other experts or advisers selected by it.  The Shared Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  The Shared Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care.

5.4       Reliance by Shared Collateral Agent.  (a)  Whenever in the administration of this Intercreditor Agreement or the Shared Collateral Security Documents the Shared Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Shared Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Ultimate Parent and/or one or more Administrative Agents, as applicable, delivered to the Shared Collateral Agent, and such certificate shall be full warrant to the Shared Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 5.5.

(b)           The Shared Collateral Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Shared Collateral Security Document in accordance therewith.  The Shared Collateral Agent may at any time solicit written confirmatory instructions from the Required Shared Collateral Secured Parties, an officer’s certificate of a Grantor or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Intercreditor Agreement or any documents executed in connection herewith.

(c)           The Shared Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to

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have been sent by the proper party or parties.  In the absence of its own gross negligence or willful misconduct, the Shared Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Shared Collateral Agent and conforming to the requirements of this Intercreditor Agreement.

(d)           The Shared Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.  The Shared Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Intercreditor Agreement at the request or direction of the Required Shared Collateral Secured Parties pursuant to this Intercreditor Agreement, unless such Required Shared Collateral Secured Parties shall have offered to the Shared Collateral Agent security or indemnity satisfactory to the Shared Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)           Upon any application or demand by any of the Grantors (except any such application or demand which is expressly permitted to be made orally) to the Shared Collateral Agent to take or permit any action expressly provided under any of the provisions of this Intercreditor Agreement or any Shared Collateral Security Document, the Ultimate Parent shall furnish to the Shared Collateral Agent a certificate of a Responsible Officer of the Ultimate Parent stating that all conditions precedent, if any, provided for in this Intercreditor Agreement, in any relevant Shared Collateral Security Document or in any Loan Documents relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Intercreditor Agreement or a Shared Collateral Security Document relating to such particular application or demand, such additional document shall also be furnished.  A copy of any such certificate referred to in the prior sentence shall be simultaneously delivered to the Administrative Agents.  Except for withdrawals and releases of Shared Collateral requested under, and permitted by the terms of, Subsections 6.10(f), (g), (h) and (j) below, which releases and withdrawals shall be governed by, and effected in accordance with the terms set forth in such subsections, unless any Administrative Agent shall have given telephonic notice to the Shared Collateral Agent, to the effect that the requested action is not permitted, prior to 5:00 p.m. (New York City time) on the fifth Business Day following such Administrative Agent’s receipt of such Ultimate Parent or Grantor certificate (such notice to be confirmed in writing no later than 12:00 p.m. noon (New York City time) on the sixth Business Day following such Administrative Agent’s receipt of such certificate), the Shared Collateral Agent shall be authorized to take or permit the requested action, provided, that the Majority Class Holders of each Class shall be deemed to have approved and authorized such requested action if the Shared Collateral Agent shall not have received any such notice from the Administrative Agent representing such Class as described in this subsection 5.4(e).  A copy of any notice referred to in the parenthetical above by any Administrative Agent to the Shared Collateral Agent shall be sent simultaneously to the Ultimate Parent and any applicable Grantor.

(f)            Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer of any Grantor provided to such counsel in connection with such opinion or representations made by a Responsible Officer of any Grantor in a writing filed with the Shared Collateral Agent.

(g)           In the event there is any bona fide, good faith disagreement between the parties to this Intercreditor Agreement or any of the documents executed in connection herewith resulting in adverse claims being made in connection with the Shared Collateral held by the Shared Collateral Agent, the Shared Collateral Agent shall be entitled to refrain from taking any action (and will incur no liability for doing so) until directed in writing by the Majority Class Holders of each Class (but, in each case, the

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Majority Class Holders of each Class may only provide directions regarding such matters as it would otherwise be permitted to direct under this Intercreditor Agreement and the Shared Collateral Security Documents) or by order of a court of competent jurisdiction.

5.5       Limitations on Duties of the Shared Collateral Agent.  (a)  Unless an Acceleration Event is in effect, the Shared Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Intercreditor Agreement and the Shared Collateral Security Documents, and no implied covenants or obligations shall be read into this Intercreditor Agreement or any Shared Collateral Security Document against the Shared Collateral Agent. If and so long as an Acceleration Event is in effect, the Shared Collateral Agent shall, upon written direction of the Required Shared Collateral Secured Parties in accordance with subsection 2.2(b), exercise the rights and powers vested in the Shared Collateral Agent by this Intercreditor Agreement and the Shared Collateral Security Documents, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with the direction of the Required Shared Collateral Secured Parties.

(b)           Except as herein otherwise expressly provided, the Shared Collateral Agent shall not be under any obligation to take any action which is discretionary with the Shared Collateral Agent under the provisions hereof or of any Shared Collateral Security Document, except upon the written direction of the Required Shared Collateral Secured Parties at such time in accordance with subsection 2.2(b) hereof.  The Shared Collateral Agent shall make available for inspection and copying by each Administrative Agent, each certificate or other paper furnished to the Shared Collateral Agent by any of the Grantors under or in respect of this Intercreditor Agreement or any of the Shared Collateral.

(c)           No provision of this Intercreditor Agreement or of any Shared Collateral Security Document shall be deemed to impose any duty or obligation on the Shared Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Shared Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Shared Collateral Agent in such jurisdiction or, unless adequately indemnified therefor (as reasonably determined by the Shared Collateral Agent), impose a tax on the Shared Collateral Agent by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

5.6       Moneys held by Shared Collateral Agent.  All moneys received by the Shared Collateral Agent under or pursuant to any provision of this Intercreditor Agreement or any Shared Collateral Security Document (except Shared Collateral Agent Fees) shall be held in trust for the purposes for which they were paid or are held and in accordance with this Intercreditor Agreement.

5.7       Resignation and Removal of the Shared Collateral Agent.  (a)  The Shared Collateral Agent may at any time, by giving written notice to the Grantors and each Administrative Agent, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Shared Collateral Agent pursuant to subsection 5.7(b), (ii) the acceptance of such appointment by such successor Shared Collateral Agent, (iii) the approval of such successor Shared Collateral Agent evidenced by one or more instruments signed by the Majority Class Holders of each Class and, so long as no Enforcement Event is then in effect, by the Grantors (which approval, in each case, shall not be unreasonably withheld) and (iv) the payment of all fees and expenses due and owing to the resigning Shared Collateral Agent (including, but not limited to, the reasonable fees and expenses of its counsel).  If no successor Shared Collateral Agent shall be appointed and shall have accepted such appointment within 60 days after the Shared Collateral Agent gives the aforesaid notice of resignation, the Shared Collateral Agent, the Grantors (so long as no Enforcement Event is then in effect) or the Administrative Agents may apply to any court of competent jurisdiction to

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appoint a successor Shared Collateral Agent to act until such time, if any, as a successor Shared Collateral Agent shall have been appointed as provided in this subsection 5.7.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Shared Collateral Agent appointed by the Majority Class Holders of each Class, as provided in subsection 5.7(b).  While an Enforcement Event is in effect, the Majority Class Holders of each Class may, at any time upon giving 30 days’ prior written notice thereof to the Shared Collateral Agent, the Grantors and each other Administrative Agent, remove the Shared Collateral Agent and appoint a successor Shared Collateral Agent, such removal to be effective upon the acceptance of such appointment by the successor and the payment of all fees and expenses due and owing to the removed Shared Collateral Agent (including, but not limited to, the fees and expenses of its counsel).  If an Enforcement Event is not in effect, the Majority Class Holders of each Class may, at any time upon giving 30 days’ prior written notice thereof to the Shared Collateral Agent and each other Administrative Agent, and with the consent of the Grantors (such consent not to be unreasonably withheld) remove the Shared Collateral Agent and appoint a successor Shared Collateral Agent, such removal to be effective upon the acceptance of such appointment by the successor and the receipt of approval by the Grantors and the payment of all fees and expenses due and owing to the removed Shared Collateral Agent (including, but not limited to, the reasonable fees and expenses of its counsel).  The Shared Collateral Agent shall be entitled to Shared Collateral Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b)           If at any time the Shared Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Shared Collateral Agent for any other cause, a successor Shared Collateral Agent may be appointed by the Majority Class Holders of each Class with the consent (not to be unreasonably withheld) of the Ultimate Parent, if no Enforcement Event is in effect, and otherwise by the Majority Class Holders of each Class; provided, however, that should the Majority Class Holders of each Class not act timely to appoint a successor Shared Collateral Agent, the Grantors may (whether or not an Enforcement Event is then in effect) petition a court of competent jurisdiction to appoint a successor Shared Collateral Agent.  The powers, duties, authority and title of the predecessor Shared Collateral Agent shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except for the consent of the Majority Class Holders of each Class referred to above and as may be required by applicable law) than appointment and designation of a successor in writing duly delivered to the predecessor and the Grantors and the payment of the fees and expenses of the predecessor Shared Collateral Agent as described in subsection 5.7(a) above.  Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Intercreditor Agreement and the Shared Collateral Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Majority Class Holders of each Class, the Grantors, or the successor, execute and deliver an instrument (in form and substance reasonably satisfactory to the Shared Collateral Agent) transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Shared Collateral Security Documents and shall deliver all Collateral held by it or its agents to such successor.  Should any deed, conveyance or other instrument in writing from any Grantor be reasonably required by any successor Shared Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Shared Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Grantor.  If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Shared Collateral Agent to do so, or if an Enforcement Event is in effect, the predecessor Shared Collateral Agent may execute the same on behalf of such Grantor.  Each Grantor hereby appoints any predecessor Shared Collateral Agent as its agent and attorney to act for it as provided in the next preceding sentence.

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5.8       Status of Successor Shared Collateral Agent.  Every successor Shared Collateral Agent appointed pursuant to subsection 5.7 shall be a bank or financial institution (other than any Administrative Agent or other Shared Collateral Secured Party (other than the Shared Collateral Agent)) in good standing and having power to act as Shared Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and generally recognized as capable of undertaking duties and obligations of the type imposed upon the Shared Collateral Agent hereunder.

5.9       Merger of the Shared Collateral Agent.  Any Person into which the Shared Collateral Agent may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Shared Collateral Agent shall be a party, shall be Shared Collateral Agent under this Intercreditor Agreement and the Shared Collateral Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

5.10    Co-Shared Collateral Agent; Separate Shared Collateral Agent.  (a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Shared Collateral shall be located, or to avoid any violation of law or imposition on the Shared Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Shared Collateral Agent, or the Shared Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Shared Collateral Secured Parties, or any Administrative Agent shall in writing so request the Shared Collateral Agent and the Grantors, or the Shared Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder or under any Shared Collateral Security Document, the Shared Collateral Agent and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or financial institution or one or more persons (other than any Administrative Agent or other Shared Collateral Secured Party (other than the Shared Collateral Agent)) approved by the Shared Collateral Agent and the Grantors, either to act as co-agent or co-agents of all or any of the Shared Collateral under this Intercreditor Agreement or under any of the Shared Collateral Security Documents, jointly with the Shared Collateral Agent originally named herein or therein or any successor Shared Collateral Agent, or to act as separate agent or agents of any of the Shared Collateral.  If any of the Grantors shall not have joined in the execution of such instruments and agreements within 30 days after it receives a written request from the Shared Collateral Agent to do so, or if an Enforcement Event is in effect, the Shared Collateral Agent may act under the foregoing provisions of this subsection 5.10(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors.  Each of the Grantors hereby appoints the Shared Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this subsection 5.10(a) in either of such contingencies.

(b)           Every separate agent and every co-agent, other than any successor Shared Collateral Agent appointed pursuant to subsection 5.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred upon the Shared Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Shared Collateral Agent or any agent appointed by the Shared Collateral Agent;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Shared Collateral Agent hereunder and under the relevant Shared Collateral Security Document(s) shall be conferred or imposed and exercised or performed by the Shared Collateral Agent and such separate agent or separate agents or co-agent or co-agents, jointly, as shall be provided in the instrument appointing such separate agent or separate agents or co-agent or co-agents, except to

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the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Shared Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Shared Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

(iii)          no power given hereby or by the relevant Shared Collateral Security Documents to, or which it is provided herein or therein may be exercised by, any such co-agent or co-agents or separate agent or separate agents shall be exercised hereunder or thereunder by such co-agent or co-agents or separate agent or separate agents except jointly with, or with the consent in writing of, the Shared Collateral Agent, anything contained herein to the contrary notwithstanding;

(iv)          no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

(v)           the Grantors and the Shared Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate agent or co-agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate agent or co-agent, as the case may be, anything contained herein to the contrary notwithstanding.  If the Grantors shall not have joined in the execution of any such instrument within 30 days after it receives a written request from the Shared Collateral Agent to do so, or if an Enforcement Event is in effect, the Shared Collateral Agent shall have the power to accept the resignation of or remove any such separate agent or co-agent and to appoint a successor without the concurrence of the Grantors, the Grantors hereby appointing the Shared Collateral Agent its agent and attorney to act for it in such connection in such contingency.  If the Shared Collateral Agent shall have appointed a separate agent or separate agents or co-agent or co-agents as above provided, the Shared Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent or co-agent and the successor to any such separate agent or co-agent shall be appointed by the Grantors and the Shared Collateral Agent, or by the Shared Collateral Agent alone pursuant to this subsection 5.10(b).

5.11    Treatment of Payee or Indorsee by Shared Collateral Agent; Representatives of Secured Parties.  The Shared Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

SECTION 6.

MISCELLANEOUS

6.1       Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein to any Grantor, the Shared Collateral Agent or any Administrative Agent shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or other electronic transmission, to such Person at its notice address set forth on Schedule 6.1.

(b)   Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications

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given to any party hereto in accordance with the provisions of this Intercreditor Agreement shall be deemed to have been given on the date of receipt.

6.2       No Waivers.  No failure on the part of the Shared Collateral Agent, any co-agent, any separate agent, the Required Shared Collateral Secured Parties, any Administrative Agent or any Shared Collateral Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Intercreditor Agreement or any Shared Collateral Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Shared Collateral Agent, the Required Shared Collateral Secured Parties, any Administrative Agent or any Shared Collateral Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Shared Collateral Agent, the Required Shared Collateral Secured Parties, such Administrative Agent or such Shared Collateral Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.3       Amendments, Supplements and Waivers.  (a)  With the written consent of the Majority Class Holders of each Class, the Shared Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto or to any Shared Collateral Security Document for the purpose of adding to, or waiving any provisions of, this Intercreditor Agreement, subject to subsection 7.1(h), or any Shared Collateral Security Document or changing in any manner the rights of the Shared Collateral Agent, the Shared Collateral Secured Parties or the Grantors hereunder or thereunder; provided, that no such supplemental agreement shall amend, modify or waive any provision of subsection 4 or 5 or alter the duties, rights or obligations of the Shared Collateral Agent hereunder or under the Shared Collateral Security Documents without the written consent of the Shared Collateral Agent.  Any such supplemental agreement shall be binding upon the Grantors, each Administrative Agent, the Shared Collateral Secured Parties and the Shared Collateral Agent and their respective successors and assigns.

(b)           Solely with the consent of the Administrative Agents (and without the consent of any other Shared Collateral Secured Party), the Shared Collateral Agent and the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Shared Collateral Security Document, (i) to add to the covenants of such Grantor for the benefit of the Shared Collateral Secured Parties or to surrender any right or power herein conferred upon such Grantor; (ii) to mortgage or pledge to the Shared Collateral Agent, or grant a security interest in favor of the Shared Collateral Agent in, any property or assets as additional security for the Secured Obligations or to grant additional guarantees of the Secured Obligations; or (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Shared Collateral Security Document which may be defective or inconsistent with any other provision herein or therein, or (iv) to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided, that any such action contemplated by this clause (iv) shall not adversely affect the interests of any of the Shared Collateral Secured Parties.

6.4       Headings.  The table of contents and section headings used in this Intercreditor Agreement are for convenience only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.5       Severability.  Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.6       Successors and Assigns.  This Intercreditor Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns permitted hereby and shall inure to the benefit of each of the Shared Collateral Secured Parties and their respective successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Shared Collateral Agent, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Intercreditor Agreement or any Shared Collateral.

6.7       Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Intercreditor Agreement and the other Shared Collateral Security Documents to which it is a party;

(b)           neither the Shared Collateral Agent nor any Shared Collateral Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Intercreditor Agreement, any Shared Collateral Security Document or any other Loan Document, and the relationship between the Grantors, on the one hand, and the Shared Collateral Agent and Shared Collateral Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the Shared Collateral Security Documents or any other Loan Document or otherwise exists by virtue of the transactions contemplated hereby among the Shared Collateral Secured Parties or among the Grantors and the Shared Collateral Secured Parties.

6.8       GOVERNING LAW.  THIS INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.9       Counterparts.  This Intercreditor Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.10    Termination and Release.  (a)  Upon the termination of, and payment in full of all of the Secured Obligations (subject to the provisions in section 9.14(a) of the RHDI Credit Agreement. Dex East Credit Agreement, Dex West Credit Agreement and SuperMedia Credit Agreement) under, the RHDI Loan Documents, the Dex East Loan Documents, the Dex West Loan Documents or the SuperMedia Loan Documents, as the case may be (in each case other than as a result of any Refinancing secured by the Shared Collateral), each applicable Administrative Agent hereby agrees to promptly provide a written direction to the Shared Collateral Agent stating that the conditions for release of the Shared Collateral under such Loan Documents have been satisfied.  Upon the Shared Collateral Agent’s (i) receipt of such written directions from all Administrative Agents and (ii) payment in full of all Shared Collateral Agent Fees, the security interests created by the Shared Collateral Security Documents shall automatically be released and the Shared Collateral Security Documents shall terminate forthwith and all right, title and interest of the Shared Collateral Agent in and to the Shared Collateral shall revert to the

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Grantors, their successors and assigns (in each case other than as provided in those provisions that are expressly stated to survive such termination or release).

(b)           In connection with the termination of the Shared Collateral Agent’s security interest and the release of the Shared Collateral in accordance with subsection 6.10(a), the Shared Collateral Agent shall (i) execute and deliver to any Grantor at such Grantor’s expense all documents that such Grantor shall reasonably request to evidence such termination or release and (ii) deliver or cause to be delivered to any Grantor at such Grantor’s expense, all property of such Grantor then held by the Shared Collateral Agent or any agent thereof, except as otherwise provided in subsection 3.4(a).

(c)           Except as set forth in subsections (d), (e), (f), (g), (h), (i) and (j) below, upon the withdrawal of any Shared Collateral as permitted by the RHDI Loan Documents, the Dex East Loan Documents, the Dex West Loan Documents and the SuperMedia Loan Documents, the security interests and Liens created by the Shared Collateral Security Documents in such Shared Collateral shall terminate and such Shared Collateral shall be automatically released from the Lien created by the Shared Collateral Security Documents (subject to any requirement therein with respect to the retention of the Proceeds of a disposition of Shared Collateral subject to this Intercreditor Agreement or any Shared Collateral Security Document).  Upon receipt by the Shared Collateral Agent and the Administrative Agents of a certificate from the Ultimate Parent stating that such withdrawal is permitted by (or the relevant consent has been received under) the RHDI Loan Documents, the Dex East Loan Documents, the Dex West Loan Documents and the SuperMedia Loan Documents, unless any Administrative Agent shall have given telephonic notice to the Shared Collateral Agent, to the effect that the requested withdrawal is not permitted, prior to 5:00 p.m. (New York City time) on the fifth Business Day following such Administrative Agent’s receipt of such Ultimate Parent certificate (such notice to be confirmed in writing no later than 12:00 p.m. noon (New York City time) on the sixth Business Day following such Administrative Agent’s receipt of such certificate), the Shared Collateral Agent shall be authorized to, and shall promptly at such Grantor’s request and expense, (i) execute and deliver such documents (in form and substance reasonably satisfactory to the Shared Collateral Agent and the Grantor) as such Grantor shall reasonably request to evidence the termination of such security interest and Lien and the release of such Shared Collateral (subject to any requirement with respect to the retention of the Proceeds of a disposition of Shared Collateral subject to this Intercreditor Agreement or any Shared Collateral Security Document) and (ii) deliver or cause to be delivered to such Grantor all property (including any promissory notes and related transfer documents), if any, constituting part of such withdrawn Shared Collateral then held by the Shared Collateral Agent or any agent thereof.  The Majority Class Holders of each Class shall be deemed to have approved and authorized any such requested withdrawal and release if the Shared Collateral Agent shall not have received any such notice from the Administrative Agent representing such Class as described in this subsection 6.10(c). A copy of any notice of any Administrative Agent referred to in this subsection 6.10(c) shall be sent simultaneously to the Ultimate Parent and any applicable Grantor.

(d)           The guarantee and security provided by any Newco in respect of the Secured Obligations, as applicable, and the Lien in favor of the Shared Collateral Agent on behalf of the Shared Collateral Secured Parties on the Equity Interests of any Newco shall be automatically released, without any consent of the Shared Collateral Secured Parties, any Administrative Agent or the Shared Collateral Agent: (i) so long as no Default or Event of Default shall have then occurred and be continuing or would result therefrom and the net proceeds of such disposition are applied as required pursuant to Section 2.06(c) of the Dex Credit Agreements and Section 2.06(b)(iii) of the SuperMedia Credit Agreement if all or a portion of the Equity Interests of such Subsidiary is disposed of to a non-Affiliate pursuant to a transaction permitted under the Loan Documents (provided, that, in the case of a partial disposition, such Lien shall be released only with respect to the Equity Interests subject to such disposition and the guarantee and security of such Subsidiary shall be released only if it is no longer a Subsidiary of the Ultimate Parent following such disposition), or (ii) so long as no Default or Event of Default shall have

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then occurred and be continuing or would result therefrom and the net proceeds of such disposition are applied pursuant to clause “Fourth” of subsection 3.4 to the extent required under the Credit Agreements, upon a public offering or spin-off of such Subsidiary (which results in such entity no longer being a Subsidiary of the Ultimate Parent).

(e)           Upon receipt by the Shared Collateral Agent of written notice from each Administrative Agent directing the Shared Collateral Agent to cause the Liens on a portion of the Shared Collateral identified in such notice to be released and discharged, the security interests created by the Shared Collateral Security Documents in such Shared Collateral shall automatically terminate forthwith and all right, title and interest of the Shared Collateral Agent in and to such Shared Collateral shall revert to the Grantors, their successors and assigns.

(f)            Upon receipt by the Shared Collateral Agent of written certification from the applicable Grantor or the Ultimate Parent that physical possession of any of such Grantor’s property then held by the Shared Collateral Agent or any agent thereof (including any promissory notes and related transfer documents, if any, constituting part of any Shared Collateral) is necessary or customary to enforce (or would otherwise facilitate enforcement of) such Grantor’s remedies (or actions in lieu of the exercise of enforcement) against counterparties, or for the purpose of correction of defects, if any, under or in relation to any Shared Collateral, the Shared Collateral Agent shall at such Grantor’s request and expense (i) cause to be delivered such property to such Grantor or its agents pending any enforcement action, exercise of rights or other customary actions in lieu of enforcement or for the purpose of correction of defects, if any, or loan (or other asset) administration and servicing, in each case in respect of any such promissory notes and related Shared Collateral, and (ii) execute and deliver such documents (in form and substance reasonably satisfactory to the Shared Collateral Agent and the Grantors), and take such other actions in connection with such escrowed release as such Grantor may reasonably request in writing; it being understood that the delivery of any such property shall not constitute a release of the Shared Collateral and any Proceeds received by such Grantor upon any such enforcement shall be subject to this Intercreditor Agreement and the Shared Collateral Security Documents.  A copy of any certificate by a Grantor to the Shared Collateral Agent under this subsection 6.10(f) shall be sent simultaneously to the Administrative Agents.  The Grantors hereby agree to hold in escrow any Shared Collateral delivered to the Grantors, as applicable, by the Shared Collateral Agent pursuant to this subsection 6.10(f).

(g)           Upon receipt by the Shared Collateral Agent of written certification from the applicable Grantor that such Grantor has entered into a binding contract for a sale of Shared Collateral to a third party or other monetization (that is not a payment or prepayment), in each case, in a transaction (a “Third Party Sale”) permitted by the Loan Documents, the Shared Collateral Agent shall promptly at such Grantor’s request and expense (i) execute and deliver, for release only upon completion of such Third Party Sale, such documents (in form and substance reasonably satisfactory to the Shared Collateral Agent and the Grantors) as such Grantor shall reasonably request to evidence the termination of the security interest and Lien in, and release of, such Shared Collateral upon completion of such Third Party Sale (subject to any requirement with respect to retention of the Proceeds of such Third Party Sale subject to this Intercreditor Agreement or any Shared Collateral Security Document) and (ii) deliver, or cause to be delivered, for release only upon completion of such Third Party Sale, to such Grantor all property (including any promissory notes and related transfer documents), if any, constituting part of such Shared Collateral (and any related collateral) then held by the Shared Collateral Agent or any agent thereof.  If no Event of Default or Enforcement Event has occurred and is continuing when any Grantor shall have entered into a binding contract for a Third Party Sale, but such Grantor shall not have completed such Third Party Sale prior to a Foreclosure on such Shared Collateral or any other intervening Enforcement Event, the Shared Collateral Agent shall provide the releases, and otherwise act in accordance with the provisions of, this subsection 6.10 in respect of such Third Party Sale notwithstanding such intervening Foreclosure or other Enforcement Event.  A copy of any certificate by a Grantor to the Shared Collateral

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Agent under this subsection 6.10(g) shall be sent simultaneously to the Administrative Agents.  The Grantors hereby agree to hold in escrow any Shared Collateral delivered to the Grantors, as applicable, by the Shared Collateral Agent pursuant to this subsection 6.10(g).

(h)           Upon receipt by the Shared Collateral Agent of written certification from the applicable Grantor or the Ultimate Parent that such Grantor has received, or has received notice that it will receive, a payment or prepayment in satisfaction or settlement in respect of any portion of the Shared Collateral, the Shared Collateral Agent shall promptly at such Grantor’s request and expense (i) execute and deliver, for release only upon receipt by the Grantor of such payment or prepayment in satisfaction or settlement, such documents (in form and substance reasonably satisfactory to the Shared Collateral Agent and the Grantors) as such Grantor shall reasonably request to evidence termination of the security interest and Lien in, and release of, such Shared Collateral (subject to any requirement with respect to retention of the Proceeds of such payment or prepayment under this Intercreditor Agreement or any Shared Collateral Security Documents) and (ii) deliver, or cause to be delivered, for release only upon receipt of such payment or prepayment in satisfaction or settlement, to such Grantor all property (including any promissory notes and related transfer documents), if any, constituting part of such Shared Collateral (and any related collateral) then held by the Shared Collateral Agent or any agent thereof.  A copy of any certificate by a Grantor to the Shared Collateral Agent under this subsection 6.10(h) shall be sent simultaneously to the Administrative Agents.  The Grantors hereby agree to hold in escrow any Shared Collateral delivered to the Grantors, as applicable, by the Shared Collateral Agent pursuant to this subsection 6.10(h).

(i)            Upon receipt by the Shared Collateral Agent of a written notice from each Administrative Agent that (i) the security interests and Liens created under the Shared Guarantee and Collateral Agreement in the Pledged Stock (as defined in the Shared Guarantee and Collateral Agreement) issued by a Grantor have been released, or (ii) all of the Shared Collateral owned by a Grantor has been released, in each case, in accordance with the provisions of this subsection 6.10, such Grantor shall be released from its obligations hereunder and under the Shared Collateral Security Documents.  Upon any such release, the Shared Collateral Agent will promptly, at such Grantor’s written request and expense, (x) execute and deliver such documents as such Grantor shall reasonably request to evidence the termination of such Grantor’s obligations under this Intercreditor Agreement and the Shared Collateral Security Documents and (ii) deliver or cause to be delivered to such Grantor all property (including any promissory notes and related transfer documents), if any, of such Grantor then remaining held by the Shared Collateral Agent or any agent thereof.

(j)            This Intercreditor Agreement shall terminate when the security interests granted under each of the Shared Collateral Security Documents have terminated and the Shared Collateral has been released as provided in subsection 6.10(a); provided, that upon any Administrative Agent’s written notification to the Shared Collateral Agent (pursuant to subsection 6.10(a) or otherwise) that the Shared Collateral has been released by the Class of Shared Collateral Secured Parties represented by such Administrative Agent, then such Administrative Agent (and the Class of Shared Collateral Secured Parties represented thereby) shall no longer be subject to the terms of this Intercreditor Agreement and, for the avoidance of doubt, shall no longer benefit from the provisions in this Intercreditor Agreement, including but not limited to the right to share in distributions pursuant to subsection 3.4; provided, further, that notwithstanding the foregoing proviso, the provisions of subsections 4.3, 4.4, 4.5 and 4.6 shall not be affected by any such full or partial termination.

6.11    Additional Grantors.  Each Newco that is required to become a party to this Intercreditor Agreement pursuant to any Loan Document shall become a Grantor by executing and delivering (i) a joinder agreement, substantially in the form of Exhibit B, (ii) a Shared Collateral Assumption Agreement (as defined in the Shared Guarantee and Collateral Agreement) and (iii) causing

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to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in clause (e) of the definition of “Collateral and Guarantee Requirement” of the RHDI Credit Agreement, clause (e) of the definition of “Collateral and Guarantee Requirement” of the Dex East Credit Agreement, clause (e) of the definition of “Collateral and Guarantee Requirement” of the Dex West Credit Agreement and clause (f) of the definition of “Collateral and Guarantee Requirement” of the SuperMedia Credit Agreement.

6.12    Submission To Jurisdiction; Waivers.

(a)           The Ultimate Parent and each Grantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Intercreditor Agreement and the other Shared Collateral Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           The Ultimate Parent and each Grantor hereby irrevocably and unconditionally consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           Each party hereto hereby irrevocably and unconditionally agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 6.1 or at such other address of which the Shared Collateral Agent shall have been notified pursuant thereto;

(d)           Each party hereto hereby irrevocably and unconditionally agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           The Ultimate Parent and each Grantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

6.13    WAIVERS OF JURY TRIAL(a) .  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INTERCREDITOR AGREEMENT OR ANY OTHER SHARED COLLATERAL SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 7.

INTERCREDITOR PROVISIONS

7.1       Credit Agreement Debt.  The Administrative Agents and each Shared Collateral Secured Party with respect to the Secured Obligations shall be bound by the following terms and conditions:

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(a)           Notwithstanding any failure by any Shared Collateral Secured Party to perfect its security interests in the Shared Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Shared Collateral granted to the Shared Collateral Secured Parties, the priority and rights as between Shared Collateral Secured Parties with respect to the Shared Collateral shall be as set forth herein;

(b)           As among the Dex Shared Collateral Secured Parties, all Liens on the Dex Shared Collateral shall rank pari passu, no Dex Shared Collateral Secured Party shall be entitled to any preferences or priority over any other Dex Shared Collateral Secured Party with respect to the Dex Shared Collateral (except as otherwise provided in subsection 3.4) and the Dex Shared Collateral Secured Parties shall share in the Dex Shared Collateral and all Proceeds thereof in accordance with the terms of this Intercreditor Agreement;

(c)           As among the Universal Shared Collateral Secured Parties, all Liens on the Universal Shared Collateral shall rank pari passu, no Universal Shared Collateral Secured Party shall be entitled to any preferences or priority over any other Universal Shared Collateral Secured Party with respect to the Universal Shared Collateral (except as otherwise provided in subsection 3.4) and the Universal Shared Collateral Secured Parties shall share in the Universal Shared Collateral and all Proceeds thereof in accordance with the terms of this Intercreditor Agreement;

(d)           If any Shared Collateral Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the payment in full of the Secured Obligations shall be deemed not to have occurred.  If this Intercreditor Agreement shall have been terminated prior to such Recovery, this Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Shared Collateral Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Intercreditor Agreement, whether by preference or otherwise, it being understood and agreed that the benefits of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Intercreditor Agreement;

(e)           No such Shared Collateral Secured Party shall seek relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law or any other stay in respect of the Shared Collateral;

(f)            Nothing contained herein shall prohibit or in any way limit any RHDI Secured Party, Dex East Secured Party, Dex West Secured Party or SuperMedia Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Shared Collateral Secured Party, including the seeking by any Shared Collateral Secured Party of adequate protection or the asserting by any Shared Collateral Secured Party of any of its rights and remedies under any Shared Collateral Security Document or Loan Document in respect of the Secured Obligations, the Shared Collateral Security Documents or otherwise;

(g)           So long as the Secured Obligations have not been paid or terminated in full, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any

43

Shared Collateral or proceeds thereof received by any Shared Collateral Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Shared Collateral shall be segregated and held in trust and forthwith paid over to the Shared Collateral Agent for the benefit of the applicable Shared Collateral Secured Parties in the same form as received;

(h)           Each such Shared Collateral Secured Party agrees that any Loan Document may be amended at any time without the consent of any Shared Collateral Secured Party (except as required by the terms of such Loan Document); provided, that (i) such amendment is not inconsistent with this Intercreditor Agreement and (ii) this Intercreditor Agreement and the Shared Collateral Security Documents may only be amended in accordance with the terms of this Intercreditor Agreement;

(i)            Each such Shared Collateral Secured Party agrees that it will not enter into, or accept the benefit of, any security agreement or mortgage to secure any Secured Obligations, and will not file any financing statements with respect to its Secured Obligations, in each case with respect to any assets of the Ultimate Parent or any direct or indirect Subsidiary thereof (other than (i) in the case of the Dex East Secured Obligations, Dex East and its Subsidiaries, (ii) in the case of the Dex West Secured Obligations, Dex West and its Subsidiaries, (iii) in the case of the RHDI Secured Obligations, RHDI and its Subsidiaries and (iv) in the case of the SuperMedia Secured Obligations, SuperMedia and its Subsidiaries), it being understood that this Intercreditor Agreement and the Shared Collateral Security Documents (together with the filings contemplated thereby) are the only such security documents permitted to secure the Secured Obligations with any assets of the Ultimate Parent or any direct or indirect Subsidiary thereof (other than (w) in the case of the Dex East Secured Obligations, Dex East and its Subsidiaries, (x) in the case of the Dex West Secured Obligations, Dex West and its Subsidiaries, (y) in the case of the RHDI Secured Obligations, RHDI and its Subsidiaries and (z) in the case of the SuperMedia Secured Obligations, SuperMedia and its Subsidiaries); and

(j)            Until the Secured Obligations have been paid in full, any Shared Collateral, including without limitation any such Shared Collateral constituting Proceeds, that may be received by any Shared Collateral Secured Party in violation of this Intercreditor Agreement shall be segregated and held in trust and promptly paid over to the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, in the same form as received, with any necessary endorsements, and each Shared Collateral Secured Party hereby authorizes the Shared Collateral Agent to make any such endorsements as agent for any Shared Collateral Secured Party (which authorization, being coupled with an interest, is irrevocable).

7.2       Obligations Unconditional.  All rights, interests, agreements and obligations of the Shared Collateral Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(i)            any lack of validity or enforceability of any Loan Document;

(ii)           any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Secured Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Loan Document;

(iii)          prior to the payment in full of the Secured Obligations, any exchange, release, voiding, avoidance or non-perfection of any Lien in any Shared Collateral or any other collateral,

44

or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing of all or any portion of the Secured Obligations or any guarantee or guaranty thereof; or

(iv)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or any Shared Collateral Secured Party in respect of this Intercreditor Agreement.

7.3       Information Concerning Financial Condition of the Grantors.  Each Shared Collateral Secured Party hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers and each of the Grantors and all other circumstances bearing upon the risk of nonpayment of the RHDI Secured Obligations, the Dex East Secured Obligations, the Dex West Secured Obligations or the SuperMedia Secured Obligations.  No Shared Collateral Secured Party shall have any duty to advise any other Shared Collateral Secured Party of information known to it regarding such condition or any such circumstances.  In the event any Shared Collateral Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Shared Collateral Secured Party, it shall be under no obligation (i) to provide any such information to such other Shared Collateral Secured Party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information.

[remainder of page intentionally left blank; signature pages follow]

45

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

DEX MEDIA, INC., a Delaware corporation

DEX ONE DIGITAL, INC., a Delaware corporation

DEX ONE SERVICE INC., a Delaware corporation

DEX MEDIA HOLDINGS, INC., a Delaware corporation

R.H. DONNELLEY CORPORATION, a Delaware corporation

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

JPMORGAN CHASE BANK, N.A.,
as Shared Collateral Agent

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as RHDI Administrative Agent

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

JPMORGAN CHASE BANK, N.A.,
as Dex East Administrative Agent

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

JPMORGAN CHASE BANK, N.A.,
as Dex West Administrative Agent

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

JPMORGAN CHASE BANK, N.A.,
as SuperMedia Administrative Agent

By:
Name:
Title:

Signature Page to Collateral Agency and Intercreditor Agreement

ANNEX I

Shared Collateral Security Documents

1.                                      Any Shared Guarantee and Collateral Agreement.

2.                                      Any Newco Subordinated Guarantees, as described in the Credit Agreements.

3.                                      Any Deposit Account Control Agreements with respect to accounts to which a Dex Shared Guarantor or a Universal Shared Guarantor is a party.

Schedule 6.1

Notice Addresses

Party Name	Notice Address

Any Grantor	Dex Media, Inc. 1001 Winstead Drive Cary, North Carolina 27513 Attention of General Counsel (Telecopy No. (919) 297-1518)

Shared Collateral Agent

JPMorgan Chase Bank, N.A.

Global Loan Operations

500 Stanton Christiana Road, Ops 2, Floor 3

Newark, Delaware 19713

Attention of John Getchius

(Telecopy No. (302) 634-4250)

With a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention of Neil Boylan

(Telecopy No. (212) 622-4560)

Dex East Administrative Agent

JPMorgan Chase Bank, N.A.

Global Loan Operations

500 Stanton Christiana Road, Ops 2, Floor 3

Newark, Delaware 19713

Attention of John Getchius

(Telecopy No. (302) 634-4250)

With a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention of Neil Boylan

(Telecopy No. (212) 622-4560)

Party Name	Notice Address

Dex West Administrative Agent

JPMorgan Chase Bank, N.A.

Global Loan Operations

500 Stanton Christiana Road, Ops 2, Floor 3

Newark, Delaware 19713

Attention of John Getchius

(Telecopy No. (302) 634-4250)

With a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention of Neil Boylan

(Telecopy No. (212) 622-4560)

RHDI Administrative Agent	Deutsche Bank Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention of Susan LeFevre (Telecopy No. (212) 797-5692)

SuperMedia Administrative Agent

JPMorgan Chase Bank, N.A.

Global Loan Operations

500 Stanton Christiana Road, Ops 2, Floor 3

Newark, Delaware 19713

Attention of John Getchius

(Telecopy No. (302) 634-4250)

With a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention of Neil Boylan

(Telecopy No. (212) 622-4560)

Any Other Lender	Send notice to the address (or telecopy number) set forth in its Administrative Questionnaire.

Signature Page to Notice of Event of Default

EXHIBIT A

FORM OF NOTICE OF EVENT OF DEFAULT

[Date]

To:                              JPMorgan Chase Bank, N.A., as Shared Collateral Agent

Re:                              Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among Dex Media, Inc., Dex One Digital, Inc., Dex One Service Inc., Dex Media Holdings, Inc., R.H. Donnelley Corporation, certain other subsidiaries of the Ultimate Parent party thereto, Deutsche Bank Trust Company Americas, as RHDI Administrative Agent, JPMorgan Chase Bank, N.A., as Dex East Administrative Agent, JPMorgan Chase Bank N.A., as Dex West Administrative Agent, JPMorgan Chase Bank N.A., as SuperMedia Administrative Agent, JPMorgan Chase Bank, N.A., as Shared Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

An Event of Default has occurred and is continuing under the provisions of the [RHDI Credit Agreement][Dex East Credit Agreement][Dex West Credit Agreement][SuperMedia Credit Agreement].

Terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

[remainder of page intentionally left blank; signature pages follow]

[DEUTSCHE BANK TRUST COMPANY AMERICAS,

  as RHDI Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex East Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex West Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as SuperMedia Administrative Agent]

By:
Name:
Title:
cc: Dex Media, Inc.

Signature Page to Notice of Event of Default

EXHIBIT B

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                      , 20    , made by                                   , a                                    (the “New Grantor”) in favor of JPMorgan Chase Bank, N.A., as Shared Collateral Agent under the Intercreditor Agreement referred to below (in such capacity, the “Shared Collateral Agent”).   All capitalized terms not defined herein shall have the meanings ascribed to them in the Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, Dex Media, Inc., Dex One Digital, Inc., Dex One Service Inc., Dex Media Holdings, Inc., R.H. Donnelley Corporation, certain other subsidiaries of the Ultimate Parent party thereto (collectively referred to as the “Grantors”) Deutsche Bank Trust Company Americas, as RHDI Administrative Agent, JPMorgan Chase Bank, N.A., as Dex East Administrative Agent, JPMorgan Chase Bank N.A., as Dex West Administrative Agent, JPMorgan Chase Bank N.A., as SuperMedia Administrative Agent, the Shared Collateral Agent and certain other parties have entered into the Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, the New Grantor desires to become a party to the Intercreditor Agreement in accordance with subsection 6.11 of the Intercreditor Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Intercreditor Agreement.  By executing and delivering this Joinder Agreement, the New Grantor hereby becomes a party to the Intercreditor Agreement as a “Grantor” and a “Universal Grantor” thereunder, and without limiting the foregoing, hereby expressly assumes all obligations and liabilities of a “Grantor” and a “Universal Grantor” thereunder.

2.             Governing Law.  This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

3.             Effectiveness.  This Joinder Agreement shall become effective upon receipt by the Shared Collateral Agent of (i) executed signature pages hereto and (ii) the documents, instruments, agreements, and certificates referred to in subsection 6.11 of the Intercreditor Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:
Address for Notices:
Fax:

EXHIBIT C

FORM OF NOTICE OF CANCELLATION

[Date]

To:                              JPMorgan Chase Bank, N.A., as Shared Collateral Agent

Re:                              Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among Dex Media, Inc., Dex One Digital, Inc., Dex One Service Inc., Dex Media Holdings, Inc., R.H. Donnelley Corporation, certain other subsidiaries of the Ultimate Parent party thereto, Deutsche Bank Trust Company Americas, as RHDI Administrative Agent, JPMorgan Chase Bank, N.A., as Dex East Administrative Agent, JPMorgan Chase Bank N.A., as Dex West Administrative Agent, JPMorgan Chase Bank N.A., as SuperMedia Administrative Agent, JPMorgan Chase Bank, N.A., as Shared Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

The [Notice of Event of Default][Notice of Acceleration][Notice of Foreclosure], dated as of                                 , pursuant to the [RHDI Credit Agreement][Dex East Credit Agreement][Dex West Credit Agreement][SuperMedia Credit Agreement], has been cancelled in accordance with subsection 2.1(c) of the Intercreditor Agreement.

Terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

[remainder of page intentionally left blank; signature pages follow]

[DEUTSCHE BANK TRUST COMPANY AMERICAS,

  as RHDI Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex East Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex West Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as SuperMedia Administrative Agent]

By:
Name:
Title:
cc: Dex Media, Inc.

Signature Page to Notice of Cancellation

EXHIBIT D

FORM OF NOTICE OF ACCELERATION

[Date]

To:                              JPMorgan Chase Bank, N.A., as Shared Collateral Agent

Re:                              Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among Dex Media, Inc., Dex One Digital, Inc., Dex One Service Inc., Dex Media Holdings, Inc., R.H. Donnelley Corporation, certain other subsidiaries of the Ultimate Parent party thereto, Deutsche Bank Trust Company Americas, as RHDI Administrative Agent, JPMorgan Chase Bank, N.A., as Dex East Administrative Agent, JPMorgan Chase Bank N.A., as Dex West Administrative Agent, JPMorgan Chase Bank N.A., as SuperMedia Administrative Agent, JPMorgan Chase Bank, N.A., as Shared Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

An Acceleration Event has occurred and is continuing under the provisions of the [RHDI Credit Agreement][Dex East Credit Agreement][Dex West Credit Agreement][SuperMedia Credit Agreement].

Terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

[remainder of page intentionally left blank; signature pages follow]

[DEUTSCHE BANK TRUST COMPANY AMERICAS,

  as RHDI Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex East Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex West Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as SuperMedia Administrative Agent]

By:
Name:
Title:
cc: Dex Media, Inc.

Signature Page to Notice of Acceleration

EXHIBIT E

FORM OF NOTICE OF FORECLOSURE

[Date]

To:       Dex Media, Inc.

1001 Winstead Drive

Cary, NC 27513

Attention:              Chief Financial Officer

Attention:              General Counsel

copy to:

JPMorgan Chase Bank, N.A., as Shared Collateral Agent

Re:                              Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, among Dex Media, Inc., Dex One Digital, Inc., Dex One Service Inc., Dex Media Holdings, Inc., R.H. Donnelley Corporation, certain other subsidiaries of the Ultimate Parent party thereto, Deutsche Bank Trust Company Americas, as RHDI Administrative Agent, JPMorgan Chase Bank, N.A., as Dex East Administrative Agent, JPMorgan Chase Bank N.A., as Dex West Administrative Agent, JPMorgan Chase Bank N.A., as SuperMedia Administrative Agent, JPMorgan Chase Bank, N.A., as Shared Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

The Required Shared Collateral Secured Parties have delivered a written direction attached hereto as Annex 1 to the Shared Collateral Agent instructing the Shared Collateral Agent to initiate Foreclosure upon the Shared Collateral as described therein.

Terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement.

[remainder of page intentionally left blank; signature pages follow]

[DEUTSCHE BANK TRUST COMPANY AMERICAS,

  as RHDI Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex East Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as Dex West Administrative Agent]

[JPMORGAN CHASE BANK, N.A.,

  as SuperMedia Administrative Agent]

By:
Name:
Title:

Signature Page to Notice of Foreclosure

EXHIBIT E

FORM OF
AMENDED AND RESTATED SHARED SERVICES AGREEMENT

EXHIBIT F

FORM OF
NEWCO SUBORDINATED GUARANTEE

FORM OF NEWCO SUBORDINATED GUARANTEE [AND COLLATERAL](1) AGREEMENT

[among] [between]

[     ]

and certain of their Subsidiaries

and

JPMORGAN CHASE BANK, N.A.,

as Shared Collateral Agent

Dated as of [     ]

(1)                                 Bracketed collateral provisions to be included to the extent permitted by the terms of the Senior Indebtedness.

i

6.12	Shared Collateral Agent Not Fiduciaries for Holders of Senior Indebtedness	12

[SECTION 7.	REMEDIAL PROVISIONS	12
7.1	Pledged Stock	12
7.2	Proceeds to be Turned Over To Shared Collateral Agent	13
7.3	Application of Moneys	14
7.4	Code and Other Remedies	14
7.5	Registration Rights	15
7.6	Deficiency	15

SECTION 8.	MISCELLANEOUS	16
8.1	Amendments in Writing	16
8.2	Notices	16
8.3	Authority of Shared Collateral Agent	16
8.4	No Waiver by Course of Conduct; Cumulative Remedies	16
8.5	Successors and Assigns	16
8.6	Setoff	16
8.7	Counterparts	17
8.8	Severability	17
8.9	Section Headings	17
8.10	Integration	17
8.11	GOVERNING LAW	17
8.12	Submission To Jurisdiction; Waivers	17
8.13	Additional Newco Subordinated Guarantors	18
8.14	Releases	18
8.15	Intercreditor Agreement	18
8.16	WAIVER OF JURY TRIAL	19
8.17	Swap Transactions	19

SCHEDULES

Schedule 1	[Notice Addresses]
[Schedule 2	Pledged Stock
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization, Identification Numbers and Location of Chief Executive Offices]

ANNEXES

Annex I	Form of Newco Subordinated Guarantee [and Collateral] Assumption Agreement

ii

FORM OF NEWCO SUBORDINATED GUARANTEE [AND COLLATERAL] AGREEMENT

NEWCO SUBORDINATED GUARANTEE [AND COLLATERAL] AGREEMENT, dated as of [     ], among each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Newco Subordinated Guarantors”), in favor of JPMorgan Chase Bank, N.A., as shared collateral agent (in such capacity, together with any successor collateral agent, the “Shared Collateral Agent”) for the Shared Collateral Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the RHDI Credit Agreement (such term and certain other capitalized terms used hereinafter being defined in Section 1.1), the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement (each, a “Credit Agreement” and collectively, the “Credit Agreements”), the RHDI Lenders, the Dex East Lenders, the Dex West Lenders and the SuperMedia Lenders have, as applicable, severally agreed to make extensions of credit to RHDI, Dex East, Dex West and SuperMedia (each, a “Borrower” and collectively, the “Borrowers”) upon the terms and subject to the conditions set forth in each of the Credit Agreements;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Newco Subordinated Guarantor;

WHEREAS, the Borrowers and the other Newco Subordinated Guarantors are engaged in related businesses, and each Newco Subordinated Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under each Credit Agreement;

WHEREAS, it is a requirement under each Credit Agreement that the Newco Subordinated Guarantors shall have executed and delivered this Agreement to the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties;

WHEREAS, the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent, the SuperMedia Administrative Agent, the Shared Collateral Agent and the other parties thereto have entered into the Intercreditor Agreement in order to (i) provide for the appointment by the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent and the SuperMedia Administrative Agent, on behalf of the Shared Collateral Secured Parties, of JPMorgan Chase Bank, N.A., as the Shared Collateral Agent, (ii) set forth certain responsibilities of the Shared Collateral Agent and (iii) establish among the Shared Collateral Secured Parties their respective rights with respect to certain payments that may be received by the Shared Collateral Agent in respect of the Obligations; and

NOW, THEREFORE, in consideration of the premises, each Newco Subordinated Guarantor hereby agrees with the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, as follows:

SECTION 1.                            DEFINED TERMS

1.1                               Definitions.  (a)  Unless otherwise defined herein, terms defined in the Intercreditor Agreement and used herein shall have the meanings given to them in the Intercreditor Agreement[, and the following terms are used herein as defined in the New York UCC:  Certificated Security, Chattel Paper, Instruments and Supporting Obligations].

1

(b)                                 The following terms shall have the following meanings:

“Agreement”:  this Newco Subordinated Guarantee [and Collateral] Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  collectively, the “Obligations” under and as defined in the RHDI Credit Agreement, the Dex East Credit Agreement, the Dex West Credit Agreement and the SuperMedia Credit Agreement.

“Borrowers”:  as defined in the recitals hereto.

“Credit Agreements”:  as defined in the recitals hereto.

“Dollars” or “$”:  refers to lawful money of the United States of America.

“Financial Officer”:  the chief financial officer, principal accounting officer, treasurer or controller of the Ultimate Parent.

[“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.]

[“Foreign Subsidiary Voting Stock”:  the voting Equity Interests of any Foreign Subsidiary.]

“Intercreditor Agreement”:  the Collateral Agency and Intercreditor Agreement, dated as of January 29, 2010, as amended and restated as of April 30, 2013, entered into among the Grantors, the RHDI Administrative Agent on behalf of the RHDI Secured Parties, the Dex East Administrative Agent on behalf of the Dex East Secured Parties, the Dex West Administrative Agent on behalf of the Dex West Secured Parties, the SuperMedia Administrative Agent on behalf of the SuperMedia Secured Parties and the Shared Collateral Agent on behalf of the Shared Collateral Secured Parties, as amended, restated or otherwise modified from time to time.

[“Issuers”:  the collective reference to each issuer of any Pledged Stock.]

“Newco Subordinated Guarantors”:  as defined in the preamble hereto.

“Newco Subordinated Guarantor Obligations”:  with respect to any Newco Subordinated Guarantor, all obligations and liabilities of such Newco Subordinated Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Newco Subordinated Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Shared Collateral Secured Parties that are required to be paid by such Newco Subordinated Guarantor pursuant to the terms of this Agreement or any other Loan Document).

[“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.]

“Obligations”:  (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Newco Subordinated Guarantor, its Newco Subordinated Guarantor Obligations.

“Pledged Collateral”:  as defined in [Section 3.

2

[“Pledged Stock”:  the shares of Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Newco Subordinated Guarantor while this Agreement is in effect; provided, that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.]

[“Proceeds”:  all “proceeds,” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.]

“Senior Indebtedness”: [     ].(2)

“Shared Collateral Agent”:  as defined in the preamble hereto.

[“Subordinated Guarantee Intercreditor Agreement”: the Intercreditor Agreement, dated as of [    ], among the Shared Collateral Agent, [     ], on behalf of the holders of the Senior Indebtedness and the other parties thereto, as amended, supplemented or otherwise modified from time to time.]

1.2                               Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                            GUARANTEE

2.1                               Guarantee.  (a)  Each of the Newco Subordinated Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees as a primary obligor and not merely as surety to the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its respective Borrower Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Newco Subordinated Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Newco Subordinated Guarantor under any applicable Bankruptcy Law (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Newco Subordinated Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Newco Subordinated Guarantor

(2)                                 Subject to the requirements of the Credit Agreements, to include any assumed Indebtedness of such Newco Subordinated Guarantor in existence prior to the acquisition of such Newco Subordinated Guarantor and any Indebtedness incurred to finance the acquisition of such Newco Subordinated Guarantor to which this Guarantee is required to be subordinated.

3

hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Shared Collateral Agent or any Shared Collateral Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Newco Subordinated Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, notwithstanding that from time to time during the term of each Credit Agreement the applicable Borrower may be free from any Borrower Obligations.

(e)                                  No payment made by any of the Borrowers, any of the Newco Subordinated Guarantors, any other guarantor or any other Person or received or collected by the Shared Collateral Agent or any Shared Collateral Secured Party from any of the Borrowers, any of the Newco Subordinated Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Newco Subordinated Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Newco Subordinated Guarantor in respect of the Borrower Obligations or any payment received or collected from such Newco Subordinated Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Newco Subordinated Guarantor hereunder until the Borrower Obligations are paid in full.

2.2                               Right of Contribution.  Each Newco Subordinated Guarantor hereby agrees that to the extent that a Newco Subordinated Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Newco Subordinated Guarantor shall be entitled to seek and receive contribution from and against any other Newco Subordinated Guarantor hereunder which has not paid its proportionate share of such payment.  Each Newco Subordinated Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Newco Subordinated Guarantor to the Shared Collateral Agent and the Shared Collateral Secured Parties, and each Newco Subordinated Guarantor shall remain liable to the Shared Collateral Agent and the Shared Collateral Secured Parties for the full amount guaranteed by such Newco Subordinated Guarantor hereunder.

2.3                               No Subrogation.  Notwithstanding any payment made by any Newco Subordinated Guarantor hereunder or any set-off or application of funds of any Newco Subordinated Guarantor by the Shared Collateral Agent or any Shared Collateral Secured Party, no Newco Subordinated Guarantor shall exercise any rights of subrogation to any of the rights of the Shared Collateral Agent or any Shared Collateral Secured Party against any Borrower or any other Newco Subordinated Guarantor or any collateral security or guarantee or right of offset held by the Shared Collateral Agent or any Shared Collateral Secured Party for the payment of the Borrower Obligations, nor shall any Newco Subordinated Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Newco Subordinated Guarantor in respect of payments made by such Newco Subordinated Guarantor hereunder, until all amounts owing to the Shared Collateral Agent and the Shared Collateral Secured Parties by any Borrower on account of the Borrower Obligations are paid in full.  If any amount shall be paid to any Newco Subordinated Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Newco Subordinated Guarantor in trust for the Shared Collateral Agent and the Shared Collateral Secured Parties, segregated from other funds of such Newco Subordinated Guarantor, and shall, forthwith upon receipt by such Newco Subordinated Guarantor, be turned over to the Shared Collateral Agent in the exact form received by such Newco Subordinated Guarantor (duly indorsed by such Newco Subordinated Guarantor to the Shared Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the Intercreditor Agreement.

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2.4                               Amendments, etc. with respect to the Borrower Obligations.  Each Newco Subordinated Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Newco Subordinated Guarantor and without notice to or further assent by any Newco Subordinated Guarantor, any demand for payment of any of the Borrower Obligations made by the Shared Collateral Agent or any Shared Collateral Secured Party may be rescinded by the Shared Collateral Agent or such Shared Collateral Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Shared Collateral Agent or any Shared Collateral Secured Party and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Shared Collateral Agent (or the RHDI Administrative Agent, the Dex East Administrative Agent, the Dex West Administrative Agent, the SuperMedia Administrative Agent or the requisite Lenders under the applicable Credit Agreement, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Shared Collateral Agent or any Shared Collateral Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Shared Collateral Agent nor any other Shared Collateral Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                               Guarantee Absolute and Unconditional.  Each Newco Subordinated Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Shared Collateral Agent or any Shared Collateral Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Newco Subordinated Guarantors, on the one hand, and the Shared Collateral Agent and the Shared Collateral Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Newco Subordinated Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Newco Subordinated Guarantors with respect to the Borrower Obligations.  Each Newco Subordinated Guarantor understands and agrees that  the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Shared Collateral Agent or any Shared Collateral Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Shared Collateral Agent or any Shared Collateral Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Newco Subordinated Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Newco Subordinated Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Newco Subordinated Guarantor, the Shared Collateral Agent and any Shared Collateral Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Newco Subordinated Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Shared Collateral Agent or any Shared Collateral Secured Party to make any such demand, to pursue such other

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rights or remedies or to collect any payments from any Borrower, any other Newco Subordinated Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Newco Subordinated Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Newco Subordinated Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Shared Collateral Agent or any Shared Collateral Secured Party against any Newco Subordinated Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                               Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Shared Collateral Secured Party in an Insolvency Proceeding of any Borrower or any Newco Subordinated Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Newco Subordinated Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                               Payments.  Each Newco Subordinated Guarantor hereby guarantees that payments hereunder will be paid to the Shared Collateral Agent for the sole benefit of the Shared Collateral Secured Parties without set-off or counterclaim in Dollars at the office of the Shared Collateral Agent located at 383 Madison Avenue, New York, New York.

[SECTION 3.                        GRANT OF SECURITY INTEREST

3.1                               [Grant of Security Interest.  Subject to Section 3.2, each Newco Subordinated Guarantor hereby assigns and transfers to the Shared Collateral Agent, and hereby grants to the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Newco Subordinated Guarantor or in which such Newco Subordinated Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Newco Subordinated Guarantor’s Obligations:

(a)                                 all Pledged Stock; and

(b)                                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the Pledged Stock and all collateral security and guarantees given by any Person with respect to any of the Pledged Stock.

3.2                               Excluded Property.  Notwithstanding any of the other provisions set forth in this [Section 3, this Agreement shall not constitute a grant of a security interest in, and the Pledged Collateral shall not include, any property to the extent that such grant of a security interest (a) is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (b) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or (c) in the case of any Pledged Stock (other than any Pledged Stock issued by a Newco Subordinated Guarantor), any applicable shareholder or similar agreement, except in each case to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.]

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SECTION 4.                            REPRESENTATIONS AND WARRANTIES

Each Newco Subordinated Guarantor hereby represents and warrants to the Shared Collateral Agent and each Shared Collateral Secured Party that:

4.1                               Authorization; Enforceability.  Such Newco Subordinated Guarantor has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party.  Such Newco Subordinated Guarantor has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.  This Agreement has been duly executed and delivered by such Newco Subordinated Guarantor, and each other Loan Document to which such Newco Subordinated Guarantor is to be a party, when executed and delivered by such Person, will constitute, a legal, valid and binding obligation of such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2                               Governmental Approvals; No Conflicts.  The execution, delivery and performance by such Newco Subordinated Guarantor of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, limited liability company agreement, by-laws or other organizational documents of such Newco Subordinated Guarantor or any order of any Governmental Authority and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Newco Subordinated Guarantor or any of their assets, or give rise to a right thereunder to require any payment to be made by such Newco Subordinated Guarantor.

4.3                               [Perfected Lien.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Shared Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Pledged Collateral to which Article 9 of the New York UCC is applicable in favor of the Shared Collateral Agent, for the benefit of the Shared Collateral Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Newco Subordinated Guarantor and any Persons purporting to purchase any such Pledged Collateral from such Newco Subordinated Guarantor and (b) are prior to all other Liens on the Pledged Collateral in existence on the date hereof other than the Liens granted to [    ] for the benefit of the holders of the Senior Indebtedness.]

4.4                               [Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Newco Subordinated Guarantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Newco Subordinated Guarantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.  Such Newco Subordinated Guarantor has furnished to the Shared Collateral Agent a certified charter, certificate of incorporation or other organizational document and a long-form good standing certificate as of a date which is recent to the date hereof.]

4.5                               [Pledged Stock.  (a)  The shares of Pledged Stock pledged by such Newco Subordinated Guarantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Newco Subordinated Guarantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

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(b)                                 All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)                                  Such Newco Subordinated Guarantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Liens granted to [    ] for the benefit of the holders of the Senior Indebtedness.]

[SECTION 5.                        COVENANTS

From and after the date of this Agreement until the Obligations (other than contingent indemnity obligations not then due and payable) shall have been paid in full, each Newco Subordinated Guarantor covenants and agrees with the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties that:

5.1                               Delivery of Instruments, Certificated Securities and Chattel Paper.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if any amount payable under or in connection with any of the Pledged Collateral in excess of $1,000,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper constituting Pledged Collateral, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Shared Collateral Agent, duly indorsed in a manner satisfactory to the Shared Collateral Agent, to be held as Pledged Collateral pursuant to this Agreement.

5.2                               Payment of Obligations.  Such Newco Subordinated Guarantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Pledged Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Newco Subordinated Guarantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Pledged Collateral or any interest therein.

5.3                               Maintenance of Perfected Security Interest.  Such Newco Subordinated Guarantor shall maintain the security interest created by this Agreement in the Pledged Collateral owned by such Newco Subordinated Guarantor as a perfected (if and to the extent perfection is required herein) security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

5.4                               Information Regarding Collateral; Other Information.  Substantially concurrently with each delivery of the Ultimate Parent’s audited annual financial statements under the Credit Agreements, the Ultimate Parent shall deliver to the Shared Collateral Agent and each Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Ultimate Parent (a) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Pledged Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests under this Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) and (b) identifying any Subsidiary of any Newco Subordinated Guarantor formed or acquired since the end of the previous fiscal quarter.

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5.5                               Other Information; Further Documentation.  [Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement,] at any time and from time to time, upon the written request of the Shared Collateral Agent, and at the sole expense of such Newco Subordinated Guarantor, such Newco Subordinated Guarantor  will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Shared Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (b) in the case of Pledged Stock and any other relevant Pledged Collateral, taking any actions necessary to enable the Shared Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.6                               Changes in Locations, Name, etc.  Such Newco Subordinated Guarantor  will not, except upon 15 days’ prior written notice to the Shared Collateral Agent and each Administrative Agent and delivery to the Shared Collateral Agent of all additional financing statements and other documents reasonably requested by the Shared Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)                                 change its jurisdiction of organization from that referred to in Section 4.4; or

(b)                                 change its name.

5.7                               Notices.  Such Newco Subordinated Guarantor will advise the Shared Collateral Agent and each Administrative Agent promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under each of the Credit Agreements, the Intercreditor Agreement and this Agreement) on any of the Pledged Collateral which would adversely affect the ability of the Shared Collateral Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Pledged Collateral or on the security interests created hereby.

5.8                               Pledged Stock.  (a)  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if such Newco Subordinated Guarantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, having a value in excess of $1,000,000 such Newco Subordinated Guarantor shall accept the same as the agent of the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties, hold the same in trust for the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties and deliver the same forthwith to the Shared Collateral Agent in the exact form received, duly indorsed by such Newco Subordinated Guarantor to the Shared Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Newco Subordinated Guarantor and with, if the Shared Collateral Agent so requests, signature guaranteed, to be held by the Shared Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Shared Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on

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or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Shared Collateral Agent, be delivered to the Shared Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Newco Subordinated Guarantor, such Newco Subordinated Guarantor shall, until such money or property is paid or delivered to the Shared Collateral Agent, hold such money or property in trust for the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties, segregated from other funds of such Newco Subordinated Guarantor, as additional collateral security for the Obligations.

(b)                                 In the case of each Newco Subordinated Guarantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Shared Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Stock issued by it and (iii) the terms of Sections 7.1(c) and 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 with respect to the Pledged Stock issued by it.

5.9                               Further Assurances.  Subject to the Intercreditor Agreement and the Subordinated Guarantee Intercreditor Agreement, such Newco Subordinated Guarantor shall ensure that the Collateral and Guarantee Requirement (as defined in each of the Credit Agreements) be satisfied with respect to such Newco Subordinated Guarantor.]

SECTION 6.                            SUBORDINATION

6.1                               Agreement to Subordinate.  The Shared Collateral Agent on behalf of the Shared Collateral Secured Parties agrees that the Newco Subordinated Guarantor Obligations of each Newco Subordinated Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Section 6, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of its Senior Indebtedness.  Only Indebtedness of each Newco Subordinated Guarantor that is Senior Indebtedness shall rank senior to the Newco Subordinated Guarantor Obligations in accordance with the provisions set forth herein.

6.2                               Liquidation; Dissolution; Bankruptcy.  Upon any payment or distribution of the assets or securities of any Newco Subordinated Guarantor upon a total or partial liquidation or a total or partial dissolution of such Newco Subordinated Guarantor or in an Insolvency Proceeding relating to such Newco Subordinated Guarantor or its property or in the event of an assignment for the benefit of creditors or marshalling of such Newco Subordinated Guarantor’s assets and liabilities:

(a)                                 holders of Senior Indebtedness of such Newco Subordinated Guarantor shall be entitled to receive payment in full in cash or cash equivalents in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the documents governing such Senior Indebtedness, whether or not a claim for such interest would be allowed) before the Shared Collateral Agent, on behalf of the Shared Collateral Secured Parties, shall be entitled to receive any payment of principal of, or premium, if any, or interest on the Newco Subordinated Guarantor Obligations; and

(b)                                 until the Senior Indebtedness of such Newco Subordinated Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which the Shared Collateral Secured Parties

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would be entitled but for this Section 6 shall be made to holders of such Senior Indebtedness as their interests may appear.

6.3                               Default on Senior Indebtedness.  No Newco Subordinated Guarantor shall pay the principal of, premium, if any, or interest on, or other payment obligations in respect of, the Obligations or make any deposit pursuant to any defeasance provision or otherwise purchase or retire any Obligations if (a) any Senior Indebtedness is not paid when due in cash or cash equivalents or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived in writing and any such acceleration has been rescinded in writing or (ii) such Senior Indebtedness has been paid in full in cash or cash equivalents

6.4                               When Distribution Must Be Paid Over.  If a payment or distribution is made to the Shared Collateral Secured Parties that due to the subordination provisions of this Section 6 should not have been made to them, the Shared Collateral Secured Parties who receive the payment or distribution shall hold such payment or distribution in trust for holders of Senior Indebtedness and pay such payment or distribution over to them as their interests may appear.

6.5                               Relative Rights.  This Section 6 defines the relative rights of the Shared Collateral Secured Parties and holders of Senior Indebtedness.  Nothing in this Agreement shall:

(a)                                 impair, as between each Newco Subordinated Guarantor and the Shared Collateral Secured Parties, the obligation of such Newco Subordinated Guarantor, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Newco Subordinated Guarantor Obligations in accordance with its terms; or

(b)                                 prevent the Shared Collateral Agent, any Administrative Agent or any Shared Collateral Secured Parties from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Shared Collateral Secured Parties.

6.6                               Subordination May Not Be Impaired By Each Newco Subordinated Guarantor.  No right of any holder of Senior Indebtedness to enforce the subordination of Newco Subordinated Guarantor Obligations shall be impaired by any act or failure to act by any Newco Subordinated Guarantor or by its failure to comply with this Agreement.

6.7                               Rights of Shared Collateral Agent.  (a)  Notwithstanding Section 6.3, the Shared Collateral Agent may continue to pay the Obligations and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, the Shared Collateral Agent receives written notice to it that payments may not be made under this Section 6.  The Ultimate Parent, each Newco Subordinated Guarantor, or a holder of Senior Indebtedness may give such notice; provided, however, that, if any class of Senior Indebtedness has a representative, only such representative may give such notice.

(b)                                 The Shared Collateral Agent in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Shared Collateral Agent.  The Shared Collateral Agent shall be entitled to all the rights set forth in this Section 6 with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in any Loan Document shall deprive the Shared Collateral Agent of any of its rights as such holder.  Nothing in this Section 6 shall apply to claims of, or payments to, the Shared Collateral Agent in its capacity as Shared Collateral Agent under the Loan Documents.

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6.8                               Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to the applicable representative (if any).

6.9                               Section 6 Not To Prevent Events of Default Or Limit Right To Accelerate.  The failure to make a payment in respect of the Obligations by reason of any provision in this Section 6 shall not be construed as preventing the occurrence of a Default or Event of Default under any of the Credit Agreements.  Nothing in this Section 6 shall have any effect on the right of the Shared Collateral Secured Parties or any Administrative Agent to accelerate the maturity of the Obligations.

6.10                        Shared Collateral Agent and Shared Collateral Secured Parties Entitled to Rely.  Upon any payment or distribution pursuant to this Section 6, the Shared Collateral Agent and the Shared Collateral Secured Parties shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 6.2 are pending, (b) upon a certificate of any Person making such payment or distribution to the Shared Collateral Agent or to the Shared Collateral Secured Parties or (c) upon the representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Newco Subordinated Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.  In the event that the Shared Collateral Agent determines that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 6, the Shared Collateral Agent may request such Person to furnish evidence to the reasonable satisfaction of the Shared Collateral Agent, as to the amount of Senior Indebtedness or the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 6, and, if such evidence is not furnished, the Shared Collateral Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Section 5.2 of the Intercreditor Agreement shall be applicable to all actions or omissions of actions by the Shared Collateral Agent pursuant to this Section 6.

6.11                        Shared Collateral Agent to Effectuate Subordination.  Each Shared Collateral Secured Party by accepting the benefit of this Agreement hereby authorizes and directs the Shared Collateral Agent on such Shared Collateral Secured Party’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Shared Collateral Secured Parties and the holders of Senior Indebtedness as provided in this Section 6 and appoints the Shared Collateral Agent as attorney-in-fact for any and all such purposes.

6.12                        Shared Collateral Agent Not Fiduciaries for Holders of Senior Indebtedness.  The Shared Collateral Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Shared Collateral Secured Parties or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 6 or otherwise.

[SECTION 7.                        REMEDIAL PROVISIONS

7.1                               Pledged Stock.  (a)  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, unless an Enforcement Event shall have occurred and be continuing and the Shared Collateral Agent shall have given notice to the relevant Newco Subordinated Guarantor of the Shared Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Newco Subordinated Guarantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, in each case paid in the ordinary course of business of the relevant Issuer, to the extent permitted in the Credit

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Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Shared Collateral Agent’s reasonable judgment, would result in any violation of any provision of the Credit Agreements, the Intercreditor Agreement, the Subordinated Guarantee Intercreditor Agreement, this Agreement or any other Loan Document.

(b)                                 Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if an Enforcement Event shall have occurred and be continuing and the Shared Collateral Agent shall have given notice of its intent to exercise such rights to the relevant Newco Subordinated Guarantor or Newco Subordinated Guarantors, (i) the Shared Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations at the time and in the order specified in the Intercreditor Agreement, and (ii) any or all of the Pledged Stock shall be registered in the name of the Shared Collateral Agent or its nominee, and the Shared Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Newco Subordinated Guarantor or the Shared Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Shared Collateral Agent may determine), all without liability except to account for property actually received by it, but the Shared Collateral Agent shall have no duty to any Newco Subordinated Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, each Newco Subordinated Guarantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Newco Subordinated Guarantor hereunder to (i) comply with any instruction received by it from the Shared Collateral Agent in writing that (x) states that an Enforcement Event has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Newco Subordinated Guarantor, and each Newco Subordinated Guarantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon delivery of any notice to such effect pursuant to Section 7.1(a), pay any dividends or other payments with respect to the Pledged Stock directly to the Shared Collateral Agent.

7.2                               Proceeds to be Turned Over To Shared Collateral Agent. Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if an Enforcement Event shall have occurred and be continuing, and the Shared Collateral Agent, upon the request of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, shall have given notice thereof to the Newco Subordinated Guarantors, all Proceeds of Pledged Collateral received by any Newco Subordinated Guarantor consisting of cash, checks and other near-cash items shall be held by such Newco Subordinated Guarantor in trust for the Shared Collateral Agent and the Shared Collateral Secured Parties, segregated from other funds of such Newco Subordinated Guarantor, and shall, forthwith upon receipt by such Newco Subordinated Guarantor, be turned over to the Shared Collateral Agent in the exact form received by such Newco Subordinated Guarantor (duly indorsed by such Newco Subordinated Guarantor to the Shared Collateral Agent, if required).  All Proceeds of Pledged Collateral received by the Shared Collateral Agent hereunder shall be held by the Shared Collateral Agent in a Shared Collateral Account maintained under its sole dominion and control in accordance with the Intercreditor Agreement.  All

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Proceeds while held by the Shared Collateral Agent in a Shared Collateral Account (or by such Newco Subordinated Guarantor in trust for the Shared Collateral Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3                               Application of Moneys.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, the Shared Collateral Agent shall apply all or any part of moneys, cash dividends, payments or other proceeds constituting Pledged Collateral, whether or not held by any in the Shared Collateral Account and other funds on deposit in the Shared Collateral Account, in payment of the Obligations at the times and in the manner provided in the Intercreditor Agreement.

7.4                               Code and Other Remedies.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if an Enforcement Event shall have occurred and be continuing, upon the request of the requisite Shared Collateral Secured Parties, in accordance with the Intercreditor Agreement, the Shared Collateral Agent, on behalf of the Shared Collateral Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, the Shared Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Newco Subordinated Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Shared Collateral Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, any Shared Collateral Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in any Newco Subordinated Guarantor, which right or equity is hereby waived and released.  Each Newco Subordinated Guarantor further agrees, subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, at the Shared Collateral Agent’s request, to assemble the Pledged Collateral and make it available to the Shared Collateral Agent at places which the Shared Collateral Agent shall reasonably select, whether at such Newco Subordinated Guarantor’s premises or elsewhere.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, the Shared Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Shared Collateral Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 7.3, and only after such application and after the payment by the Shared Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Shared Collateral Agent account for the surplus, if any, to any Newco Subordinated Guarantor.  To the extent permitted by applicable law, each Newco Subordinated Guarantor waives all claims, damages and demands it may acquire against the Shared Collateral Secured Parties arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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7.5                               Registration Rights.  (a)                  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if the Shared Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4 at any time when an Enforcement Event has occurred and is continuing, and if in the opinion of the Shared Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Newco Subordinated Guarantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Shared Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Shared Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, each Newco Subordinated Guarantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Shared Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                                 Each Newco Subordinated Guarantor recognizes that the Shared Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Newco Subordinated Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Shared Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                                  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, each Newco Subordinated Guarantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Newco Subordinated Guarantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Shared Collateral Agent and the Shared Collateral Secured Parties, that the Shared Collateral Agent and the Shared Collateral Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Newco Subordinated Guarantor, and such Newco Subordinated Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Enforcement Event has occurred.

7.6                               Deficiency.  Each Newco Subordinated Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Shared Collateral Agent or any Shared Collateral Secured Party to collect such deficiency.]

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SECTION 8.                            MISCELLANEOUS

8.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.3 of the Intercreditor Agreement.

8.2                               Notices.  All notices, requests and demands to or upon any Newco Subordinated Guarantor hereunder shall be effected in the manner provided for in Section 6.3 of the Intercreditor Agreement; provided, that any such notice, request or demand to or upon any Newco Subordinated Guarantor shall be addressed to such Newco Subordinated Guarantor at its notice address set forth on Schedule 1 or such other address specified in writing to the Shared Collateral Agent in accordance with such Section.  All notices, requests and demands to or upon the Shared Collateral Agent or any Newco Subordinated Guarantor hereunder shall be effected in the manner provided for in Section 6.3 of the Intercreditor Agreement.

8.3                               Authority of Shared Collateral Agent.  Each Newco Subordinated Guarantor  acknowledges that the rights and responsibilities of the Shared Collateral Agent under this Agreement with respect to any action taken by the Shared Collateral Agent or the exercise or non-exercise by the Shared Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Shared Collateral Agent and the other Shared Collateral Secured Parties, be governed by the Intercreditor Agreement and by such other agreements as may exist from time to time among them, but, as between the Shared Collateral Agent and the Newco Subordinated Guarantors, the Shared Collateral Agent shall be conclusively presumed to be acting as agent for the Shared Collateral Secured Parties with full and valid authority so to act or refrain from acting, and no Newco Subordinated Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

8.4                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Shared Collateral Agent nor any Shared Collateral Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Shared Collateral Agent or any Shared Collateral Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Shared Collateral Agent or any Shared Collateral Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Shared Collateral Agent or such Shared Collateral Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns permitted hereby of each Newco Subordinated Guarantor and shall inure to the benefit of the Shared Collateral Agent and the Shared Collateral Secured Parties and their successors and permitted assigns; provided, that no Newco Subordinated Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Shared Collateral Agent.

8.6                               Setoff.  Subject to the provisions of the Subordinated Guarantee Intercreditor Agreement, if an Enforcement Event shall have occurred and be continuing, each Shared Collateral Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the

16

fullest extent permitted by law, subject to the terms of the Intercreditor Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Shared Collateral Secured Party or Affiliate to or for the credit or the account of any of the Newco Subordinated Guarantors against any of and all the obligations of such Newco Subordinated Guarantor now or hereafter existing under this Agreement held by such Shared Collateral Secured Party, irrespective of whether or not such Shared Collateral Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Shared Collateral Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Shared Collateral Secured Party may have.

8.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of the Newco Subordinated Guarantors, the Shared Collateral Agent and the Shared Collateral Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Shared Collateral Agent or any Shared Collateral Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                        Submission To Jurisdiction; Waivers.  Each Newco Subordinated Guarantor hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Newco Subordinated Guarantor at its address referred to in Section 8.2 or at such other address of which the Shared Collateral Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13                        Additional Newco Subordinated Guarantors.  Each Subsidiary that is required to become a party to this Agreement after the date hereof pursuant to any Loan Document shall become a Newco Subordinated Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Newco Subordinated Guarantee [and Collateral] Assumption Agreement in the form of Annex I hereto.

8.14                        Releases. (a)  At the times and to the extent provided in Section 6.10 of the Intercreditor Agreement, the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Shared Collateral Agent and each Newco Subordinated Guarantor hereunder shall terminate in accordance with the terms set forth in Section 6.10 of the Intercreditor Agreement, all without delivery of any instrument or performance of any act by any party [and all rights to the Pledged Collateral shall revert to the Newco Subordinated Guarantors].  In connection with any such termination or release, the Shared Collateral Agent shall execute and deliver to any Newco Subordinated Guarantor at such Newco Subordinated Guarantor’s expense all documents that such Newco Subordinated Guarantor shall reasonably request to evidence such termination or release.

(b)                                 At the times and to the extent provided in Sections 6.10(d) and (e) of the Intercreditor Agreement, the Pledged Collateral so specified shall be released from the Liens created hereby on such Pledged Collateral, in accordance with the provisions of the Intercreditor Agreement.

(c)                                  At the times and to the extent provided in Section 6.10(c) of the Intercreditor Agreement, any Newco Subordinated Guarantor so specified shall be released from its Obligations hereunder in accordance with the provisions of the Intercreditor Agreement and the Liens over the Pledged Collateral of such Newco Subordinated Guarantor shall also be released, in accordance with the Intercreditor Agreement.

8.15                        Intercreditor Agreement.  Notwithstanding anything to the contrary contained in this Agreement, the Liens, security interests and rights granted pursuant to this Agreement shall be subject to the terms and conditions of (and the exercise of any right or remedy by the Shared Collateral Agent or any Administrative Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement [and the Subordinated Guarantee Intercreditor Agreement].  In the event of any conflict between this Agreement and the Intercreditor Agreement [or the Subordinated Guarantee Intercreditor Agreement], the Intercreditor Agreement [or the Subordinated Guarantee Intercreditor Agreement, as the case may be,] shall control (provided, that in the event of any conflict between this Agreement and both the Intercreditor Agreement and the Subordinated Guarantee Intercreditor Agreement, the Subordinated Guarantee Intercreditor Agreement shall control), and no right, power, or remedy granted to the Shared Collateral Agent and any Administrative Agent hereunder shall be exercised by the Shared Collateral Agent or any Administrative Agent, and no direction shall be given by

18

the Shared Collateral Agent or any Administrative Agent in contravention of the Intercreditor Agreement [or the Subordinated Guarantee Intercreditor Agreement].

8.16                        WAIVER OF JURY TRIAL.  EACH NEWCO SUBORDINATED GUARANTOR, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17                        Swap Transactions.  Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Newco Subordinated Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under a Swap Agreement (as defined in the Credit Agreements) or (ii) such Newco Subordinated Guarantor becomes a Newco Subordinated Guarantor hereunder, the guaranteed Obligations of such Newco Subordinated Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Swap Agreements as of such the date such Newco Subordinated Guarantor becomes a Newco Subordinated Guarantor hereunder.

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IN WITNESS WHEREOF, each of the undersigned has caused this Newco Subordinated Guarantee Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Shared Collateral Agent

By:
Name:
Title:

[NEWCO SUBORDINATED GUARANTOR]

By:
Name:
Title:

ANNEX I

FORM OF NEWCO SUBORDINATED GUARANTEE ASSUMPTION AGREEMENT

NEWCO SUBORDINATED GUARANTEE ASSUMPTION AGREEMENT, dated as of                          , 20    , made by                                                                 (the “Additional Newco Subordinated Guarantor”), in favor of JPMorgan Chase Bank, N.A., as shared collateral agent (in such capacity, the “Shared Collateral Agent”) for the banks and other financial institutions or entities parties to the RHDI Credit Agreement referred to below (the “RHDI Lenders”), the banks and other financial institutions or entities parties to the Dex East Credit Agreement referred to below (the “Dex East Lenders”), the banks and other financial institutions or entities parties to the Dex West Credit Agreement referred to below (the “Dex West Lenders”) and the banks and other financial institutions or entities parties to the SuperMedia Credit Agreement referred to below (the “SuperMedia Lenders”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercreditor Agreement.

W I T N E S S E T H :

WHEREAS, Dex Media, Inc. (the “Ultimate Parent”), R.H. Donnelley Inc. (“RHDI”), the RHDI Lenders and Deutsche Bank Trust Company Americas, as administrative agent (the “RHDI Administrative Agent”) have entered into the Fourth Amended and Restated Credit Agreement, dated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “RHDI Credit Agreement”);

WHEREAS, the Ultimate Parent, Dex Media Holdings, Inc. (“DMHI”), Dex Media East, Inc. (“Dex East”), the Dex East Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Dex East Administrative Agent”) have entered into the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Dex East Credit Agreement”);

WHEREAS, the Ultimate Parent, DMHI, Dex Media West, Inc. (“Dex West”), the Dex West Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “Dex West Administrative Agent”) have entered into the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Dex West Credit Agreement”,

WHEREAS, the Ultimate Parent, SuperMedia Inc. (“SuperMedia”), the SuperMedia Lenders and JPMorgan Chase Bank, N.A., as administrative agent (the “SuperMedia Administrative Agent”) have entered into the Loan Agreement, dated as of December 31, 2009, as amended and restated as of April 30, 2013 (as further amended, supplemented or otherwise modified from time to time, the “SuperMedia Credit Agreement”, collectively with the RHDI Credit Agreement, the Dex East Credit Agreement and the Dex West Credit Agreement, the “Credit Agreements”);

WHEREAS, in connection with Credit Agreements, the Newco Subordinated Guarantors (other than the Additional Newco Subordinated Guarantor) have entered into the Newco Subordinated Guarantee [and Collateral] Agreement, dated as of [      ], (as amended, supplemented or otherwise modified from time to time, the “Newco Subordinated Guarantee [and Collateral] Agreement”) in favor of the Shared Collateral Agent for the benefit of the Shared Collateral Secured Parties;

WHEREAS, the Credit Agreements require the Additional Newco Subordinated Guarantor to become a party to the Newco Subordinated Guarantee [and Collateral] Agreement; and

WHEREAS, the Additional Newco Subordinated Guarantor has agreed to execute and deliver this Newco Collateral Assumption Agreement in order to become a party to the Newco Subordinated Guarantee [and Collateral] Agreement;

NOW, THEREFORE, IT IS AGREED:

1.  Newco Subordinated Guarantee [and Collateral] Agreement.  By executing and delivering this Newco Subordinated Guarantee [and Collateral] Assumption Agreement, the Additional Newco Subordinated Guarantor, as provided in Section 8.13 of the Newco Subordinated Guarantee [and Collateral] Agreement, hereby becomes a party to the Newco Subordinated Guarantee [and Collateral] Agreement as a Newco Subordinated Guarantor thereunder with the same force and effect as if originally named therein as a Newco Subordinated Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Newco Subordinated Guarantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Newco Subordinated Guarantee [and Collateral] Agreement.  The Additional Newco Subordinated Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Newco Subordinated Guarantee [and Collateral] Agreement is true and correct on and as the date hereof (after giving effect to this Newco Subordinated Guarantee [and Collateral] Assumption Agreement) as if made on and as of such date.

2.  Governing Law.  THIS NEWCO SUBORDINATED GUARANTEE [AND COLLATERAL] ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned has caused this Newco Subordinated Guarantee [and Collateral] Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL NEWCO SUBORDINATED GUARANTOR]

By:
Name:
Title:

Signature Page to the Newco Subordinated Guarantee [and Collateral] Assumption Agreement

Annex 1-A to
Newco Subordinated Guarantee [and Collateral] Assumption Agreement

Supplement to Schedule 1

[Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4]

EXHIBIT G

FORM OF
SUBORDINATED GUARANTEE AGREEMENT

EXECUTION VERSION

SUBORDINATED GUARANTEE AGREEMENT

Dated as of April 30, 2013

among

DEX MEDIA EAST, INC.

DEX MEDIA WEST, INC.

R.H. DONNELLEY INC.

SUPERMEDIA INC.

JPMORGAN CHASE BANK, N.A.,

as Dex East Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Dex West Administrative Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as RHDI Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as SuperMedia Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as Subordinated Guarantee Agent

i

SECTION 8.	THE SUBORDINATED GUARANTEE AGENT	29
8.1	Appointment of Subordinated Guarantee Agent	29
8.2	Exculpatory Provisions	29
8.3	Delegation of Duties	30
8.4	Reliance by Subordinated Guarantee Agent	31
8.5	Limitations on Duties of the Subordinated Guarantee Agent	32
8.6	Moneys held by Subordinated Guarantee Agent	32
8.7	Resignation and Removal of the Subordinated Guarantee Agent	32
8.8	Status of Successor Subordinated Guarantee Agent	33
8.9	Merger of the Subordinated Guarantee Agent	33
8.10	Treatment of Payee or Indorsee by Subordinated Guarantee Agent; Representatives of Credit Parties	34
SECTION 9.	MISCELLANEOUS	34
9.1	Amendments in Writing	34
9.2	Notices	34
9.3	No Waiver by Course of Conduct; Cumulative Remedies	34
9.4	Successors and Assigns	35
9.5	Setoff	35
9.6	Severability	35
9.7	Section Headings	35
9.8	Acknowledgements	35
9.9	GOVERNING LAW	35
9.10	Counterparts	36
9.11	Submission To Jurisdiction; Waivers	36
9.12	Termination and Releases	36
9.13	WAIVER OF JURY TRIAL	37
9.14	Swap Transactions	37

SCHEDULES

Schedule 9.2         Notice Addresses

EXHIBITS

A	Form of Notice of Event of Default
B	Form of Notice of Cancellation
C	Form of Notice of Acceleration

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SUBORDINATED GUARANTEE AGREEMENT

SUBORDINATED GUARANTEE AGREEMENT, dated as of April 30, 2013 (this “Agreement”), among DEX MEDIA EAST, INC., a Delaware corporation (“Dex East”), DEX MEDIA WEST, INC., a Delaware corporation (“Dex West”), R.H. DONNELLEY INC., a Delaware corporation (“RHDI”), SUPERMEDIA INC., a Delaware corporation (“SuperMedia”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as RHDI Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as Dex East Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as Dex West Administrative Agent (as defined below), JPMORGAN CHASE BANK, N.A., as SuperMedia Administrative Agent, and JPMORGAN CHASE BANK, N.A., as Subordinated Guarantee Agent (as defined below).

W I T N E S S E T H:

WHEREAS, Dex One Corporation, a Delaware corporation (“Dex One”) and SuperMedia have entered into a Merger Agreement, dated as of August 20, 2012, as amended and restated as of December 5, 2012, by and among Dex One, NewDex, Inc., Spruce Acquisition Sub, Inc. and SuperMedia, pursuant to which Dex One will be merged with Newdex, Inc., with Newdex, Inc. as the surviving corporation and changing its name to Dex Media, Inc., and SuperMedia will be merged with Spruce Acquisition Sub, Inc., with SuperMedia as the surviving corporation (the “Mergers”);

WHEREAS, after giving effect to the Mergers, SuperMedia will become a direct, wholly-owned subsidiary of Dex Media, Inc., and Dex Media, Inc. will become the Ultimate Parent;

WHEREAS, on March 18, 2013 (the “Petition Date”), Dex One and its Subsidiaries, including Dex East, Dex West and RHDI (collectively, the “Dex Debtors”), commenced bankruptcy cases as debtors and debtors in possession by filing voluntary petitions under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on the Petition Date SuperMedia and certain of its Subsidiaries (collectively, the “SuperMedia Debtors”) commenced bankruptcy cases as debtors and debtors in possession by filing voluntary petitions under chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

WHEREAS, on the Petition Date the Dex Debtors filed their joint plan of reorganization (the “Dex Plan of Reorganization”) and the SuperMedia Debtors filed their joint plan of reorganization (the “SuperMedia Plan of Reorganization”, and together with the Dex Plan of Reorganization, the “Plans of Reorganization”), pursuant to each of which the Mergers will be effectuated;

WHEREAS, on April 29, 2013, the Bankruptcy Court entered an order confirming the Dex Plan of Reorganization, and on April 29, 2013, the Bankruptcy Court entered an order confirming the SuperMedia Plan of Reorganization;

WHEREAS, in order to consummate the Plans of Reorganization and the Mergers, the Dex East Lenders, the Dex West Lenders, the RHDI Lenders and the SuperMedia Lenders have, as applicable, severally agreed to make or continue extensions of credit to Dex East, Dex West, RHDI and SuperMedia, respectively, upon the terms and subject to the conditions set forth in each of the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement (collectively, the “Credit Agreements”), respectively;

WHEREAS, it is a condition precedent to the effectiveness of each Credit Agreement that Dex East, Dex West, RHDI and SuperMedia shall have executed and delivered this Agreement to the Subordinated Guarantee Agent and Administrative Agents for the benefit of the Credit Parties;

WHEREAS, after giving effect to the Mergers, Dex East, Dex West, RHDI and SuperMedia will be members of an affiliated group of companies, are engaged in related businesses and will each derive substantial direct and indirect benefit from the making of the extensions of credit under each Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and to induce the Lenders to enter into the applicable Credit Agreements, and other good and valuable consideration, the existence and sufficiency of which are hereby acknowledged, Dex East, Dex West, RHDI and SuperMedia each hereby agrees with the Subordinated Guarantee Agent and the Administrative Agents, for the benefit of the Credit Parties, as follows:

SECTION 1.         DEFINED TERMS

1.1          Definitions.  (a)  Capitalized terms used but not defined in this Agreement (including the recitals hereto) have the meanings ascribed to such terms in the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement and/or the SuperMedia Credit Agreement, as the context may require.

(b)           The following terms shall have the following meanings:

“Acceleration Event” means, with respect to any of the Borrower Obligations, (a) such Borrower Obligations have not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an Event of Default has occurred under the relevant Loan Document and, as a result thereof, all such Borrower Obligations outstanding have become due and payable and have not been paid in full or, in the case of any reimbursement obligation in respect of an outstanding letter of credit or similar instrument, a requirement for cash collateralization has not been satisfied as of the time such requirement is to be satisfied pursuant to the relevant Loan Document.

“Administrative Agents” means, collectively, the Dex East Administrative Agent, the Dex West Administrative Agent, the RHDI Administrative Agent and the SuperMedia Administrative Agent.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, including bankruptcy, insolvency, and receivership law, in each case, now or hereafter in effect.

“Borrower Obligations” means, collectively, the Dex East Borrower Obligations, the Dex West Borrower Obligations, the RHDI Borrower Obligations and the SuperMedia Borrower Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

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“Borrowers” means, collectively, Dex East, Dex West, RHDI and SuperMedia, each in its capacity as a borrower under the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement, respectively.

“Change of Control Transaction” has the meaning assigned to such term in Section 9.12(b).

“Class”, when used in reference to (a) any Borrower Obligation, shall refer to whether such Borrower Obligation is a Dex East Borrower Obligation, Dex West Borrower Obligation, RHDI Borrower Obligation or SuperMedia Borrower Obligation, or (b) any Credit Party, shall refer to whether such Credit Party is a Dex East Credit Party, Dex West Credit Party, RHDI Credit Party or SuperMedia Credit Party.

“Closing Date” means April 30, 2013.

“Credit Agreements” has the meaning assigned to such term in the recitals hereto.

“Credit Parties” means, collectively, the Dex East Credit Parties, the Dex West Credit Parties, the RHDI Credit Parties and the SuperMedia Credit Parties.

“Dex East Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Dex East Credit Agreement, and any successor Dex East Administrative Agent appointed thereunder.

“Dex East Borrower Obligations” means (a) the “Borrower Obligations” as such term is defined in the Existing Dex East Guarantee and Collateral Agreement or (b) any equivalent term as such term is used in any other Dex East Loan Document. Notwithstanding anything herein or in any other Loan Document to the contrary, the Dex East Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Dex East Credit Agreement” means (a) the Existing Dex East Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Existing Dex East Credit Agreement or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“Dex East Credit Parties”  means the Dex East Lenders and (x) the other “Secured Parties” as such term is defined in the Existing Dex East Guarantee and Collateral Agreement or (y) any equivalent term as such term is used in any other Dex East Loan Document.

“Dex East Lenders” means the banks and other financial institutions or entities from time to time party to the Dex East Credit Agreement, in their capacities as lenders thereunder.

“Dex East Loan Documents” means (a) the “Loan Documents” as such term is defined in the Existing Dex East Credit Agreement or (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the Dex East Credit Agreement.

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“Dex One” has the meaning assigned to such term in the recitals hereto.

“Dex West Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the Dex West Credit Agreement, and any successor Dex West Administrative Agent appointed thereunder.

“Dex West Borrower Obligations” means (a) the “Borrower Obligations” as such term is defined in the Existing Dex West Guarantee and Collateral Agreement or (b) any equivalent term as such term is used in any other Dex West Loan Document. Notwithstanding anything herein or in any other Loan Document to the contrary, the Dex West Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Dex West Credit Agreement” means (a) the Existing Dex West Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Existing Dex West Credit Agreement or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“Dex West Credit Parties” means the Dex West Lenders and (x) the other “Secured Parties” as such term is defined in the Existing Dex West Guarantee and Collateral Agreement and (y) any equivalent term as such term is used in any other Dex West Loan Document.

“Dex West Lenders” means the banks and other financial institutions or entities from time to time party to the Dex West Credit Agreement, in their capacities as lenders thereunder.

“Dex West Loan Documents” means (a) the “Loan Documents” as such term is defined in the Existing Dex West Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the Dex West Credit Agreement.

“DIP Financing” shall mean any financing obtained by any Guarantor during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law, including any such financing obtained by any Guarantor under Section 363 or 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Borrower Obligation under Section 363 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law.

“Distribution Date” means, as to any payment made by a Guarantor or on behalf of a Guarantor or by any other Person to the Subordinated Guarantee Agent pursuant to this Agreement, a date that is no later than 10 Business Days after the date such payment is received by the Subordinated Guarantee Agent in accordance with Section 6.1.

“Enforcement Action” means, with respect to any creditor (or agent of a creditor) of a Person, (a) to take from or for the account of such Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by such Person to such creditor with respect to any Indebtedness of such Person owing to such creditor, (b) to initiate or participate with others in any suit, action or proceeding against such Person to (i) sue for or enforce payment of or to collect the whole or any part of any Indebtedness of such Person owing to such creditor, (ii) commence or join with others to commence an Insolvency Proceeding against such Person with respect to any Indebtedness of

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such Person owing to such creditor, or (iii) commence judicial enforcement of any of the rights and remedies under the applicable debt documents or applicable law with respect to any Indebtedness of such Person owing to such creditor, (c) to accelerate any Indebtedness of such Person owing to such creditor, or (d) to take any action with respect to any Indebtedness of such Person under the provisions of any state or federal law, including the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of such Person.

“Equity Interest” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Event of Default” means an “Event of Default” or any equivalent term as such term is defined the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement or the SuperMedia Credit Agreement.

“Existing Dex East Credit Agreement” means the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010 and as further amended and restated as of the Closing Date, by and among Dex East, as borrower thereunder, the Ultimate Parent, Dex Media Holdings, Inc. (f/k/a Dex Media, Inc.), the Dex East Lenders party thereto from time to time, and the Dex East Administrative Agent.

“Existing Dex East Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, among Dex East, the Subsidiaries of Dex East party thereto from time to time, and the Dex East Administrative Agent.

“Existing Dex West Credit Agreement” means the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010 and as further amended and restated as of the Closing Date, by and among Dex West, as borrower thereunder, the Ultimate Parent, Dex Media Holdings, Inc. (f/k/a Dex Media, Inc.), the Dex West Lenders party thereto from time to time, and the Dex West Administrative Agent.

“Existing Dex West Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, among Dex West, the Subsidiaries of Dex West party thereto from time to time, and the Dex West Administrative Agent.

“Existing RHDI Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of the Closing Date, by and among RHDI, as borrower thereunder, the Ultimate Parent, the RHDI Lenders party thereto from time to time, and the RHDI Administrative Agent.

“Existing RHDI Guarantee and Collateral Agreement” means the Third Amended and Restated Guarantee and Collateral Agreement, dated as of January 29, 2010, among RHDI, the Subsidiaries of RHDI party thereto from time to time, and the RHDI Administrative Agent.

“Existing SuperMedia Credit Agreement” means the Loan Agreement, dated as of December 31, 2009, as amended and restated as of the Closing Date, by and among SuperMedia, as borrower thereunder, the Ultimate Parent, the SuperMedia Lenders party thereto from time to time, and the SuperMedia Administrative Agent.

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“Existing SuperMedia Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as December 31, 2009, among SuperMedia, the Subsidiaries of SuperMedia party thereto from time to time, and the SuperMedia Administrative Agent.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Ultimate Parent.

“Governmental Authority” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States of America or foreign.

“Guarantee Collection Account” has the meaning assigned to such term in Section 6.1.

“Guarantee Enforcement Event” means, with respect to the Dex East Borrower Obligations, Dex West Borrower Obligations, RHDI Borrower Obligations or SuperMedia Borrower Obligations, respectively, (a) the receipt by the Subordinated Guarantee Agent of a Significant Event Notice from the Dex East Administrative Agent, the Dex West Administrative Agent, RHDI Administrative Agent or the SuperMedia Administrative Agent, respectively, or (b) the occurrence of (i) any Event of Default pursuant to Section 7(i) or 7(j) of the Existing Dex East Credit Agreement, Section 7(i) or 7(j) of the Existing Dex West Credit Agreement, Section 7(i) or 7(j) of the Existing RHDI Credit Agreement, or Section 7(i) or 7(j) of the Existing SuperMedia Credit Agreement, respectively or (ii) any event of default under any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with any Refinancing of any of the Dex East Borrower Obligations, Dex West Borrower Obligations, RHDI Borrower Obligations or SuperMedia Borrower Obligations, respectively (A) arising due to the commencement of an Insolvency Proceeding with respect to the Ultimate Parent or any Subsidiary thereof and (B) triggering the automatic acceleration of all Refinanced Dex East Borrower Obligations, Refinanced Dex West Borrower Obligations, Refinanced RHDI Borrower Obligations or Refinanced SuperMedia Borrower Obligations, respectively, outstanding under such credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument; provided, however, to the extent that such Significant Event Notice is no longer in effect, or such Event of Default is no longer continuing, the Guarantee Enforcement Event shall no longer be in effect.

“Guarantor Obligations” means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2). Notwithstanding anything herein or in any other Loan Document to the contrary, the Guarantor Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“Guarantors” means Dex East, Dex West, RHDI and SuperMedia, each in its respective capacity as a guarantor hereunder.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby

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has been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Insolvency Proceeding” means, as to any Person, each of the following: (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding commenced by or against such Person, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding commenced by or against such Person, (iii) any case or proceeding commenced by or against such Person seeking arrangement, adjustment, protection, relief or composition of any Indebtedness and (iv) any case or proceeding commenced by or against such Person seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors of such Person.

“Loan Documents” means, collectively, the Dex East Loan Documents, the Dex West Loan Documents, the RHDI Loan Documents and the SuperMedia Loan Documents.

“Majority Class Holders” means, with respect to any Class, the “Required Lenders” under and as defined in the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement and the SuperMedia Credit Agreement, as applicable.  For the purpose of this definition, the Dex East Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all Dex East Borrower Obligations; the Dex West Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all Dex West Borrower Obligations; the RHDI Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all RHDI Borrower Obligations; and the SuperMedia Administrative Agent shall be deemed to hold or represent, and shall be entitled to vote and give notices and directions with respect to, all SuperMedia Borrower Obligations.

“Mergers” has the meaning assigned to such term in the recitals hereto.

“Net Proceeds” means, with respect to a Change of Control Transaction of any Guarantor, (a) the cash proceeds received by such Guarantor or any of its Affiliates in respect of such Change of Control Transaction, including any cash received in respect of any non-cash proceeds, including cash received in respect of any debt instrument or equity security received as non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out of pocket expenses (including commissions and collection expenses) paid or payable by such Guarantor or any Affiliate thereof to third parties (including Affiliates to the extent such Affiliate payment is or would be permitted by the applicable Credit Agreement) in connection with such Change of Control Transaction, (ii) the amount of all payments required to be made by such Guarantor as a result of such Change of Control Transaction to repay Indebtedness (other than the Borrower Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such Change of Control Transaction (provided that, if  in connection with the applicable Change of Control Transaction, any of such Indebtedness is to be assumed by the acquiror or are to remain outstanding following the consummation of such Change of Control Transaction, the amount to be deducted pursuant to this clause (ii) shall be reduced on a dollar for dollar basis by such assumed or continued amount), (iii) the outstanding amount of such Guarantor’s

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applicable Borrower Obligations (provided that, if  in connection with the applicable Change of Control Transaction, any of such Borrower Obligations are to be assumed by the acquiror or are to remain outstanding following the consummation of such Change of Control Transaction, the amount to be deducted pursuant to this clause (iii) shall be reduced on a dollar for dollar basis by such assumed or continued amount), and (iv) the amount of all taxes paid in cash (or reasonably estimated to be payable), and the amount payable with respect to taxes, including pursuant to any Tax Sharing Agreement, by such Guarantor or any Affiliate thereof (provided that such amounts withheld or estimated for the payment of taxes or for tax related costs (including pursuant to any Tax Sharing Agreement) shall, to the extent not utilized for the payment of taxes or tax related costs (including pursuant to any Tax Sharing Agreement), be deemed to be Net Proceeds received when such nonutilization is determined), and the amount of any reserves established by the Guarantor or any Affiliate thereof to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such Change of Control Transaction (provided that such reserves and escrowed amounts shall be disclosed to the Administrative Agents promptly upon being taken or made and any reversal of any such reserves will be deemed to be Net Proceeds received at the time and in the amount of such reversal), in each case as determined reasonably and in good faith in a certificate signed by the Financial Officer.

“Notice of Acceleration” means (a) a written notice delivered to the Subordinated Guarantee Agent, (i) while any Dex East Borrower Obligations are outstanding, by the Dex East Administrative Agent, (ii) while any Dex West Borrower Obligations are outstanding, by the Dex West Administrative Agent, (iii) while any RHDI Borrower Obligations are outstanding, by the RHDI Administrative Agent, or (iv) while any SuperMedia Borrower Obligations are outstanding, by the SuperMedia Administrative Agent, in each case stating that an Acceleration Event has occurred and is continuing in respect of the respective Borrower Obligations or (b) the occurrence of any Event of Default pursuant to Section 7(i) or 7(j) of the Existing Dex East Credit Agreement, Section 7(i) or 7(j) of the Existing Dex West Credit Agreement, Section 7(i) or 7(j) of the Existing RHDI Credit Agreement or Section 7(i) or 7(j) of the Existing SuperMedia Credit Agreement as the case may be.  Each Notice of Acceleration shall be in substantially the form of Exhibit C.

“Notice of Event of Default” means a written notice delivered to the Subordinated Guarantee Agent (a) while any Dex East Borrower Obligations are outstanding, by the Dex East Administrative Agent, (b) while any Dex West Borrower Obligations are outstanding, by the Dex West Administrative Agent, (c) while any RHDI Borrower Obligations are outstanding, by the RHDI Administrative Agent, or (d) while any SuperMedia Borrower Obligations are outstanding, by the SuperMedia Administrative Agent, in each case stating that an Event of Default has occurred and is continuing under the Dex East Credit Agreement, the Dex West Credit Agreement, the RHDI Credit Agreement, or the SuperMedia Credit Agreement, as the case may be.  Each Notice of Event of Default shall be in substantially the form of Exhibit A.

“Opinion of Counsel” means an opinion in writing signed by legal counsel reasonably satisfactory to the Subordinated Guarantee Agent, who may be counsel regularly or specially retained by the Subordinated Guarantee Agent or counsel (including, if reasonably satisfactory to the Subordinated Guarantee Agent, in-house counsel) to any of the Borrowers.

“paid in full” or “payment in full” or “pay such amounts in full” means, other than contingent indemnification obligations for which no claim has been made (a) with respect to the Dex East Borrower Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Borrower Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Borrower Obligations and payment in full in cash of all fees and other amounts payable at or prior to the time such principal, interest and premium are paid, (b) with respect to the Dex West Borrower Obligations, the

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payment in full (other than as part of a Refinancing) in cash of all such Borrower Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Borrower Obligations and payment in full in cash of all fees and other amounts payable at or prior to the time such principal, interest and premium are paid, (c) with respect to the RHDI Borrower Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Borrower Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Borrower Obligations and payment in full in cash of all fees and other amounts payable at or prior to the time such principal, interest and premium are paid and (d) with respect to the SuperMedia Borrower Obligations, the payment in full (other than as part of a Refinancing) in cash of all such Borrower Obligations, including the principal amount of, accrued (but unpaid) interest (including Post-Petition Interest) on, and prepayment or other premium (if any) payable in respect of, all such Borrower Obligations and payment in full in cash of all fees and other amounts payable at or prior to the time such principal, interest and premium are paid, in each case.

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing or allowing for liquidation at the original par value at the option of the holder within one year from the date of acquisition thereof;

(b)  investments in commercial paper (other than commercial paper issued by the Ultimate Parent, any of its Subsidiaries or any of their Affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)  investments in certificates of deposit, banker’s acceptances, time deposits or overnight bank deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, and having a debt rating of “A-1” or better from S&P or “P-1” or better from Moody’s;

(d)  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

“Petition Date” has the meaning ascribed to such term in the recitals hereto.

“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is filed or allowed in any such Insolvency Proceeding.

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“Post-Petition Securities” means any debt securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.

“Refinancing” or “Refinance” means, with respect to any Indebtedness, any other Indebtedness (including under any DIP Financing and under any Post-Petition Securities received on account of such Indebtedness) issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.

“Required Directing Credit Parties” means, as of any date of determination, (a) to the extent a Significant Event Notice is in effect with respect to only one Class of Borrower Obligations, the Majority Class Holders of such Class, (b) to the extent Significant Event Notices are in effect with respect to two or more Classes of Borrower Obligations, the Majority Class Holders of each such Class and (c) to the extent no Significant Event Notice is in effect with respect to each Class of Borrower Obligations, the Majority Class Holders of each Class.  For purposes of taking Enforcement Actions by the Subordinated Guarantee Agent against a particular Guarantor in accordance with this Agreement, the Class of Credit Parties holding the Borrower Obligations of such Guarantor shall be excluded from the determination of the Required Directing Credit Parties and the consent of the Majority Class Holders of such Class shall not be necessary to approve or direct any such Enforcement Actions as would otherwise be required pursuant to Section 3.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“RHDI Administrative Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the RHDI Credit Agreement, and any successor RHDI Administrative Agent appointed thereunder.

“RHDI Borrower Obligations” means (a) the “Borrower Obligations” as such term is defined in the Existing RHDI Guarantee and Collateral Agreement or (b) any equivalent term as such term is used in any other RHDI Loan Document. Notwithstanding anything herein or in any other Loan Document to the contrary, the RHDI Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“RHDI Credit Agreement” means (a) the Existing RHDI Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different banks, institutional investors or agents) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Existing RHDI Credit Agreement or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“RHDI Credit Parties” means the RHDI Lenders and (x) the other “Secured Parties” as such term is defined in the Existing RHDI Guarantee and Collateral Agreement and (y) any equivalent term as such term is used in any other RHDI Loan Document.

“RHDI Lenders” means the banks and other financial institutions or entities from time to time party to the RHDI Credit Agreement, in their capacities as lenders thereunder.

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“RHDI Loan Documents” means (a) the “Loan Documents” as such term is defined in the Existing RHDI Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the RHDI Credit Agreement.

“Senior Agent” means, as to each Guarantor, the Administrative Agent under the Credit Agreement governing such Guarantor’s Senior Indebtedness which, (a) as to Dex East, shall be the Dex East Administrative Agent, (b) as to Dex West, shall be the Dex West Administrative Agent, (c) as to RHDI, shall be the RHDI Administrative Agent and (d) as to SuperMedia, shall be the SuperMedia Administrative Agent, as applicable.

“Senior Credit Parties” means, as to each Guarantor, the Credit Parties party to the Loan Documents governing such Guarantor’s Senior Indebtedness which (a) as to Dex East, shall be the Dex East Credit Parties, (b) as to Dex West, shall be the Dex West Credit Parties, (c) as to RHDI, shall be the RHDI Credit Parties and (d) as to SuperMedia, shall be the SuperMedia Credit Parties.

“Senior Indebtedness” means (a) as to Dex East, the Dex East Borrower Obligations, (b) as to Dex West, the Dex West Borrower Obligations, (c) as to RHDI, the RHDI Borrower Obligations, and (d) as to SuperMedia, the SuperMedia Borrower Obligations.

“Significant Event Notice” means (a) any Notice of Acceleration or (b) any Notice of Event of Default.

“Subordinated Credit Parties” means, as to each Guarantor, the Credit Parties that are the beneficiaries of the guarantee provided by such Guarantor hereunder, which (a) as to Dex East, shall be the Dex West Credit Parties, the RHDI Credit Parties and the SuperMedia Credit Parties, (b) as to Dex West, shall be the Dex East Credit Parties, the RHDI Credit Parties and the SuperMedia Credit Parties, (c) as to RHDI, shall be the Dex East Credit Parties, the Dex West Credit Parties and the SuperMedia Credit Parties and (d) as to SuperMedia, shall be the Dex East Credit Parties, the Dex West Credit Parties and the RHDI Credit Parties.

“Subordinated Guarantee Agent” means JPMorgan Chase Bank, N.A. or any of its successors and assigns, as the subordinated guarantee agent under this Agreement for the Credit Parties.

“Subordinated Guarantee Agent Fees” means all out-of-pocket fees, costs and expenses of the Subordinated Guarantee Agent required to be reimbursed or indemnified by the Guarantors pursuant to Section 7 of this Agreement.

“SuperMedia Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the SuperMedia Credit Agreement, and any successor SuperMedia Administrative Agent appointed thereunder.

“SuperMedia Borrower Obligations” means (a) the “Borrower Obligations” as such term is defined in the Existing SuperMedia Guarantee and Collateral Agreement or (b) any equivalent term as such term is used in any other SuperMedia Loan Document. Notwithstanding anything herein or in any other Loan Document to the contrary, the SuperMedia Borrower Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

“SuperMedia Credit Agreement” means (a) Existing SuperMedia Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial

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accommodation that has been incurred to Refinance (whether by the same or different banks) in whole or in part (under one or more agreements, institutional investors or agents) the Indebtedness and other obligations outstanding under the Existing SuperMedia Credit Agreement or any other agreement or instrument referred to in this clause (b) (including, without limitation, adding or removing any Person as a borrower, guarantor or other obligor thereunder).

“SuperMedia Credit Parties” means the SuperMedia Lenders and (x) the other “Secured Parties” as such term is defined in the Existing SuperMedia Guarantee and Collateral Agreement and (y) any equivalent term as such term is used in any other SuperMedia Loan Document.

“SuperMedia Lenders” means the banks and other financial institutions or entities from time to time party to the SuperMedia Credit Agreement, in their capacities as lenders thereunder.

“SuperMedia Loan Documents” means (a) the “Loan Documents” as such term is defined in the Existing SuperMedia Credit Agreement and (b) any loan documents or similar documents entered into in connection with a Refinancing of the Indebtedness or other obligations outstanding under the SuperMedia Credit Agreement.

“Ultimate Parent” means (a) prior to the Mergers, Dex One, and (b) after the Mergers, Dex Media, Inc. (f/k/a Newdex, Inc.).

1.2          Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           All uses of the word “including” and “include” shall mean “including without limitation” and “include without limitation”, respectively, unless the context shall indicate otherwise.

(d)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(e)           Unless the context shall indicate otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Subsections, Exhibits and Schedules shall be construed to refer to Articles, Sections, and Subsections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 2.         GUARANTEE

2.1          Guarantee.  (a)  Dex East hereby unconditionally and irrevocably guarantees, on a pari passu basis, as a primary obligor and not merely as surety (i) to the Subordinated Guarantee Agent, for the benefit of the Dex West Credit Parties, the prompt and complete payment and performance by Dex West when due (whether at the stated maturity, by acceleration or otherwise) of the Dex West Borrower Obligations, (ii) to the Subordinated Guarantee Agent, for the benefit of the RHDI Credit Parties, the prompt and complete payment and performance by RHDI when due (whether at the stated maturity, by acceleration or otherwise) of the RHDI Borrower Obligations and (iii) to the Subordinated Guarantee Agent, for the benefit of the SuperMedia Credit Parties, the prompt and complete payment and performance by SuperMedia when due (whether at the stated maturity, by acceleration or otherwise) of the SuperMedia Borrower Obligations, subject in each case to Section 5 and Section 6.2(b).

(b)           Dex West hereby unconditionally and irrevocably guarantees, on a pari passu basis, as a primary obligor and not merely as surety (i) to the Subordinated Guarantee Agent, for the benefit of the Dex East Credit Parties, the prompt and complete payment and performance by Dex East when due (whether at the stated maturity, by acceleration or otherwise) of the Dex East Borrower Obligations, (ii) to the Subordinated Guarantee Agent, for the benefit of the RHDI Credit Parties, the prompt and complete payment and performance by RHDI when due (whether at the stated maturity, by acceleration or otherwise) of the RHDI Borrower Obligations and (iii) to the Subordinated Guarantee Agent, for the benefit of the SuperMedia Credit Parties, the prompt and complete payment and performance by SuperMedia when due (whether at the stated maturity, by acceleration or otherwise) of the SuperMedia Borrower Obligations, subject in each case to Section 5 and Section 6.2(c).

(c)           RHDI hereby unconditionally and irrevocably guarantees, on a pari passu basis, as a primary obligor and not merely as surety (i) to the Subordinated Guarantee Agent, for the benefit of the Dex East Credit Parties, the prompt and complete payment and performance by Dex East when due (whether at the stated maturity, by acceleration or otherwise) of the Dex East Borrower Obligations, (ii) to the Subordinated Guarantee Agent, for the benefit of the Dex West Credit Parties, the prompt and complete payment and performance by Dex West when due (whether at the stated maturity, by acceleration or otherwise) of the Dex West Borrower Obligations and (iii) to the Subordinated Guarantee Agent, for the benefit of the SuperMedia Credit Parties, the prompt and complete payment and performance by SuperMedia when due (whether at the stated maturity, by acceleration or otherwise) of the SuperMedia Borrower Obligations, subject in each case to Section 5 and Section 6.2(d).

(d)           SuperMedia hereby unconditionally and irrevocably guarantees, on a pari passu basis, as a primary obligor and not merely as surety (i) to the Subordinated Guarantee Agent, for the benefit of the Dex East Credit Parties, the prompt and complete payment and performance by Dex East when due (whether at the stated maturity, by acceleration or otherwise) of the Dex East Borrower Obligations, (ii) to the Subordinated Guarantee Agent, for the benefit of the Dex West Credit Parties, the prompt and complete payment and performance by Dex West when due (whether at the stated maturity, by acceleration or otherwise) of the Dex West Borrower Obligations and (iii) to the Subordinated Guarantee Agent, for the benefit of the RHDI Credit Parties, the prompt and complete payment and performance by RHDI when due (whether at the stated maturity, by acceleration or otherwise) of the RHDI Borrower Obligations, subject in each case to Section 5 and Section 6.2(e).

(e)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under any applicable Bankruptcy Law (after giving effect to the right of contribution established in Section 2.2).

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(f)            Each Guarantor agrees that the Borrower Obligations for which it has provided a guarantee pursuant to this Section 2 may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing such Guarantor’s guarantee contained in this Section 2 or affecting the rights and remedies of the Subordinated Guarantee Agent, the Administrative Agents or any Credit Party hereunder.

(g)           Subject to Section 9.12(b), each Guarantor’s guarantee contained in this Section 2 shall remain in full force and effect as to such Guarantor until all the Borrower Obligations to which such guarantee relates and the obligations of such Guarantor under such guarantee contained in this Section 2 shall have been satisfied by payment in full.

(h)           No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Subordinated Guarantee Agent, any Administrative Agent or any Credit Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of a Borrower Obligation or any payment received or collected from such Guarantor in respect of a Borrower Obligation), remain liable for the Borrower Obligations for which such Guarantor has provided a guarantee in this Section 2 up to the maximum liability of such Guarantor hereunder until the Borrower Obligations for which such Guarantor has provided a guarantee in this Section 2 are paid in full.

2.2          Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor  hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Subordinated Guarantee Agent and the Credit Parties, and each Guarantor shall remain liable to the Subordinated Guarantee Agent and the Credit Parties for the full amount guaranteed by such Guarantor hereunder.

2.3          No Subrogation.  Until all amounts owing to a Class of Credit Parties on account of the Borrower Obligations owing to such Class are paid in full, no Guarantor shall exercise any rights of subrogation to any of the rights of the Subordinated Guarantee Agent or such Class of Credit Parties against the applicable Borrower or any other Guarantor which has guaranteed such Borrower Obligations or against any collateral security or guarantee or right of offset held by the Subordinated Guarantee Agent or any such Class of Credit Parties for the payment of such Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from such Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, notwithstanding any payment made by such Guarantor hereunder or any set-off or application of funds of such Guarantor by the Subordinated Guarantee Agent or any such Class of Credit Parties.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the applicable Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Subordinated Guarantee Agent and the applicable Credit Parties to which such Borrower Obligations are owed, and upon written request by the Subordinated Guarantee Agent segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Subordinated Guarantee Agent for the benefit of the applicable Credit Parties in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Subordinated Guarantee Agent, if required), to be applied against the applicable Borrower Obligations, whether matured or unmatured, in accordance with Section 6.2(b), (c), (d) or (e), as applicable.

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2.4          Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the applicable Administrative Agent or any other Credit Party to which such Borrower Obligations are owed may be rescinded by such Administrative Agent or such Credit Party and the Borrower Obligations continued, and such Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by such Administrative Agent or any such Credit Party and the applicable Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the applicable Administrative Agent or the applicable Majority Class Holders, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by such Administrative Agent or any such Credit Party for the payment of such Borrower Obligations may be sold, exchanged, waived, surrendered or released.  No Administrative Agent or any other Credit Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the applicable Borrower Obligations or any property subject thereto.

2.5          Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Subordinated Guarantee Agent or any Credit Party upon the guarantees contained in this Section 2 or acceptance of the guarantees contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Subordinated Guarantee Agent and the Credit Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantees contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Subordinated Guarantee Agent or any Credit Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Subordinated Guarantee Agent or any Credit Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantees contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Subordinated Guarantee Agent and any Credit Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the applicable Borrower Obligations or any right of offset with respect thereto, and any failure by the Subordinated Guarantee Agent or any Credit Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Subordinated Guarantee Agent or any Credit Party against

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any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement.  As to any of the Borrower Obligations to which a guarantee in this Section 2 relates, such guarantee shall continue to be effective as to such Borrower Obligations, or be reinstated, as the case may be, if at any time payment, or any part thereof, such Borrower Obligations are rescinded or must otherwise be restored or returned by the Subordinated Guarantee Agent or applicable Credit Parties in an Insolvency Proceeding of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 3.         ENFORCEMENT

3.1          Significant Event Notices.  (a) Upon receipt by the Subordinated Guarantee Agent of a Significant Event Notice from any Administrative Agent, the Subordinated Guarantee Agent shall promptly notify the Ultimate Parent, the Guarantors and the other Administrative Agents of the receipt and contents thereof, subject to the second sentence of Section 3.1(b).  So long as such Significant Event Notice is in effect in accordance with Section 3.1(b), the Subordinated Guarantee Agent shall exercise the rights and remedies available during the continuance of the applicable Event(s) of Default or Acceleration Event, as the case may be, provided in  this Agreement and permitted by applicable law to enforce the Guarantor Obligations, including taking any Enforcement Action, subject to the written direction of the Required Directing Credit Parties and, subject in all cases, to Section 5.

(b)           A Significant Event Notice delivered by an Administrative Agent on behalf of the Credit Parties of the Class represented thereby shall become effective upon receipt thereof by the Subordinated Guarantee Agent.  Notwithstanding anything in this Agreement to the contrary, a Significant Event Notice shall be deemed to be in effect and notice thereof shall be deemed to have been delivered whenever (i) an Event of Default under Section 7(i) or 7(j) of the Existing RHDI Credit Agreement, Section 7(i) or 7(j) of the Existing Dex East Credit Agreement, Section 7(i) or 7(j) of the Existing Dex West Credit Agreement, or Section 7(i) or 7(j) of the Existing SuperMedia Credit Agreement (but only as to the applicable Class(es) of Borrower Obligation(s) or (ii) any Event of Default under any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred in connection with any Refinancing of any of the Borrower Obligations (A) arising due to the commencement of an Insolvency Proceeding and (B) triggering the automatic acceleration of all Borrower Obligations outstanding under such agreement or instrument, has occurred and is continuing.  A Significant Event Notice, once effective, shall remain in effect unless and until it is cancelled as provided in Section 3.1(c).

(c)           Any Administrative Agent shall be entitled to cancel its own Significant Event Notice (and each Administrative Agent hereby agrees to promptly cancel its own Notice of Event of Default if the relevant Event(s) of Default or Acceleration Event, as the case may be, are no longer continuing) by delivering a written notice of cancellation in the form attached hereto as Exhibit B (a “Notice of Cancellation”) to the Subordinated Guarantee Agent (i) before the Subordinated Guarantee Agent takes any action to exercise any remedy with respect to such Event(s) of Default or (ii) thereafter; provided, that (x) any actions taken by the Subordinated Guarantee Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to such Event(s) of Default which can, in a commercially reasonable manner, be reversed, cancelled or stopped, shall be so reversed, cancelled or stopped, and (y) any actions taken by the Subordinated Guarantee Agent prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to such Event(s) of Default which cannot, in a

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commercially reasonable manner, be reversed, cancelled or stopped, may be completed; provided, further that, notwithstanding the foregoing, to the extent the Subordinated Guarantee Agent receives a Notice of Cancellation in respect of one Class of Borrower Obligations and a Significant Event Notice remains outstanding in respect of one or more other Classes of Borrower Obligations, the Subordinated Guarantee Agent shall continue to take any action to exercise any remedy with respect to such Event(s) of Default as directed by the Required Directing Credit Parties (as determined after giving effect to such Notice of Cancellation).  In the event Notices of Cancellations are given in respect of all outstanding Significant Event Notices, the Subordinated Guarantee Agent shall cooperate to the extent commercially reasonable with the Guarantors so that the actions referred to in clauses (x) and (y) in the first proviso above are done at the written direction of the Guarantors and otherwise in accordance with the terms of this Agreement.  The Subordinated Guarantee Agent shall promptly notify the Ultimate Parent, each Administrative Agent and each Guarantor as to the receipt and contents of any Notice of Cancellation.  The Subordinated Guarantee Agent shall not be liable to any Person for any losses, damages or expenses arising out of or related to actions taken at the direction of the Guarantors after the issuance of a Notice of Cancellation.

3.2          Exercise of Powers; Instructions of the Required Directing Credit Parties.  (a) The Required Directing Credit Parties shall at all times have the right, by one or more notices in writing executed and delivered to the Subordinated Guarantee Agent (or by telephonic notice promptly confirmed in writing), to direct the time, method and place of conducting any proceeding for any right or remedy available to the Subordinated Guarantee Agent, or of exercising any power conferred on the Subordinated Guarantee Agent or to direct the taking or the refraining from taking of any action authorized by this Agreement; provided, that (i) such direction shall not conflict with any Requirement of Law or this Agreement, (ii) the Subordinated Guarantee Agent shall be adequately secured and indemnified as provided in Section 7.3 and (iii) no Enforcement Action may be taken unless a Significant Event Notice is in effect.  In the absence of such direction, the Subordinated Guarantee Agent shall have no duty to take or refrain from taking any action unless explicitly required herein.  Upon the receipt of any such notice the Subordinated Guarantee Agent shall promptly notify the Administrative Agents of the receipt and contents thereof.

(b)           Subject to Section 5, whether or not any Insolvency Proceeding has been commenced by or against any Guarantor, and except as expressly provided otherwise herein, none of the Subordinated Guarantee Agent, any Administrative Agent or any other Credit Party shall do (and no such Administrative Agent or Credit Party (other than the Required Directing Credit Parties) shall direct the Subordinated Guarantee Agent to do) any of the following without the consent of the Required Directing Credit Parties: (i) take any Enforcement Action or commence, seek to commence or join any other Person in commencing any Insolvency Proceeding with respect to any Guarantor; or (ii) object to, contest or take any other action that is reasonably likely to hinder (A) any Enforcement Action initiated by the Subordinated Guarantee Agent at the due direction of the Required Directing Credit Parties or (B) any decision by the Required Directing Credit Parties to forbear or refrain from bringing or pursuing any such Enforcement Action or to effect any such release.  Subject to Section 5, and except as otherwise expressly set forth in this Agreement, all Enforcement Actions hereunder shall be taken and conducted by the Subordinated Guarantee Agent and no Credit Party shall take any such actions.

3.3          Remedies Not Exclusive.  (a) No remedy conferred upon or reserved to the Subordinated Guarantee Agent herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute (but, in each case, only at the times such right, power or remedy shall be available to be exercised by the Subordinated Guarantee Agent in accordance with the terms of this Agreement).

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(b)           No delay or omission by the Subordinated Guarantee Agent to exercise any right, remedy or power hereunder shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement to the Subordinated Guarantee Agent may be exercised from time to time and as often as may be deemed expedient by the Subordinated Guarantee Agent (but, in each case, only at the times such right, power or remedy shall be available to be exercised by the Subordinated Guarantee Agent in accordance with the terms of this Agreement).

(c)           If the Subordinated Guarantee Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Subordinated Guarantee Agent, then the Guarantors, the Subordinated Guarantee Agent and the Credit Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Subordinated Guarantee Agent shall continue as though no such proceeding had been taken.

(d)           All rights of action and of asserting claims upon or under this Agreement may be enforced by the Subordinated Guarantee Agent without the possession of any Loan Document or instrument evidencing any Guarantor Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Shared Collateral Agent shall be, subject to Section 8.5(c), brought in its name as Subordinated Guarantee Agent and any recovery of judgment shall be held in the Guarantee Collection Account until distribution pursuant to Section 6.2.

3.4          Waiver and Estoppel.  Each Guarantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under any Loan Document) in connection with this Agreement and any action taken by the Subordinated Guarantee Agent hereunder.

3.5          Limitation by Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any Requirement of Law, and all the provisions hereof are intended to be subject to any applicable Requirement of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

3.6          Rights of Credit Parties under Loan Documents .  Notwithstanding any other provision of this Agreement to the contrary, the right of each Credit Party to (i) receive payment on account of the Borrower Obligations owed to such Credit Party from the applicable Borrower or any Subsidiary thereof when due (whether at the stated maturity thereof, by acceleration or otherwise) in accordance with the applicable Loan Document, (ii) institute suit against the applicable Borrower or any Subsidiary thereof for the enforcement of the payment of such Borrower Obligations when due (whether at the stated maturity thereof, by acceleration or otherwise) in accordance with the applicable Loan Document, (iii) exercise any remedy it may have as a secured creditor against any assets of such Borrower or any Subsidiary thereof on account of Borrower Obligations owed to such Credit Party, or (iv) exercise any remedy it may have as an unsecured creditor against such Borrower or any Subsidiary thereof, shall not be impaired or affected by this Agreement.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants to the Subordinated Guarantee Agent, the Administrative Agents and each other Credit Party that:

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4.1          Authorization; Enforceability.  This Agreement has been duly executed and delivered by such Guarantor, and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.         SUBORDINATION

5.1          Agreement to Subordinate.

(a)           Dex East, the Subordinated Guarantee Agent (on behalf of Dex East’s Subordinated Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties), the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties), each agree that the Guarantor Obligations of Dex East are fully subordinated in right and time of payment to the prior payment in full of the Dex East Borrower Obligations, and that the subordination is for the benefit of and enforceable by the Dex East Administrative Agent and the other Dex East Credit Parties.  Dex East agrees that it shall not make (and will not permit any of its Subsidiaries to make), and the Subordinated Guarantee Agent (on behalf of Dex East’s Subordinated Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties), the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties) each agree that it will not accept, any payment or distribution with respect to the Guarantor Obligations of Dex East (including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until the Dex East Borrower Obligations are paid in full.

(b)           Dex West, the Subordinated Guarantee Agent (on behalf of Dex West’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties) each agree that the Guarantor Obligations of Dex West are fully subordinated in right and time of payment to the prior payment in full of the Dex West Borrower Obligations, and that the subordination is for the benefit of and enforceable by the Dex West Administrative Agent and the other Dex West Credit Parties. Dex West agrees that it shall not make (and will not permit any of its Subsidiaries to make), and the Subordinated Guarantee Agent (on behalf of Dex West’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties) each agree that it will not accept, any payment or distribution with respect to the Guarantor Obligations of Dex West (including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until the Dex West Borrower Obligations are paid in full.

(c)           RHDI, the Subordinated Guarantee Agent (on behalf of RHDI’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties) each agree that the Guarantor Obligations of RHDI are fully subordinated in right of payment and time to the prior payment in full of the RHDI Borrower Obligations, and that the subordination is for the benefit of and enforceable by the RHDI Administrative Agent and the other RHDI Credit Parties.  RHDI agrees that it shall not make (and will not permit any of its Subsidiaries to make), and the Subordinated Guarantee Agent (on behalf of RHDI’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties) and the SuperMedia Administrative Agent (on behalf of the SuperMedia Credit Parties) each agree that it will not accept, any

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payment  or distribution with respect to the Guarantor Obligations of RHDI (including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until the RHDI Borrower Obligations are paid in full.

(d)           SuperMedia, the Subordinated Guarantee Agent (on behalf of SuperMedia’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties) and the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) each agree that the Guarantor Obligations of SuperMedia are fully subordinated in right and time of payment to the prior payment in full of the SuperMedia Borrower Obligations, and that the subordination is for the benefit of and enforceable by the SuperMedia Administrative Agent and the other the SuperMedia Credit Parties.  SuperMedia agrees that it shall not make (and will not permit any of its Subsidiaries to make), and the Subordinated Guarantee Agent (on behalf of SuperMedia’s Subordinated Credit Parties), the Dex East Administrative Agent (on behalf of the Dex East Credit Parties), the Dex West Administrative Agent (on behalf of the Dex West Credit Parties) and the RHDI Administrative Agent (on behalf of the RHDI Credit Parties) each agree that it will not accept, any payment or distribution with respect to the Guarantor Obligations of SuperMedia (including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until the SuperMedia Borrower Obligations are paid in full.

5.2          Enforcement. So long as the Borrower Obligations of a particular Guarantor have not been paid in full, whether or not any Insolvency Proceeding has been commenced by or against the applicable Guarantor and whether or not an Event of Default exists and is continuing under the applicable Credit Agreement governing such Borrower Obligations: (i) the Senior Agent and the Senior Credit Parties with respect to such Guarantor shall have the exclusive right to commence or continue, or to forbear from commencing or continuing, any Enforcement Actions against such Guarantor or such Guarantor’s property and shall not have any obligation to consult with or to seek or obtain the consent of any Subordinated Credit Party in connection therewith; and (ii) neither the Subordinated Guarantee Agent nor any other Subordinated Credit Party with respect to such Guarantor shall (x) commence any Enforcement Actions against such Guarantor or such Guarantor’s property with respect to the Guarantor Obligations (other than (1) the automatic acceleration of the Guarantor Obligations upon either the commencement of an Insolvency Proceeding or the acceleration of the Guarantor’s Borrower Obligations and (2) the delivery of a Significant Event Notice), unless the applicable Senior Agent has provided its prior written consent to such Enforcement Action or (y) contest, protest or object to any Enforcement Actions taken by the applicable Senior Agent or Senior Credit Parties against such Guarantor or such Guarantor’s property, subject, in each case, to the proviso in Section 5.3(b).

5.3          Liquidation; Dissolution; Bankruptcy.  (a)  Upon any payment or distribution of the property or securities of any Guarantor upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in any Insolvency Proceeding relating to such Guarantor or its property or in the event of marshalling of such Guarantor’s assets and liabilities:

(i)            the Senior Credit Parties of such Guarantor shall be entitled to receive payment in full in respect of such Guarantor’s Borrower Obligations before the Subordinated Guarantee Agent or any Subordinated Credit Party shall be entitled to receive any payment or distribution with respect to the Guarantor Obligations of such Guarantor; and

(ii)           until the Borrower Obligations of such Guarantor are paid in full, any payment or distribution to which the Subordinated Guarantee Agent or Subordinated Credit Party would be entitled in accordance with this Agreement but for this Section 5 shall be made to such Borrower’s Senior Agent and other Senior Credit Parties in accordance with the Loan Documents governing the applicable Senior Indebtedness.

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(b)           So long as a Guarantor’s Senior Indebtedness has not been paid in full, in connection with an Insolvency Proceeding of such Guarantor, the Subordinated Guarantee Agent and the Subordinated Credit Parties of such Guarantor shall not take any action or vote in any way (i) so as to contest or oppose (A) the validity or enforceability of any of the Loan Documents governing such Guarantor’s Senior Indebtedness or any of the liens or security interests granted thereunder, (B) the rights of the Senior Agents and the other Senior Credit Parties established in any of such Loan Documents, (C) the validity or enforceability of the subordination provisions set forth in this Agreement or (D) any initiatives or claims by the Senior Agent or other Senior Credit Parties for adequate protection, use of cash collateral or DIP Financing in such Insolvency Proceeding, in each case solely to the extent such initiatives or claims for adequate protection, use of cash collateral or DIP Financing relates to collateral that secures the Guarantor’s Senior Indebtedness exclusively or (ii) that would have any of the following effects: (A) extending the final maturity of and/or reducing the principal amount or “cramming down” or “cramming up” the Senior Indebtedness of such Guarantor, (B) blocking current payment of any obligation of such Senior Indebtedness, (C) assenting to or supporting the conversion of an Insolvency Proceeding from a case under chapter 11 of the Bankruptcy Code into a case under chapter 7 of the Bankruptcy Code or assenting to or supporting the appointment of a chapter 11 trustee, a responsible officer or an examiner with enlarged powers relating to the operation of business of such Guarantor in the Insolvency Proceeding of such Guarantor or (D) providing for any payments or distributions prohibited by the terms of the Agreement, unless, in each case, the Senior Agent provides its prior written consent to such action or vote; provided that, in any Insolvency Proceeding of such Guarantor, (x) the Subordinated Guarantee Agent, on behalf of the Subordinated Credit Parties of such Guarantor, may file a claim with respect to the Guarantor Obligations of such Guarantor so long as such claim is in accordance with this Agreement, (y) the Subordinated Guarantee Agent, on behalf of the Subordinated Credit Parties of such Guarantor, may file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Subordinated Credit Parties against such Guarantor in accordance with this Agreement and (z) each such Subordinated Credit Party may vote on any plan of reorganization or liquidation the terms of which comply with or do not contravene the terms of this Agreement.

5.4          When Distribution Must Be Paid Over.  (a) If a payment or distribution is made to the Subordinated Guarantee Agent, any Administrative Agent or Credit Party that due to the subordination provisions of this Section 5 should not have been made to them, the Subordinated Guarantee Agent, the Administrative Agent or Credit Party who receives the payment or distribution shall hold such payment or distribution in trust for holders of the applicable Senior Indebtedness and promptly pay such payment or distribution over to them in the exact form received by such Administrative Agent or Credit Party (duly indorsed by such Administrative Agent or Credit Party to the applicable Senior Agent, if required) as their interests may appear with any necessary endorsements.

(b)           If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by the applicable Guarantor or any other Person (including any Person providing credit support with respect to such Senior Indebtedness) or by enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the applicable Senior Credit Parties for any reason whatsoever (including  the insolvency, bankruptcy or reorganization of the Guarantor or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

5.5          Relative Rights.  This Section 5 defines the relative rights of the Subordinated Credit Parties and the Senior Credit Parties as to any Guarantor.  Nothing in this Agreement shall impair, as between each Guarantor and the applicable Subordinated Credit Parties, the obligation of such Guarantor, which is absolute and unconditional, to pay the Guarantor Obligations in accordance with this Agreement.

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5.6          Subordination May Not Be Impaired By Each Guarantor.  No right of any Senior Credit Party to enforce the subordination of the Guarantor Obligations to the payment of the Senior Indebtedness shall be impaired by any act or failure to act by any Guarantor or by its failure to comply with this Agreement.

5.7          Section 5 Not To Prevent Events of Default Or Limit Right To Accelerate.  The failure to make a payment in respect of the Guarantor Obligations by reason of any provision in this Section 5 shall not be construed as preventing the occurrence of a Default or Event of Default under any of the Credit Agreements.  Nothing in this Section 5 shall have any effect on the right of any Subordinated Credit Party or any Administrative Agent to accelerate the maturity of the applicable Borrower Obligations.

5.8          Subordinated Guarantee Agent to Effectuate Subordination.  Each Subordinated Credit Party by accepting the benefit of this Agreement hereby authorizes and directs the Subordinated Guarantee Agent on such Subordinated Credit Party’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Subordinated Credit Party and the Senior Credit Parties as provided in this Section 5 and appoints the Subordinated Guarantee Agent as attorney-in-fact for any and all such purposes.

5.9          Subordinated Guarantee Agent Not Fiduciaries for Holders of Senior Indebtedness.  The Subordinated Guarantee Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to the Subordinated Credit Party or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5 or otherwise.

SECTION 6.         GUARANTEE COLLECTION ACCOUNT; DISTRIBUTION

6.1          The Guarantee Collection Account; Payments.  (a) On the Closing Date there shall be established and, at all times thereafter until the rights, title, obligations and interests of the Subordinated Guarantee Agent under this Agreement shall have terminated, there shall be maintained in the name of the Subordinated Guarantee Agent an account which is entitled the “Dex/SuperMedia Subordinated Guarantee Collection Account” (the “Guarantee Collection Account”).

(b)           Any payments hereunder by a Guarantor or any other Person in satisfaction of or on account of a Guarantor Obligation, including payments made pursuant to Section 2 or Section 9.12(b), shall be paid to the Subordinated Guarantee Agent for the sole benefit of the applicable Credit Parties without set-off or counterclaim, in Dollars at the office of JPMorgan Chase Bank, N.A. at 383 Madison Avenue, New York, New York 10179.  All cash received by the Subordinated Guarantee Agent hereunder shall be held in the Guarantee Collection Account and, on each Distribution Date, applied in accordance with Section 6.2.

(c)           The Subordinated Guarantee Agent may, and at the written direction of the Required Directing Credit Parties shall, invest and reinvest moneys on deposit in the Guarantee Collection Account at any time in Permitted Investments.  All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Guarantee Collection Account for the benefit of the Credit Parties.  Neither the Subordinated Guarantee Agent nor any Credit Party shall be responsible for (i) determining whether investments are Permitted Investments or (ii) any diminution in funds resulting from such investments or any liquidation prior to maturity.  For the avoidance of doubt, in the absence of any written directions from the Required Directing Credit Parties, the Subordinated Guarantee Agent shall have no obligation to invest or reinvest any moneys.

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6.2          Application of Moneys.

(a)           Subject to Section 5, the Subordinated Guarantee Agent shall have the right at any time to apply moneys held by it in the Guarantee Collection Account to the payment of due and unpaid Subordinated Guarantee Agent Fees.  The Subordinated Guarantee Agent shall provide written notice to the Ultimate Parent and each Administrative Agent of any such application of moneys.  Until all due and unpaid Subordinated Guarantee Agent Fees are fully paid in cash or otherwise satisfied, the Subordinated Guarantee Agent shall have no obligation to make any disbursements from the Guarantee Collection Account to any Credit Party.  The Subordinated Guarantee Agent may reserve from deposits in the Guarantee Collection Account an amount necessary, determined in the reasonable discretion of the Subordinated Guarantee Agent, to satisfy any asserted contingent indemnity or reimbursement claims for which  it would be entitled to reimbursement pursuant to Section 7 (upon the liquidation of such claims), which reserved amount (x) may be applied by the Subordinated Guarantee Agent to pay any such indemnity or reimbursement claims upon the liquidation thereof and (y) shall not be disbursed to any Credit Party until such indemnity or reimbursement claims are either liquidated and paid in full or otherwise satisfied.  The Subordinated Guarantee Agent shall provide written notice to the Ultimate Parent of any such reserved amount, including a description of such contingent indemnity or reimbursement claims.  The agreements in this Section 6.2(a) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Subordinated Guarantee Agent hereunder and, notwithstanding any such event, any amounts reserved pursuant to this Section 6.2(a) shall continue to be held by the Subordinated Guarantee Agent until the earlier of (i) application in accordance with this Section 6.2(a) and (ii) such time as such contingent indemnity or reimbursement claim has been extinguished, to the extent that such amounts reserved exceed any remaining asserted contingent indemnity or reimbursement claims as determined by the Subordinated Guarantee Agent in its reasonable discretion.

(b)           Distributions on Account of Dex East’s Guarantor Obligations.  Subject to Section 6.2(a), on any Distribution Date all moneys in the Guarantee Collection Account received in satisfaction of or on account of Dex East’s Guarantor Obligations (including pursuant to Section 9.12(b)) shall be distributed by the Subordinated Guarantee Agent to (x) the Dex West Credit Parties in an amount equal to the unpaid Dex West Borrower Obligations as of such Distribution Date, (y) the RHDI Credit Parties in an amount equal to the unpaid RHDI Borrower Obligations as of such Distribution Date and (z) the SuperMedia Credit Parties in an amount equal to the unpaid SuperMedia Borrower Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 21% of such moneys shall be distributed to the Dex West Credit Parties, 26% of such moneys shall be distributed to the RHDI Credit Parties, and 53% of such moneys shall be distributed to the SuperMedia Credit Parties; provided, further, that to the extent:

(i)            the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the RHDI Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(ii)           the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the Dex West Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(iii)          the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 56% of such moneys shall be distributed to RHDI Credit Parties and 44% of such moneys shall be distributed to the Dex West Credit Parties;

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(iv)          (x) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the SuperMedia Credit Parties;

(v)           (x) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex West Credit Parties; or

(vi)          (x) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the RHDI Credit Parties.

(c)           Distributions on Account of Dex West’s Guarantor Obligations.  Subject to Section 6.2(a), on any Distribution Date any moneys in the Guarantee Collection Account received in satisfaction of or on account of Dex West’s Guarantor Obligations (including pursuant to Section 9.12(b)) shall be distributed by the Subordinated Guarantee Agent to (x) the Dex East Credit Parties in an amount equal to the unpaid Dex East Borrower Obligations as of such Distribution Date, (y) the RHDI Credit Parties in an amount equal to the unpaid RHDI Borrower Obligations as of such Distribution Date and (z) the SuperMedia Credit Parties in an amount equal to the unpaid SuperMedia Borrower Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 19% of such moneys shall be distributed to the Dex East Credit Parties, 28% of such moneys shall be distributed to the RHDI Credit Parties and 53% of such moneys shall be distributed to the Supermedia Credit Parties; provided, further, that to the extent:

(i)            the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the RHDI Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(ii)           the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the Dex East Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(iii)          the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 59% of such moneys shall be distributed to the RHDI Credit Parties and 41% of such moneys shall be distributed to the Dex East Credit Parties;

(iv)          (x) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the SuperMedia Credit Parties;

(v)           (x) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex East Credit Parties; or

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(vi)          (x) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the RHDI Credit Parties.

(d)           Distributions on Account of RHDI’s Guarantor Obligations.  Subject to Section 6.2(a), on any Distribution Date any moneys in the Guarantee Collection Account received in satisfaction of or on account of RHDI’s Guarantor Obligations (including pursuant to Section 9.12(b)) shall be distributed by the Subordinated Guarantee Agent to (x) Dex East Credit Parties in an amount equal to the unpaid Dex East Borrower Obligations as of such Distribution Date, (y) the Dex West Credit Parties in an amount equal to the unpaid Dex West Borrower Obligations as of such Distribution Date and (z) the SuperMedia Credit Parties in an amount equal to the unpaid SuperMedia Borrower Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 22% of such moneys shall be distributed to the Dex East Credit Parties, 25% of such moneys shall be distributed to the Dex West Credit Parties and 53% of such moneys shall be distributed to the Supermedia Credit Parties; provided, further, that to the extent:

(i)            the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the Dex West Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(ii)           the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 47% of such moneys shall be distributed to the Dex East Credit Parties and 53% of such moneys shall be distributed to the SuperMedia Credit Parties;

(iii)          the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 53% of such moneys shall be distributed to the Dex West Credit Parties and 47% of such moneys shall be distributed to the holders of Dex East Credit Parties;

(iv)          (x) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the SuperMedia Credit Parties;

(v)           (x) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex East Credit Parties; or

(vi)          (x) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the SuperMedia Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex West Credit Parties.

(e)           Distributions on Account of SuperMedia’s Guarantor Obligations.  Subject to Section 6.2(a), on any Distribution Date any moneys in the Guarantee Collection Account received in satisfaction of or on account of SuperMedia’s Guarantor Obligations (including pursuant to Section 9.12(b)) shall be distributed by the Subordinated Guarantee Agent to (x) Dex East Credit Parties in an amount equal to the

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unpaid Dex East Borrower Obligations as of such Distribution Date, (y) the Dex West Credit Parties in an amount equal to the unpaid Dex West Borrower Obligations as of such Distribution Date and (z) the RHDI Credit Parties in an amount equal to the unpaid RHDI Borrower Obligations as of such Distribution Date; provided, that if such moneys shall be insufficient to pay such amounts in full then 28% of such moneys shall be distributed to the Dex East Lender Parties, 32% of such moneys shall be distributed to the Dex West Lender Parties and 40% of such moneys shall be distributed to the RHDI Lender Parties; provided, further, that to the extent:

(i)            the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 44% of such moneys shall be distributed to the Dex West Credit Parties and 56% of such moneys shall be distributed to the RHDI Credit Parties;

(ii)           the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 41% of such moneys shall be distributed to the Dex East Credit Parties and 59% of such moneys shall be distributed to the RHDI Credit Parties;

(iii)          the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 53% of such moneys shall be distributed to the Dex West Credit Parties and 47% of such moneys shall be distributed to the Dex East Credit Parties;

(iv)          (x) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the RHDI Credit Parties;

(v)           (x) the Dex West Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex East Credit Parties; or

(vi)          (x) the Dex East Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date and (y) the RHDI Borrower Obligations are paid in full (other than as a result of a Refinancing) as of such Distribution Date, then 100% of such moneys shall be distributed to the Dex West Credit Parties.

(f)            The term “unpaid” as used in clauses (b), (c), (d) and (e) of this Section 6.2 with respect to the relevant Guarantor, refers to all amounts of Dex East Borrower Obligations, Dex West Borrower Obligations, RHDI Borrower Obligations or SuperMedia Borrower Obligations, as the case may be, outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, with respect to any Guarantor, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 6.3) have not been made in respect thereof.  For purposes of determining the “unpaid” amount with respect to any Borrower Obligations as of any Distribution Date, the amount of Indebtedness in respect of any applicable Swap Agreement as of such Distribution Date shall be the unrealized net loss position, if any, of the applicable Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than three Business Days prior to such Distribution Date.

(g)           The Subordinated Guarantee Agent shall make all payments and distributions under this Section 6.2 (i) on account of Dex East Borrower Obligations, to the Dex East Administrative Agent, pursuant to written directions of the Dex East Administrative Agent, for redistribution in accordance with

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the provisions of the Dex East Loan Documents; (ii) on account of the Dex West Borrower Obligations, to the Dex West Administrative Agent, pursuant to written directions of the Dex West Administrative Agent, for redistribution in accordance with the provisions of the Dex West Loan Documents; (iii) on account of RHDI Borrower Obligations to the RHDI Administrative Agent, pursuant to written directions of the RHDI Administrative Agent, for redistribution in accordance with the provisions of the RHDI Loan Documents; and (iv) on account of the SuperMedia Borrower Obligations, to the SuperMedia Administrative Agent, pursuant to written directions of the SuperMedia Administrative Agent, for redistribution in accordance with the provisions of the SuperMedia Loan Documents.

6.3          Amounts Held for Contingent Obligations.  In the event any Credit Party shall be entitled to receive distributions from the Guarantee Collection Account of any moneys in respect of any unliquidated, unmatured or contingent portion of the outstanding Borrower Obligations of such Credit Party, then the Subordinated Guarantee Agent shall, at the written direction of the Required Directing Credit Parties and subject to Section 6.4, separate such moneys into a separate account to be opened by the Required Directing Credit Parties for the benefit of the applicable Credit Party and shall, at the written direction of such Credit Party, invest such moneys in obligations of the kinds referred to in Section 6.1(c) maturing within three months after they are acquired by the Subordinated Guarantee Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Credit Party and for no other purpose until (i) such Credit Party shall have notified the Subordinated Guarantee Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Subordinated Guarantee Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Credit Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Guarantors or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Credit Party shall, as soon as practicable thereafter, notify the Guarantors and the Subordinated Guarantee Agent in writing and (y) such investments, and the proceeds thereof, shall be held in the Guarantee Collection Account in trust for all applicable Credit Parties pending application in accordance with the provisions of Section 6.2.

6.4          Subordinated Guarantee Agent’s Calculations.  In making the determinations and allocations required by Section 6.2, the Subordinated Guarantee Agent may conclusively rely upon information supplied by the Dex East Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Dex East Borrower Obligations, information supplied by the Dex West Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Dex West Secured Obligations, information supplied by the RHDI Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the RHDI Borrower Obligations, and information supplied by the SuperMedia Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the SuperMedia Borrower Obligations, and the Subordinated Guarantee Agent shall have no liability to any of the Credit Parties for actions taken in reliance on any such information, provided, that nothing in this sentence shall prevent any Guarantor from contesting in good faith any amounts claimed by any Credit Party in any information so supplied but in the event of any such contest, the information delivered by any Administrative Agent shall be conclusive, for purposes of the Subordinated Guarantee Agent’s reliance, absent manifest error.  Upon the reasonable request of the Subordinated Guarantee Agent, any Administrative Agent or any other Credit Party, as the case may be, shall deliver to the Subordinated Guarantee Agent a certificate setting forth the information specified in this Section 6.4.  The Subordinated Guarantee Agent shall have no duty to inquire as to the application by any Administrative Agent in respect of any amounts distributed to such Administrative Agent.

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6.5          Distributions of Non-Cash Assets.  If, by operation of Bankruptcy Law or otherwise, any of the Guarantor Obligations are paid or satisfied (or deemed satisfied) pursuant to this Agreement by the distribution of any non-cash assets, including by the distribution or issuance of Equity Interest, Post-Petition Securities or Indebtedness, such non-cash assets shall be distributed between the Classes of Credit Parties in accordance with Section 6.2(b), 6.2(c), 6.2(d) and 6.2(e), as applicable, subject to Section 6.2(a).   The Subordinated Guarantee Agent is hereby authorized by the Guarantors and each Administrative Agent to dispose of or liquidate such non-cash assets in order to pay any outstanding Subordinated Guarantee Agent Fees in accordance with Section 6.2(a).

6.6          Guarantee Collection Account.  At such times as any of the Administrative Agents or the Ultimate Parent may reasonably request in writing, but not more than twice per year per party (unless otherwise agreed to by the Subordinated Guarantee Agent), the Subordinated Guarantee Agent shall provide a full accounting of all funds then standing to the credit of the Guarantee Collection Account

SECTION 7.         AGREEMENTS WITH THE SUBORDINATED GUARANTEE AGENT

7.1          Information as to Credit Parties and Administrative Agents.  The Administrative Agents and the Guarantors shall deliver, at the request of the Subordinated Guarantee Agent, any information necessary to make the distributions contemplated by Section 6.2 or any other information as the Subordinated Guarantee Agent reasonably requires in order to perform its duties under this Agreement.

7.2          Compensation and Expenses.  The Guarantors, jointly and severally, agree to pay to the Subordinated Guarantee Agent, from time to time upon demand, (a) all of the reasonable out-of-pocket expenses of the Subordinated Guarantee Agent, including the reasonable fees, charges and disbursements of (i) a single transaction and documentation counsel for the Subordinated Guarantee Agent and (ii) such other local counsel and special counsel as may be required in the reasonable judgment of the Subordinated Guarantee Agent, arising in connection with the preparation, negotiation, execution, delivery, modification, and termination of this Agreement or the enforcement of any of the provisions hereof and (b) all out-of-pocket fees, costs and expenses of the Subordinated Guarantee Agent (including without limitation, the documented fees and disbursements of its counsel, advisors and agents) (i) incurred or required to be advanced in connection with the preservation, protection, enforcement or defense of the Subordinated Guarantee Agent’s rights under this Agreement (including, but not limited to, any fees and expenses incurred by the Subordinated Guarantee Agent in a bankruptcy proceeding), (ii) incurred by the Subordinated Guarantee Agent in connection with the removal of the Subordinated Guarantee Agent pursuant to Section 8.7(a) or (iii) incurred in connection with the execution of the directions provided by the Required Directing Credit Parties.  Such fees, costs and expenses are intended to constitute expenses of administration under any Bankruptcy Law relating to creditors’ rights generally.  The obligations of the Guarantors under this Section 7.2 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Subordinated Guarantee Agent hereunder.

7.3          Indemnification.  Each of the Guarantors agree to pay, indemnify, and hold, jointly and severally, the Subordinated Guarantee Agent (and its directors, officers, agents and employees) harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, the reasonable fees, charges and disbursements of (a) a single transaction and documentation counsel for the Subordinated Guarantee Agent and (b) such other local counsel and special counsel as may be required in the reasonable judgment of the Subordinated Guarantee Agent) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any modifications or termination thereof, except to the extent arising from the gross negligence or willful misconduct of the indemnified party or any of its affiliates or any of their respective directors, officers, agents or employees

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as determined by a final judgment of a court of competent jurisdiction, including for taxes in any jurisdiction in which the Subordinated Guarantee Agent is subject to tax by reason of actions hereunder, unless such taxes are attributable to income or otherwise imposed on or measured by compensation paid to the Subordinated Guarantee Agent under Section 7.2.  The agreements in this Section 7.3 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Subordinated Guarantee Agent hereunder.

SECTION 8.         THE SUBORDINATED GUARANTEE AGENT

8.1          Appointment of Subordinated Guarantee Agent.  Each Administrative Agent hereby irrevocably appoints the Subordinated Guarantee Agent as its agent and (a) confirms, approves and ratifies the Subordinated Guarantee Agent’s entry into this Agreement and all actions that have been taken in connection therewith and (b) authorizes the Subordinated Guarantee Agent to take such actions on its behalf and to exercise such powers as are delegated to the Subordinated Guarantee Agent by this Agreement upon the terms and conditions hereof, together with such actions and powers as are reasonably incidental hereto.

8.2          Exculpatory Provisions.  (a) The Subordinated Guarantee Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Guarantors.  The Subordinated Guarantee Agent makes no representations as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, and the Subordinated Guarantee Agent shall incur no liability or responsibility in respect of any such matters.

(b)           The Subordinated Guarantee Agent shall not be required to ascertain or inquire as to the performance by the Guarantor of any of the covenants or agreements contained herein or in any other Loan Document.  Whenever it is necessary, or in the opinion of the Subordinated Guarantee Agent advisable, for the Subordinated Guarantee Agent to ascertain the amount of Borrower Obligations then held by any Class of Credit Parties, the Subordinated Guarantee Agent may rely on (i) a certificate of the Dex East Administrative Agent, in the case of Dex East Borrower Obligations, (ii) a certificate of the Dex West Administrative Agent, in the case of Dex West Borrower Obligations, (iii) a certificate of the RHDI Administrative Agent, in the case of RHDI Borrower Obligations and (iv) a certificate of the SuperMedia Administrative Agent, in the case of SuperMedia Borrower Obligations, and if any Administrative Agent or any relevant Credit Party shall not give such information to the Subordinated Guarantee Agent, (without in any way diminishing any Guarantor Obligations of any Guarantor) it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Subordinated Guarantee Agent shall be calculated by the Subordinated Guarantee Agent using, for those Persons who have not supplied such information, the most recent information, if any, received by the Subordinated Guarantee Agent), and the amount so calculated to be distributed to any Person who fails to give such information shall be held in trust for such Person until the next Distribution Date following the time such Person does supply such information to the Subordinated Guarantee Agent, whereupon on such Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it.  The Subordinated Guarantee Agent shall have no liability to any Credit Parties with respect to any calculations made by the Subordinated Guarantee Agent hereunder in the event any Administrative Agent shall fail to deliver its certificate as required herein.  Nothing in this Section 8.2(b) shall prevent any Guarantor from contesting any amounts claimed by any Credit Party in any certificate so supplied, but the certificates delivered by any Administrative Agent shall be conclusive, for purposes of the Subordinated Guarantee Agent’s calculations, absent manifest error.  So long as no Guarantee Enforcement Event is in effect, the Subordinated Guarantee Agent may rely conclusively on a certificate of a Responsible Officer of the Ultimate Parent with respect

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to the matters set forth in the second sentence of this Section 8.2(b), provided a copy of any such certificate is simultaneously provided to the Administrative Agents.

(c)           The Subordinated Guarantee Agent shall be under no obligation or duty to take any action under this Agreement if taking such action (i) would subject the Subordinated Guarantee Agent to a tax (or equivalent liability) in any jurisdiction where it is not then subject to a tax (or equivalent liability) or (ii) would require the Subordinated Guarantee Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Subordinated Guarantee Agent receives security or indemnity reasonably satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement.

(d)           The Subordinated Guarantee Agent shall have the same rights with respect to any Borrower Obligation held by it as any other Credit Party and may exercise such rights as though it were not the Subordinated Guarantee Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Ultimate Parent and/or any of the Guarantors and their respective affiliates as if it were not the Subordinated Guarantee Agent.

(e)           Notwithstanding any other provision of this Agreement, the Subordinated Guarantee Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement except to the extent of its own gross negligence or willful misconduct.

(f)            Beyond the exercise of reasonable care in the custody thereof, the Subordinated Guarantee Agent shall have no duty as to any moneys or other property in its possession or control pursuant to this Agreement or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto  The Subordinated Guarantee Agent shall be deemed to have exercised reasonable care in the custody of any such moneys or other property in its possession if such money or other property is accorded treatment substantially equal to that which it accords its own property.

(g)           In no event shall the Subordinated Guarantee Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Subordinated Guarantee Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           In no event shall the Subordinated Guarantee Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Subordinated Guarantee Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

8.3          Delegation of Duties.  The Subordinated Guarantee Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, accountants, appraisers or other experts or advisers selected by it.  The Subordinated Guarantee Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  The Subordinated Guarantee Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care.

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8.4          Reliance by Subordinated Guarantee Agent.  (a) Whenever in the administration of this Agreement the Subordinated Guarantee Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Subordinated Guarantee Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Ultimate Parent and/or one or more Administrative Agents, as applicable, delivered to the Subordinated Guarantee Agent, and such certificate shall be full warrant to the Subordinated Guarantee Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 8.5.

(b)           The Subordinated Guarantee Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith.  The Subordinated Guarantee Agent may at any time solicit written confirmatory instructions from the Required Directing Credit Parties, an officer’s certificate of a Guarantor or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or any documents executed in connection herewith.

(c)           The Subordinated Guarantee Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its own gross negligence or willful misconduct, the Subordinated Guarantee Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Subordinated Guarantee Agent and conforming to the requirements of this Agreement.

(d)           The Subordinated Guarantee Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.  The Subordinated Guarantee Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Required Directing Credit Parties pursuant to this Agreement, unless such Required Directing Credit Parties shall have offered to the Subordinated Guarantee Agent security or indemnity satisfactory to the Subordinated Guarantee Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)           Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer of any Guarantor provided to such counsel in connection with such opinion or representations made by a Responsible Officer of any Guarantor in a writing filed with the Subordinated Guarantee Agent.

(f)            In the event there is any bona fide, good faith disagreement between the parties to this Agreement or any of the documents executed in connection herewith resulting in adverse claims being made in connection with the money or property held by the Subordinated Guarantee Agent, the Subordinated Guarantee Agent shall be entitled to refrain from taking any action (and will incur no liability for doing so) until directed in writing by the Majority Class Holders of each Class (but, in each case, the Majority Class Holders of each Class may only provide directions regarding such matters as it would otherwise be permitted to direct under this Agreement) or by order of a court of competent jurisdiction.

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8.5          Limitations on Duties of the Subordinated Guarantee Agent.  (a) Unless an Acceleration Event is in effect, the Subordinated Guarantee Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Subordinated Guarantee Agent. If and so long as an Acceleration Event is in effect, the Subordinated Guarantee Agent shall, upon written direction of the Required Directing Credit Parties in accordance with Section 3.2, exercise the rights and powers vested in the Subordinated Guarantee Agent by this Agreement, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with the direction of the Required Directing Credit Parties.

(b)           Except as herein otherwise expressly provided, the Subordinated Guarantee Agent shall not be under any obligation to take any action which is discretionary with the Subordinated Guarantee Agent under the provisions hereof, except upon the written direction of the Required Directing Credit Parties at such time in accordance with Section 3.2 hereof.  The Subordinated Guarantee Agent shall make available for inspection and copying by each Administrative Agent, each certificate or other paper furnished to the Subordinated Guarantee Agent by any of the Guarantor under or in respect of this Agreement.

(c)           No provision of this Agreement shall be deemed to impose any duty or obligation on the Subordinated Guarantee Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Subordinated Guarantee Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Subordinated Guarantee Agent in such jurisdiction or, unless adequately indemnified therefor (as reasonably determined by the Subordinated Guarantee Agent), impose a tax on the Subordinated Guarantee Agent by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

8.6          Moneys held by Subordinated Guarantee Agent.  All moneys or other property received by the Subordinated Guarantee Agent under or pursuant to any provision of this Agreement (except Subordinated Guarantee Agent Fees) shall be held in trust for the purposes for which they were paid or are held and in accordance with this Agreement.

8.7          Resignation and Removal of the Subordinated Guarantee Agent.  (a) The Subordinated Guarantee Agent may at any time, by giving written notice to the Guarantors and each Administrative Agent, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Subordinated Guarantee Agent pursuant to Section 8.7(b), (ii) the acceptance of such appointment by such successor Subordinated Guarantee Agent, (iii) the approval of such successor Subordinated Guarantee Agent evidenced by one or more instruments signed by the Majority Class Holders of each Class and, so long as no Guarantee Enforcement Event is then in effect, by the Guarantors (which approval, in each case, shall not be unreasonably withheld) and (iv) the payment of all fees and expenses due and owing to the resigning Subordinated Guarantee Agent (including, but not limited to, the reasonable fees and expenses of its counsel).  If no successor Subordinated Guarantee Agent shall be appointed and shall have accepted such appointment within 60 days after the Subordinated Guarantee Agent gives the aforesaid notice of resignation, the Subordinated Guarantee Agent, the Guarantors (so long as no Guarantee Enforcement Event is then in effect) or the Administrative Agents may apply to any court of competent jurisdiction to appoint a successor Subordinated Guarantee Agent to act until such time, if any, as a successor Subordinated Guarantee Agent shall have been appointed as provided in this Section 8.7.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Subordinated Guarantee Agent appointed by the Majority Class Holders of each Class, as provided in Section 8.7(b).  While a Guarantee Enforcement Event is in effect, the Majority Class Holders of each Class may, at any time

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upon giving 30 days’ prior written notice thereof to the Subordinated Guarantee Agent, the Guarantors and each other Administrative Agent, remove the Subordinated Guarantee Agent and appoint a successor Subordinated Guarantee Agent, such removal to be effective upon the acceptance of such appointment by the successor and the payment of all fees and expenses due and owing to the removed Subordinated Guarantee Agent (including, but not limited to, the reasonable fees and expenses of its counsel).  If a Guarantee Enforcement Event is not in effect, the Majority Class Holders of each Class may, at any time upon giving 30 days’ prior written notice thereof to the Subordinated Guarantee Agent and each other Administrative Agent, and with the consent of the Guarantors (such consent not to be unreasonably withheld) remove the Subordinated Guarantee Agent and appoint a successor Subordinated Guarantee Agent, such removal to be effective upon the acceptance of such appointment by the successor and the receipt of approval by the Guarantors and the payment of all fees and expenses due and owing to the removed Subordinated Guarantee Agent (including, but not limited to, the reasonable fees and expenses of its counsel).  The Subordinated Guarantee Agent shall be entitled to Subordinated Guarantee Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b)           If at any time the Subordinated Guarantee Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Subordinated Guarantee Agent for any other cause, a successor Subordinated Guarantee Agent may be appointed by the Majority Class Holders of each Class with the consent (not to be unreasonably withheld) of the Ultimate Parent, if no Guarantee Enforcement Event is in effect, and otherwise by the Majority Class Holders of each Class; provided, however, that should the Majority Class Holders of each Class not act timely to appoint a successor Subordinated Guarantee Agent, the Guarantors may (whether or not a Guarantee Enforcement Event is then in effect) petition a court of competent jurisdiction to appoint a successor Subordinated Guarantee Agent.  The powers, duties, authority and title of the predecessor Subordinated Guarantee Agent shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except for the consent of the Majority Class Holders of each Class referred to above and as may be required by applicable law) than appointment and designation of a successor in writing duly delivered to the predecessor and the Guarantors and the payment of the fees and expenses of the predecessor Subordinated Guarantee Agent as described in Section 8.7(a) above.  Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Majority Class Holders of each Class, the Guarantors, or the successor, execute and deliver an instrument (in form and substance reasonably satisfactory to the Subordinated Guarantee Agent) transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all money held by it or its agents to such successor.

8.8          Status of Successor Subordinated Guarantee Agent.  Every successor Subordinated Guarantee Agent appointed pursuant to Section 8.7 shall be a bank or financial institution (other than any Administrative Agent (other than the Subordinated Guarantee Agent)) in good standing and having power to act as Subordinated Guarantee Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and generally recognized as capable of undertaking duties and obligations of the type imposed upon the Subordinated Guarantee Agent hereunder.

8.9          Merger of the Subordinated Guarantee Agent.  Any Person into which the Subordinated Guarantee Agent may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Subordinated Guarantee Agent shall be a party, shall be the Subordinated Guarantee Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

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8.10        Treatment of Payee or Indorsee by Subordinated Guarantee Agent; Representatives of Credit Parties.  The Subordinated Guarantee Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Borrower Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

SECTION 9.         MISCELLANEOUS

9.1          Amendments in Writing.  (a) With the written consent of the Majority Class Holders of each Class, the Subordinated Guarantee Agent and the Guarantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the Subordinated Guarantee Agent, the Credit Parties or the Guarantors hereunder; provided, that no such supplemental agreement shall amend, modify or waive any provision of Section 7 or Section 8 or alter the duties, rights or obligations of the Subordinated Guarantee Agent hereunder without the written consent of the Subordinated Guarantee Agent.  Any such supplemental agreement shall be binding upon the Guarantors, each Administrative Agent, the Credit Parties and the Subordinated Guarantee Agent and their respective successors and assigns permitted hereby.

(b)           Solely with the consent of the Administrative Agents (and without the consent of any other Credit Party), the Subordinated Guarantee Agent and the Guarantors, at any time and from time to time, may enter into one or more agreements supplemental hereto, (i) to add to the covenants of such Guarantor for the benefit of the Credit Parties or to surrender any right or power herein conferred upon such Guarantor; or (ii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein; or (iii) to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided, that any such action contemplated by this clause (iii) shall not adversely affect the interests of any of the Credit Parties.

9.2          Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein to any Guarantor, the Subordinated Guarantee Agent or any Administrative Agent shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or other electronic transmission, to such Person at its notice address set forth on Schedule 9.2.

(b)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

9.3          No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Subordinated Guarantee Agent nor any Credit Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Subordinated Guarantee Agent or any Credit Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Subordinated Guarantee Agent or any Credit Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Subordinated Guarantee Agent or such Credit Party would otherwise have on any future occasion.  The

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rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4          Successors and Assigns.  This Agreement shall be binding upon the successors and assigns permitted hereby of each Guarantor and shall inure to the benefit of the Subordinated Guarantee Agent, the Administrative Agents and the other Credit Parties and their successors and assigns permitted hereby; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Majority Class Holders of each Class, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under or in respect of this Agreement.

9.5          Setoff.  If a Guarantee Enforcement Event shall have occurred and be continuing, each Credit Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party or Affiliate to or for the credit or the account of any of the Guarantors against any of and all the Guarantor Obligations of such Guarantor now or hereafter existing under this Agreement held by such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement and although such obligations may be unmatured; provided that, any amount recovered through such set off shall be distributed to the Subordinated Guarantee Agent and be distributed in accordance with Section 6.2.  The rights of each Credit Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Credit Party may have.

9.6          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.7          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.8          Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)           neither the Subordinated Guarantee Agent nor any Credit Party has any fiduciary relationship with or duty to any Guarantor or any other Person arising out of or in connection with this Agreement or any other Loan Document, and the relationship between the Guarantors, on the one hand, and the Subordinated Guarantee Agent and Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or any other Loan Document or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Guarantors and the Credit Parties.

9.9          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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9.10        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.11        Submission To Jurisdiction; Waivers.  Each Guarantor, the Administrative Agents and the Subordinated Guarantee Agent hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 9.2;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.12        Termination and Releases

.  (a)  Upon the termination of, and payment in full of all of the Borrower Obligations (subject to the provisions in section 9.14(a) of the Existing RHDI Credit Agreement. Existing Dex East Credit Agreement, Existing Dex West Credit Agreement and Existing SuperMedia Credit Agreement, as applicable) under the Dex East Loan Documents, the Dex West Loan Documents, the RHDI Loan Documents or the SuperMedia Loan Documents, as the case may be (in each case other than as a result of any Refinancing), the guarantees provided in Section 2.1 with respect to such Borrower Obligation(s) (and only such Borrower Obligations) shall be automatically and unconditionally released, discharged and terminated (subject to Section 2.6) and each Guarantor guaranteeing such Borrower Obligations shall be released from its obligations hereunder with respect to such Borrower Obligations (other than those obligations that are expressly stated to survive such termination or release), in each case without any consent of any Credit Parties, any Administrative Agent or the Subordinated Guarantee Agent.

(b)           Upon the sale, transfer or other disposition (including by operation of a merger) of (x) 100% of the Equity Interests in any Guarantor or (y) all or substantially all of the property of any Guarantor (a “Change of Control Transaction”), the guarantees provided hereunder by such Guarantor shall be automatically released, without any consent of any Credit Parties, any Administrative Agent or the Subordinated Guarantee Agent, so long as (i) no Default or Event of Default under the applicable Credit Agreement to which the Guarantor is a Borrower has occurred and is continuing after giving effect to the Change of Control Transaction, (ii) the disposition is to a Person that is not an Affiliate of such Guarantor and (iii) subject to Section 5.1, 100% of the Net Proceeds received by the Ultimate Parent or any of its Subsidiaries from such Change of Control Transaction is paid to the Subordinated Guarantee

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Agent (to be applied in accordance with clauses (b), (c), (d) or (e) of Section 6.2, as applicable).  The payment of any Net Proceeds in accordance with the foregoing clause (iii) of this Section 9.12(b) shall be deemed a payment made under, and an obligation under, Section 2 of this Agreement.  Upon the payment of the Net Proceeds in accordance with this Section 9.12(b), and in consideration for such payments, the Guarantor subject to the Change of Control Transaction shall be released from its obligations hereunder, without any consent of any Credit Parties, any Administrative Agent or the Subordinated Guarantee Agent.

9.13        WAIVER OF JURY TRIAL.  EACH PARTY HERETO, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.14        Swap Transactions.  Notwithstanding anything herein or in any other Loan Document to the contrary, the guaranteed Obligations shall not include any Excluded Swap Obligations (as defined in the Credit Agreements).

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Subordinated Guarantee Agreement to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A.,
as Subordinated Guarantee Agent, Dex East Administrative Agent, Dex West Administrative Agent and SuperMedia Administrative Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as RHDI Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

DEX MEDIA EAST, INC.

By:
Name:
Title:

DEX MEDIA WEST, INC.

By:
Name:
Title:

R.H. DONNELLEY INC.

By:
Name:
Title:

SUPERMEDIA INC.

By:
Name:
Title:

EXHIBIT H

FORM OF
LICENSE AGREEMENT

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (the “Agreement”) is made and entered into as of April 30, 2013, by and among [LICENSOR BRE], a [            ] (“Licensor”), and each of the entities set forth on Schedule 1 (each, a “Licensee”).  Licensor and each of the entities set forth on Schedule 1 is hereinafter referred to individually as a “Party” and are collectively referred to as the “Parties.”

Recitals

WHEREAS, Dex One Corporation (“Dex One”), SuperMedia Inc. (“SuperMedia”), NewDex, Inc. (“Newco”) (which following the consummations of the transactions, shall be named Dex Media, Inc.), and Spruce Acquisition Sub, Inc. (“Merger Sub”) have entered into that certain Merger Agreement, dated as of August 20, 2012, as amended and restated as of December 5, 2012 (the “Merger Agreement”), pursuant to which Dex One will be merged with Newco, with Newco as the surviving corporation, and SuperMedia will be merged with Merger Sub, with SuperMedia as the surviving corporation (together, the “Mergers”);

WHEREAS, after the Mergers, SuperMedia will become a direct, wholly owned subsidiary of Newco;

WHEREAS, [APPLICABLE CREDIT AGREEMENT REFERENCE] (the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Marks (as such term is defined below), together with the associated goodwill, owned by each of SuperMedia, Dex Media West, Inc., DexMedia East, Inc., R.H. Donnelley Inc., Dex One Service, Inc., and, other than Newco, each other Shared Collateral Loan Party (as such term is defined in the Credit Agreement) have been transferred to, and are owned by, a bankruptcy remote subsidiary of such Persons, respectively;

WHEREAS, Licensor is the bankruptcy remote subsidiary of [BRE Borrower or Shared Collateral Loan Party] (the “BRE Owner”), and Licensor is owner of the Licensor Marks (as such term is defined below), together with the associated goodwill; and

WHEREAS, Licensor desires to grant to the Licensees, and the Licensees desire to receive from Licensor, a fully paid-up, royalty-free, perpetual, irrevocable, non-exclusive, worldwide, fully transferable and fully sublicenseable license to use the Licensor Marks in connection with any current and future products and services of the Licensees, on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions of the Credit Agreement and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                             Defined Terms.  Terms used herein with initial capital letters shall have the respective meanings set forth in this Section 1.01.

“Acquirer” has the meaning assigned in the definition of Change of Control.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned in the preamble hereto.

“BRE Owner” has the meaning assigned in the preamble hereto.

“Change of Control” means, with respect to any Party, the occurrence of any of the following in a single transaction or series of related transactions:  (i) acquisition of Control of such Party, directly or indirectly by another Person; or (ii) the merger or consolidation of such Party into or with another Person; or (iii) the acquisition of all or substantially all of such Party’s business or assets to which this Agreement relates by another Person (in each case of (i) - (iii), such other Person, the “Acquirer”).

“Claim” means actions, allegations, arbitration, claims, demands, hearings, investigations, inquiries, litigations, proceedings or suits (whether civil, criminal, administrative or investigative).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Closing” has the meaning assigned in the Merger Agreement.

“Credit Agreement” has the meaning assigned in the recitals hereto.

“Dex One” has the meaning assigned in the recitals hereto.

“Domain Name” means Internet domain names, subdomain names and social media account or page addresses.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Law” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority.

“Licensee” has the meaning assigned in the preamble hereto.

“Licensor Indemnified Party” means Licensor, its Affiliates (other than the applicable Licensee), and its and their respective directors, officers, employees, agents and other representatives.

“Licensor Mark” means all Marks owned by Licensor from time to time, including the Marks listed on Schedule 2 to this Agreement.

“Mark” means all current and future (i) trademarks, service marks, trade styles, and logos (including all registrations and recordings thereof and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise) and (ii) trademark

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rights in any trade names, corporate names, company names, business names, fictitious business names, other source or business identifiers, Internet domain names, subdomain names and social media account or page addresses (but excluding all other rights in the foregoing items in this subsection (ii), including any rights in any registrations or recordings for the foregoing items), and in each case of subsections (i) and (ii), all goodwill associated therewith and all common-law rights related thereto.

“Merger Agreement” has the meaning assigned in the recitals hereto.

“Mergers” has the meaning assigned in the recitals hereto.

“Newco” has the meaning assigned in the recitals hereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“SuperMedia” has the meaning assigned in the recitals hereto.

“Term” has the meaning assigned to such term in Section 8.01.

Section 1.02                             Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (i) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

ARTICLE II

GRANT OF LICENSE

Section 2.01                             Grant of License.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to each Licensee, and each Licensee hereby accepts from Licensor, a fully paid-up, royalty-free, perpetual, irrevocable (subject to Section 8.02), non-exclusive, worldwide, fully transferable (subject to Section 9.03) and fully sublicensable license (subject to Section 2.03) to use the Licensor Marks in connection with its or their current or future products and services.

Section 2.02                             Rights Reserved.  All rights not granted by Licensor in this Agreement to each Licensee are reserved to Licensor.  Each Licensee acknowledges and agrees that it shall neither acquire, nor have any rights in or with respect to the use of, any Licensor Marks (other than the rights granted in this Agreement).

Section 2.03                             Sublicenses.  Any Licensee may sublicense the rights granted to it pursuant to Section 2.01, provided that such sublicense: (i) must be within the scope of the license in Section 2.01, subject to the terms of this Agreement, and in writing, (ii) shall terminate automatically and

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without notice upon the termination of this Agreement and (iii) is not prohibited under the Credit Agreement.  Each Licensee shall be responsible for the compliance by each sublicensee with the provisions of this Agreement that are applicable to Licensee, and any breach by a sublicensee of any such provision shall constitute a breach by such Licensee of this Agreement.  Upon Licensor’s reasonable request, each requested Licensee shall provide a copy of each such sublicense agreement to Licensor for the purpose of monitoring applicable compliance with this Agreement.  Each Licensee shall promptly notify Licensor in writing of any act or omission by any sublicensee that comes to such Licensee’s attention that, if committed by the Licensee, would constitute a breach of this Agreement and Licensee shall cooperate with Licensor in connection therewith.

Section 2.04                             Compliance with Law.  Each Licensee shall comply with all applicable Laws in connection with this Agreement.

Section 2.05                             Subsidiaries.  The license granted to each Licensee pursuant to Section 2.01 shall be deemed an individual license to each such subsidiary.  None of the Licensees is liable for any act or omission of any other Licensee hereunder.  In the event that any Licensee acquires or forms any subsidiary after the Effective Date that becomes a Subsidiary Loan Party (as defined in the Credit Agreements), Newco Subordinated Guarantor (as defined in the Credit Agreements) or Newco Senior Guarantor (as defined in the Credit Agreements), such Licensee shall cause such subsidiary to be joined as a Party to this Agreement (and accordingly to become a Licensee hereunder) and the Parties and such subsidiary shall amend this Agreement to add such subsidiary to Schedule 1.

ARTICLE III

OWNERSHIP OF LICENSOR MARKS

Section 3.01                             Acknowledgments and Covenants of Licensee.  Each Licensee acknowledges that, as between the Parties, Licensor is the exclusive owner of all right, title, and interest in the Licensor Marks.  As between the Parties, all right, title and interest in and to the Licensor Marks shall at all times be vested exclusively in Licensor.  All of each Licensee’s rights under and in connection with this Agreement are as stated in this Agreement, and nothing in this Agreement shall be construed to grant any implied rights whatsoever to any Licensee.  All use of the Licensor Marks by each Licensee and its sublicensees shall inure to the benefit of Licensor.  Any goodwill in the Licensor Marks that each Licensee or its sublicensees may acquire by its use of such Marks shall be exclusively owned by Licensor, and each Licensee hereby assigns to Licensor, and undertakes and agrees at the request of Licensor to execute all instruments and do all acts deemed necessary by Licensor to vest exclusively in Licensor, all such goodwill.

Section 3.02                             Covenant of Licensor.  Licensor shall not (i) assign any right, title or interest in or to any of the Licensor Marks to any Person, or (ii) license any right, title or interest in or to any of the Licensor Marks to any Person other than (A) to Newco or a subsidiary of Newco that is not one of the other License Subsidiaries (as defined in the Credit Agreement), or (B) as otherwise permitted under the Credit Agreement.

Section 3.03                             Certain Restrictions.  Except pursuant to any delegation of rights by Licensor, each Licensee shall not and shall not aid or authorize others, including sublicensees, to, at any time file a trademark application to register in any country any Mark that is the same as a Licensor Mark or that contains or consists of any of the terms or words set forth on Schedule 2.  Each Licensee shall not use any of the Licensor Marks in any way that could impair such Licensor Mark’s validity as a proprietary Mark of Licensor.

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Section 3.04                             No Challenge.  Each Licensee shall not: (i) attack, challenge, oppose, petition to cancel or initiate any Claim in connection with, any Licensor Marks (including Licensor’s ownership of, or right to license, any Licensor Marks); (ii) contest the fact that such Licensee’s rights to the Licensor Marks under this Agreement are solely those of a non-exclusive licensee; (iii) file any document with any Governmental Authority or take any other action that would reasonably be expected to adversely affect Licensor’s ownership of any Licensor Marks; or (iv) use any Licensor Marks in any manner inconsistent with this Agreement.

ARTICLE IV

USAGE REQUIREMENTS

Section 4.01                             Overall.  All uses of the Licensor Marks by each Licensee or such Licensee’s sublicensees (as permitted by this Agreement) and all business conducted by them under the Licensor Marks shall be in a manner consistent with the historical reputation and goodwill of business conducted in connection with the Licensor Marks, and no such Person shall make use of any of the Licensor Marks in any manner that reflects negatively upon or adversely affects the Licensor Marks.

Section 4.02                             Quality Control.  The products and services associated with the Licensor Marks as of the Effective Date are of high quality and are held in high regard by the public.  In order to preserve the reputation and integrity of the Licensor Marks, each Licensee shall employ such high quality standards on its products and services as are necessary to maintain at least the same quality as any existing use of the Licensor Marks.

Section 4.03                             Usage of Licensor Marks.

(a)         Each Licensee’s use of the Licensor Marks must at all times comply with Licensor’s trademark usage standards, if any, regarding the depiction of the Licensor Marks (e.g., font size, font type, color, etc.), as set forth on Exhibit 1, and as reasonably updated by Licensor from time to time.  If Licensor makes any changes in the trademark usage standards, each Licensee shall promptly implement such changes with respect to all of such Licensee’s usage of the Licensor Marks; provided, however, that such Licensee shall have one hundred eighty (180) days from the date that such Licensee receives notice of such changes from Licensor to implement such changes and provided further, that in any event, such Licensee shall be permitted to deplete its then existing inventory of such marketing, advertising and promotional materials and all packaging materials by ordinary sales and distribution of such materials.  All references to products or services bearing a Licensor Mark, in advertising, promotional and other materials shall include such reasonable and customary notices (including trademark symbols and/or attribution of trademark ownership), legends and disclaimers as are required by Law or reasonably specified from time to time by Licensor in writing.  Licensor shall not subject such Licensee to any standards that are more onerous than those applied to its other licensees.

(b)         Upon Licensor’s reasonable request, each Licensee shall provide to Licensor a reasonable amount of representative specimens and samples of its and its sublicensees’ uses of any Licensor Marks.  Each Licensee shall, upon receiving comments from Licensor, promptly correct any uses of the Licensor Marks that do not comply with ARTICLE IV of this Agreement.

Section 4.04                             Infringement.  Each Licensee shall assist Licensor, at Licensor’s expense, in protecting Licensor’s rights to the Licensor Marks.  Each Licensee shall notify Licensor in writing of any infringement, misappropriation or other violation of any Licensor Marks that come to the attention of such Licensee, and Licensor shall have the sole right to determine whether to take action on account of any such infringements or imitations.  Each Licensee shall not take any action on account of

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any such infringements or imitations.  Each Licensee shall provide Licensor any assistance reasonably requested by Licensor, at Licensor’s expense.

Section 4.05                             Delegation.  Licensor may delegate any of its obligations or rights under this Agreement to any of its Affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01                             Representations and Warranties of the Parties.  Each Party hereby represents and warrants that at all times during the Term (i) such Party has the power and authority to execute this Agreement, and (ii) this Agreement does not conflict with any obligation, whether contractual or otherwise, owed by such Party or any of its Affiliates to any Person.

Section 5.02                             Disclaimer of Representations and Warranties.  EXCEPT AS PROVIDED IN SECTION 5.01, LICENSOR HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES TO LICENSEES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE LICENSOR MARKS.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE LICENSOR MARKS ARE PROVIDED “AS IS.”

ARTICLE VI

LIMITATIONS OF LIABILITY

Section 6.01                             No Liability for Licensor.  Notwithstanding anything to the contrary contained in this Agreement, Licensor’s entire liability, and each Licensee’s sole and exclusive remedy, under this Agreement, shall be such Licensee’s right to bring an action for specific performance for any provision Licensor fails to perform.  THE LIMITATIONS OF LIABILITY CONTAINED HEREIN WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY PROVIDED HEREIN.

Section 6.02                             Disclaimer of Certain Liabilities.  IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF REVENUE, PROFIT, GOODWILL, OR ENTERPRISE VALUE) ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE LICENSOR MARKS, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY, PRODUCTS LIABILITY OR NEGLIGENCE) OR OTHERWISE, AND REGARDLESS OF WHETHER LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VII

INDEMNIFICATION

Section 7.01                             Indemnification.  Each Licensee shall indemnify, defend and hold harmless the Licensor Indemnified Parties from and against all judgments, losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and legal expenses) incurred by any of them based

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upon any actual or threatened third party Claim associated with or arising from:  (i) any gross negligence or willful misconduct by such Licensee or any of its sublicensees in connection with this Agreement; (ii) such Licensee’s or any of its sublicensees’ use of the Licensor Marks under this Agreement, except for Claims of infringement of third party rights resulting from such Licensee’s use of Licensor Marks as permitted under this Agreement; or (iii) such Licensee’s or any of its sublicensees’ failure to comply with any applicable Laws in connection with this Agreement.

Section 7.02                             Indemnification Procedures.  Any Licensor Indemnified Party entitled to indemnification under this Agreement shall promptly provide the applicable Licensee with notice of the applicable Claim; provided that the failure of the Licensor Indemnified Party to undertake such actions shall not relieve such Licensee of any obligation it may have to defend or indemnify, except and only to the extent that such Licensee’s ability to fulfill such obligation has been actually and materially prejudiced thereby.  The Licensor Indemnified Party shall permit such Licensee to answer and defend the Claim.  If such Licensee, within a reasonable time after receipt of such notice, should fail to assume full responsibility for the Claim, the Licensor Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the Claim on behalf, for the account, and at the risk of, such Licensee.  Such Licensee shall permit the Licensor Indemnified Party to participate in its own defense with its own counsel at its own expense.  If the Licensor Indemnified Party elects to participate in its own defense, such Licensee shall agree to consider in good faith the views of the Licensor Indemnified Party and its counsel and to keep the Licensor Indemnified Party and its counsel reasonably informed of the progress of the defense, litigation, arbitration, or settlement discussions relating to such Claims, subject to a joint-defense agreement between the Licensor Indemnified Party and such Licensee.  Such Licensee shall not settle or compromise any Claims against a Licensor Indemnified Party without the Licensor Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement or compromise:  (i) includes an unconditional release of the Licensor Indemnified Party from all liability arising out of such Claims; (ii) is solely monetary in nature; and (iii) does not include remedial or equitable measures or relief (including any injunction), a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of, the Licensor Indemnified Party or otherwise materially adversely affect the Licensor Indemnified Party.  Such Licensee shall not be responsible for any settlement made by the Licensor Indemnified Party without such Licensee’s written permission.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01                             Term.  This Agreement shall become effective upon the Closing (the “Effective Date”) and shall continue for a perpetual term (the “Term”), unless earlier terminated solely as provided for in Section 8.02.

Section 8.02                             Termination.  This Agreement may be terminated as to a Licensee only:  (i) by Licensor for such Licensee’s material breach of Article IV where (a) the Parties agree that such material breach is incapable of cure or (b) such Licensee does not take steps that are reasonable in the circumstances to address such material breach within thirty (30) days from its receipt of notice of such material breach from Licensor or does not cure such material breach within one hundred and twenty (120) days from its receipt of such notice (provided that termination pursuant to this Section 8.02(i)(b) shall only terminate such Licensee’s rights with respect to those Licensor Marks and those products or services in respect of which the breach occurred); (ii) by mutual, written agreement of both Parties; or (iii) pursuant to Section 9.03(d)(iii).

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Section 8.03                             Effect of Termination of this Agreement.  Upon a termination of this Agreement as provided for in Section 8.02, the applicable Licensee’s license hereunder shall terminate, all sublicenses granted by such Licensee shall automatically terminate, and all rights in the Licensor Marks granted to such Licensee under this Agreement shall revert to Licensor.  In addition, upon the termination of this Agreement as provided for in Section 8.02, such Licensee shall cease all use of the Licensor Marks.  For clarity, the termination of this Agreement as to any applicable Licensee shall not affect the rights of any other Licensee hereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.01                             Notices.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to Dex Media Holdings, Inc., Dex Media, Inc., Dex Media Service LLC, Dex One Digital, Inc., Dex One Service, Inc., Dex Media East, Inc., Dex Media West, Inc., R.H. Donnelly Inc., R.H. Donnelly APIL, Inc., or R.H. Donnelly Corporation:

1001 Winstead Dr.

Cary, NC 27513

Attention:	Terry Hurley, Vice President and Assistant General Counsel
Facsimile:	919-447-4700

If to SuperMedia BRE LLC, Supermedia Inc., Supermedia LLC, Supermedia Services Inc., or Supermedia Sales Inc.:

2200 West Airfield Drive
DFW Airport, TX 75261
Attention:	General Counsel
Facsimile:	972-453-6829

Any Party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other Party hereto.  All notices and other communications given to any Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt by the other Party.

Section 9.02                             Amendments.  No amendment or supplement to this Agreement shall be binding on a Party unless it is set forth in a written document signed by an authorized officer of such Party.

Section 9.03                             Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns permitted hereby.  Except as set forth in this Section 9.03, no Licensee may assign or transfer any of its rights or obligations under this Agreement without the consent in writing of the other Parties (and any attempted assignment or transfer by any Licensee without such consent shall be null and void).  Licensor may not assign or transfer any of its

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rights or obligations under this Agreement.  For clarity, each Licensee may assume this Agreement in bankruptcy, provided that any assignment in connection with such assumption shall be governed by this Section 9.03.

(b)         Newco may assign this Agreement in whole (but not in part) without the consent of the other Parties (and must do so) to an entity (which entity shall be deemed to be an Acquirer) in a transaction of the type described in subsection (iii) of the definition of Change of Control, and provided, further, that such Acquirer must assume this Agreement in writing.  Notwithstanding anything to the contrary in Section 9.03, Newco may undergo a transaction described in subsections (i) and (ii) of the definition of Change of Control and this Agreement shall continue thereafter with respect to Newco in full force and effect.  Newco may assume this Agreement in bankruptcy, provided that any assignment in connection with such assumption shall be governed by this Section 9.03.  This Section 9.03(b) shall not become effective unless and until the Credit Agreement is terminated.

(c)          BRE Owner may assign this Agreement in whole (but not in part) without the consent of the other Parties (and must do so) to an entity (which entity shall be deemed to be an Acquirer) in a transaction of the type described in subsection (iii) of the definition of Change of Control, and provided, further, that (i) such Acquirer must assume this Agreement in writing and (ii) such assignment shall be subject to Section 9.03(d).  Notwithstanding anything to the contrary in this Section 9.03, BRE Owner may undergo a transaction described in subsections (i) and (ii) of the definition of Change of Control and, subject to Section 9.03(d), this Agreement shall continue thereafter with respect to BRE Owner in full force and effect.  BRE Owner may assume this Agreement in bankruptcy, provided that any assignment in connection with such assumption shall be governed by this Section 9.03.

(d)         In the event that BRE Owner undergoes a Change of Control (unless such Change of Control is in connection with a corporate reorganization of BRE Owner in which the ultimate ownership of BRE Owner immediately prior to such reorganization is the same as the ultimate ownership of BRE Owner immediately after such reorganization effective as of the effective date of such Change of Control):  (i) the license granted to BRE Owner pursuant to Section 2.01 (and the sublicenses granted by BRE Owner pursuant to Section 2.03), shall automatically become limited to (A) the Licensor Marks as of the effective date of such Change of Control, and (B) BRE Owner’s and its subsidiaries’ products and services as of the effective date of such Change of Control, and internal evolutions thereof (and shall exclude the products and services of any Acquirer of BRE Owner or any of such Acquirer’s other affiliates); (ii) notwithstanding this Section 9.03, any future assignment of this Agreement by the Acquirer or Change of Control of the Acquirer shall require the consent of Licensor in order for the license to such Acquirer from Licensor to continue; (iii) Licensor shall be permitted to terminate this Agreement as to the Acquirer at any time after this Agreement is assigned, if such Acquirer materially breaches this Agreement and such breach is not capable of being cured or such Acquirer does not cure such material breach within thirty (30) days from its receipt of notice of such material breach from Licensor; and (iv) Newco and the BRE Owner shall, in good faith, renegotiate the terms and conditions of this Agreement to reflect the BRE Owner’s then-current use and mutually acceptable anticipated future scope of the license, provided that if Newco and the BRE Owner do not come to mutually agreeable terms after such good faith negotiation, the provisions in (i) — (iii) of this Section 9.03(d) will continue to control in perpetuity.

Section 9.04                             Survival.  The provisions of Section 3.01, Section 8.03, ARTICLE I, ARTICLE V, ARTICLE VI, ARTICLE VII, and ARTICLE IX shall survive and remain in full force and effect regardless of a termination of this Agreement pursuant to Section 9.03(d)(iii).

Section 9.05                             No Waiver.  No delay or failure on the part of either Party in the exercise of any right granted under this Agreement, or available at law or in equity, shall be construed as a waiver

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of such right, nor shall any single or partial exercise thereof preclude any other exercise thereof.  All waivers must be in a writing signed by the Party against whom the waiver is to be effective.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

Section 9.06                             Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different Parties hereto on different counterparts), including by .pdf, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.08                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)         This Agreement shall be construed in accordance with and governed by the Law of the State of New York.

(b)         Each of the Parties unconditionally submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Law, in such Federal court.  Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)          Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.08(b).  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

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(e)          The Parties agree that if any of the provisions of this Agreement are materially breached, irreparable damage could occur for which no adequate remedy at law could exist and damages could be difficult to determine, and that the Parties shall be entitled to seek immediate preliminary or permanent equitable or injunctive relief (including specific performance) in addition to any other remedy at law or equity, without posting bond or other security.

Section 9.09                             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.09.

Section 9.10                             Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed by its respective authorized representative as of the Effective Date.

[LICENSOR], as Licensor

By:
Name:
Title:

[LICENSEE], as Licensee

By:
Name:
Title:

Signature Page to Trademark License Agreement

SCHEDULE 1

Parties

DEX MEDIA HOLDINGS, INC., a Delaware corporation

DEX MEDIA EAST, INC., a Delaware corporation

DEX MEDIA WEST, INC., a Delaware corporation

DEX MEDIA, INC., a Delaware corporation

DEX MEDIA SERVICE LLC, a Delaware limited liability company

DEX ONE DIGITAL, INC., a Delaware corporation

DEX ONE SERVICE, INC., a Delaware corporation

R.H. DONNELLY INC., a Delaware corporation

R.H. DONNELLY APIL, INC., a Delaware corporation

R.H. DONNELLY CORPORATION, a Delaware corporation

SUPERMEDIA INC., a Delaware corporation

SUPERMEDIA LLC, a Delaware limited liability company

SUPERMEDIA SERVICES INC., a Delaware corporation

SUPERMEDIA SALES INC., a Delaware corporation

Schedule 1 — Trademark License Agreement

SCHEDULE 2

Trademarks

JURISDICTION	TRADEMARK	APPLICATION NO.	FILING DATE	REGISTRATION NO.	REGISTRATION DATE

Schedule 2 — Trademark License Agreement

Exhibit 1

Trademark Usage Guidelines

Exhibit 1 — Trademark License Agreement

EXHIBIT I

FORM OF
MASTER IP LICENSE AGREEMENT

MASTER IP LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY LICENSE AGREEMENT (the “Agreement”) is made and entered into as of April 30, 2013, by and among the entities set forth on Schedule 1 hereto.  Each of the entities set forth on Schedule 1 is hereinafter referred to individually as a “Party” and are collectively referred to as the “Parties.”

Recitals

WHEREAS, Dex One Corporation (“Dex One”), SuperMedia Inc. (“SuperMedia”), Newdex, Inc. (“Newco”) (which following the consummations of the transactions, shall be named Dex Media, Inc.), and Spruce Acquisition Sub, Inc. (“Merger Sub”) have entered into that certain Merger Agreement, dated as of August 20, 2012, as amended and restated as of December 5, 2012 (the “Merger Agreement”), pursuant to which Dex One will be merged with Newco, with Newco as the surviving corporation, and SuperMedia will be merged with Merger Sub, with SuperMedia as the surviving corporation (together, the “Mergers”);

WHEREAS, after the Mergers, SuperMedia will become a direct, wholly owned subsidiary of Newco, and Newco will become the ultimate parent;

WHEREAS, Newco, Dex Media Holdings, Inc. (f/k/a Dex Media, Inc.), Dex Media East, Inc., and JPMorgan Chase Bank, N.A. are parties to that certain Credit Agreement, along with the several banks and other financial institutions or entities from time to time party thereto, dated as of October 24, 2007, as amended and restated as of January 29, 2010 and as further amended and restated as of the Effective Date (the “Dex East Credit Agreement”);

WHEREAS, Newco, R.H. Donnelley Inc., and Deutsche Bank Trust Company Americas are parties to that certain Fourth Amended and Restated Credit Agreement, along with the several banks and other financial institutions or entities from time to time party thereto, dated as of the Effective Date (the “RHD Credit Agreement”);

WHEREAS, Newco, Dex Media Holdings, Inc. (f/k/a Dex Media, Inc.), Dex Media West, Inc., and JPMorgan Chase Bank, N.A. are parties to that certain Credit Agreement, along with the several banks and other financial institutions or entities from time to time party thereto, dated as of June 6, 2008, as amended and restated as of January 29, 2010 and as further amended and restated as of the Effective Date (the “Dex West Credit Agreement”);

WHEREAS, SuperMedia, Newco, and JPMorgan Chase Bank, N.A. are parties to that certain Loan Agreement, along with the several banks and other financial institutions or entities from time to time party thereto, dated as of December 31, 2009, as amended and restated as of the Effective Date (the “SuperMedia Loan Agreement,” and together with the Dex East Credit Agreement, RHD Credit Agreement and Dex West Credit Agreement, the “Credit Agreements”);

WHEREAS, each of the Parties is owner of, or has the right to use, such Party’s Licensed IP (as such term is defined below); and

WHEREAS, each Party (in its capacity as Licensor (as such term is defined below)) desires to grant to each of the other Parties (in their capacity as Licensees (as such term is defined below)), and each Party (in its capacity as Licensee) desires to receive from such other Parties (in their capacity as a Licensors), a fully paid-up, royalty-free, perpetual, irrevocable, non-exclusive, worldwide, fully transferable and fully sublicenseable license under each such Party’s Licensed IP, for any purpose, on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions of the Credit Agreements and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                             Defined Terms.  Terms used herein with initial capital letters shall have the respective meanings set forth in this Section 1.01.

“Agreement” has the meaning assigned in the preamble hereto.

“Change of Control” means, with respect to any Party, the occurrence of any of the following in a single transaction or series of related transactions:  (i) acquisition of Control of such Party, directly or indirectly by another Person; or (ii) the merger or consolidation of such Party into or with another Person; or (iii) the acquisition of all or substantially all of such Party’s business or assets to which this Agreement relates by another person.

“Claim” means actions, allegations, arbitration, claims, demands, hearings, investigations, inquiries, litigations, proceedings or suits (whether civil, criminal, administrative or investigative).

“Closing” has the meaning assigned in the Merger Agreement.

“Confidential Information” means all confidential and proprietary information of a Party disclosed to another Party (whether disclosed directly or indirectly in writing or by oral communications), including trade secrets, know-how, data, databases, analyses, techniques, technologies, systems, discoveries, research, development, records, reports, manuals, documentation, models, files, confidential inventions, innovations, improvements, developments, methods, processes, designs, drawings, reports, documentation, prototypes and all similar or related information, whether or not patentable; in each case of the foregoing, which, at the time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or should be understood by the receiving Party at the time of disclosure, exercising reasonable business judgment, to be confidential information of the disclosing Party.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreements” has the meaning assigned in the recitals hereto.

“Dex East Credit Agreement” has the meaning assigned in the recitals hereto.

“Dex One” has the meaning assigned in the recitals hereto.

“Dex West Credit Agreement” has the meaning assigned in the recitals hereto.

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“Disclosing Party” means the Party that discloses Confidential Information to another Party pursuant to this Agreement.

“Domain Name” means Internet domain names, subdomain names and social media account or page addresses.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Intellectual Property Right” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, technology, know-how and processes. Intellectual Property Rights shall not include:  (i) Domain Names, uniform resource locators, other names and locators associated with the Internet, and applications or registrations therefor; or (ii) registered and unregistered trade names, corporate names, trademarks, service marks, trade dress, business designations and any other identifying designations of origin or source, including those existing on the Effective Date and/or thereafter, and related goodwill and applications therefor.

“Law” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority.

“Licensed IP” means, individually and collectively, the Owned IP and Third Party IP.

“Licensee” has the meaning assigned in Section 2.07.

“Licensee Indemnified Party” means each Licensee and its directors, officers, employees, agents and other representatives.

“Licensor” has the meaning assigned in Section 2.07.

“Licensor Indemnified Party” means each Licensor and its directors, officers, employees, agents and other representatives.

“Merger Agreement” has the meaning assigned in the recitals hereto.

“Mergers” has the meaning assigned in the recitals hereto.

“Newco” has the meaning assigned in the recitals hereto.

“Owned IP” means, with respect to each Licensor, all Intellectual Property Rights owned by such Licensor whether as of, or after, the Closing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Receiving Party” means the Party that receives Confidential Information from another Party pursuant to this Agreement.

“RHD Credit Agreement” has the meaning assigned in the recitals hereto.

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“SuperMedia” has the meaning assigned in the recitals hereto.

“SuperMedia Loan Agreement” has the meaning assigned in the recitals hereto.

“Term” has the meaning assigned to such term in Section 8.01.

“Third Party IP” means, with respect to each Licensor, any Intellectual Property Rights licensed or sublicensed by any third party (that is not a subsidiary of any Licensor) to such Licensor during the Term of this Agreement, to the extent sublicensing (or further sublicensing, as applicable) of such Intellectual Property Rights by such Licensor to Licensees within the scope of the license of Section 2.02 is permitted by the applicable contract with such third party without:  (i) the third-party licensor’s consent, unless consent can be obtained with no additional fees or other consideration (unless the applicable Licensee fully reimburses the applicable Licensor for such additional fees or other consideration) or additional obligations upon such Licensor or any loss of rights of such Licensor; (ii) loss of any rights of such Licensor; (iii) additional obligations upon such Licensor; or (iv) any additional fees or consideration required to obtain the right to grant such sublicense (or further sublicense, as applicable) (unless the applicable Licensee fully reimburses the applicable Licensor for such fees or other consideration).

Section 1.02                             Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (i) any definition of, or reference to, any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

ARTICLE II

GRANT OF LICENSE

Section 2.01                             Grant of License to Owned IP.  Subject to the terms and conditions of this Agreement, each Party (in its capacity as Licensor) hereby grants (and agrees to grant for Intellectual Property Rights owned by it after the Effective Date) to each other Party (in their capacity as Licensees), and each other Party (in its capacity as Licensee) hereby accepts from such Party (in its capacity as Licensor), a fully paid-up, royalty-free, perpetual, irrevocable (subject to Section 9.03(b)(iii)), non-exclusive, worldwide, fully transferable (subject to Section 9.03) and fully sublicensable (subject to Section 2.04) license, to use and exercise all rights under such Party’s Owned IP, for any purpose (which license shall, for the avoidance of doubt, include the right to access such Owned IP in any format or media, including electronic or digital, and any materials containing or embodying such Owned IP).

Section 2.02                             Grant of Sublicense to Third Party IP.  Subject to the terms and conditions of this Agreement, each Party (in its capacity as Licensor) hereby grants (and agrees to grant for Third Party IP licensed to it after the Effective Date) to each other Party (in their capacity as Licensees), and each other Parties (in its capacity as Licensee) hereby accepts from such Party (in its

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capacity as Licensor), a fully paid-up, royalty-free, perpetual, irrevocable (subject to Section 9.03(b)(iii)), non-exclusive, worldwide, fully transferable (subject to Section 9.03) and fully sublicensable (subject to Section 2.04) sublicense, to use and exercise all rights under such Party’s Third Party IP, for all purposes (which license shall, for the avoidance of doubt, include the right to access such Third Party IP in any format or media, including electronic or digital, and any materials containing or embodying such Third Party IP) permitted under the applicable license agreement governing such sublicense of such Third Party IP.

Section 2.03                             Rights Reserved.  All rights not granted by each Licensor in this Agreement to the Licensees are reserved to such Licensor.  Each Licensee acknowledges and agrees that pursuant to this Agreement it shall neither acquire, nor have any rights in or with respect to the use of, any Licensed IP (other than the rights granted in this Agreement).

Section 2.04                             Sublicenses.  Any Licensee may sublicense the rights granted to it pursuant to Section 2.01 or Section 2.02 provided that such sublicense:  (i) must be within the scope of the license in Section 2.01 or Section 2.02, subject to the terms of this Agreement, and in writing, and (ii) shall terminate automatically and without notice upon the termination of this Agreement (pursuant to Section 9.03(b)(iii)).  No Licensee shall sublicense any right granted under this Agreement to any Person in any manner prohibited by the Credit Agreements.  Each Licensee shall be responsible for the compliance by each of its sublicensees with the provisions of this Agreement that are applicable to Licensee, and any breach by a sublicensee of any such provision shall constitute a breach by such Licensee of this Agreement.  Upon a Licensor’s reasonable request, each requested Licensee shall provide a copy of each such sublicense agreement to such Licensor for the purpose of monitoring applicable compliance with this Agreement.  Each Licensee shall promptly notify Licensor in writing of any act or omission by any sublicensee of such Licensee that comes to such Licensee’s attention that, if committed by the Licensee, would constitute a breach of this Agreement and Licensee shall cooperate with Licensor in connection therewith.

Section 2.05                             Compliance with Law.  Each Licensee shall comply with all applicable Laws in connection with this Agreement.

Section 2.06                             Domain Names; Website Redirection.  Each Licensor shall use commercially reasonable efforts to cooperate with each Licensee with a view to facilitating mutually beneficial usage of, and redirection to, websites and webpages controlled by such Licensor.

Section 2.07                             Status; Subsidiaries.  Each Party in its status as a licensor is referred to in various sections of this Agreement as “Licensor” and each Party in its status as a licensee is referred to in various sections of this Agreement as “Licensee.”  No Party in its status as licensor or licensee hereunder is liable for any act or omission of any other Party hereto.  In the event that any Party acquires or forms any subsidiary after the Effective Date that becomes a Subsidiary Loan Party (as defined in the Credit Agreements), Newco Subordinated Guarantor (as defined in the Credit Agreements) or Newco Senior Guarantor (as defined in the Credit Agreements), such Party shall cause such subsidiary to be joined as a Party to this Agreement (and accordingly to become a Licensor and Licensee hereunder) and the Parties and such subsidiary shall amend this Agreement to add such subsidiary to Schedule 1.

Section 2.08                             Escrow.  The Parties acknowledge and agree that each of the Parties (other than Newco) have delivered to each other as of the Closing Date current or contingent possession of, or access to, current and future Escrow Materials (as defined in the Credit Agreements) pursuant to that certain Three-Party Master Depositor Escrow Service Agreement, dated April 30, 2013, by and between each of the Parties and Iron Mountain Intellectual Property Management, Inc. (the “Escrow Agreement”).

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ARTICLE III

OWNERSHIP OF LICENSED IP

Section 3.01                             Acknowledgments and Covenants of Licensee.  Each Licensee acknowledges that, as between the Parties, each of its Licensors is the exclusive owner of all right, title, and interest in such Licensor’s Owned IP.  All of each Licensee’s rights under and in connection with this Agreement are as stated in this Agreement, and nothing in this Agreement shall be construed to grant any implied rights whatsoever to any Licensee.

Section 3.02                             Covenant of Licensor.  Each Licensor shall not grant any exclusive license or sublicense to any Person with respect to any Licensed IP in any manner that narrows the non-exclusive licenses granted to the Licensees pursuant to Section 2.01 and Section 2.02.  If Licensor transfers or assigns any Owned IP to any third Person, such Person must assume, in writing, such Licensor’s obligations (in its capacity as a Licensor) under this Agreement; provided, however, that, subject to Section 9.03, in no event shall any such transfer or assignment constitute a transfer or assignment to such third Person of any rights as a Licensee under this Agreement.  Nevertheless, even absent such written assumption, such Owned IP shall automatically be deemed to be subject to the license granted pursuant to Section 2.01  and such license shall nevertheless continue for the term defined in this Agreement (and shall remain subject to the applicable restrictions and limitations set forth in this Agreement).  Any purported license, sublicense, transfer or assignment in violation of this Section 3.02 shall be null and void ab initio and of no force and effect.

Section 3.03                             No Challenge.  Each Licensee shall not: (i) attack, challenge, oppose, petition to cancel or initiate any Claim in connection with, any Licensed IP licensed to it hereunder (including Licensor’s ownership of, or right to license, any such Licensed IP); (ii) contest the fact that its rights to the Licensed IP licensed to it hereunder are solely those of a non-exclusive licensee; (iii) file any document with any Governmental Authority or take any other action that would reasonably be expected to adversely affect Licensor’s ownership of any Licensed IP licensed to such Licensee hereunder; or (iv) use any Licensed IP licensed to it hereunder in any manner inconsistent with this Agreement.

Section 3.04                             Prosecution, Maintenance and Enforcement.  All Licensed IP in existence as of the date hereof licensed or sublicensed under this Agreement is licensed or sublicensed as such Intellectual Property Rights exist as of the Effective Date and is subject to preexisting licenses granted thereunder.  Nothing contained in this Agreement shall be construed as:

(i)             requiring the filing of any patent application or application to register any industrial design, the securing of any patent or industrial design, or the maintaining of any patent or industrial design in force;

(ii)          being an agreement to bring or prosecute actions or suits against third parties for infringement or misappropriation; or

(iii)       including an obligation to furnish any assistance or technical information under this Agreement.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01                             Representations and Warranties of the Parties.  Each Party hereby represents and warrants that at all times during the Term (i) such Party has the power and authority to execute this Agreement, and (ii) this Agreement does not conflict with any obligation, whether contractual or otherwise, owed by such Party to any Person.

Section 4.02                             Disclaimer of Representations and Warranties.  EXCEPT AS PROVIDED IN SECTION 4.01, EACH LICENSOR HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES TO LICENSEES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE LICENSED IP.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE LICENSED IP ARE PROVIDED “AS IS.”

ARTICLE V

CONFIDENTIALITY

Section 5.01                             Duty of Confidentiality.  Each of the Parties agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) to its directors, officers, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (vii) with the consent of the Disclosing Party or (viii) to the extent such Confidential Information (a) becomes publicly available other than as a result of a breach of this Section or (b) becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

ARTICLE VI

LIMITATIONS OF LIABILITY

Section 6.01                             Disclaimer of Certain Liabilities.  IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF REVENUE, PROFIT, GOODWILL, OR ENTERPRISE VALUE) ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE LICENSED IP, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY, PRODUCTS LIABILITY OR NEGLIGENCE) OR OTHERWISE, AND REGARDLESS OF

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WHETHER ANY SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS OF LIABILITY CONTAINED HEREIN WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY PROVIDED HEREIN.

ARTICLE VII

INDEMNIFICATION

Section 7.01                             Indemnification by Licensee.  Each Licensee shall indemnify, defend and hold harmless the Licensor Indemnified Parties from and against all judgments, losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and legal expenses) incurred by any of them based upon any actual or threatened third party Claim associated with or arising from:  (i) any gross negligence or willful misconduct by such Licensee or any of its sublicensees in connection with this Agreement; (ii) such Licensee’s or any of its sublicensees’ use of the Licensed IP licensed to it under this Agreement, except for Claims of infringement of third party rights resulting from such Licensee’s use of such Licensed IP as permitted under this Agreement; or (iii) such Licensee’s or any of its sublicensees’ failure to comply with any applicable Laws in connection with this Agreement.

Section 7.02                             Indemnification by Licensor.  Except to the extent a Licensee is obligated to indemnify a Licensor Indemnified Party pursuant to Section 7.01, each Licensor shall indemnify, defend and hold harmless the Licensee Indemnified Parties from and against all judgments, losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and legal expenses) incurred by any of them based upon any actual or threatened third party Claim associated with or arising from:  (i) any gross negligence or willful misconduct by such Licensor in connection with this Agreement; or (ii) such Licensor’s failure to comply with any applicable Laws in connection with this Agreement.

Section 7.03                             Indemnification Procedures.  Any Licensor Indemnified Party or Licensee Indemnified Party (as applicable, the “Indemnified Party”) entitled to indemnification under this Agreement shall promptly provide the applicable Licensee or Licensor (as applicable, the “Indemnifying Party”) with notice of the applicable Claim; provided that the failure of the Indemnified Party to undertake such actions shall not relieve Indemnifying Party of any obligation it may have to defend or indemnify, except and only to the extent that such Indemnifying Party’s ability to fulfill such obligation has been actually and materially prejudiced thereby.  The Indemnified Party shall permit the Indemnifying Party to answer and defend the Claim.  If the Indemnifying Party, within a reasonable time after receipt of such notice, should fail to assume full responsibility for the Claim, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the Claim on behalf, for the account, and at the risk of, the Indemnifying Party.  The Indemnifying Party shall permit the Indemnified Party to participate in its own defense with its own counsel at its own expense.  If the Indemnified Party elects to participate in its own defense, the Indemnifying Party shall agree to consider in good faith the views of the Indemnified Party and its counsel and to keep the Indemnified Party and its counsel reasonably informed of the progress of the defense, litigation, arbitration, or settlement discussions relating to such Claims, subject to a joint-defense agreement between the Indemnified Party and the Indemnifying Party.  The Indemnifying Party shall not settle or compromise any Claims against a Indemnified Party without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement or compromise:  (i) includes an unconditional release of the Indemnified Party from all liability arising out of such Claims; (ii) is solely monetary in nature; and (iii) does not include remedial or equitable measures or relief (including any injunction), a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of, the Indemnified Party or otherwise materially adversely affect the Indemnified Party.  The

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Indemnifying Party shall not be responsible for any settlement made by the Indemnified Party without such Indemnifying Party’s written permission.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01                             Term.  This Agreement shall become effective upon the Closing (the “Effective Date”) and shall continue for a perpetual term (the “Term”), subject to Section 9.03(b)(iii).

Section 8.02                             Licenses Irrevocable.  Notwithstanding anything in this Agreement to the contrary, subject to Section 9.03(b)(iii), the licenses hereunder shall be irrevocable and perpetual and shall continue in full force and effect notwithstanding any material breach by a Party of any term herein.

Section 8.03                             Effect of Section 9.03(b)(iii) Termination.  Upon any termination as provided for in Section 9.03(b)(iii), the license to the applicable assignee described therein shall terminate, all sublicenses with respect to such applicable assignee shall automatically terminate, all rights in the Licensed IP granted to the applicable assignee under this Agreement shall revert to the applicable Licensor, and such applicable assignee shall cease all use of the Licensed IP.  For clarity, in the event of any such termination, all licenses herein as between and among the Licensors and Licensees other than the applicable assignee shall remain in full force and effect.

ARTICLE IX

MISCELLANEOUS

Section 9.01                             Notices.

All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to Dex Media Holdings, Inc., Dex Media, Inc., Dex Media Service LLC, Dex One Digital, Inc., Dex One Service, Inc., Dex Media East, Inc., Dex Media West, Inc., R.H. Donnelley Inc., R.H. Donnelley APIL, Inc., or R.H. Donnelley Corporation:

1001 Winstead Dr.

Cary, NC 27513

Attention:	Terry Hurley, Vice President and Assistant General Counsel
Facsimile:	919-447-4700

If to Supermedia Inc. or Supermedia LLC:

2200 West Airfield Drive

DFW Airport, TX  75261

Attention:	General Counsel
Facsimile:	972-453-6829

Any Party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other Parties hereto.  All notices and other communications given to any Party

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hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the respective dates of receipt by each of the other Parties.

Section 9.02                             Amendments.  No amendment or supplement to this Agreement shall be binding on a Party unless it is set forth in a written document signed by an authorized officer of such Party.

Section 9.03                             Successors and Assigns.

(a)         The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns permitted hereby.  No Party may assign or transfer any of its rights or obligations under this Agreement without the consent in writing of the other Parties (and any attempted assignment or transfer by any Party without such consent shall be null and void); provided, however, that each Party may assign this Agreement in whole (but not in part) without such consent (and must do so) to an entity in a transaction of the type described in subsection (iii) of the definition of Change of Control, and provided, further, that (i) such entity must assume this Agreement in writing and (ii) such assignment shall be subject to Section 9.03(b).  Notwithstanding anything to the contrary herein, this Section 9.03 shall not prohibit a Licensee from undergoing a transaction described in subsections (i) and (ii) of the definition of Change of Control and, subject to Section 9.03(b), this Agreement shall continue in full force and effect after any Change of Control.  Each Party may assume this Agreement in bankruptcy, provided that any assignment in connection with such assumption shall be governed by this Section 9.03.

(b)         In the event that a Licensee undergoes a Change of Control (unless such Change of Control is in connection with a corporate reorganization of such Licensee in which the ultimate ownership of such Licensee immediately prior to such reorganization is the same as the ultimate ownership of such Licensee immediately after such reorganization effective as of the effective date of such Change of Control): (i) the license granted to such Licensee pursuant to Section 2.01, the sublicenses granted to such Licensee pursuant to Section 2.02 and the sublicenses granted by such Licensee pursuant to Section 2.04 shall each automatically become limited to (A) the Licensed IP as of the effective date of such Change of Control, and (B) such Licensee’s (and its sublicensees’) products and services as of the effective date of such Change of Control, and internal evolutions thereof (and shall exclude the products and services of any third party acquirer of such Licensee or any of such acquirer’s other affiliates); (ii) Section 2.06 shall automatically terminate (with respect to such Party undergoing the Change of Control, solely in such Party’s capacity as Licensee and not in such Party’s capacity as Licensor) with no further effect, and, notwithstanding Section 9.03(a) or (b), any future assignment of this Agreement or Change of Control of the assignee shall require the consent of the applicable Licensor in order for the license to such applicable assignee from such Licensor to continue; (iii) the applicable Licensor shall be permitted to terminate this Agreement as to the applicable assignee at any time after this Agreement is assigned, if such assignee materially breaches this Agreement and such breach is not capable of being cured or such assignee does not cure such material breach within thirty (30) days from its receipt of notice of such material breach from such Licensor; and (iv) the Parties shall, in good faith, renegotiate the terms and conditions of this Agreement to reflect the applicable Licensee’s then current use and mutually acceptable anticipated future scope of the license, provided that if the Parties do not come to mutually agreeable terms after such good faith negotiation, the provisions in (i) — (iii) of this Section 9.03(b) will continue to control in perpetuity.

Section 9.04                             Survival.  The provisions of Section 3.01, Section 8.03, ARTICLE I, ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, and ARTICLE IX shall survive and remain in full force and effect regardless of the termination of this Agreement.

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Section 9.05                             No Waiver.  No delay or failure on the part of any Party in the exercise of any right granted under this Agreement, or available at law or in equity, shall be construed as a waiver of such right, nor shall any single or partial exercise thereof preclude any other exercise thereof.  All waivers must be in a writing signed by the Party against whom the waiver is to be effective.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

Section 9.06                             Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different Parties hereto on different counterparts), including by .pdf, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.08                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the Law of the State of New York.

(b)                                 Each of the Parties unconditionally submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Law, in such Federal court.  Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)                                  Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.08(b).  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)                                 Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

(e)                                  The Parties agree that if any of the provisions of this Agreement are materially breached, irreparable damage could occur for which no adequate remedy at law could exist and damages could be difficult to determine, and that the Parties shall be entitled to seek immediate preliminary or permanent equitable or injunctive relief (including specific performance) in addition to any other remedy at law or equity, without posting bond or other security.

Section 9.09                             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10                             Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11                             Section 365(n).  The Parties acknowledge and agree that (i) the Licensed IP is “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code (the “Code”), as the same may be amended from time to time, that has been licensed hereunder in a contemporaneous exchange for value, (ii) all of the rights and licenses granted pursuant to Sections 2.01 and 2.02 are licenses to “intellectual property” as defined in Section 101(35A) of the Code and (iii) the Escrow Agreement is an agreement supplementary to this Agreement for purposes of Section 365(n)(1)(B) of the Code.  Each Licensor acknowledges that if it, as a debtor in possession or a trustee in bankruptcy in a case under the Code, rejects this Agreement, each of its Licensees may elect to retain its rights under this Agreement as provided in Section 365(n) of the Code.  Upon written request from such a Licensee to such Licensor or the bankruptcy trustee of such Licensor’s election to proceed under Section 365(n), such Licensor or the bankruptcy trustee shall comply in all respects with Section 365(n), including by not interfering with the rights of any of such Licensees as provided by this Agreement.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed by its respective authorized representative as of the Effective Date.

DEX MEDIA, INC.

By:
Name:	Samuel D. Jones
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

DEX MEDIA HOLDINGS, INC.
DEX MEDIA EAST, INC.
DEX MEDIA WEST, INC.
DEX MEDIA SERVICE LLC
DEX ONE DIGITAL, INC.
DEX ONE SERVICE, INC.
R.H. DONNELLEY INC.
R.H. DONNELLEY APIL, INC.
R.H. DONNELLEY CORPORATION

By:
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel,
Chief Administrative Officer, and Corporate
Secretary

SUPERMEDIA INC.
SUPERMEDIA LLC

By:
Name:	Samuel D. Jones
Title:	Vice President, Chief Financial Officer
and Treasurer

Signature Page to Intellectual Property License Agreement

Schedule 1

Parties

DEX MEDIA HOLDINGS, INC., a Delaware corporation

DEX MEDIA EAST, INC., a Delaware corporation

DEX MEDIA WEST, INC., a Delaware corporation

DEX MEDIA, INC., a Delaware corporation

DEX MEDIA SERVICE LLC, a Delaware limited liability company

DEX ONE DIGITAL, INC., a Delaware corporation

DEX ONE SERVICE, INC., a Delaware corporation

R.H. DONNELLEY INC., a Delaware corporation

R.H. DONNELLEY APIL, INC., a Delaware corporation

R.H. DONNELLEY CORPORATION, a Delaware corporation

SUPERMEDIA INC., a Delaware corporation

SUPERMEDIA LLC, a Delaware limited liability company

EXHIBIT J

FORM OF
ELECTION NOTICE

[                 ], 201[ ]

This Election Notice is delivered pursuant to the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media West, Inc. (the “Borrower”), Dex Media, Inc. (the “Ultimate Parent”), Dex Media Holdings Inc. (“Parent”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[The Borrower hereby notifies the Administrative Agent that the prepayment to be made as of the date hereof is a prepayment as described in clause (B) of Section 2.06(d)(i) of the Credit Agreement, to be applied to the payment to be due under Section 2.06(d)(i) of the Credit Agreement following the end of the current fiscal quarter.](5)

[The Borrower hereby notifies the Administrative Agent that the prepayment to be made as of the date hereof is a prepayment as described in clause (iii) of Section 2.06(d) of the Credit Agreement, to be applied to the payment to be due under Section 2.06(d)(i) of the Credit Agreement with respect to the previous fiscal quarter.](6)

[The Borrower hereby notifies the Administrative Agent pursuant to Section 2.06(e) of the Credit Agreement that (i) the Borrower has not made Discounted Voluntary Prepayments with [the full amount][$[            ]] of the Borrower’s Discounted Prepayment Portion of Excess Cash Flow for the quarter ended [      ], 201[ ] as required pursuant to the first sentence of Section 2.06(e) of the Credit Agreement, and (ii) the optional prepayment to be made as of the date hereof pursuant to Section 2.06(a) of the Credit Agreement is in satisfaction of the requirements of the second sentence of Section 2.06(e) of the Credit Agreement.]

[In connection with the Discounted Voluntary Prepayment Notice, dated [     ], 201[ ], the Borrower hereby notifies the Administrative Agent pursuant to Section 2.15(a) of the Credit Agreement that the Discounted Voluntary Prepayment referred to therein shall be a utilization of the [Borrower’s Discounted Prepayment Portion of Excess Cash Flow pursuant to Section 2.06(e) of the Credit Agreement][Borrower’s Discretionary Portion of Excess Cash Flow]. A schedule setting forth the computation (of any utilization by the Borrower) of [Borrower’s Discounted Prepayment Portion of Excess Cash Flow][Borrower’s Discretionary Portion of Excess Cash Flow] shall be certified and delivered at the time of such Discounted Voluntary Prepayment.]

(5)  To be used in connection with prepayments to be applied toward the ECF sweep payment in respect of the quarter during which the payment is made.

(6)  To be used in connection with prepayments made after the end of a fiscal quarter but before the ECF sweep payment in respect of that quarter has been made, to be applied toward the ECF sweep payment in respect of that quarter.

IN WITNESS WHEREOF, the undersigned has caused this Election Notice to be executed and delivered by a duly authorized officer on the date first above written.

DEX MEDIA WEST, INC.

By:
Name:
Title:

2

EXHIBIT K

FORM OF
DEX TAX SHARING AGREEMENT

EXHIBIT L

FORM OF
SUPERMEDIA TAX SHARING AGREEMENT

EXHIBIT M-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc., a Delaware corporation, Dex Media Holdings, Inc., a Delaware corporation, Dex Media West, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                             , 20

EXHIBIT M-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc., a Delaware corporation, Dex Media Holdings, Inc., a Delaware corporation, Dex Media West, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such Loan(s) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such Loan(s) is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that is a beneficial owner of such Loan(s).

The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                       , 20

3

EXHIBIT M-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc., a Delaware corporation, Dex Media Holdings, Inc., a Delaware corporation, Dex Media West, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                           , 20

EXHIBIT M-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 6, 2008, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc., a Delaware corporation, Dex Media Holdings, Inc., a Delaware corporation, Dex Media West, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that is a beneficial owner of such participation is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that is a beneficial owner of such participation.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                             , 20

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